UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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HUDSON CITY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4 APPROVAL OF THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN OF HUDSON CITY BANCORP, INC.
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 6 AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN OR POSTPONE THE ANNUAL MEETING IF NECESSARY
OTHER MATTERS
ADDITIONAL INFORMATION

April ___, 2005

Dear Stockholder:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Hudson City Bancorp, Inc., which will be held on May 27, 2005 at 9:30 a.m., Eastern Time, at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675.

     The attached Notice of the 2005 Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of Hudson City Bancorp, as well as a representative of KPMG LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be Hudson City Bancorp’s independent auditors for the fiscal year ending December 31, 2005, will be present at the Annual Meeting to respond to appropriate questions.

     The Board of Directors of Hudson City Bancorp has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Hudson City Bancorp and its stockholders and unanimously recommends a vote “FOR” each of these matters.

     One of the matters to be considered at the Annual Meeting is the approval of the amended and restated plan of conversion and reorganization which provides for the merger of Hudson City, MHC into Hudson City Bancorp and the public offering of common stock of Hudson City Bancorp representing Hudson City, MHC’s ownership interest in Hudson City Bancorp. The conversion and stock offering, commonly referred to as a “second step” conversion, may be completed only if the amended and restated plan of conversion and reorganization is approved by our stockholders as described in the proxy statement.

     Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting, but will assure that your vote is counted if you are unable to attend. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document confirming your ownership of shares of Hudson City Bancorp.

     On behalf of the Board of Directors and the employees of Hudson City Bancorp, we thank you for your continued support and hope to see you at the Annual Meeting.

Sincerely yours,

Ronald E. Hermance, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
(201) 967-1900

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2005

     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Hudson City Bancorp, Inc. will be held at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675, on May 27, 2005 at 9:30 a.m., Eastern Time, to consider and vote upon the following matters:

(1)	Approval of the amended and restated plan of conversion and reorganization, pursuant to which Hudson City, MHC, the mutual holding company for Hudson City Bancorp, will be merged into Hudson City Bancorp in what is commonly referred to as a “second step” conversion. Pursuant to the plan of conversion, shares of common stock representing Hudson City, MHC’s ownership in Hudson City Bancorp will be offered for sale in a stock offering. The plan of conversion also provides for the merger of Hudson City, MHC with and into Hudson City Bancorp in connection with the second step conversion.

(2)	Approval of the amended and restated certificate of incorporation of Hudson City Bancorp.

(3)	The election of three directors for terms of three years each.

(4)	Approval of the Executive Officer Annual Incentive Plan of Hudson City Bancorp, Inc.

(5)	The ratification of the appointment of KPMG LLP as Hudson City Bancorp’s independent auditors for the fiscal year ending December 31, 2005.

(6)	Adjournment of the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the plan of conversion.

     Stockholders also may be asked to vote upon such other business as may properly come before the annual meeting, and any adjournment or postponement thereof. Please note that we are not aware of any such business.

     The Board of Directors has fixed April 8, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. A list of such stockholders will be available for inspection at the branch office of Hudson City Savings Bank located at West 80 Century Road, Paramus, New Jersey for 10 days prior to the annual meeting. The list will also be available at the annual meeting.

By Order of the Board of Directors

Veronica Olszewski
Senior Vice President
and Corporate Secretary
Paramus, New Jersey
April ___, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE. YOU MAY SUBMIT YOUR PROXY CARD BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE OR, IF YOU PREFER, VOTE BY USING THE TELEPHONE OR INTERNET. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

HUDSON CITY BANCORP, INC.

PROXY STATEMENT FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 27, 2005

GENERAL INFORMATION

General

     This proxy statement, accompanying proxy card, the prospectus dated April ___, 2005 attached hereto (and which constitutes a part of this proxy statement) and the annual report to stockholders are being furnished to the stockholders of Hudson City Bancorp, Inc. in connection with the solicitation of proxies by the Board of Directors of Hudson City Bancorp for use at our annual meeting of stockholders. The annual meeting of stockholders will be held on May 27, 2005 at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675 at 9:30 a.m., Eastern Time. This proxy statement, together with the attached prospectus and the enclosed proxy card, is first being mailed to stockholders on or about April ___, 2005.

     Hudson City Bancorp, a Delaware corporation, operates as a savings and loan holding company for its wholly owned subsidiary, Hudson City Savings Bank. As used in this proxy statement, “we,” “us” and “our” refer to Hudson City Bancorp or Hudson City Bancorp and its consolidated subsidiaries, depending on the context. The term “annual meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Who Can Vote

     The Board of Directors has fixed the close of business on April 8, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Accordingly, only holders of record of shares of Hudson City Bancorp common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the annual meeting. On April 8, 2005, there were [                     ] shares of common stock outstanding. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the meeting.

How Many Votes You Have

     Each holder of shares of common stock outstanding on April 8, 2005 will be entitled to one vote for each share held of record (other than excess shares, as defined below) at the annual meeting. As provided in Hudson City Bancorp’s certificate of incorporation, record holders of common stock who beneficially own in excess of 10% of the issued and outstanding shares of common stock not owned by Hudson City, MHC, our mutual holding company, are record holders of excess shares which shall be entitled to one-hundredth of one vote per share for each excess share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. Hudson City Bancorp’s certificate of incorporation authorizes the Board of Directors to interpret and apply the provisions of the certificate of incorporation governing excess shares, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with the certificate of incorporation, including, without limitation, (1) the number of shares of common stock beneficially owned by any person or purported owner, (2) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner and (3) whether a person or purported owner has an agreement, arrangement or understanding with any person or purported owner as to the voting or disposition of any shares of common stock.

How To Vote

You may vote your shares:

(1)	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on Thursday, May 26, 2005. Once you are into the Internet voting system, you can record and confirm (or change) your voting instructions.

(2)	By telephone. Use the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on Thursday, May 26, 2005. Once you are into the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

(3)	By mail. Mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by Hudson City Bancorp will be voted in accordance with the instructions marked on the proxy card. If you return an executed proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding Notice of 2005 Annual Meeting of Stockholders. Returning a proxy card will not prevent you from voting in person if you attend the annual meeting.

     Alternatively, you may attend the annual meeting and vote in person. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from your stockholder of record to vote personally at the annual meeting.

Vote By Hudson City, MHC

     As indicated under “Security Ownership of Certain Beneficial Owners and Management,” Hudson City, MHC, the mutual holding company for Hudson City Bancorp, owns 122,576,600 shares, or [___]% of the outstanding shares of common stock of Hudson City Bancorp as of April 8, 2005. All shares of common stock owned by Hudson City, MHC will be voted in accordance with the instructions of the Board of Directors of Hudson City, MHC, the members of which are identical to the members of the Board of Directors of Hudson City Bancorp. Hudson City, MHC is expected to vote such shares “FOR” each nominee for election as a director and “FOR” each other proposal.

Vote Required

     Proposal 1. In order for the stockholders to approve the amended and restated plan of conversion and reorganization, referred to as the plan of conversion, we must obtain both the affirmative vote of the holders of:

(1)	a majority of the outstanding shares of our common stock entitled to vote on the proposal, and

(2)	a majority of the outstanding shares of our common stock held by the stockholders of Hudson City Bancorp, other than Hudson City, MHC.

     Under the voting standard for both (1) and (2) above, shares as to which the “ABSTAIN” box has been selected on the proxy card, shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will have the effect of a vote “AGAINST” the proposal.

     Voting in favor of or against the plan of conversion includes a vote for or against the merger of Hudson City, MHC with and into Hudson City Bancorp and all other transactions contemplated by the plan of conversion. Voting in favor of the plan of conversion will not affect the balance, interest rate or federal deposit insurance of any deposits.

     The transactions provided for in the plan of conversion, including the related stock offering by Hudson City Bancorp, may be completed only if the plan of conversion is approved by our stockholders.

     Proposal 2. In order for the stockholders to approve the amended and restated certificate of incorporation, we must obtain the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal. Under the voting standard for Proposal 2, shares as to which the “ABSTAIN” box has been selected on the proxy card, shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will have the effect of a vote “AGAINST” the proposal.

     Proposal 3. Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting. The holders of common stock may not vote their shares cumulatively for the election of directors. Shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will have no effect on the outcome of the vote on this Proposal 3 because only a plurality of votes cast is required to elect a director.

     Proposals 4, 5 and 6. In order for the stockholders to approve Proposals 4, 5 and 6, we must obtain the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal. Under the voting standard for Proposals 4, 5 and 6, shares as to which the “ABSTAIN” box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes “AGAINST” the proposal. Shares held by a broker who submits a proxy card but fails to cast a vote on this proposal and shares for which a proxy card is not returned will be treated as shares that are not represented and will have no effect on the outcome of the vote.

     Because Hudson City, MHC owns more than 50% of Hudson City Bancorp’s outstanding shares, we expect that Hudson City, MHC will assure the presence of a quorum and control the outcome of the vote on Proposals 2, 3, 4, 5 and 6. For more information on Hudson City, MHC’s effect on the vote, please see “Vote by Hudson City, MHC” above.

     Our Board of Directors recommends that you promptly sign, date and mark the enclosed proxy card(s) in favor of proposals 1, 2, 3, 4, 5 and 6 and return the card(s) in the enclosed self-addressed, postage-prepaid envelope or, if you prefer, vote by using the telephone or Internet. Proxy cards must be received prior to the commencement of the Annual Meeting. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting. Your vote is very important. A failure to vote will have the same effect as a vote against Proposals 1 and 2.

Revocability of Proxies

     You may revoke your grant of a proxy at any time before it is voted by:

•	filing a written revocation of the proxy with our secretary;

•	submitting a signed proxy card bearing a later date; or

•	attending and voting in person at the annual meeting, but you also must file a written revocation with the secretary of the annual meeting prior to the voting.

     We are soliciting proxies only for the annual meeting. If you grant us a proxy to vote your shares, the proxy will only be exercised at the annual meeting.

Solicitation of Proxies

     Our officers, members of our Board of Directors and our employees may solicit proxies on our behalf by telephone or through other forms of communication but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. We have retained Georgeson Shareholder Communications Inc. to solicit proxies in connection with the annual meeting and in connection with a separate meeting of depositors of Hudson City Savings Bank, who will also vote on the matter set forth in Proposal 1. We have agreed to pay Georgeson a base fee of $25,000 plus a maximum fee of $2.40 per each telephone solicitation made to stockholders and depositors by Georgeson. The aggregate fee will vary considerably based on the number and length of telephone solicitations made. We have also agreed to reimburse Georgeson for its expenses for such solicitation services. We will request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. We will bear all costs of solicitation.

Interest of Management and Directors in Matters to be Acted Upon

     Management and directors of Hudson City Bancorp have an interest in the matters that will be acted upon that are different from the interests of other shareholders as follows:

•	Employee Stock Ownership Plan. Our tax-qualified employee stock ownership plan expects to purchase up to 4% of the shares of our common stock that we sell in the proposed offering in the open market following the completion of the offering with funds borrowed from Hudson City Bancorp. This purchase will increase the benefits that executive officers have under the employee stock ownership plan and employee stock ownership plan restoration plan. The employee stock ownership plan will allocate stock to employees over a forty-year period as additional compensation for their services.

•	Stock Incentive Plan. We may implement a stock incentive plan at some point in the future. Stockholder approval of any such plan would be required. This plan might not be feasible under our current ownership structure and applicable Office of Thrift Supervision regulations. If adopted, the stock incentive plan would be funded with an amount of stock equal to approximately 8% of the common stock we sell in the offering. This plan would allow selected directors, officers and employees to receive shares of our stock without making any payment, if they work for us until the end of a specified service period or achieve other performance goals.

•	Cash Incentive Program. Proposal 4 involves the establishment of a cash incentive program under which our executive officers may earn cash awards tied to the successful attainment of pre-determined performance criteria.

     Directors and executive officers also intend to buy shares of common stock in the offering and may have priority subscription rights. See the sections of the attached prospectus entitled “The

Conversion and Stock Offering” for a description of these subscription rights and “Proposed Purchases of Common Stock by Management” for a table that presents these proposed purchases.

     The Board of Directors has taken the above interests into account in recommending that shareholders approve Proposals 1 and 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

     For information as to Hudson City Bancorp common stock beneficially owned by persons owning in excess of 5% of the outstanding shares of our common stock please see the section of the attached prospectus entitled “Security Ownership of Certain Beneficial Owners and Management – Principal Stockholders.” We know of no person, except as listed in the attached prospectus, who beneficially owned more than 5% of the outstanding shares of our common stock as of February 28, 2005.

Security Ownership of Management

     For information as to the shares of common stock beneficially owned by each director of Hudson City Bancorp, by each named executive officer of Hudson City Bancorp and all the directors and executive officers of Hudson City Bancorp or Hudson City Bancorp’s wholly owned subsidiary, Hudson City Savings, as a group as of February 28, 2005, see the section of the attached prospectus entitled “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Management.” In addition, our directors and executive officers also intend to buy shares of common stock in the conversion and stock offering. See the section of the attached prospectus entitled “Proposed Purchases of Common Stock by Management” for a table that presents these proposed purchases.

PROPOSAL 1

APPROVAL OF THE AMENDED AND
RESTATED PLAN OF CONVERSION
AND REORGANIZATION

What You Should Know Before Voting on the Plan of Conversion

     Attached to this proxy statement is the prospectus being used in connection with the offering for sale of shares of our common stock as provided for in the plan of conversion. The attached prospectus contains detailed information about Hudson City Savings, Hudson City Bancorp and Hudson City, MHC and the conversion and stock offering, including the rights of certain depositors to subscribe for shares of Hudson City Bancorp’s common stock in the offering. Although the prospectus is attached, this proxy statement is not an offer to sell or a solicitation of an offer to purchase the common stock. It is attached because it contains information that may affect your vote on Proposal 1. You should read the attached prospectus, in its entirety, as part of this proxy statement. Please consider such information carefully prior to submitting your proxy card(s).

     Voting for or against the plan of conversion includes a vote for or against:

(1)	the merger of Hudson City, MHC with and into Hudson City Bancorp;

(2)	the sale and issuance of a majority of Hudson City Bancorp’s common stock to our depositors on a priority basis and to the public if all shares are not subscribed for by our depositors; and

(3)	all other transactions contemplated by the plan of conversion.

If our stockholders do not approve the plan of conversion, we will not be able to complete the conversion and related stock offering.

     The attached prospectus describes in more detail the following aspects of the conversion:

•	Reasons for the Conversion and Stock Offering. The conversion and stock offering are intended to provide us with substantially greater access to capital resources than is available under the mutual holding company structure and is expected to significantly increase the liquidity of the trading market for our common stock. Funds raised in the stock offering will allow us to: (1) increase lending to support continued growth in our residential real estate loan portfolio; (2) open or acquire additional branch offices; (3) acquire other financial institutions or other businesses related to banking (although no specific mergers or acquisitions are currently planned); and (4) use the additional capital for other general corporate purposes. For further discussion regarding the reasons for the conversion, see the section of the attached prospectus entitled “The Conversion and Stock Offering – Reasons for the Conversion.”

•	Our Structure Before and After the Conversion and Reorganization. Hudson City Savings is reorganizing and changing its form of organization from a mutual holding company structure, where the mid-tier holding company is 34.15% owned by public stockholders as of December 31, 2004, to a stock holding company which will be 100% owned by public stockholders. This reorganization is commonly referred to as a “second step” conversion. As part of the conversion to a stock holding company, Hudson City, MHC will convert from a New Jersey chartered mutual holding company to a federally chartered mutual holding company and immediately merge into Hudson City Bancorp, at which time Hudson City, MHC will cease to exist as a separate entity. The ownership interest of Hudson City, MHC in Hudson City Bancorp (which was 65.85% as of December 31, 2004) will be offered for sale by Hudson City Bancorp in the stock offering. For further discussion regarding our structure following the conversion and stock offering, see the sections of the attached prospectus entitled “Summary – Our Conversion and Offering” and “The Conversion and Stock Offering.”

•	The Stock Offering. In connection with the conversion, we are offering between 361,250,000 and 488,750,000 shares of our common stock to the public. The offering price is $10.00 per share. The shares are being offered on a priority basis to depositors of Hudson City Savings in a subscription offering. Ryan Beck & Co., Inc., our financial advisor and selling agent in connection with the subscription offering, will use its best efforts to assist us in selling our common stock in the subscription offering. Ryan Beck is not obligated to purchase any shares of common stock in the subscription offering. We are also offering for sale to the general public in a syndicated offering through a group of selected dealers any shares of our common stock not subscribed for by our depositors in the subscription offering. We may begin the syndicated offering concurrently with or at any time following the commencement of the subscription offering. Lehman Brothers Inc. is acting as global coordinator and sole bookrunner and Ryan Beck is acting as joint lead manager for the syndicated offering, which is also being conducted on a best efforts basis. None of Lehman Brothers, Ryan Beck or any other member of the syndicate group is required to purchase any shares in the offering. For further discussion regarding the stock offering, see the section of the attached prospectus entitled “The Conversion and Stock Offering.” In the event that you have subscription rights, please be assured that voting in favor of the plan of conversion will not obligate you to buy shares.

•	Accounting and Tax Consequences of the Conversion. The conversion will be accounted for at historical cost in accordance with accounting principles generally accepted in the United States of America. The conversion is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. For further discussion regarding the accounting and tax consequences of the conversion, see the section of the attached prospectus entitled “The Conversion and Stock Offering – Tax Aspects.”

•	How We Intend to Use the Proceeds from the Offering. We intend to contribute $3.0 billion of the net proceeds from the offering to Hudson City Savings. We also intend to lend our employee stock ownership plan cash to enable the plan to buy up to 4% of the shares to be sold in the offering, either through the exercise of subscription rights or in open market transactions after the completion of the offering. The balance of the net proceeds will be retained by Hudson City Bancorp. For further discussion regarding the use of proceeds from the offering, see the section of the attached prospectus entitled “How We Intend to Use the Proceeds from the Offering.”

•	The Stock Split of Hudson City Bancorp Common Stock. At the completion of the conversion and stock offering, shares of our common stock held by current stockholders of Hudson City Bancorp will be subject to a stock split, pursuant to which stockholders will be entitled to receive additional shares of our common stock. The number of additional shares stockholders receive will be based on a split ratio which will be determined as of the date of completion of the conversion and stock offering and will be based on the percentage of our common stock held by the public prior to the completion of the conversion and stock offering, the final independent appraisal of our common stock prepared by RP Financial and the number of shares sold in the offering. For further discussion regarding the stock split of Hudson City Bancorp common stock, see the section of the attached prospectus entitled “The Conversion and Stock Offering.”

•	Business of Hudson City Bancorp. For a discussion regarding our business, see our financial statements and the sections of the attached prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Business of Hudson City Bancorp” and “Selected Consolidated Financial and Other Data.”

•	Regulation of Hudson City Savings and Hudson City Bancorp. Hudson City Savings has been a federally chartered savings bank since January 1, 2004 when it converted from a New Jersey chartered savings bank. Its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation under the Bank Insurance Fund. Hudson City, MHC and Hudson City Bancorp are unitary savings and loan holding companies regulated, examined and supervised by the Office of Thrift Supervision. Hudson City, MHC, as a New Jersey chartered mutual holding company, is also regulated by the New Jersey Department of Banking and Insurance and is subject to the provisions of the New Jersey Banking Act of 1948 and the regulations promulgated under the New Jersey Banking Act of 1948 applicable to mutual holding companies. For further discussion regarding the regulation of Hudson City Savings, Hudson City Bancorp and Hudson City, MHC, see the section of the attached prospectus entitled “Regulation of Hudson City Savings and Hudson City Bancorp.”

•	Description of Capital Stock of Hudson City Bancorp. Hudson City Bancorp had shares of common stock outstanding on April 8, 2005 (excluding the shares owned by Hudson City, MHC). Pursuant to the plan of conversion, Hudson City Bancorp will amend and restate its certificate of incorporation to increase the number of shares of all classes of capital stock that Hudson City Bancorp will have the authority to issue. Upon completion of the conversion and stock offering, we will be authorized to issue 3,200,000,000 shares of common stock having a par value of $.01 per share and 800,000,000 shares of preferred stock having a par value of $.01 per share. We currently expect to sell up to 488,750,000 shares of common stock to purchasers in the offering. We will not issue any shares of preferred stock in the offering. For further discussion regarding the description of the capital stock of Hudson City Bancorp, see the section of the attached prospectus entitled “Description of Capital Stock of Hudson City Bancorp.”

•	Capitalization; Pro Forma Data. At December 31, 2004, Hudson City Savings exceeded all regulatory capital requirements. For a discussion regarding pro forma regulatory capital compliance, capitalization and pro forma information with respect to the conversion and stock offering, see the sections of the attached prospectus entitled “Capitalization,” “Bank Regulatory Capital Compliance” and “Pro Forma Data.”

•	Restrictions on the Acquisition of Hudson City Bancorp and Hudson City Savings. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the conversion and stock offering, no person may, directly or indirectly, acquire or offer to acquire the beneficial ownership of more than 10% of any class of our equity securities without the prior written approval of the Office of Thrift Supervision. The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. Hudson City Bancorp’s certificate of incorporation and bylaws contain a number of provisions which may be deemed to affect the ability of a person, firm or entity to acquire us. For further discussion regarding restrictions on acquisitions of Hudson City Bancorp and Hudson City Savings, see the section of the attached prospectus entitled “Restrictions on the Acquisition of Hudson City Bancorp and Hudson City Savings.”

•	Interpretation, Amendment and Termination. For a description of the provisions for interpreting and amending the plan of conversion, see the section of the attached prospectus entitled “Interpretation, Amendment and Termination.”

Conditions to Completing the Conversion and stock offering

     Completion of the conversion and stock offering is subject to the receipt of all requisite regulatory approvals, including various approvals of the Office of Thrift Supervision. No assurance can be given that all regulatory approvals will be received. Receipt of such approvals from the Office of Thrift Supervision will not constitute a recommendation or endorsement of the plan of conversion or the offering by the Office of Thrift Supervision. Completion of the conversion and stock offering also is subject to approval by the stockholders of Hudson City Bancorp and the members of Hudson City, MHC, as well as the receipt of opinions of counsel and tax advisors with respect to the tax consequences of the conversion and stock offering. In addition to the approval by a majority of the outstanding shares of our common stock entitled to vote as required by Delaware law, the Office of Thrift Supervision requires, as a condition to granting its approval, that we receive the affirmative vote of a majority of the outstanding shares held by stockholders other than Hudson City, MHC. For a further discussion regarding conditions to completing the conversion and tax consequences of the conversion, see the section of the attached prospectus entitled “Summary — Conditions to Completing the Conversion and Stock Offering” and “The Conversion and the Stock Offering — Tax Aspects.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PLAN OF CONVERSION AND REORGANIZATION.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Amendment and restatement of Hudson City Bancorp’s Certificate of Incorporation

     If the plan of conversion is approved, the amended and restated certificate of incorporation of Hudson City Bancorp, a copy of which is attached as an exhibit to the plan of conversion, will become effective. The amended and restated certificate of incorporation amends our current certificate of incorporation to (1) increase the number of shares of stock that we have the authority to issue and (2) to remove references to Hudson City, MHC, which will be merged into Hudson City Bancorp in accordance with the plan of conversion. These amendments will not be effective unless Proposal 1 is approved by our stockholders. Currently, we have authority to issue an aggregate of 1,000,000,000 shares of stock, of which 200,000,000 shares may be preferred stock, par value $0.01 per share, and 800,000,000 shares may be common stock, par value $0.01 per share. Pursuant to the plan of conversion, Article IV, Section 1 of the certificate of incorporation of Hudson City Bancorp will be amended to increase the total number of shares of all classes of capital stock which we shall have authority to issue to 4,000,000,000 shares, of which 800,000,000 shares shall be preferred stock, par value $.01 per share, and 3,200,000,000 shares shall be common stock, par value $.01 per share.

     We believe that it is in the best interest of Hudson City Bancorp and its stockholders to increase the number of authorized shares of Hudson City Bancorp common stock in order to have additional shares available for issuance in the conversion and stock offering, to meet a variety of business needs as they may arise and to enhance Hudson City Bancorp’s flexibility in connection with possible future actions. These business needs and actions may include stock dividends, stock splits, corporate business combinations, funding of business acquisitions, employee benefit programs and other corporate purposes. We periodically considers transactions such as those listed above. No assurance can be given as to the future outcome of such consideration. Due to the number of existing authorized but unissued or unreserved shares, Hudson City Bancorp’s ability to use its securities for the purposes set forth above could be limited under the present terms of the certificate of incorporation. We do not have any specific plans to issue any stock other than in the conversion and stock offering and other than to fund exercises of outstanding stock options.

     Upon adoption of the amended and restated certificate of incorporation, the authorized shares of Hudson City Bancorp common stock and preferred stock in excess of those presently issued will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by Hudson City Bancorp’s stockholders, except as may be required by applicable laws or regulations. In this regard, the rules of the National Association of Securities Dealers, Inc. with respect to securities of companies approved for trading on the NASDAQ National Market System, upon which Hudson City Bancorp’s common stock trades, currently require stockholder approval of, among other things, (a) acquisition transactions where the present or potential issuance of shares could result in an increase of 20% or more in the number of shares of Hudson City Bancorp common stock outstanding, (b) most plans to be established pursuant to which stock may be acquired by officers, directors, employees or consultants and (c) an issuance of securities that would result in a change of control. Holders of shares of Hudson City Bancorp common stock do not have preemptive rights.

     The proposed amendment is not intended to be an anti-takeover measure. Stockholders should note, however, that the amendment may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Hudson City Bancorp, if such attempts are not approved by the Board of Directors. We are not aware of any current efforts to obtain control of Hudson City Bancorp. The availability of authorized and unissued shares of Hudson City Bancorp common stock, in addition to preferred stock, could enhance the of Board of Directors’ ability to negotiate for better terms on behalf of Hudson City Bancorp’s stockholders. On the other hand, the authorized and unissued shares could be used to discourage a tender offer or prevent a change in control of Hudson City Bancorp. Hudson City Bancorp is afforded protection against acquisition attempts, which are not supported by the Board of Directors, by provisions contained in its certificate of incorporation and bylaws. For a further discussion regarding the principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Hudson City Bancorp, Hudson City Savings or shares of their respective capital stock and certain provisions in Hudson City Bancorp’s certificate of incorporation and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire us, see the section of the attached prospectus entitled “Restrictions On Acquisition Of Hudson City Bancorp And Hudson City Savings.”

     In connection with this proposal, Hudson City Bancorp recommends that each stockholder consider, among other things, the information set forth in the attached prospectus.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 3

ELECTION OF DIRECTORS

General

     The certificate of incorporation and bylaws of Hudson City Bancorp provide for the election of directors by the stockholders. For this purpose, the Board of Directors of Hudson City Bancorp is divided into three classes, each class to be as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of stockholders. There are currently fourteen directors of Hudson City Bancorp.

     The terms of five directors expire at the annual meeting. In accordance with the age limitation for directors set forth in Hudson City Bancorp’s bylaws, two of these directors, Verne S. Atwater and John W. Klie, will retire from the Board of Directors effective upon completion of the annual meeting. Messrs. Atwater and Klie joined Hudson City Savings Bank in 1983 and 1970, respectively, serving first as members of our Board of Managers and then, following the incorporation of Hudson City Bancorp on March 4, 1999, as directors. By action of the Board of Directors, the number of directors of Hudson City Bancorp will be reduced to twelve upon the retirement of Messrs. Atwater and Klie. The Board of Directors, management and all of our employees want to thank Messrs. Atwater and Klie for their distinguished careers and wish them continued good health and happiness in their retirement.

     The three other incumbent directors with terms expiring at the annual meeting, Ronald E. Hermance, Jr., William G. Bardel and Scott A. Belair, have been nominated by the Board of Directors, upon recommendation by the Nominating and Governance Committee, to be re-elected at the annual meeting for three-year terms expiring at the annual meeting of stockholders to be held in 2008, or when their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this proxy statement and to serve if elected.

     The terms of the remaining two classes of directors expire at the annual meetings of stockholders to be held in 2006 and 2007, respectively, or when their successors are otherwise duly elected and qualified. In the event that any nominee for election as a director at the annual meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the proxy card will vote with respect to a substitute nominee designated by the present Board of Directors.

Who Our Directors Are

     The section of the attached prospectus entitled “Management – Directors” states certain information with respect to each nominee for election as a director and each director whose term does not expire at the annual meeting (including time spent on the Board of Directors or Board of Managers of Hudson City Savings prior to the incorporation of Hudson City Bancorp on March 4, 1999). There are no arrangements or understandings between Hudson City Bancorp and any director or nominee pursuant to which such person was elected or nominated to be a director of Hudson City Bancorp. For information with respect to security ownership of directors, see the section of the attached prospectus entitled “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Executive Officers

     For information about the executive officers of Hudson City Bancorp and Hudson City Savings, see the section of the attached prospectus entitled “Management – Executive Officers.” Included in that section are the names, ages and business experience of each executive officer as well as the positions and offices each executive officer has held with Hudson City Bancorp and Hudson City Savings and the period during which such positions and offices were held.

Identifying and Evaluating Nominees for Directors

     The Nominating and Governance Committee employs a variety of methods for identifying and evaluating nominees for director. The Committee will review the performance of Hudson City Bancorp’s current Board members to determine if they should stand for reelection. If a determination is made that a current Board member will not be recommended by the Committee for reelection, due to no longer satisfying the minimum qualifications, retirement or otherwise, the Committee will conduct a search for individuals qualified to become members of Hudson City Bancorp’s Board of Directors.

Stockholder Nominations

     The Nominating and Governance Committee will also evaluate director nominations by stockholders that are submitted in accordance with the procedural and informational requirements set forth in Hudson City Bancorp’s bylaws and described herein under “Notice of Business to be Conducted at Annual Meeting.”

Stockholder Communications with the Board

     Stockholders of Hudson City Bancorp may contact the Board of Directors, either individually or as a group, by writing to the Board of Directors, c/o Corporate Secretary, Hudson City Bancorp, Inc., West 80 Century Road, Paramus, New Jersey 07652. The Corporate Secretary will forward a copy of all written communications to each member of the Board of Directors.

Audit Committee Report

     The following Report of our Audit Committee is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that Hudson City Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” filed with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

     Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is primarily responsible for:

•	Monitoring the integrity of Hudson City Bancorp’s financial reporting process and systems of internal controls regarding finance, accounting, legal compliance and public disclosure of financial information;

•	Monitoring the independence and performance of Hudson City Bancorp’s independent auditors and internal auditing department; and

•	Maintaining free and open communication between the Audit Committee, the independent auditors, management, the internal auditing department, and the Board of Directors.

     In fulfilling its responsibilities, the Audit Committee, among other things:

•	Reviews with management and the independent auditors Hudson City Bancorp’s audited financial statements and other financial disclosures to be included in its annual report on Form 10-K and the quarterly financial statements and other financial disclosures to be included in quarterly reports on Form 10-Q, in each case prior to the filing of such reports with the Securities and Exchange Commission;

•	Supervises the relationship between Hudson City Bancorp and its independent auditors, including making decisions with respect to their appointment or removal, evaluating their performance, reviewing the scope of their audit services and approving the compensation for such services, approving any non-audit services and the fees for such services, and evaluating the independence of the independent auditors; and

•	Working with management, the independent auditors, and the internal auditors of Hudson City Bancorp, evaluates the integrity of Hudson City Bancorp’s financial reporting processes and controls.

     In accordance with the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements of Hudson City Bancorp for the fiscal year ended December 31, 2004, with Hudson City Bancorp’s management. The Audit Committee has discussed with KPMG LLP Hudson City Bancorp’s audited financial statements for the fiscal year ended December 31, 2004, including the following matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees):

•	The independent auditors responsibility under Generally Accepted Auditing Standards adopted in the United States;

•	Any significant accounting policies either newly adopted or modified;

•	Any significant management judgments and estimates included in the underlying financial statements;

•	Any significant audit adjustments proposed in their examination;

•	Any other information in documents containing the audited financial statements;

•	Any disagreements with management;

•	Any major issues discussed with management and other independent audit and accounting firms;

•	Any major issues discussed with management prior to retention as independent auditor;

•	Any difficulties encountered in performing the examination; and

•	Quality of accounting principles.

     The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm. Based on the review and discussions with Hudson City Bancorp’s auditors and management as noted above, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended December 31, 2004 be included in Hudson City Bancorp’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of Hudson City Bancorp, Inc.

William J. Cosgrove, (Chairman)
William G. Bardel
Scott A. Belair
John W. Klie
Joseph G. Sponholz

Certain Transactions with Members of Our Board of Directors and Executive Officers

     We do not currently make loans or extend credit to members of our Board of Directors or our executive officers. However, Hudson City Savings does make residential mortgage loans to our other employees. We also retain the law firm of Dieffenbach Witt & Birchby. John D. Birchby, a director of Hudson City Bancorp, Hudson City Savings and Hudson City, MHC, has been a partner of Dieffenbach, Witt & Birchby since 1975. For further information regarding transactions with members of our Board of Directors and executive officers, see the section of the attached prospectus entitled “Management – Certain Transactions with Members of Our Board of Directors and Executive Officers.”

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Hudson City Bancorp’s executive officers and directors, and persons who own more than 10% of Hudson City Bancorp common stock to file with the Securities and Exchange Commission reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish Hudson City Bancorp with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Hudson City Bancorp believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

     The following Report of Hudson City Bancorp’s Compensation Committee is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this Report and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that Hudson City Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material,” filed with the Securities and Exchange Commission subject to

     Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

     Committee Composition, Duties and Meetings. The members of our Compensation Committee are nominated each year by the Nominating and Corporate Governance Committee and elected by our independent directors, acting in executive session. Each member of the Compensation Committee is an independent director under Nasdaq Stock Market independence standards. During 2004 the members of the Compensation Committee were Dr. Quest (Chairman), Mr. Azzara and Ms. Bruni. The Compensation Committee operates under a charter which assigns to it the following duties and responsibilities:

•	To annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine the Chief Executive Officer’s compensation levels based on this evaluation.

•	To annually review and determine the compensation of all directors, officers and other key executives, including incentive-compensation and equity-based opportunities.

•	To annually review and determine for all executive officers (a) the annual base salary levels, (b) the annual incentive bonus opportunity levels and (c) the equity compensation incentive opportunity levels.

•	To review and make recommendations to the Board of Directors regarding (a) employment agreements, severance arrangements, and change in control agreements/provisions (b) any special or supplemental benefits and (c) new equity or incentive compensation plans.

     The full text of our Compensation Committee charter is available for review on our investor relations website at www.hcsbonline.com. The Compensation Committee met seven times during fiscal 2004. Each member attended at least 75% of the meetings held.

     Compensation Philosophy. Our compensation philosophy is to provide a package of compensation and benefit programs to executive officers that:

•	is sufficiently competitive to permit us to attract and retain highly qualified, motivated and effective executives;

•	motivates our executives to attain or exceed annual performance targets that are derived from and consistent with our annual business plan;

•	balances long-term and short-term priorities by aligning the long-term financial interests of our executives with those of our shareholders through equity-based compensation programs; and

•	takes into account applicable tax and financial accounting considerations.

     We do not adopt or apply strict formulaic standards in setting executive officer compensation.

     Use of Outside Advisors and Survey Data. The Compensation Committee selects and engages legal counsel and a nationally recognized compensation consulting firm to assist it in carrying out its duties. It determines the compensation of its advisors and meets with them both in executive session and with invited executive officers present. The Compensation Committee relies on legal counsel for advice as to its obligations under applicable corporate, securities and employment laws, for assistance in interpreting its obligations under compensation plans and agreements, and for drafting plans and agreements to document business decisions. The Compensation Committee relies on consultants for survey data, for assistance in understanding market practices and trends and for recommended compensation strategies.

     The Compensation Committee requests and reviews survey data because it provides information relating to compensation practices at other financial institutions of similar asset and business mix operating in the New York Metropolitan area as well as compensation trends. The Compensation Committee understands the inherent limitations of survey data and does not seek to set compensation levels at prescribed percentile rankings within a peer group. It does use survey data to determine, on a historical basis, whether the base salary, aggregate cash compensation, total salary, annual incentive and long-term compensation place us at a percentile ranking relative to our peers that is generally consistent with our percentile ranking among the same peer group for corporate performance based on return on average assets, return on average equity, asset growth, total shareholder return, efficiency ratio and earnings per share growth. If the Compensation Committee determines that our compensation ranking is out of line with corporate performance rankings, it considers adjustments to the compensation program. For the most recent year, this review indicated that our compensation levels were generally consistent with our percentile performance rankings.

     Key Elements of the Executive Compensation Program. Our executive compensation program consists of three key elements:

•	Base salary, which is designed to provide a reasonable level of predictable income to support an appropriate standard of living in the communities where our executive officers live and work;

•	Annual cash incentives, which are designed to motivate our executives to meet or exceed annual performance objectives that are derived from our annual business plan; and

•	Long-term incentives in the form of stock options and restricted stock, which are designed to provide an incentive to maximize shareholder return in the longer term.

     The Compensation Committee seeks to set base salaries for our executives at the middle of the range for comparable executives at peer institutions. Because salaries are designed to provide predictable income, they do not vary substantially and directly with performance. Actual salaries may vary above or below the mid-range to reflect tenure in office or sustained performance that is above or below satisfactory levels. For 2004, base salary increases for our executive officers ranged from 0% to 24.5%, with an average increase of 12.3%.

     For 2004, our annual incentive bonus plan provided an opportunity to earn cash bonuses based on achievement of a predetermined goal for net income before taxes and extraordinary items. We chose this goal to provide an increase in profitability as called for in Hudson City Savings’ budgeting process. Bonus opportunities of up to 50% of target opportunity for threshold achievement, 100% of target opportunity for on-target achievement and 150% for superior achievement were available. Target opportunities ranged from 10% to 85% of the January 1, 2004 salary depending on level. In 2004, our net income before taxes and extraordinary items was in excess of the target goal, resulting in a bonus payment between target and superior.

     For 2004, the Compensation Committee granted 675,000 stock options at a weighted average exercise price of $38.30 per share and restricted stock grants for 160,000 shares to a total of 9 executive officers, all of which vest over a five-year period. The Compensation Committee made these grants to newly hired executive officers and to reflect internal promotions. Our remaining executive officers continue to vest in option grants and restricted stock awards made in 2000, subject to a 5-year vesting schedule. A vesting schedule is attached to these awards so that they have a retention feature as well as a long-term incentive feature.

     Chief Executive Officer The Compensation Committee increased the base salary level of the Chief Executive Officer by 15.2% to $950,000 effective October 1, 2004 based upon the same criteria used for other executive officers, generally reflecting inflation and our policy of positioning base salary at or near mid-range. The Chief Executive Officer earned an annual cash incentive of $954,843 for 2004, based on the same net income before taxes and extraordinary items factor applied to other executive officers. In setting the Chief Executive Officer’s Compensation, the Compensation Committee took into account multiple items including the Company’s year over year performance and the Company’s operating efficiency ratio.

     Perquisites and Retirement Benefits. Executive officers are provided with certain perquisites, including use of a company car and company-paid club dues. We provide these benefits in kind, but the Compensation Committee takes the cost of these items into account in setting the other elements of compensation.

     Our executive officers are eligible to participate in the same qualified retirement, savings and group insurance plans as other employees. Applicable tax rules do not permit all of our executive officers to receive benefits under these plans at the same percentage of salary as other employees. As a result, and consistent with the practices of other financial institutions of similar size and business mix in the greater New York Metropolitan area, we maintain supplemental executive retirement programs to provide benefits that, when added to the benefits available under our qualified plans, are equivalent, as a percentage of salary, to the benefits provided to other employees.

     Employment Agreements and Change in Control Agreements. Consistent with the practices of other financial institutions of similar size and asset and business mix in the greater New York Metropolitan area, we have entered into employment or change of control severance agreements with each of our executive officers. We consider these arrangements important retention devices. They also provide a measure of financial security for our executive officers so that, when faced with the prospect of a negotiated or unsolicited merger opportunity, our executives can focus on the business and affairs of the company with reduced personal distractions. The Compensation Committee periodically reviews the terms of these agreements against the publicly disclosed terms and conditions of contracts in place at other institutions and compares their projected costs to those disclosed in the merger proxy statements for similar contracts in recent financial institution mergers. If terms or projected costs appear out of line, the Compensation Committee considers adjustments at the time of extension or renewal.

     Tax Deductibility of Executive Officer Compensation Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit, per executive officer, on our federal tax deduction for certain types of compensation paid to the executive officers named in the summary compensation table. It has been the Compensation Committee’s practice to structure the compensation and benefit programs offered to the named executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including our tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes. It is anticipated that certain restricted stock awards made may be non-deductible, in whole or in part, as a result of section 162(m).

Compensation Committee of Hudson City Bancorp, Inc.
Michael W. Azzara, (Chairman)
William G. Bardel
Scott A. Belair
Victoria H. Bruni

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2004, Mr. Azzara, Ms. Bruni and Dr. Quest served on the Compensation Committee. There were no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between members of the Compensation Committee or executive officers of Hudson City Bancorp and corporations with which such persons are affiliated.

Performance Graph

     Pursuant to the regulations of the Securities and Exchange Commission, the graph below compares the performance of Hudson City Bancorp with that of the total return for the Russell 2000 Index and for all thrift stocks as reported by SNL Securities L.C. from December 31, 1999, through December 31, 2004. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below. The index level for all series was set to 100.00 on December 31, 1999.

Hudson City Bancorp, Inc. Total Return Performance 700 600 Hudson City Bancorp, Inc. Russell 2000 500 SNL Thrift Index 400 Index Value 300 200 100 0 12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 12/31/04 Period Ending Index 12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 12/31/04 Hudson City Bancorp, Inc. 100 153 204 294 614 604 Russell 2000 100 97 99 79 116 138 SNL Thrift Index 100 160 171 204 288 321 * Source: SNL Financial LC

There can be no assurance that stock performance will continue into the future with the same or similar trends as those depicted in the graph above.

Director Compensation

     Hudson City Bancorp and Hudson City Savings have the same directors, but these directors are only compensated for their services by Hudson City Savings. Hudson City Bancorp does not pay any additional compensation to the directors. For information on the compensation paid to directors of Hudson City Bancorp and Hudson City Savings please see the section of the attached prospectus entitled “Management – Director Compensation.”

Executive Officer Compensation

     Summary Compensation Table. A table providing the information about the compensation paid for services rendered in all capacities during 2004, 2003 and 2002 to our Chief Executive Officer and to the four other most highly compensated executive officers whose total annual salary and bonus for 2004 was at least $100,000 may be found in the section of the attached prospectus entitled “Management – Executive Officer Compensation – Summary Compensation Table.”

     Employment Agreements. Hudson City Bancorp and Hudson City Savings have jointly entered into employment agreements with Messrs. Hermance, Salamone and Tassillo to secure their services as officers. Please see the section of the attached prospectus entitled “Management – Executive Officer Compensation – Employment Agreements” for information regarding employment agreements with executive officers.

     Change of Control Agreements. Hudson City Bancorp and Hudson City Savings have jointly entered into two-year change of control agreements with Messrs. Brydon, Butkovich, Corridon, Klarer, Kranz, Laird and Lee, and Ms. Olszewski. Similar one-year change of control agreements are in effect for ten First Vice Presidents and 24 Vice Presidents of Hudson City Savings. Please see the section of the attached prospectus entitled “Management – Executive Officer Compensation – Change in Control Agreements” for information regarding change of control agreements with executive officers.

     Benefit Plans. Hudson City Bancorp and Hudson City Savings provide the following benefit plans for their executive officers: Annual Incentive Plan; Employees’ Retirement Plan; Supplemental Executive Retirement Plan; Profit Incentive Bonus Plan; Supplementary Savings Plan; Employee Stock Ownership Plan; ESOP Restoration Plan; Post-Retirement Death Benefit for Senior Officers; 2000 Stock Option Plan; and 2000 Recognition and Retention Plan. Please see the section of the attached prospectus entitled “Management – Executive Officer Compensation – Benefit Plans” for information regarding these plans.

PROPOSAL 4

APPROVAL OF THE EXECUTIVE OFFICER ANNUAL
INCENTIVE PLAN OF HUDSON CITY BANCORP, INC.

Why We Are Asking For Stockholder Approval

     Hudson City Bancorp is asking shareholders to approve the Executive Officer Annual Incentive Plan to help Hudson City Bancorp and Hudson City Savings maximize the tax deductibility of bonuses that we pay to our executive officers.

     Hudson City Bancorp and Hudson City Savings tie a portion of their executive officers’ cash compensation to the achievement of performance goals. We do this using a bonus plan under which executive officers earn bonuses that vary based on performance relative to goals pre-set annually by the Compensation Committee, acting as the administrative committee referenced below. Under the Internal Revenue Code of 1986, as amended (the “Code”), Hudson City Bancorp cannot deduct fiscal year taxable compensation in excess of $1,000,000 that it pays to either its Chief Executive Officer or any of its other four highest paid officers, unless such compensation meets the Code’s definition of “qualified performance-based compensation.” Bonuses cannot be qualified performance-based compensation unless Hudson City Bancorp pays them under a written plan that its shareholders approve.

     If shareholders do not approve this plan, Hudson City Bancorp and Hudson City Savings will not pay annual bonuses under the plan.

Material Provisions of the Plan

     Exhibit A to this proxy statement contains the full text of the plan. Exhibit A is incorporated by reference into the following plan summary. The summary is qualified in its entirety by this reference.

     Nature of the Plan. Under this plan, Hudson City Bancorp and Hudson City Savings may pay annual cash bonuses which may be deductible under the Code. The amount of such bonuses will vary based on the level of attainment relative to performance goals pre-established by the administrative committee. Bonuses may be zero if threshold performance goals are not attained.

     Administration of the Plan. A committee of outside directors administers this plan. The administrative committee must have at least two members and has broad discretionary powers. Its members are the members of the Compensation Committee of the Board of Directors who are “disinterested directors” under the federal tax laws. In general, disinterested directors are directors who (1) are not, and never were, officers or employees of Hudson City Bancorp or Hudson City Savings and (2) do not receive material compensation from Hudson City Bancorp except for service as a director.

     Eligibility. Eligibility is restricted to top-level executive employees of Hudson City Bancorp and Hudson City Savings who are responsible for establishing strategic direction and long-range plans. Currently, the Chief Executive Officer, Chief Operating Officer, one Executive Vice President and eight Senior Vice Presidents are eligible. During the first 90 days of each year, the administrative committee selects the year’s participants from among the eligible employees. After the first 90 days, the administrative committee may allow participation on a pro-rated basis by employees who are placed in eligible positions through hiring, promotion or transfer before August 31st of the year.

     Target Awards and Performance Goals. When the administrative committee selects a participant for a year, it sets the participant’s target bonus and the performance goals which must be achieved to earn the bonus. The target bonus is a percentage of the participant’s base salary. The performance goals will be target levels established with respect to any or all of the following corporate performance measures:

Basic earnings per common share	Efficiency ratio

Basic cash earnings per common share	Cash efficiency ratio

Diluted earnings per common share	Return on average assets

Diluted cash earnings per common share	Cash return on average assets

Net income	Return on average stockholders’ equity

Cash earnings	Cash return on average stockholders’ equity

Core earnings	Stock price

Net interest income	Return on average tangible stockholders’ equity

Non-interest income	Cash return on average tangible stockholders’ equity

General and administrative expense to average assets ratio	Cash general and administrative expense to average assets ratio

Strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures	Operating income

Operating efficiency ratio	Net interest rate spread

Loan production volumes	Non-performing loans

Cash flow	Any combination of the foregoing

The administrative committee will assign a percentage weight to each performance goal. The aggregate weight for all goals must be 100%. The administrative committee may also set one or more performance levels below or above the target level and assign lower or higher bonus percentages that will be paid if these levels are attained.

     Certification of Performance and Payment of Bonuses. After the end of each year, the administrative committee will determine the extent of achievement of the established performance goals and certify the results. Hudson City Bancorp and Hudson City Savings will pay the bonus amounts assigned to the performance level achieved as soon as practicable. The maximum bonus that Hudson City Bancorp may pay under the plan to any participant for any year is $3,000,000.

     Committee Discretion to Adjust Bonus Amounts and Performance Measures. After setting the year’s target bonuses and performance goals, the administrative committee may change them only in limited instances. It may also exercise discretion to reduce, but not increase, the bonus payable to any participant. If there is a change in generally accepted accounting principles, a stock split, stock dividend, reclassification, merger, spin-off, infrequently occurring or extraordinary item or other corporate event, it may adjust the performance goals in a manner designed to neither enlarge nor diminish a participant’s bonus opportunity.

     Retirement, Death, Disability and Change of Control. Generally, a participant will not receive a bonus for a year unless he or she is an employee on the last day of the year. In cases of retirement, death or disability, the administrative committee may authorize a pro-rated payment. The administrative committee may also authorize pro-rated payments following a change of control, based on the attainment of adjusted performance goals through the date of the change of control. Such payments may not be considered qualified performance-based compensation for tax deduction purposes.

     Amendment and Termination. If approved, this plan will be in effect for a five-year period ending December 31, 2009. The Board may suspend it or terminate it before then. It may also amend this plan at any time and in any respect. Any amendment that would change the list of performance measures, the class of eligible employees or the maximum annual bonus amount must first be approved by stockholders.

New Plan Benefits

     The following table indicates the amount of the bonuses payable for 2005 to each of the named executive officers, all current executive officers as a group, all current non-executive directors as a group and all current employees other than executive officers as a group if performance goals under the Executive Officer Annual Incentive Plan are attained at the threshold, target and maximum levels.

	Dollar Value at	Dollar Value	Dollar Value at
Name and Position	Threshold ($)	at Target($)	Maximum ($)
Ronald E. Hermance, Jr., Chairman of the Board, President and Chief Executive Officer	$[ ]	$[ ]	$[ ]

Leonard S. Gudelski, Former Chairman of the Board	— (1)	— (1)	— (1)

Denis J. Salamone, Senior Executive Vice President and Chief Operating Officer	$[ ]	$[ ]	$[ ]

John M. Tassillo, Executive Vice President and Treasurer	$[ ]	$[ ]	$[ ]

James C. Kranz, Senior Vice President and Investment Officer of Hudson City Savings	$[ ]	$[ ]	$[ ]

All Current Executive Officers (11 persons) (2)	$[ ]	$[ ]	$[ ]

All Current Non-Executive Directors	— (3)	— (3)	— (3)

All Current Employees other than Executive Officers	— (3)	— (3)	— (3)

(1)	Mr. Gudelski is not eligible to participate in the Executive Officer Annual Incentive Plan.

(2)	The current executive officer group includes the Chief Executive Officer, the Chief Operating Officer, one Executive Vice President and eight Senior Vice Presidents.

(3)	Non-executive directors and employees other than executive officers do not participate in the Executive Officer Annual Incentive Plan.

Equity Compensation Plan Information

The following table presents equity compensation plan information as of December 31, 2004.

Equity Compensation Plan Information
			Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options, warrants	price of outstanding options,	plans (excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c) (1)
Equity compensation plan approved by security holders	6,598,758	$12.279	210,250
Equity compensation plan not approved by security holders	396,000	19.157	—

Total	6,994,758	12.668	210,250

(1)	Of such 210,250 shares, 51,250 remain available for future restricted stock awards under Hudson City Bancorp’s 2000 Recognition and Retention Plan. Our practice is to purchase outstanding common stock to satisfy our obligations for restricted stock awards.

     The Hudson City Bancorp, Inc. Denis J. Salamone Restricted Stock Award Plan and the Hudson City Bancorp, Inc. Denis J. Salamone Stock Option Plan were adopted in fiscal year 2001. Pursuant to the Denis J. Salamone Restricted Stock Award Plan, Mr. Salamone, Senior Executive Vice President and Chief Operating Officer, was granted a restricted stock award of 200,000 shares, which vest at the rate of 40,000 shares per year beginning April 20, 2002, with accelerated vesting in cases of death, disability, retirement or change of control of Hudson City Bancorp or Hudson City Savings. Pursuant to the Denis J. Salamone Stock Option Plan, Mr. Salamone was granted an option to purchase 320,000 shares at a per share exercise price of $11.515, which become exercisable at the rate of 64,000 shares per year beginning January 13, 2002, with accelerated vesting in cases of death, disability, retirement or change of control of Hudson City Bancorp or Hudson City Savings. These awards were granted as a recruitment incentive to induce Mr. Salamone to leave his prior position and join Hudson City. In 2001, we purchased outstanding common stock to meet our obligations under Mr. Salamone’s restricted stock award.

     The Hudson City Bancorp, Inc. 2004 Employment Inducement Stock Program was adopted in fiscal year 2004. Pursuant to this plan, Ronald E. Butkovich, Senior Vice President, was granted a restricted stock award of 80,000 shares, which vest at the rate of 20,000 per year beginning in April 2004, and J. Christopher Nettleton, First Vice President, was granted a restricted stock award of 20,000 shares, which vest at a rate of 4,000 per year beginning in April 2005. The vesting of the shares granted will accelerate in cases of death, disability, retirement or change of control of Hudson City Bancorp or Hudson City Savings. Also, pursuant to the plan, Mr. Butkovich was granted an option to purchase 100,000 shares, which become exercisable at the rate of 20,000 shares per year beginning in January 2005 and Mr. Nettleton was granted an option to purchase 40,000 shares, which become exercisable at the rate of 8,000 shares per year beginning in January 2005, each with accelerated vesting in cases of death, disability, retirement or change of control of Hudson City Bancorp or Hudson City Savings. The per share exercise price of such options is $33.13. In 2004, we purchased outstanding common stock to meet our obligations under the restricted stock award portion of this plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN OF HUDSON CITY BANCORP, INC.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

General

     The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP to act as Hudson City Bancorp’s independent auditors for the fiscal year ending December 31, 2005, subject to ratification of such appointment by our stockholders. A representative of KPMG LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

Audit Fees

     For the fiscal year ended December 31, 2004, KPMG LLP billed Hudson City Bancorp an aggregate of $787,000 for professional services rendered for the audits of the Company’s financial statements for such period and internal control over financial reporting as of December 31, 2004, and the reviews of the financial statements included in Hudson City Bancorp’s Quarterly Reports on Form 10-Q during such period. Such fees were $309,000 for the fiscal year ended December 31, 2003. The audit of our internal control over financial reporting was required in 2004 as a result of Section 404 of the Sarbanes Oxley Act of 2002, which became effective in 2004 for companies with fiscal years ending on or after November 15, 2004.

Audit-Related Fees

     For the fiscal year ended December 31, 2004, KPMG LLP billed Hudson City Bancorp an aggregate of $44,000 for services that are reasonably related to the audit or review of the Company’s financial statements and not described above under the caption “Audit Fees.” The services comprising these fees were employee benefit plan audits. Audit-related fees were $74,000 for the fiscal year ended December 31, 2003. The services comprising these fees were employee benefit plan audits, including plan year changes.

Tax Fees

     For the fiscal year ended December 31, 2004, KPMG LLP billed Hudson City Bancorp an aggregate of $71,700 for professional services rendered for tax compliance and tax advice. The services comprising these fees were federal and state tax compliance. Tax fees were $98,800 for the fiscal year ended December 31, 2003. The services comprising these fees were federal and state tax compliance and advice regarding the formation of certain subsidiaries.

All Other Fees

     KPMG did not perform other services for Hudson City Bancorp for the fiscal years ended December 31, 2004 and 2003.

Audit Committee Approval

     Acting under its charter, the Audit Committee annually appoints the independent auditor, in its sole discretion, and reviews the scope of the audit services to be performed for the year with the independent auditors, the principal accounting officer and the senior internal auditing executive and pre-approves all such audit services. In addition, the Audit Committee pre-approves the retention of the independent auditors for all non-audit services and the fees to be paid for such services. In accordance with such policies, the Audit Committee approved 100% of the services described above under “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

PROPOSAL 6

AUTHORIZATION OF THE BOARD OF
DIRECTORS, IN ITS DISCRETION, TO ADJOURN
OR POSTPONE THE ANNUAL MEETING IF
NECESSARY

     In connection with the annual meeting, the Board of Directors seeks authorization from the stockholders of Hudson City Bancorp to adjourn or postpone the annual meeting if necessary. The Board of Directors may use the proxies solicited pursuant to this proxy statement for any adjournment or postponement of the annual meeting for the purpose of allowing additional time for soliciting further proxies to approve the plan of conversion if at the time of the annual meeting there are not sufficient votes to approve the plan of conversion. Hudson City, MHC intends to vote “FOR” approval of this proposal and thereby will ensure the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN OR POSTPONE THE ANNUAL MEETING IF NECESSARY TO SOLICIT FURTHER PROXIES.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors of Hudson City Bancorp does not know of any other matters to be brought before the stockholders at the annual meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

ADDITIONAL INFORMATION

Notice of Business to Be Conducted at Annual Meeting

     The bylaws of Hudson City Bancorp provide for an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to our Board of Directors. The stockholder must be a stockholder of record and have given timely notice thereof in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of stockholders, ninety (90) days in advance of the anniversary of the previous year’s annual meeting if the current year’s meeting is to be held within thirty (30) days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Notice shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by Hudson City Bancorp with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A stockholder’s notice to the Secretary shall set forth such information as required by the bylaws of Hudson City Bancorp. Nothing in this paragraph shall be deemed to require Hudson City Bancorp to include in its proxy statement and proxy card relating to an annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal or nomination is received. See “Date For Submission of Stockholder Proposals.”

Date for Submission of Stockholder Proposals

     Any stockholder proposal intended for inclusion in our proxy statement and proxy card relating to our 2006 Annual Meeting of Stockholders must be received by us by December ___, 2005, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require Hudson City Bancorp to include in its proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any such proposal will be subject to 17 C.F.R. sec.240.14a-8 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Annual Report to Stockholders

     A copy of the 2004 Annual Report to Stockholders, including the consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States of America, for the fiscal year ended December 31, 2004 accompanies this proxy statement. The consolidated financial statements have been audited by KPMG LLP, whose report appears in the 2004 Annual Report. The 2004 Annual Report to Stockholders includes a copy of the Company’s Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission. Stockholders may obtain, free of charge, an additional copy of the Annual Report on Form 10-K by writing to Louis J. Beierle, First Vice President, Hudson City Bancorp, Inc., West 80 Century Road, Paramus, New Jersey 07652 or by calling (201) 967-8290. The Annual Report on Form 10-K is also available on Hudson City Bancorp’s website at www.HCBK.com and on the Securities and Exchange Commission’s website at www.sec.gov.

By Order of the Board of Directors,

Veronica Olszewski
Senior Vice President
and Corporate Secretary

Paramus, New Jersey
April ___, 2005

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR, IF YOU PREFER, VOTE BY USING THE TELEPHONE OR INTERNET.

Exhibit A

Executive Officer Annual Incentive Plan

of

Hudson City Bancorp, Inc.

Adopted on January 18, 2005
Effective as of January 1, 2005

 i

(continued)

		Page
Section 3.21	Taxable Year	4

Article IV

Eligibility and Participation

Section 4.1	Eligibility	5
Section 4.2	Participation	5
Section 4.3	Termination of Employment	5
Section 4.4	Change of Control	5
Section 4.5	Other Terminations	5
Section 4.6	Prorated Awards	5

Article V

Award Opportunity

Section 5.1	Awards	6
Section 5.2	Award Matrix	6

Article VI

Establishment of Corporate Performance Objectives

Section 6.1	Performance Objectives	6
Section 6.2	Award Matrix	8
Section 6.3	Adjustments	8
Section 6.4	Negative Discretion	8

Article VII

Determination and Payment of Awards

Section 7.1	Certification of Corporate Performance Objectives	9
Section 7.2	Deferral of Awards	9

Article VIII

Maximum Award

Section 8.1	Maximum Award	9

 ii

(continued)

 iii

Executive Officer Annual Incentive Plan
of
Hudson City Bancorp, Inc.

Article I

Plan Objectives

          Section 1.1 Purpose. The purpose of the Plan is to achieve the following objectives: (i) to promote the achievement of Hudson City Bancorp, Inc.’s and Hudson City Savings Bank’s performance objectives; (ii) to link executive compensation to specific corporate performance objectives; (iii) to provide a competitive reward structure for executive management; and (iv) to encourage involvement in and communication regarding Hudson City Bancorp, Inc.’s and Hudson City Savings Bank’s strategic plans and objectives.

Article II

Plan Duration

          Section 2.1 Term. The Plan shall be effective for five consecutive Plan Years beginning on the Effective Date and ending on December 31, 2009.

Article III

Definitions

     The following definitions shall apply for purposes of this Plan unless a different meaning is clearly indicated by the context:

          Section 3.1 “Bank” means Hudson City Savings Bank, a federally chartered savings association, and any successor thereto.

          Section 3.2 “Base Salary” means, for any Participant for a Plan Year, such Participant’s annual rate of base salary as of January 1 of the Plan Year.

          Section 3.3 “Board” means the Board of Directors of the Company.

          Section 3.4 “Change of Control” means any of the following events:

     (a) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

     (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

     (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

     (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

     (c) a complete liquidation or dissolution of the Company;

     (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Hudson City Bancorp, Inc. do not belong to any of the following groups:

     (i) individuals who were members of the Board of Directors of Hudson City Bancorp, Inc. on January 1, 2005; or

     (ii) individuals who first became members of the Board of Directors of Hudson City Bancorp, Inc. after January 1, 2005 either:

     (A) upon election to serve as a member of the Board of Directors of Hudson City Bancorp, Inc. by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

     (B) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Hudson City Bancorp, Inc., or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation

2

14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of Hudson City Bancorp, Inc.; or

     (e) any event which would be described in section 3.4(a), (b), (c) or (d) if the term “Bank” were substituted for the terms “Company” or “Hudson City Bancorp, Inc.” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 3.4, the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          Section 3.5 “Code” means the Internal Revenue Code of 1986, including the corresponding provisions of any succeeding law.

          Section 3.6 “Company” means Hudson City Bancorp, Inc., a Delaware corporation, and any successor thereto.

          Section 3.7 “Company and the Bank” means the Company, together with any other organization that is required to be considered, along with the Company, a single entity for purposes of consolidated financial reporting under GAAP.

          Section 3.8 “Corporate Performance Objectives” means for any Plan Year those objective performance objectives selected and established by the Committee in accordance with the requirements of Article VI of the Plan.

          Section 3.9 “Committee” means a committee consisting of those members of the Compensation Committee of the Company whom are outside directors as defined in section 162(m) of the Code or such other committee consisting of outside directors as defined in section 162(m) of the Code as the Board may appoint to serve as the Committee. The Committee shall at all times consist of at least two members who are outside directors as defined in section 162(m) of the Code.

          Section 3.10 “Disabled” means, with respect to any Participant, suffering from a mental or physical condition of total incapacity which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent and precludes further performance of duty with the Company and the Bank.

          Section 3.11 “Discharge for Cause” means the termination upon the finding of the Committee of an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company, the Bank or one of their affiliates, or willful violation of any law, rule or regulation, (other than traffic violations or similar offenses), or final cease-and-desist order which results in material loss to the Company, the Bank or one of their affiliates.

3

          Section 3.12 “Effective Date” means January 1, 2005, subject to approval by the Company’s shareholders at the meeting of shareholders on May 27, 2005, or any adjournment or postponement thereof.

          Section 3.13 “Employee” means any individual employed by the Company or the Bank as an employee, but does not mean an individual who renders service solely as a director or independent contractor.

          Section 3.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          Section 3.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the corresponding provisions of any succeeding law.

          Section 3.16 “GAAP” means generally accepted accounting principles, as amended from time to time and applied in preparing the financial statements of the Company and the Bank.

          Section 3.17 “Participant” means an Employee who is selected by the Committee as eligible to participate in the Plan for a Plan Year.

          Section 3.18 “Plan” means the Executive Officer Annual Incentive Plan of Hudson City Bancorp, Inc.

          Section 3.19 “Plan Year” means the calendar year.

          Section 3.20 “Retires” means, with respect to any Employee, terminates employment at a time when the Employee is eligible to receive a benefit based upon his retirement or early retirement as set forth in any tax-qualified retirement or pension plan of the Company or the Bank.

          Section 3.21 “Section 162(m) Employee” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of section 162(m) of the Code, as hereinafter defined; provided, however, that the term “Section 162(m) Employee” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

          Section 3.22 “Taxable Year” means the taxable year of the Company for federal income tax purposes.

4

Article IV

Eligibility And Participation

          Section 4.1 Eligibility. The Committee shall annually select the individual Employees, if any, eligible for participation in the Plan. Eligibility shall be limited to top executive-level Employees whose functional responsibility includes the establishment of strategic direction and long-range plans for the Company and the Bank, including, but not limited to, the Chief Executive Officer, Chief Operating Officer, Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents.

          Section 4.2 Participation. An Employee who holds or assumes an eligible position shall not be a Participant for any Plan Year unless selected by the Committee to participate in the Plan for the Plan Year. An Employee who is hired, transferred or promoted into an eligible position during a Plan Year and selected to participate in the Plan for that Plan Year shall receive a prorated award for that Plan Year. In no event shall a person who is a Section 162(m) Employee be added to the Plan for any Plan Year after the close of the eighth month of the Plan Year.

          Section 4.3 Termination of Employment. In general, a Participant must be employed by the Company and/or the Bank on the last day of the Plan Year to receive an award. A Participant who Retires, dies or becomes Disabled during a Plan Year shall receive a prorated award for that Plan Year. In these circumstances, the amount of any prorated award shall be calculated and paid after the end of the Plan Year on the basis of the level of attainment of the established performance goals for the entire Plan Year.

          Section 4.4 Change of Control. A Participant who terminates employment with the Company and the Bank on or after the effective date of a Change of Control shall be eligible for a prorated award, provided that his termination was not a Discharge for Cause. In these circumstances, the amount of any prorated award shall be calculated and paid at or as soon as practicable following termination of employment on the basis of the level of attainment of the established performance goals for the portion of the Plan Year preceding the Change of Control, annualized to project full-year performance.

          Section 4.5 Other Terminations. The Committee shall have the authority to determine whether a Participant who otherwise ceases employment prior to the end of a Plan Year is eligible to receive a prorated award for that Plan Year; provided, however, that following the occurrence of a Change of Control, the Committee may not exercise its authority to deny a prorated award to any Participant whose termination of employment is not a Discharge for Cause.

          Section 4.6 Prorated Awards. Prorated awards shall be calculated by dividing the applicable annual award by twelve and multiplying the result by the number of months of the Participant’s service during the Plan Year, rounded to the next highest whole month.

5

Article V

Award Opportunity

          Section 5.1 Awards. The Committee shall provide an award opportunity to Participants who assist the Company and the Bank in achieving certain Corporate Performance Objectives for a Plan Year. The award opportunity for each Plan Year shall be a percentage of each Participant’s Base Salary for the Plan Year. The amount of a Participant’s award, if any, shall be based on the degree to which the Company and the Bank achieve their Corporate Performance Objectives.

          Section 5.2 Award Opportunity Level. The Committee recognizes that the level of control and influence a Participant has over the achievement of Corporate Performance Objectives is influenced by the Participant’s level of responsibility. As such, the Committee shall establish annually, as provided below, a matrix which shall establish for each Participant the award opportunity for such Participant if the Company and the Bank achieve their target Corporate Performance Objectives. The matrix may also include enhanced or reduced award opportunity levels for such Participant if the Company and the Bank achieve at a level above or below the target Corporate Performance Objectives.

Article VI

Establishment Of Corporate Performance Objectives

          Section 6.1 Performance Objectives.

     (a) As soon as practicable, but in any event within the first ninety (90) days of each Plan Year, the Committee shall establish specific Corporate Performance Objectives for the Company and the Bank, including target levels and, if deemed appropriate by the Committee, one or more enhanced or reduced award opportunity levels associated with each Corporate Performance Objective. If the Committee adds a Participant to the Plan for a Plan Year after initially establishing the award opportunities and Corporate Performance Objectives for the Plan Year, it shall establish the award opportunities and Corporate Performance Objectives applicable to the new Participant within 30 days after adding the Participant to the Plan. The Corporate Performance Objectives for a Plan Year shall be based on one or more of the following criteria:

     (i) Basic earnings per common share,

     (ii) Basic cash earnings per common share,

     (iii) Diluted earnings per common share,

     (iv) Diluted cash earnings per common share,

     (v) Net income,

     (vi) Cash earnings,

6

     (vii) Net interest income,

     (viii) Non-interest income,

     (ix) General and administrative expense to average assets ratio,

     (x) Cash general and administrative expense to average assets ratio,

     (xi) Efficiency ratio,

     (xii) Cash efficiency ratio,

     (xiii) Return on average assets,

     (xiv) Cash return on average assets,

     (xv) Return on average stockholders’ equity,

     (xvi) Cash return on average stockholders’ equity,

     (xvii) Return on average tangible stockholders’ equity,

     (xviii) Cash return on average tangible stockholders’ equity,

     (xix) Core earnings,

     (xx) Operating income,

     (xxi) Operating efficiency ratio,

     (xxii) Net interest rate spread,

     (xxiii) Loan production volume,

     (xxiv) Non-performing loans,

     (xxv) Cash flow,

     (xxvi) Strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management,

     (xxvii) Any combination of the foregoing.

The Corporate Performance Objectives may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies and may include or exclude any or all extraordinary or non-recurring items.

7

     (b) Those Corporate Performance Objectives which have meanings ascribed to them by GAAP shall have the meanings assigned to them under GAAP as in effect and applied to the Company and the Bank on the date on which the Corporate Performance Objectives are established, without giving effect to any subsequent changes in GAAP, unless the Committee specifically provides otherwise when it establishes the Corporate Performance Objectives. Corporate Performance Objectives based upon cash earnings or cash returns shall refer to or be calculated based upon net income adjusted to exclude non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits. Corporate Performance Objectives based upon cash general and administrative expenses shall refer to general and administrative expenses, calculated in accordance with GAAP, adjusted to eliminate non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits.

          Section 6.2 Award Matrix. The Committee shall assign a percentage weight to each Corporate Performance Objective for each Plan Year. The weight assigned to any one or more Corporate Performance Objectives may be zero, but the aggregate weight assigned to all Corporate Performance Objectives shall equal 100%. The Committee may assign different weightings to Corporate Performance Objectives for each Participant or classes of Participants. The Committee shall establish a matrix which shall set forth the Corporate Performance Objectives, the target and other applicable performance levels with respect thereto, the weighting of such Corporate Performance Objectives, if any, and the corresponding award opportunity for each Participant.

          Section 6.3 Adjustments. Under normal business conditions, once established for a Plan Year as provided herein, Corporate Performance Objectives shall not be subject to revision or alteration. However, unusual conditions may warrant a reexamination of such criteria. Such conditions may include, but not be limited to, a Change of Control, declaration and distribution of stock dividends or stock splits, mergers, consolidation or reorganizations, acquisitions or dispositions of material business units, or infrequently occurring or extraordinary gains or losses. In the event the Committee determines that, upon reexamination, alteration of the Corporate Performance Objectives is appropriate, the Committee shall reestablish the Corporate Performance Objectives to maintain as closely as possible the previously established expected level of overall performance of the Participants, taken as a whole, as is practicable. Notwithstanding the foregoing, any adjustments to the award opportunities or Corporate Performance Objectives applicable to a Section 162(m) Employee for a Plan Year shall conform to the requirements of section 162(m) of the Code and the regulations promulgated pursuant thereto.

          Section 6.4 Negative Discretion. The Committee may, in its sole discretion, determine to adjust the amount of an award computed by applying the award matrix contemplated by section 6.2 for any or all Participants if it determines that prevailing circumstances (including but not limited to, the subjective appraisal of the Participant’s performance for the Plan Year) warrant; provided, however, that in the case of Section 162(m) Employees, any such adjustment shall result in a reduced payment.

8

Article VII

Determination And Payment Of Awards

          Section 7.1 Certification of Corporate Performance Objectives. As promptly as practicable, but in any event within 75 days after the end of each Plan Year, the Committee shall certify the performance of the Company and the Bank relative to the Corporate Performance Objectives established for Participants. Each Participant’s award shall be determined by multiplying the Participant’s Base Salary earned during the applicable Plan Year by the percentage set forth in the matrix established pursuant to sections 6.2 and 6.3 of the Plan, as possibly adjusted down, but not up, for such subjective factors as the Committee deems appropriate, including, but not limited to, whether the Participant’s overall individual performance met expectations. Awards under the Plan shall be paid in cash, subject to applicable withholding taxes, as soon as practicable following the end of the Plan Year but in no event later than March 15 of the year immediately following the Plan Year.

          Section 7.2 Deferral of Awards. In lieu of receiving a cash payment in respect of Awards payable under the Plan, Participants may elect to defer Awards pursuant to the terms of the Officers’ Deferred Compensation Plan of Hudson City Bancorp, Inc. if such plan is adopted and in effect.

Article VIII

Maximum Award

          Section 8.1 Maximum Award. The maximum award that may be paid to any Participant for any Plan Year shall be Three Million Dollars ($3,000,000).

Article IX

Administration

          Section 9.1 Committee. The Plan shall be administered by the Committee.

          Section 9.2 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

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          Section 9.3 Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

     (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan;

     (b) to adopt rules and regulations for the operation and administration of the Plan; and

     (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

Article X

Amendment And Termination

          Section 10.1 Amendment. The Board may amend or revise the Plan in whole or in part at any time; provided, however, that to the extent required to comply with section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by a majority of the votes cast on a proposal to approve such amendment or revision.

          Section 10.2 Termination. The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee.

Article XI

Miscellaneous

          Section 11.1 No Right to Continued Employment. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to continuation of his or her position as an Employee. The Company and the Bank reserve the right to dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

          Section 11.2 Non-Alienation of Benefits. Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, former Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any

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Participant, former Participant or beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied to such distribution or payment, or any part thereof, to or for the benefit of such Participant, former Participant or beneficiary, in such manner as the Committee shall direct; provided, however, that no such action by the Committee shall cause the acceleration or deferral of any benefit payments from the date on which such payments are scheduled to be made.

          Section 11.3 No Effect Prior to Shareholder Approval. The Plan shall not be effective or implemented prior to approval by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company.

          Section 11.4 Status of Plan Under ERISA. The Plan is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the ERISA. The Plan is not intended to comply with the requirements of section 401(a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and construed so as to effectuate this intent.

          Section 11.5 Construction and Language. Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and the masculine gender may be read as referring equally to the feminine gender or the neuter.

          Section 11.6 Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey, without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Bergen County, New Jersey shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan or in any way relating to the rights or obligations of any person under, or the acts or omissions of the Company, the Bank, the Board, the Committee or any duly authorized person acting in their behalf in relation to the Plan. By participating in this Plan, the Participant, for himself and any other person claiming any rights under the Plan through him, agrees to submit himself, and any such legal action described herein that he shall bring, to the sole jurisdiction of such courts for the adjudication and resolution of such disputes.

          Section 11.7 Headings. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

          Section 11.8 Withholding. Payments from this Plan shall be subject to all applicable federal, state and local income withholding taxes. The Company, the Bank or the Committee shall have the right to require any person entitled to receive a payment under this Plan to pay the amount of any tax which is required to be withheld with respect to such payment, or, in lieu thereof, to deduct from the amount payable the amount required to be withheld.

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          Section 11.9 Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

     (a) If to the Committee:

Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
Attention: Corporate Secretary

     (b) If to a Participant, to the Participant’s address as shown in the Company and the Bank’s personnel records.

          Section 11.10 Indemnification. The Company shall indemnify, hold harmless and defend each Participant, former Participant and beneficiary, against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce the obligations of the Company and the Bank under the terms of the Plan.

          Section 11.11 Severability. A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          Section 11.12 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          Section 11.13 No Deposit Account. Nothing in this Plan shall be held or construed to establish any deposit account for any Participant or any deposit liability on the part of the Company or the Bank. Participants’ rights hereunder shall be equivalent to those of a general unsecured creditor of the Company and the Bank.

          Section 11.14 Successors and Assigns. The provisions of the Plan will inure to the benefit of and be binding upon the Participants and their respective legal representatives and testate or intestate distributes, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred.

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          Section 11.15 Required Provisions. The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Company and the Bank:

     (a) Notwithstanding anything herein contained to the contrary, in no event will the aggregate amount of compensation payable by the Bank to any person on account of his termination of employment exceed three times such person’s average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Company and the Bank or for his entire period of employment with the Company and the Bank and their respective predecessors, if less than five calendar years.

     (b) Notwithstanding anything herein contained to the contrary, any payments pursuant to this Plan, are subject to and conditioned upon their compliance with section 1828(k) of the Federal Deposit Insurance Act and any regulations promulgated thereunder and Federal Deposit Insurance Corporation regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

     (c) Notwithstanding anything herein contained to the contrary, if any Participant is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, the Bank’s obligations under this Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Participant all or part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (d) Notwithstanding anything herein contained to the contrary, if the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, all prospective obligations of the Bank under this Plan shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Participant shall not be affected.

     (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default, within the meaning of section 3(x)(1) of the Federal Deposit Insurance Act, all prospective obligations of the Bank under this Plan shall terminate as of the date of default, but vested rights and obligations of the Bank and the Participant shall not be affected.

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     (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Plan is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision or his designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions is not or shall cease to be required by applicable law, rule or regulation, the same shall become inoperative automatically as though eliminated by formal amendment of the Plan. Any of the foregoing provisions which, by their terms, apply only to the Bank shall not affect the rights and obligations of the Company.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION – DATED ___, 2005

PROSPECTUS

(Holding Company for Hudson City Savings Bank)
Up to 488,750,000 Shares of Common Stock

          We are offering up to 488,750, 000 shares of our common stock for sale in connection with our conversion from a mutual holding company structure to a stock holding company structure. The shares of our common stock are being offered for sale at a price of $10.00 per share. Our common stock is listed on the Nasdaq National Market under the symbol “HCBK” and will continue to trade under that symbol after the offering. Concurrent with the completion of the offering, we will effect a stock split so that our existing public stockholders will own the same percentage of our common stock as they owned immediately prior to the conversion.

          We are offering these shares for sale on a priority basis to our depositors in a subscription offering. Ryan Beck & Co., Inc. will assist us in selling our common stock in the subscription offering on a best efforts basis. In order to complete the subscription offering and the syndicated offering described below, we must sell, in the aggregate, a minimum of 361,250,000 shares. The minimum purchase is 25 shares. The subscription offering is expected to expire at 11:00 a.m., Eastern Time, on ___, 2005. We may extend this expiration date without notice to you until ___, 2005, or such later date as the Office of Thrift Supervision may approve. Once submitted, subscription orders are irrevocable unless the offering is terminated or extended beyond ___, 2005. However, if the offering is extended beyond ___, 2005, or the number of shares of common stock to be sold increases above 488,750,000 shares or decreases below 361,250,000 shares, subscribers will be resolicited. Funds received from subscribers prior to completion of the offering will be held in an escrow account at Hudson City Savings and will earn interest at our passbook savings rate. If we terminate the offering, or if we extend the offering beyond ___, 2005 and you rescind your order, we will promptly return your funds with interest.

          We are also offering any shares of our common stock not subscribed for in the subscription offering for sale to the general public in a syndicated offering through a syndicate of selected dealers. We may begin the syndicated offering concurrently with, or at any time following, the commencement of the subscription offering. Lehman Brothers is acting as global coordinator and sole bookrunner and Ryan Beck is acting as joint lead manager for the syndicated offering, which is being conducted on a best efforts basis. None of Ryan Beck, Lehman Brothers or any other member of the syndicate group is required to purchase any shares in the offering.

Investing in our common stock involves risks.
Please read the Risk Factors beginning on page __.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Maximum
Number of shares	361,250,000	488,750,000
Gross offering proceeds	$3,612,500,000	$4,887,500,000
Estimated offering expenses(1)	$108,122,000	$159,122,000
Estimated net proceeds	$3,504,378,000	$4,728,378,000
Estimated net proceeds per share	$9.70	$9.67

(1)	Includes (i) selling commissions payable by us to Ryan Beck in connection with the subscription offering equal to the lesser of 1% of the aggregate amount of common stock sold in the subscription offering and $15,000,000; (ii) fees and selling commissions payable by us to Lehman Brothers, Ryan Beck and the other syndicate members participating in the syndicated offering equal to 4% of the aggregate amount of common stock sold in the syndicated offering; and (iii) other fees and expenses of the offering estimated to be $8.6 million. For information regarding compensation to be received by Lehman Brothers, Ryan Beck and the other syndicate members that may participate in the syndicated offering, including the assumptions regarding the number of shares that may be sold in the subscription offering and the syndicated offering to determine the estimated offering expenses, see “Pro Forma Data” on page [30] and “The Conversion and Stock Offering—Plan of Distribution; Selling Agent Compensation” on page [142].

          These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, contact the Stock Information Center at __________.

The date of this prospectus is _________, 2005

[MAP OF NEW JERSEY DIVIDED BY COUNTY AND MAP OF NEW YORK COUNTIES WITH BRANCH OFFICES, EACH SHOWING NUMBER OF HUDSON CITY SAVINGS BANK BRANCH OFFICES PER COUNTY]

You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Hudson City Bancorp and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.

SUMMARY

          The following summary highlights selected information from this document and may not contain all the information that is important to you. To fully understand this offering, you should read this entire document carefully, including the sections entitled “Risk Factors” and “The Conversion and Stock Offering” and the consolidated financial statements and the notes to the consolidated financial statements, before making a decision to invest in our common stock.

          In this prospectus, unless the context indicates otherwise, “our company,” “we,” “us,” and “our” refer to Hudson City Bancorp, Inc., a Delaware corporation, and its consolidated subsidiary, Hudson City Savings Bank, a federal stock savings bank. “Hudson City Savings” refers to Hudson City Savings Bank as a separate entity. “Hudson City, MHC” refers to Hudson City, MHC, a New Jersey mutual holding company and majority-owner of Hudson City Bancorp.

The Companies

          Hudson City Bancorp. We are a Delaware corporation and the mid-tier holding company that owns 100% of Hudson City Savings. We were formed in 1999 in connection with the reorganization of Hudson City Savings into a mutual holding company structure. In that reorganization, we conducted an initial public offering of 47% of our common stock and received net proceeds of $527.6 million. The remaining 53% was acquired by our mutual holding company parent, Hudson City, MHC. As of December 31, 2004, Hudson City, MHC, primarily as a result of stock repurchases, owned 65.85% of our outstanding common stock, and the remaining shares of our common stock were owned by public stockholders.

          At December 31, 2004, we had total assets of $20.15 billion, deposits of $11.48 billion and stockholders’ equity of $1.40 billion.

          Our executive office is located at West 80 Century Road, Paramus, New Jersey 07652. Our telephone number at this address is (201) 967-1900.

          Hudson City Savings. Hudson City Savings is a federal stock savings bank and our wholly-owned subsidiary. Hudson City Savings was originally chartered in 1868 as a New Jersey mutual savings bank. In 1999, Hudson City Savings reorganized into a two-tier mutual holding company structure, converted to a New Jersey chartered stock savings bank and became the wholly-owned subsidiary of Hudson City Bancorp, which in turn became the majority-owned subsidiary of Hudson City, MHC. Effective January 1, 2004, Hudson City Savings converted to a federal stock savings bank, with Hudson City, MHC and Hudson City Bancorp each becoming a savings and loan holding company regulated by the Office of Thrift Supervision while retaining their respective state charters.

          Hudson City Savings is the largest savings bank by asset size headquartered in New Jersey.

          Hudson City, MHC. Hudson City, MHC is the New Jersey-chartered mutual holding company of Hudson City Bancorp. Its principal business is to own a majority of our outstanding shares. Hudson City, MHC currently owns 65.85% of our outstanding shares. At December 31, 2004, Hudson City, MHC had $145.3 million of assets excluding the shares of Hudson City Bancorp. Following the conversion, Hudson City, MHC will be merged into Hudson City Bancorp and will cease to exist as a separate entity.

Our Business

          We are a community-oriented retail savings bank offering traditional deposit products, residential mortgage loans and consumer loans. In addition, we diversify our assets by purchasing mortgages, mortgage-backed securities, securities issued by the U.S. government and government-sponsored agencies and other investments permitted by applicable laws and regulations. Except for community-related investments, we have not recently originated or invested in commercial real estate loans, loans secured by multi-family residences or commercial/industrial business loans, although we have the legal authority to make such loans. We retain substantially all of the loans we originate or purchase.

          We compete for customers both on the basis of superior customer service and attractive pricing. We believe that our industry-leading level of operating efficiency allows us to profitably offer very competitive loan and deposit rates. We have developed a core competency in originating residential mortgage loans with principal balances in excess of the Fannie Mae limit, which is currently $359,600 (non-conforming “jumbo loans”). We believe we are one of the largest jumbo residential mortgage lenders in New Jersey and one of the largest buyers of jumbo mortgages nationally. We believe that our retention and servicing of the residential mortgage loans that we originate allows us to maintain higher levels of customer service and satisfaction than originators who primarily originate and sell loans to third parties.

          Retail deposits generated through our branch network and longer-term wholesale borrowings are our primary means of funding growth. We have increased our share of total deposit funding provided by core deposits (which excludes our time deposits) to over 50% at December 31, 2004 from approximately 25% at December 31, 1999. A key driver of this growth is our High Value Checking product, which was introduced in April, 2002. We market this product as an attractive alternative to cash management accounts offered by brokerage firms. The High Value Checking account pays an interest rate generally above competitive market rates and also provides unlimited checking, no-charge online banking, no-charge bill payment and debit card availability. The balance in High Value Checking accounts at December 31, 2004 was $4.19 billion, compared with $2.71 billion at December 31, 2003 and $943.2 million at December 31, 2002.

Market Area and Customer Base

          We conduct our operations through our 84 branches located in 15 counties throughout the State of New Jersey and one branch office located in Suffolk County, New York. New Jersey is one of the most attractive banking markets in the United States with a total population of nearly 8.7 million and a median 2004 household income of $61,779, ranking first among the states and well above the U.S. median 2004 household income of $46,475. Over 70% of the population of New Jersey resides in the counties in which we operate. We believe that New Jersey’s highly diversified economy reduces our potential exposure to a downturn in one or a handful of economic sectors. We had a 5.56% deposit market share in the State of New Jersey as of June 30, 2004, ranking fifth in total deposits as of that date as reported by SNL Financial LC. Our deposit growth rate from 2001 to 2004 in all but one of the counties that we serve exceeded the overall deposit growth rate in those counties over that period.

          Our business model and product offerings allow us to serve a broad range of customers with varying demographic characteristics. Our traditional thrift products such as conforming one- to four- family residential mortgages, certificates of deposit, and passbook savings accounts appeal to a broad customer base. Additionally, our jumbo mortgage lending proficiency and our High Value Checking product allow us to target higher-income customers successfully.

Growth Strategy

          We have pursued a strategy of internally generated growth since our initial public offering in 1999 and intend to continue to do so following this offering. From December 31, 1999 to December 31, 2004, our total assets have increased from $8.52 billion to $20.15 billion, or 136.5%, total loans have increased from $4.31 billion to $11.36 billion, or 163.5%, and total deposits have increased from $6.69 billion to $11.48 billion, or 71.6%.

          We plan to continue our strategy of de novo branch expansion both within our existing New Jersey branch footprint and in surrounding states with similar demographic characteristics. We have received regulatory approval to open three additional branch offices in New Jersey, an additional four branches in Suffolk County, New York and two branches in Richmond County (Staten Island), New York in 2005. We currently plan to open approximately 10 to 15 new branches annually on an ongoing basis.

          We believe that our growth has been and will continue to be facilitated by financial industry consolidation, which has led to the sale of many of our traditional competitors in New Jersey and adjacent markets. We believe that our products, competitive pricing, and quality customer service will be attractive to disaffected or underserved customers in these markets.

          We may also pursue limited product diversification to complement our core one- to four-family residential mortgage lending business. We recently introduced a business money-market product targeted at small business owners. We have also, through a wholly-owned subsidiary, recently formed a strategic alliance with Savings Bank Life Insurance of Massachusetts that jointly markets a variety of life insurance products through our retail branches. We assume no underwriting risk on these insurance policies.

Operating Strategy

          Our operating strategy relies on minimizing our cost of operations, maintaining strong credit quality, and providing a well-defined, targeted set of loan and deposit products that appeal to our customers. We have been effective at controlling our operating expenses. Our efficiency ratio, a commonly used industry ratio to measure the cost of producing each dollar of revenue, was 23.60% for 2004. Our ratio of non-interest expense to average assets was 0.64% for 2004. These ratios rank #2 and #1, respectively, among the 50 largest U.S. banks and thrifts by total assets in 2004 according to SNL Financial LC. Our relatively high level of deposits per branch office contributes to our expense management efforts by limiting the overhead costs of serving our deposit customers. Our average deposits per branch office was $135.0 million as of December 31, 2004, which is significantly higher than the $70.9 million median for the 50 largest U.S. banks and thrifts as of December 31, 2004 as reported by SNL Financial LC.

          The primary emphasis of our lending activities is on the origination and purchase of first mortgage loans secured by one- to four-family properties that serve as the primary or secondary residence of the owners. At December 31, 2004, we had $11.21 billion of residential mortgage loans, representing 99% of our total loan portfolio. Our residential mortgage loans are originated through our branches, commission-based sales representatives and mortgage brokers. During 2004, we purchased first mortgage loans of $3.12 billion to complement our first mortgage loan originations of $1.38 billion. We apply substantially the same underwriting standards to both purchased and originated loans. In addition, we only purchase loans from selected states with diversified economies where we believe property values would be less susceptible to economic downturns in a particular sector. As of December 31, 2004, approximately 58% of our loan portfolio is secured by properties located in New Jersey. We do not originate or purchase sub-prime mortgages, nor do we purchase or sell loan servicing rights. We generally service only mortgage loans that we originate and hold in our portfolio.

          We have maintained strong credit quality through our commitment to residential mortgage lending and use of conservative underwriting standards. We have had consistently low levels of loan losses and non-performing assets. At December 31, 2004, our ratio of non-performing assets to total assets was 0.11%, well below industry averages. Our loan loss reserves were $27.3 million or 126.44% of non-performing loans and 0.24% of total loans, respectively, at December 31, 2004. Our cumulative net recoveries for the five fiscal years ended December 31, 2004 were $114,000.

          We seek to manage our asset and liability mix to help minimize the impact that interest rate fluctuations may have on our earnings. We generally use longer-term borrowings, primarily securities sold under agreements to repurchase and Federal Home Loan Bank advances, to finance our portfolio of primarily fixed-rate residential mortgages. Our short-term deposits are primarily used to fund our portfolio of short-term mortgage-backed and other investment securities. Our historical investment strategy emphasized the origination of long duration assets which capitalized on the historically steep interest rate yield curve. We plan to change our interest rate risk profile significantly following this offering. We initially expect to invest a substantial portion of the net proceeds from the offering in short-term government or government-sponsored agency securities. We also intend to increase the volume of adjustable-rate mortgages that we originate and purchase to approximately 50% of total mortgage originations and purchases, although achieving that goal will depend upon market conditions and other factors. While these steps may reduce our net interest rate spread and, thus, our profitability in the short term, they should also reduce our interest rate risk in a rising interest rate environment.

Our Conversion And Offering

          We are reorganizing from a mutual holding company structure, where the mid-tier holding company is 34.15% owned by public stockholders, to a stock holding company which will be 100% owned by public stockholders. This reorganization is commonly referred to as a “second-step” conversion. As part of the reorganization, Hudson City, MHC will convert from a New Jersey chartered mutual holding company to a federally chartered mutual holding company and immediately merge into Hudson City Bancorp, at which time Hudson City, MHC will cease to exist as a separate entity. Voting rights in Hudson City Bancorp will be vested solely in the public stockholders following the conversion.

          As a result of the conversion and merger of Hudson City, MHC into Hudson City Bancorp, the shares of common stock of Hudson City Bancorp owned by Hudson City, MHC will be cancelled and new shares of common stock representing the 65.85% ownership interest of Hudson City, MHC will be offered for sale by Hudson City Bancorp in the offering. In addition, the assets of Hudson City, MHC will be added to Hudson City Bancorp as a capital contribution. At December 31, 2004, Hudson City, MHC’s assets, excluding its ownership of shares of Hudson City Bancorp, were $143.5 million. At the conclusion of the conversion and offering, current public stockholders of Hudson City Bancorp will receive additional shares of common stock for each share of common stock they hold at that date in a stock split, based on a split ratio, so that our current public stockholders will own the same percentage of our common stock as they owned immediately prior to the conversion.

This chart shows our structure before the conversion and offering:

This chart shows our new structure after the conversion and offering:

Terms Of The Offering

          We are offering between 361,250,000 and 488,750,000 shares of our common stock to our depositors and to the public in concurrent subscription and syndicated offerings (which we refer to in this document collectively as the offering). The offering price is $10.00 per share. All new investors will pay the same purchase price per share. No commission will be charged to purchasers in the offering.

          The shares are being offered on a priority basis to depositors of Hudson City Savings in a subscription offering. Ryan Beck, our financial advisor and selling agent in connection with the subscription offering, will use its best efforts to assist us in selling our common stock in the subscription offering. Ryan Beck is not obligated to purchase any shares of common stock in the subscription offering.

          We are also offering for sale to the general public in a syndicated offering through a syndicate of selected dealers any shares of our common stock not subscribed for by our depositors in the subscription offering. We may begin the syndicated offering concurrently with, or at any time following, the commencement of the subscription offering. Lehman Brothers Inc. is acting as global coordinator and sole bookrunner and Ryan Beck is acting as joint lead manager for the syndicated offering, which is also being conducted on a best efforts basis. None of Ryan Beck, Lehman Brothers, or any other member of the syndicate group is required to purchase any shares in the syndicated offering.

Reasons For The Conversion And Offering

          The conversion and offering are intended to provide us with substantially greater access to capital resources than is available to us under our mutual holding company structure and is expected to significantly increase the liquidity of the trading market for our common stock. Funds raised in the offering will allow us to:

•	increase lending to support continued growth in our residential real estate loan portfolio;

•	open or acquire additional branch offices;

•	acquire other financial institutions or other businesses related to banking (although no specific mergers or acquisitions are currently planned); and

•	use the additional capital for other general corporate purposes.

          After considering the advantages and risks of the conversion and offering, as well as applicable fiduciary duties, the Boards of Directors of Hudson City, MHC, Hudson City Bancorp and Hudson City Savings unanimously approved the conversion and offering as being in the best interests of each such institution, the communities they serve and their respective depositors and stockholders.

How We Intend To Use The Proceeds From The Offering

          We intend to contribute $3.0 billion of the net proceeds from the offering to Hudson City Savings. We also intend to lend our employee stock ownership plan cash to enable the plan to buy a number of shares equal to up to 4% of the shares to be sold in the offering, either through the exercise of subscription rights or in open market transactions after the completion of the offering. The balance of the net proceeds will be retained by Hudson City Bancorp. For example, assuming we sell 425,000,000 shares of common stock, we expect to distribute the net proceeds from the offering as follows:

•	$3.0 billion will be contributed to Hudson City Savings;

•	$170.0 million will be loaned to our employee stock ownership plan; and

•	$946.4 million will be retained by Hudson City Bancorp.

          As was done in our initial public offering, Hudson City Bancorp anticipates that it will place its portion of the net proceeds as a deposit in Hudson City Savings.

          The net funds available for investment from the offering, including the proceeds contributed to Hudson City Savings, are expected to be initially invested in short-term government or government-sponsored agency securities. The purchases will have staggered maturities and will mature over the one-year period following the closing of the offering. We intend to reinvest up to $2.4 billion of the securities maturing in the twelve months following the offering in one- to two-year government or government-sponsored agency securities with the remainder being used as cash flow for general investment. By reinvesting in this manner, we will keep approximately $2.4 billion of investments in securities with final maturities not exceeding two years as a tool to manage interest rate risk in the near term. We may adjust this investment strategy as market conditions dictate. The final investment of the remainder of the maturing securities will be determined at the time of maturity based on prevailing interest rates and investments available, but generally will be invested in our core business of originating and purchasing residential mortgage loans.

How We Determined The Offering Range And The $10.00 Price Per Share

          The offering range is based on an independent appraisal of the market value of the common stock to be offered. RP Financial, LC, an appraisal firm experienced in appraisals of financial institutions, has advised us that, as of February 16, 2005, the estimated pro forma market value of our common stock ranges from a minimum of $5.49 billion to a maximum of $7.42 billion, with a midpoint of $6.45 billion. Based on this valuation range, the percentage of Hudson City Bancorp common stock owned by Hudson City, MHC and the $10.00 price per share, our Board of Directors determined to offer shares of Hudson City Bancorp common stock ranging from a minimum of 361,250,000 shares to a maximum of 488,750,000 shares, with a midpoint of 425,000,000 shares.

          The $10.00 price per share was selected by our Board of Directors and is the price per share most commonly used in stock offerings involving reorganizations of banking institutions and mutual holding companies. The appraisal was based in part on our financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of common stock in the offering, and an analysis of a peer group of companies that RP Financial considered comparable to us. RP Financial’s independent valuation will be updated before we complete our offering.

          The following table presents a summary of selected pricing ratios for the companies comprising the peer group used by RP Financial and the pro forma pricing ratios for us, as calculated by RP Financial in its appraisal report dated February 16, 2005. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 48.83% on a price-to-earnings basis and a discount of 39.22% on a price-to-tangible book basis. The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering.

	Price-to-earnings	Price-to	Price-to-tangible
	multiple(1)	book value ratio	book value ratio
Hudson City Bancorp (pro forma)[2]:
Minimum of offering range	19.61x	118.76%	118.76%
Midpoint of offering range	22.22x	125.16%	125.16%
Maximum of offering range	25.00x	130.38%	130.38%

Valuation of peer group companies as of February 16, 2005 [3]:

Average	14.93x	189.01%	205.91%
Median	15.40x	180.50%	197.00%

(1)	Multiples for Hudson City Bancorp are based on total pro forma outstanding shares of common stock, including all shares owned by our employee stock ownership plan whether or not allocated to participants.

(2)	Based on Hudson City Bancorp’s financial data as of and for the twelve months ended December 31, 2004.

(3)	Reflects earnings for the most recent 12-month period for which data was publicly available.

          The independent appraisal is not necessarily indicative of post-offering trading value. You should not assume or expect that the valuation of Hudson City Bancorp as indicated above means that the common stock will trade at or above the $10.00 purchase price after the offering is completed.

          On ___, 2005, we received authorization from the Office of Thrift Supervision to conduct the offering. The independent appraisal must be updated before we can complete the offering and such updated appraisal will be subject to the further approval of the Office of Thrift Supervision.

Public Stockholders Will Receive Shares Through The Stock Split Of Hudson City Bancorp Common Stock

          If you are currently a stockholder of Hudson City Bancorp, your shares as of the date of completion of the conversion and offering will be subject to a stock split, pursuant to which you will be entitled to receive additional shares of our common stock. The number of additional shares you receive will be based on a split ratio which will be determined as of the date of completion of the conversion and offering and will be based on the percentage of our common stock held by the public prior to the conversion, the final independent appraisal of our common stock prepared by RP Financial and the number of shares sold in the offering. The split ratio will ensure that the public stockholders of our common stock will own the same aggregate percentage of our common stock after the conversion as they owned immediately prior to completion of the conversion, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The split ratio is not dependent on the market price of our common stock.

          The following table shows how many shares a hypothetical owner of our common stock would receive in the stock split, based on the number of shares sold in the offering.

					Total shares of		Additional shares
					common stock to		of our common
			Additional		be outstanding		stock that would be
	Shares to be sold in this		shares to be issued in		after the	Split	issued in stock split
	offering		stock split		conversion(2)	ratio	per 100 shares
	Amount	Percent	Amount	Percent (1)
Minimum	361,250,000	65.85%	123,778,303	34.15%	548,597,698	2.9471	194
Midpoint	425,000,000	65.85%	156,839,662	34.15%	645,409,057	3.4672	246
Maximum	488,750,000	65.85%	189,901,020	34.15%	742,220,415	3.9873	298

(1)	Percent is calculated by adding 63,569,395 shares issued and outstanding to the public (excluding Hudson City, MHC) as of December 31, 2004 to the additional shares to be issued to such public stockholders in the stock split.

(2)	Includes 63,569,395 shares issued and outstanding to the public (excluding Hudson City, MHC) as of December 31, 2004.

          The stock split will occur automatically on the date of completion of the conversion, without further action by stockholders. No fractional shares of our common stock will be issued. For each fractional share that would otherwise be issued, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share purchase price. For example, at the midpoint shown in the preceding table a stockholder owning 100 shares of stock would receive 246 additional shares plus $7.20 in cash. There is no need for stockholders to submit their existing stock certificates. As soon as practicable after the completion of the conversion, stockholders who hold their shares in certificate form will be mailed new stock certificates representing their additional shares of our common stock and will receive checks representing fractional share interests. The brokerage firm or trustee holding shares for beneficial owners will automatically adjust the holdings of those stockholders.

          At December 31, 2004, there were outstanding options to purchase 6,994,758 shares of our common stock. The number of outstanding options and related exercise prices will be adjusted based on the split ratio. The term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of common stock outstanding will increase and the split ratio could be adjusted. If all outstanding options are exercised for authorized but unissued shares, stockholders will experience dilution of approximately 2.39% in their ownership interest in our common stock.

Our Policy Regarding Dividends

          Hudson City Bancorp paid a cash dividend of $0.20 per share on March 1, 2005, or $0.80 per share on an annualized basis, which represents an annualized yield of 2.2% based on our closing stock price of $36.06 on January 18, 2005, the date of declaration of the dividend. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to approximate the per share dividend amount, adjusted to reflect the stock split, that our stockholders currently receive on their shares of Hudson City Bancorp common stock. However, the continued payment of dividends will depend upon our debt and equity structure, earnings and financial condition, need for capital in connection with possible future acquisitions and other factors, including economic conditions, regulatory restrictions and tax considerations. We cannot guarantee that we will pay dividends in the future or, if we pay dividends, the amount and frequency of these dividends.

Ownership By Officers And Directors

          Collectively, our directors and executive officers and their associates expect to purchase a total of 1,775,000 shares, or approximately 0.42% of the total shares available for sale in the offering (assuming the midpoint of the offering range, which would result in 425,000,000 shares of our common stock being available for sale in the offering). These shares do not include shares that may be awarded or issued in the future under any of our stock benefit plans. See “Proposed Purchases of Common Stock by Management,” beginning on page [126].

          Following the offering, and including the conversion of existing Hudson City Bancorp shares and shares held by our employee stock ownership plan for our directors and officers and stock options exercisable within 60 days of February 28, 2005, our directors and executive officers, together with their associates, are expected to beneficially own approximately 34,072,650 shares of our common stock, or 5.28% of our shares to be outstanding based upon the midpoint of the offering range.

Benefit Plans

          Our tax-qualified employee stock ownership plan expects to purchase up to 4% of the shares of common stock we sell in the offering, or 17,000,000 shares of common stock, assuming we sell 425,000,000 shares, the midpoint of the number of shares being offered. Our employee stock ownership plan intends to purchase these shares in the open market following the offering using funds borrowed from us. As a tax-qualified employee benefit plan, this plan may instead purchase shares in the subscription offering consistent with its subscription priority. The plan is a tax-qualified retirement plan for the benefit of all employees. Assuming the employee stock ownership plan purchases 17,000,000 shares, we will recognize additional compensation expense of $170,000,000 over a 40-year period, assuming the shares of common stock have a fair market value of $10.00 per share for the full 40-year period. If, in the future, the shares of common stock have a fair market value greater or less than $10.00, the compensation expense will increase or decrease accordingly.

          Because investment decisions for our employee stock ownership plan are subject to the discretion of an independent fiduciary, we can offer no assurance as to the amount, timing or other terms of stock purchases by this plan.

          We are currently considering implementing a non-tax qualified stock incentive plan for our key employees, officers and directors following the first anniversary of the completion of our second step reorganization. We expect that implementation of this plan would be conditioned on approval by our stockholders. We anticipate that this plan would provide for a base pool of 4% of the stock sold in the offering for restricted stock awards, and a supplemental pool of an additional 4% of the stock sold in the offering for restricted stock awards. We expect that any shares required for restricted stock awards would be purchased in the open market or in privately negotiated transactions following stockholder approval of the plan. Funds for necessary stock purchases would be provided by Hudson City Bancorp. We anticipate that awards under the stock incentive plan would vest over a 10-year period measured from the award date and that compensation expense would be recognized over the vesting period.

          As an alternative to the supplemental pool of restricted stock awards, we may decide to provide for option grants up to 10% of the stock sold in the offering. Any shares required for option grants would be authorized but unissued shares or treasury stock.

          The following table presents information regarding the participants in our existing employee stock ownership plan and our contemplated stock incentive plan, the percentage of outstanding shares after the offering assuming shares are sold at the midpoint of the offering range and the dollar value of the stock available for issuance or allocation under these plans.

		Estimated Value of	Number of
	Individuals	Shares at the	Shares at the	Percentage of	Percentage of
	Eligible to	Midpoint of the	Midpoint of	Total Shares	Shares Sold in
	Participate	Offering Range	Offering Range	Outstanding	the Offering

Employee stock ownership plan	Officers and Employees	$170,000,000	17,000,000	2.63%	4.0%

Stock incentive plan	Directors, Officers and Employees	$340,000,000	34,000,000	5.26%	8.0%

          While it is not our current intention to do so, Office of Thrift Supervision regulations permit us to implement a non-tax-qualified stock incentive plan of the type we describe above during the first year after our second step reorganization, subject to certain limitations. For a detailed description of these limitations please see “Future Stock Benefit Plan—Stock Incentive Plan” on page [119].

          Compensation trends that emerge following the implementation of new stock compensation accounting rules scheduled for June 2005 may affect the ultimate design and timing of implementation of our management and directors stock benefit plans.

Limits On Purchases Of The Common Stock

          Limitations on the purchase of common stock in the offering have been set by the plan of conversion adopted by our Board of Directors. These limitations include the following:

•	You may not purchase fewer than 25 shares.

•	You may not purchase more than 300,000 shares. If you are purchasing in the subscription offering, this limit applies to you together with any persons with whom you are exercising subscription rights through a single qualifying deposit account held jointly.

•	You, together with any of the following persons (referred to as associates) or persons who may be acting in concert with you, may not purchase more than 600,000 shares in all categories of the offering combined, including the syndicated offering:

•	your spouse or relatives of you or your spouse living in your house; or

•	companies, trusts or other entities in which you have an ownership or financial interest or hold a senior position.

          If you are currently a Hudson City Bancorp stockholder, in addition to the above purchase limitations, there is an additional ownership limitation for you. Shares of common stock that you purchase in the offering individually and together with associates or persons acting in concert with you, plus any new shares of our common stock you and they receive in the stock split, may not exceed 5% of the total shares of our common stock issued and outstanding at the completion of the conversion and offering.

          Subject to the approval of the Office of Thrift Supervision, we may increase or decrease the purchase and ownership limitations at any time. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares will be given the opportunity to increase their subscriptions up to the new limit. For a detailed description of purchase limitations see page [138].

Conditions To Completing the Conversion And Offering

          We are conducting the conversion and offering under the terms of our plan of conversion. We cannot complete the conversion and offering unless:

•	our plan of conversion is approved by at least a majority of votes eligible to be cast by depositors of Hudson City Savings;

•	our plan of conversion is approved by a majority of the outstanding shares of our common stock entitled to vote at a meeting of stockholders of Hudson City Bancorp (because Hudson City, MHC owns more than 50% of Hudson City Bancorp’s outstanding shares, we expect that Hudson City, MHC will control the outcome of this vote);

•	our plan of conversion is approved by a majority of the outstanding shares of our common stock held by the stockholders of Hudson City Bancorp, excluding Hudson City, MHC;

•	we sell at least the minimum number of shares of common stock offered; and

•	we receive approval from the Office of Thrift Supervision to complete the conversion and offering.

          Hudson City, MHC intends to vote its ownership interest in favor of the transaction. At December 31, 2004, it owned 65.85% of the outstanding common stock of Hudson City Bancorp. As of January 31, 2005, the directors and executive officers of Hudson City Bancorp and their associates beneficially owned 16,424,143 shares of Hudson City Bancorp, or 8.62% of the outstanding shares of common stock. They intend to vote their shares in favor of the plan of conversion.

Market For The Common Stock

          Our common stock is currently quoted on the Nasdaq National Market under the symbol “HCBK,” and will continue to be quoted under this symbol after the offering. See “Market for the Common Stock,” on page [26].

Tax Aspects of the Conversion

          As a general matter, the conversion and offering will not be taxable transactions, for federal or state income tax purposes, to Hudson City, MHC, Hudson City Bancorp, Hudson City Savings, persons eligible to subscribe in the subscription offering, or existing stockholders of Hudson City Bancorp. Existing stockholders of Hudson City Bancorp who receive cash in lieu of a fractional share of Hudson City Bancorp common stock in the stock split will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

The Subscription Offering

Persons Who May Order Stock In The Subscription Offering

          We are offering shares of our common stock in a subscription offering in the following descending order of priority:

(1)	Depositors with accounts at Hudson City Savings with aggregate balances of at least $50 on June 30, 2003;

(2)	Our tax-qualified employee stock benefit plans; and

(3)	Depositors with accounts at Hudson City Savings with aggregate balances of at least $50 on [March 31, 2005].

          If you qualify under one of the foregoing, you will have priority subscription rights and the following provisions will apply to you.

How You May Purchase Common Stock in the Subscription Offering

          To purchase shares you must deliver a signed and completed original order form to our Stock Information Center, accompanied by full payment or deposit account withdrawal authorization as described below, by 11:00 a.m., Eastern Time, on ___, 2005. It must be actually received by our Stock Information Center (not postmarked) by this offering deadline. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock Information Center, or by overnight delivery to the indicated address on the back of the order form. Mail or delivery of stock order forms to branches or other offices of Hudson City Savings will not be accepted. We are not required to accept orders submitted on photocopied or facsimiled order forms.

          You may pay for your shares by:

•	Personal check, bank check or money order. Each of these must be made payable directly to “Hudson City Bancorp, Inc.” Cash, wire transfers and third party checks and Hudson City Savings line of credit checks may not be remitted as payment for your purchase; or

•	Authorized account withdrawal. The stock order form outlines the types of deposit accounts at Hudson City Savings that you may authorize for direct withdrawal and appropriate means for doing so. The funds you designate must be in your account at the time your order form is received. A hold will be placed on these funds making them unavailable to you for any reason. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. You may authorize withdrawal from a Hudson City Savings certificate of deposit account without incurring an early withdrawal penalty if the withdrawal is authorized for the purchase of shares in the offering.

          You may not authorize withdrawal from Hudson City Savings IRA deposit accounts. By law, Hudson City Savings’ individual retirement accounts are not self-directed and therefore cannot be used to purchase shares of common stock. If you wish to use some or all of the funds that are currently in a Hudson City Savings individual retirement account, the funds must be transferred to a self-directed individual retirement account maintained by an independent trustee, such as a brokerage firm, before your order is placed. If you are interested in using funds in an individual retirement account or any other retirement account at Hudson City Savings to purchase common stock, you should contact our Stock

Information Center as soon as possible, preferably at least two weeks before the end of the offering period, because processing such transactions takes additional time. Whether you may use such funds for the purchasing of shares in the offering may also depend on limitations imposed by the institution where the funds are held.

          Once we receive your completed order form, you may not modify, amend or rescind your order unless the number of shares to be issued is increased to more than 488,750,000 or decreased below 361,250,000, or the offering is not completed by the expiration date. We are not required to notify you of incomplete or improperly executed order forms and we have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so.

          We may not lend funds or extend credit to any person other than our tax-qualified employee stock ownership plans to purchase shares of common stock in the offering.

          Funds received in the subscription offering will be held in a segregated escrow account at Hudson City Savings established to hold funds received as payment for shares. We will pay interest on these funds at Hudson City Savings’ passbook savings rate from the date payment is received until completion or termination of the offering. We may, at our discretion, determine during the offering that it is in the best interest of Hudson City Savings to hold subscription funds in a segregated escrow account at another insured financial institution instead of Hudson City Savings.

Deadline for Ordering Stock in the Subscription Offering

          The subscription offering will expire at 11:00 a.m., Eastern Time, on ___, 2005. We may extend this expiration date without notice to you up to 45 days until ___, 2005, but in no event may the offering extend beyond ___, unless the Office of Thrift Supervision approves a later date. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range.

          We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel all deposit account withdrawal orders and return all funds submitted, plus interest at Hudson City Savings’ passbook savings rate from the date of receipt.

Steps We May Take If We Do Not Sell The Minimum Number Of Shares

          We will not complete the offering until at least the minimum number of shares of common stock have been sold. If at least 361,250,000 shares have not been sold within 45 days after the expiration date of the subscription offering and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at Hudson City Savings’ passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the expiration date is granted by the Office of Thrift Supervision, we will provide each person who subscribed for common stock with an amendment to this prospectus indicating that each person who subscribed for common stock may increase, decrease, or rescind their subscription within the time remaining in the extension period.

Delivery Of Stock Certificates

          Certificates representing shares of common stock issued in the subscription offering will be mailed to the persons entitled to receive these certificates at the certificate registration address noted on the order form, as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals. Until certificates for the new shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.

          If you are currently a stockholder of Hudson City Bancorp, see “—Public Stockholders Will Receive Shares Through The Stock Split of Hudson City Bancorp Common Stock” above.

You May Not Sell Or Transfer Your Subscription Rights

          Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. Your subscription rights may only be exercised by you for your own account. When entering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do. If you order stock in the subscription offering, you will be required to certify on the order form that you are purchasing shares solely for your own account and that you have no agreement or understanding to sell or transfer your subscription rights or the shares of stock to be issued upon their exercise. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights. We will not honor orders that we believe involve the transfer of subscription rights. In addition, if you attempt to sell or otherwise transfer your subscription rights, you may be subject to criminal prosecution and/or other sanctions.

Stock Information Center

          If you have any questions regarding the offering or the conversion, please call our Stock Information Center, at ___, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is closed on weekends and bank holidays. The Stock Information Center is located at our executive offices, West 80 Century Road, Paramus, New Jersey. Our branch offices will not have offering material and cannot accept completed order forms or proxy cards.

          To ensure that you receive a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days prior to such date or hand-deliver any prospectus later than two days prior to the date. Stock order forms may only be distributed with or preceded by a prospectus.

          By signing the stock order form, you are acknowledging your receipt of a prospectus and your understanding that the shares are not a deposit account and are not insured or guaranteed by Hudson City, MHC, Hudson City Bancorp, Hudson City Savings, the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

          We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 11:00 a.m., Eastern Time, on ___2005, whether or not we have been able to locate each person entitled to subscription rights.

The Syndicated Offering

          We are also offering any shares of our common stock not subscribed for by our depositors in the subscription offering for sale to the general public in a syndicated offering through a syndicate of selected dealers. We may begin the syndicated offering concurrently with, or at any time following, the commencement of the subscription offering. Lehman Brothers is acting as global coordinator and sole bookrunner and Ryan Beck is acting as joint lead manager for the syndicated offering, which is being conducted on a best efforts basis. Alternatively, we may sell any remaining shares in an underwritten public offering. None of Lehman Brothers, Ryan Beck or any other member of the syndicate group is required to purchase any shares in the syndicated offering. The syndicated offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by us with approval of the Office of Thrift Supervision. For further information on the syndicated offering and any underwritten public offering, see “The Conversion and Stock Offering—Syndicated Offering/Underwritten Public Offering” on page [137].

RISK FACTORS

You should consider carefully the following risk factors before deciding whether to invest in our common stock. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

Risks Related To Our Business

          Changes In Interest Rates Could Adversely Affect Our Results of Operations And Financial Condition. Our earnings may be adversely impacted by an increase in interest rates because the majority of our interest-earning assets are long-term, fixed rate mortgage-related assets that will not reprice as long-term interest rates increase while a majority of our interest bearing liabilities are expected to reprice as interest rates increase. At December 31, 2004, 99% of our loans with contractual maturities of greater than one year had fixed rates of interest, and 99% of our total loans had contractual maturities of five or more years. Overall, at December 31, 2004, 46% of our total interest-earning assets had contractual maturities of five or more years. Conversely, our interest-bearing liabilities generally have much shorter contractual maturities. A significant portion of our deposits, including the $4.19 billion of our High Value Checking accounts at December 31, 2004, have no contractual maturities and are likely to reprice quickly as short-term interest rates increase. In addition, 70% of our certificates of deposit will mature within one year, and 12% of our borrowed funds may be called by the lenders within one year. Therefore, in an increasing rate environment, our cost of funds is expected to increase more rapidly than the yields earned on our loan portfolio and securities portfolio. An increasing rate environment is expected to cause a narrowing of our net interest rate spread and a decrease in our earnings.

          We anticipate short-term market interest rates will continue to increase in 2005, and long-term market interest rates will begin to increase, but not as fast as short-term interest rates. This potential market interest rate scenario would cause the spread between long-term interest rates and short-term interest rates to decrease. If this occurs, the resulting interest rate environment is expected to have a negative impact on our results of operations as our interest-bearing liabilities, both deposits and borrowed funds, generally price off short-term interest rates, while our interest-earning assets, both mortgage loans and securities, generally price off long-term interest rates.

          The impact of changes in interest rates on our interest income is generally felt in later periods than the impact on our interest expense due to the timing of the recording on the balance sheet of our interest-earning assets and interest-bearing liabilities. The recording of interest-earning assets on the balance sheet generally lags the current market due to normal delays of up to three months between the time we commit to originate or purchase a mortgage loan and the time we fund the loan, while the recording of interest-bearing liabilities on the balance sheet generally reflects the current market rates. This timing difference is expected to have an adverse impact on our net interest income in a rising interest rate environment. Additionally, if both short- and long-term interest rates increase by the same amount, the resulting environment is also likely to have a negative impact on our results of operations, as our interest-bearing liabilities will reset to the current market interest rate faster than our interest-earning assets.

          Also impacting our net interest income and net interest rate spread is the level of prepayment activity on our mortgage-related assets. Mortgage prepayment rates will vary due to a number of factors, including the regional economy where the mortgage loan or the underlying mortgages of the mortgage-backed security were originated, seasonal factors and demographic variables. However, the major factors affecting prepayment rates are the prevailing market interest rates, related mortgage refinancing opportunities and competition. Generally, the level of prepayment activity directly affects the yield earned on those assets, as the payments received on the interest-earning assets will be reinvested at the prevailing market interest rate. In a rising interest rate environment, prepayment rates tend to decrease and, therefore, the yield earned on our existing mortgage-related assets will remain constant instead of increasing. This would adversely affect our net interest margin and, therefore, our net interest income.

          Our Plans To Increase The Level Of Our Adjustable-Rate Assets May Be Difficult To Implement And May Decrease Our Profitability. One component of our plans for reducing our interest rate risk following the offering is to increase the volume of adjustable-rate mortgages that we originate and purchase to approximately 50% of our total mortgage originations and purchases. While we believe that in the anticipated rising interest rate environment market demand for adjustable rate assets will increase and pricing terms will therefore become more favorable to us, there is no assurance that this will be the case. If we are unable to originate or purchase adjustable rate mortgage assets at favorable rates, we will either not be able to execute successfully this component of our interest rate risk reduction strategy or our profitability may decrease, or both.

          Because We Compete Primarily On The Basis Of The Interest Rates We Offer Depositors And The Terms Of Loans We Offer Borrowers, Our Margins Could Decrease If We Were Required To Increase Deposit Rates Or Lower Interest Rates On Loans In Response To Competitive Pressures. We face intense competition both in making loans and attracting deposits. The New Jersey and metropolitan New York market areas have a high concentration of financial institutions, many of which are branches of large money center and regional banks, which have resulted from the consolidation of the banking industry in our market area and surrounding states. Some of these competitors have significantly greater resources than we do and may offer services that we do not provide such as trust and investment services. Customers who seek “one stop shopping” may be drawn to these institutions.

          We compete primarily on the basis of the rates we pay on deposits and the rates and other terms we charge on the mortgage loans we originate or purchase, as well as the quality of our customer service. Our competition for loans comes principally from mortgage banking firms, commercial banks, savings institutions, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Some of the largest mortgage originators in the country have significant operations in New Jersey. In addition, we purchase a significant volume of mortgage loans in the wholesale markets, and our competition in these markets also includes many other types of institutional investors located throughout the country. Price competition for loans might result in us originating fewer loans or earning less on our loans.

          Our most direct competition for deposits comes from commercial banks, savings banks, savings and loan associations and credit unions. There are large money-center and regional financial institutions operating throughout our market area, and we also face strong competition from other community-based financial institutions. One of our most significant deposit products has been our High Value Checking account which, though introduced in 2002, represents $4.19 billion in deposits at December 31, 2004. This product is intended as an alternative to cash management accounts offered by brokerage firms. As interest rates continue to rise, we would expect to face additional significant competition for deposits from short-term money market funds and other corporate and government securities funds and from brokerage firms and insurance companies, in addition to the money center and regional financial institutions. To the extent the equity markets continue to improve, we would also expect significant competition from brokerage firms and mutual funds. Price competition for deposits might result in us attracting or retaining fewer deposits or paying more on our deposits.

          We Have Broad Discretion In Allocating The Proceeds Of The Offering. Our Failure To Effectively Utilize Such Proceeds Could Significantly Reduce Our Profitability. We intend to contribute $3 billion of the net proceeds of the offering to Hudson City Savings. We may use the remaining net proceeds to purchase investment securities, finance the acquisition of other financial institutions or other businesses that are related to banking or for other general corporate purposes, including repurchases of common stock. We expect to use a portion of the net proceeds to fund the purchase by Hudson City Savings’ employee stock ownership plan of shares of our common stock. Hudson City Savings may use the proceeds it receives to fund new loans, purchase investment securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking or for general corporate purposes. Although we initially expect to invest the proceeds in short-term government or government-sponsored agency securities, we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could significantly reduce our profitability.

          We May Not Be Able To Successfully Implement Our Plans For Growth. Since our conversion to the mutual holding company form of organization in 1999, we have experienced rapid and significant growth. Our assets have grown from $8.52 billion at December 31, 1999 to $20.15 billion at December 31, 2004. We will be taking in a significant amount of capital from the offering, which we plan to use to continue implementing our growth strategy, primarily by building our core banking business through internal growth and increased de novo branching. We plan to open up to 15 new branches each year over the next several years beginning in 2005, compared to the four branches opened in 2004. In addition, we will consider expansion opportunities such as the acquisition of branches and other financial institutions, although we do not have any current understandings, agreements or arrangements for expansion by the acquisition of any branches or other financial institutions. There can be no assurance, however, that we will continue to experience such rapid growth, or any growth, in the future. Significant changes in interest rates or the competition we face may make it difficult to attract the level of customer deposits needed to fund our internal growth at projected levels. In addition, we may have difficulty finding suitable sites for de novo branches. Our expansion plans may result in us opening branches in geographic markets in which we have no previous experience, and, therefore, our ability to grow effectively in those markets will be dependent on our ability to identify and retain management personnel familiar with the new markets. Furthermore, any future acquisitions of branches or of other financial institutions would present many challenges associated with integrating merged institutions and expanding operations. We cannot assure you that we will be able to adequately and profitably implement our possible future growth or that we will not have to incur additional expenditures beyond current projections to support such growth.

          The Geographic Concentration Of Our Loan Portfolio And Lending Activities Makes Us Vulnerable To A Downturn In The Local Economy. Originating loans secured by residential real estate is our primary business. Our financial results may be adversely affected by changes in prevailing economic conditions, either nationally or in our local New Jersey and metropolitan New York market areas, including decreases in real estate values, adverse employment conditions, the monetary and fiscal policies of the federal and state government and other significant external events. As of December 31, 2004, approximately 58% of our loan portfolio was secured by properties located in New Jersey. Decreases in real estate values could adversely affect the value of property used as collateral for our loans. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings. In addition, if poor economic conditions result in decreased demand for real estate loans, our profits may decrease because our alternative investments may earn less income for us than real estate loans.

          Changes In The Regulation Of Financial Services Companies Could Adversely Affect Our Business. Proposals for further regulation of the financial services industry are continually being introduced in Congress and various state legislatures. The agencies regulating the financial services industry also periodically adopt changes to their regulations. It is possible that one or more legislative proposals may be adopted or regulatory changes may be made that would have an adverse effect on our business.

          Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Profitability And Stockholders’ Equity. We anticipate that our employee stock ownership plan will purchase up to 4% of the common stock sold in the offering. The cost of acquiring the employee stock ownership plan shares will be between $144.5 million at the minimum of the offering range and $195.5 million at the maximum of the offering range, assuming a purchase price of $10.00 per share. Under current accounting standards, we will record annual employee stock ownership plan expenses in an amount equal to the fair market value of shares committed to be released to employees for that year. If our common stock appreciates in value over time, compensation expense relating to the employee stock ownership plan will increase.

          We may also implement a stock incentive plan at some point in the future, but no earlier than one year after the completion of the conversion. If we implement this plan as currently expected, our officers and directors could be awarded, at no cost to them, shares of common stock in an aggregate amount up to 8% of the shares of common stock sold in the offering. Assuming the shares of common stock to be awarded under the plan are repurchased in the open market and cost the same as the purchase price in the offering, the reduction to stockholders’ equity from the plan would be between $289.0 million at the minimum of the offering range and $391.0 million at the maximum of the offering range. Under current accounting standards, as the shares are awarded and vest, we will recognize compensation expense equal to the fair market value of such shares at grant. In the event that a portion of the shares used to fund the plan are newly issued shares purchased from us, the issuance of additional shares will decrease our net income per share and stockholders’ equity per share.

Risks Related To The Offering

          After The Offering, Our Return On Average Equity Will Be Low Compared To Other Companies. This Could Negatively Impact The Price Of Our Common Stock. The net proceeds from the offering will substantially increase our equity capital. It will take a significant period of time to prudently invest this capital. Our ability to leverage our new capital and grow our balance sheet profitably will be significantly affected by industry competition for loans and deposits, as well as our need to manage interest rate risk. Our strategy for the use of the net proceeds from the offering provides for approximately $2.4 billion to be invested in securities with final maturities not exceeding two years as a tool to manage interest rate risk. The remaining net proceeds will be invested initially in short-term government or government-sponsored agency securities. These investments have lower average yields than a significant portion of our existing interest-earning assets. This strategy will result in a significantly lower return on equity than we have experienced previously. For the year ended December 31, 2004, our return on average equity was 17.66%. On a pro forma basis assuming that 425,000,000 shares had been sold at the beginning of the year and the net proceeds had been invested at an average yield of 3.08%, our return on pro forma equity for the year ended December 31, 2004 would have been approximately 5.76%. As a result, our return on equity, which is the ratio of our earnings divided by our average stockholders’ equity, will be lower than that of our peer group. To the extent that the stock market values a company based in part on its return on equity, our low return on equity relative to our peer group could negatively affect the trading price of our stock.

          Stock Market Volatility May Affect The Price Of Our Common Stock. Publicly traded stocks can experience substantial market price volatility that may be unrelated to the operating performance of the particular companies. We cannot assure you that if you purchase shares of common stock in the offering you will be able to sell them later at or above the $10.00 purchase price. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal by RP Financial. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of factors, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and will be influenced not only by our results but also by many factors outside of our control, including prevailing interest rates, investor perceptions of us and our peer group, as well as general industry and economic conditions.

          Our Certificate Of Incorporation and Bylaws And Certain Laws And Regulations May Prevent Certain Transactions, Including A Sale Or Merger Of Hudson City Bancorp. Provisions of our Certificate of Incorporation and Bylaws, federal regulations and various other factors may make it more difficult for companies or persons to acquire control of us without the consent of our Board of Directors. The factors that may discourage takeover attempts or make them more difficult include:

•	Office of Thrift Supervision regulations. OTS regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the OTS.

•	Certificate of Incorporation and statutory provisions. Provisions of our Certificate of Incorporation and Bylaws and of Delaware law may make it more difficult and expensive to pursue a takeover attempt that our Board of Directors opposes. These provisions also make more difficult the removal of our current directors or management, or the election of new directors. These provisions include:

•	limitations on voting rights of the beneficial owners of more than 10% of our common stock;

•	supermajority voting requirements for certain business combinations and changes to some provisions of our Certificate of Incorporation and Bylaws;

•	the election of directors to staggered terms of three years;

•	provisions regarding the timing and content of stockholder proposals and nominations;

•	provisions restricting the calling of special meetings of stockholders;

•	the absence of cumulative voting by stockholders in the election of directors; and

•	limitations imposed by Delaware law on business transactions with certain significant stockholders.

•	Significant ownership by directors and executive officers. Following the conversion and offering, our directors and executive officers, directly and through our employee stock benefit plans, are expected to own in the aggregate approximately ___% of our outstanding common stock. This significant percentage ownership by our directors and executive officers could make it more difficult to obtain the required vote for a takeover or merger that management opposes.

          You May Not Revoke Your Decision To Purchase Our Common Stock In the Subscription Offering After You Send Us Your Subscription. Funds submitted in connection with a purchase of common stock in the subscription offering will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion and offering will be subject to an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription offering are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond _________________, or the number of shares to be sold in the offering is increased to more than 488,750,000 shares.

FORWARD-LOOKING STATEMENTS

     This prospectus contains “forward-looking statements,” which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins or affect the value of our investments;

•	changes in deposit flows, loan demand or real estate values may adversely affect our business;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•	general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate;

•	legislative or regulatory changes may adversely affect our business;

•	applicable technological changes may be more difficult or expensive than we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or

•	litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.

     Any or all of our forward-looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The summary information presented below under “Selected Financial Condition Data,” “Selected Operating Data” and “Selected Financial Ratios and Other Data” at or for each of the years presented is derived in part from the audited consolidated financial statements of Hudson City Bancorp. The following information is only a summary and you should read it in conjunction with our audited consolidated financial statements and notes beginning on page F-1. Certain share, per share and dividend information reflects the 100% stock dividend that was effective June 17, 2002.

	At December 31,
	2004	2003	2002	2001	2000
	(In thousands)
Selected Financial Condition Data:
Total assets	$20,145,981	$17,033,360	$14,144,604	$11,426,768	$9,380,373
Loans	11,363,039	8,803,066	6,970,900	5,968,171	4,872,740
Federal Home Loan Bank of New York stock	140,000	164,850	137,500	81,149	73,629
Investment securities held to maturity	1,334,249	1,366	1,406	1,441	1,481
Investment securities available for sale	1,594,639	2,243,812	560,932	167,427	876,667
Mortgage-backed securities held to maturity	3,755,921	4,292,444	4,734,266	4,478,488	3,262,035
Mortgage-backed securities available for sale	1,620,708	1,130,257	1,391,895	530,690	—
Total cash and cash equivalents	168,183	254,584	240,796	101,814	187,111
Foreclosed real estate, net	878	1,002	1,276	250	438
Total deposits	11,477,300	10,453,780	9,138,629	7,912,762	6,604,121
Total borrowed funds	7,150,000	5,150,000	3,600,000	2,150,000	1,250,000
Total stockholders’ equity	1,402,884	1,329,366	1,316,083	1,288,736	1,464,569

	For the Year Ended December 31,
	2004	2003	2002	2001	2000
	(In thousands)
Selected Operating Data:
Total interest and dividend income	$915,058	$777,328	$784,217	$690,498	$614,041
Total interest expense	430,066	376,354	395,774	403,427	360,039

Net interest income	484,992	400,974	388,443	287,071	254,002

Provision for loan losses	790	900	1,500	1,875	2,130

Net interest income after provision for loan losses	484,202	400,074	386,943	285,196	251,872

Non-interest income:
Service charges and other income	5,128	5,338	5,947	4,694	4,541
Gains on securities transactions, net	11,429	24,326	2,066	—	—

Total non-interest income	16,557	29,664	8,013	4,694	4,541

Total non-interest expense	118,348	102,527	93,541	81,824	78,997

Income before income tax expense	382,411	327,211	301,415	208,066	177,416

Income tax expense	143,145	119,801	109,382	73,517	62,590

Net income	$239,266	$207,410	$192,033	$134,549	$114,826

	At or for the Year Ended December 31,
	2004		2003		2002		2001		2000
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets	1.29%		1.34%		1.50%		1.32%		1.29%
Return on average stockholders’ equity	17.66		15.38		14.84		10.09		7.87
Net interest rate spread (1)	2.43		2.37		2.66		2.12		1.91
Net interest margin (2)	2.66		2.65		3.10		2.87		2.90
Non-interest expense to average assets	0.64		0.66		0.73		0.80		0.89
Efficiency ratio (3)	23.60		23.81		23.59		28.04		30.55
Average interest-earning assets to average interest-bearing liabilities	1.09	x	1.11	x	1.14	x	1.19	x	1.24	x

Share and Per Share Data:
Basic earnings per share	$1.33		$1.14		$1.04		$0.69		$0.52
Diluted earnings per share	1.29		1.11		1.01		0.68		0.52
Cash dividends paid per common share	0.70		0.52		0.345		0.235		0.145
Dividend pay-out ratio (4)	52.63%		45.61%		33.17%		34.06%		27.88%
Stockholders’ equity per common share (5)	$7.85		$7.33		$7.22		$6.87		$6.89
Weighted average number of common shares outstanding:

Basic	179,856,896		182,568,936		184,928,344		195,862,296		219,014,380
Diluted	184,965,868		187,673,653		190,005,378		198,987,520		219,937,552

Capital Ratios:

Average stockholders’ equity to average assets	7.29%		8.73%		10.12%		13.05%		16.35%
Stockholders’ equity to assets (6)	6.96		7.80		9.30		11.28		15.61

Regulatory Capital Ratios of Bank:
Leverage capital (5)	6.36%		7.52%		8.85%		10.64%		14.16%
Total risk-based capital (7)	17.49		20.89		26.81		31.96		43.06

Asset Quality Ratios:

Non-performing loans to total loans	0.19%		0.23%		0.29%		0.26%		0.27%
Non-performing assets to total assets	0.11		0.12		0.15		0.14		0.14
Allowance for loan losses to non-performing loans	126.44		131.09		126.27		153.44		170.67

	At or for the Year Ended December 31,
	2004	2003	2002	2001	2000
Allowance for loan losses to total loans	0.24	0.30	0.37	0.40	0.45
Net charge-off (recoveries) to average loans	––	––	––	––	––
Branch and Deposit Data:
Number of deposit accounts	476,627	491,293	503,998	495,871	463,369
Branches	85	81	81	80	79

Average deposits per branch (thousands)	$135,027	$129,059	$112,823	$98,910	$83,596

(1)	Determined by subtracting the weighted average cost of average total interest-bearing liabilities from the weighted average yield on average total interest-earning assets.

(2)	Determined by dividing net interest income by average total interest-earning assets.

(3)	Determined by dividing total non-interest expense by the sum of net interest income and total non-interest income.

(4)	The dividend pay-out ratio for 2004 uses amount per share information that does not reflect the dividend waiver by Hudson City, MHC.

(5)	Ratios determined pursuant to FDIC regulations for 2003 and prior years. Beginning January 1, 2004, Hudson City Savings became subject to the capital requirements under OTS regulations.

(6)	We had no goodwill or other intangible assets at any of the dates presented. Accordingly, our tangible stockholders’ equity to assets is the same at each date as our stockholders’ equity to assets.

(7)	The calculation is the same under both OTS and FDIC regulations.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

     The net offering proceeds will depend on the total number of shares of common stock sold in the offering, which in turn will depend on RP Financial’s appraisal, regulatory and market considerations, and the expenses incurred in connection with the offering. Although we will not be able to determine the actual net proceeds from the sale of the common stock until we complete the offering, we estimate the net proceeds to be between $3.50 billion and $4.73 billion.

     We intend to distribute the net proceeds from the offering as follows:

	Number of Shares Sold
	Minimum	Midpoint	Maximum
	361,250,000	425,000,000	488,750,000
	Shares	Shares	Shares
	(In thousands)
Gross offering proceeds	$3,612,500	$4,250,000	$4,887,500
Less: offering expenses	108,122	133,622	159,122

Net offering proceeds	$3,504,378	$4,116,378	$4,728,378
Less:
Proceeds contributed to Hudson City Savings	$3,000,000	$3,000,000	$3,000,000
Loan to employee stock ownership plan	144,500	170,000	195,500

Proceeds retained by Hudson City Bancorp	$359,878	$946,378	$1,532,878

     We intend to contribute $3.0 billion of the net proceeds from the offering to Hudson City Savings. We also intend to lend our employee stock ownership plan cash to enable the plan to buy up to 4% of the shares sold in the offering. Our employee stock ownership plan expects to purchase shares of common stock in the open market after the offering, although it may purchase common stock in the offering pursuant to the subscription right granted to our tax-qualified employee stock benefit plans. The balance of the net proceeds will be retained by us and used for general business purposes, which we expect to include:

•	deposits in our interest-bearing account at Hudson City Savings, where the funds will be invested in U.S. government or government-sponsored agency securities;

•	payment of cash dividends;

•	repurchasing shares of our common stock; and

•	financing acquisitions of other financial institutions or other businesses related to banking (although no specific acquisitions are currently planned).

     The funds contributed to Hudson City Savings will be used for general business purposes, including:

•	originating and purchasing residential mortgage loans;

•	purchasing investment securities; and

•	opening additional branch offices on a de novo basis.

     We currently intend to open 10 to 15 additional branch offices in each of the next three years. Although this represents a significant increase in the pace of our branch expansion, the additional branches will be evaluated and added consistent with the branch expansion strategy we have followed in adding new branches in the past. Factors that would affect this investment include the locations of the properties, whether the properties are purchased or leased, local zoning ordinances, whether the properties are existing structures or new constructions and, if existing structures, the state of repair of the structures.

     In addition to building our core banking business through internal growth (funded by customer deposits and borrowed funds) and de novo branching, we will also consider expansion opportunities such as the acquisition of branches and of other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion by the acquisition of any branches or other financial institutions. We cannot assure you that we will be successful in implementing this growth strategy. We may have difficulty finding suitable sites for de novo branches and identifying and successfully acquiring branches or other financial institutions. We may also pursue other business activities related to banking, including possibly acquiring mortgage-related companies. There are, however, no current understandings, arrangements or agreements for any such acquisitions.

     The net funds available for investment from the offering are expected to be initially invested in short-term government or government-sponsored agency securities. The purchases will have staggered maturities and will mature over the one-year period following the closing of the offering. We intend to reinvest up to $2.4 billion of the securities maturing in the twelve months following the offering into one- to two-year government or government-sponsored agency securities with the remainder being used as cash flow for general investment. By reinvesting in this manner, we will keep approximately $2.4 billion of investments in securities with final maturities not exceeding two years as a tool to manage interest rate risk. The final investment of the remainder of the maturing securities will be determined at the time of maturity based on prevailing interest rates and investments available, but generally we expect to invest these proceeds in our core business of originated or purchased residential mortgage loans.

     The net proceeds may vary because total expenses relating to the conversion and offering may be more or less than our estimates. For example, our expenses will increase if less stock is sold in the subscription offering, and more stock is sold in the syndicated offering, than is set forth in our assumptions under “Pro Forma Data.” The net proceeds will also vary if the number of shares to be sold in the offering is adjusted to reflect a change in the estimated pro forma market value of Hudson City Bancorp. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment by Hudson City Savings but will result in a reduction of Hudson City Savings’ deposits and interest expense as funds are transferred from interest-bearing time deposits or other deposit accounts.

OUR POLICY REGARDING DIVIDENDS

     Hudson City Bancorp has paid quarterly cash dividends in each quarter since December 1999. On January 18, 2005, the Board of Directors of Hudson City Bancorp declared a quarterly cash dividend of $0.20 per common share outstanding, or $0.80 per share on an annualized basis, that will be paid on March 1, 2005 to stockholders of record as of the close of business on February 4, 2005, which represents an annualized yield of 2.2% based on our closing stock price of $36.06 on January 18, 2005, the date of declaration of the dividend. Since January 1, 2004, the effective date of Hudson City Savings’ conversion to a federal charter, Hudson City, MHC has waived its right to receive approximately $85.8 million in dividends. Hudson City, MHC intends to continue to waive its right to receive dividends until the completion of the conversion and offering. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to approximate the per share dividend amount, adjusted to reflect the stock split, that our stockholders currently receive on their shares of Hudson City Bancorp common stock.

     The continued payment of dividends will be subject to the determination of our Board of Directors, which will take into account, among other things, our debt and equity structure, earnings and financial condition, need for capital in connection with possible future acquisitions and other factors, including economic conditions, regulatory restrictions and tax considerations. We will be prohibited from paying cash dividends to the extent that any such payment would impair the liquidation account established for the benefit of Hudson City Savings’ eligible account holders and supplemental eligible account holders at the time of the conversion and offering. See “The Conversion and Stock Offering — Effects of the Conversion — Effect on Liquidation Rights.” We cannot guarantee that we will pay dividends in the future or, if we pay dividends, the amount and frequency of these dividends.

     The only funds available for the payment of dividends on our capital stock will be cash and cash equivalents held by us, earnings from the investment of proceeds from the sale of common stock retained by us, dividends paid by Hudson City Savings to us, and borrowings. Hudson City Savings will be prohibited from paying cash dividends to us to the extent that any such payment would reduce Hudson City Savings’ capital below required capital levels or would impair the liquidation account to be established for the benefit of the Hudson City Savings’ eligible account holders and supplemental eligible account holders at the time of the conversion and offering. See “The Conversion and Stock Offering—Effects of the Conversion—Effect on Liquidation Rights.”

     Hudson City Savings’ ability to pay dividends will be governed by the Home Owners’ Loan Act and the regulations of the Office of Thrift Supervision. Under such statute and regulations, all dividends by a federal savings bank must be paid out of current or retained net profits. In addition, the prior approval of the Office of Thrift Supervision is required for the payment of a dividend if the total of all dividends declared by a federal savings bank in any calendar year would exceed the total of its net profits for the year combined with its net profits for the two preceding years, less any dividends paid during that time and any required transfers to surplus or a fund for the retirement of any preferred stock. For more information regarding the capital distribution regulations of the Office of Thrift Supervision and restrictions on the ability of Hudson City Savings to lend funds or make other payments to Hudson City Bancorp, see “Regulation of Hudson City Savings Bank and Hudson City Bancorp.”

MARKET FOR THE COMMON STOCK

     Our common stock is currently quoted on the Nasdaq National Market under the symbol “HCBK.” Our common stock will continue to be quoted on the Nasdaq National Market under the symbol “HCBK” after the offering. At December 31, 2004, Hudson City Bancorp had approximately 25 market makers, including Ryan Beck and Lehman Brothers, which intend to remain market makers in our stock following the offering.

     At the close of business on December 31, 2004, there were 186,145,995 shares outstanding. The following table sets forth for the periods indicated the high and low sales prices per share of the common stock as reported by the Nasdaq National Market and dividends paid per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Certain share, per share and dividend information reflects the 100% stock dividend that was effective June 17, 2002.

	Sales Price		Dividend Information
	High	Low	Amount Per Share	Date of Payment

2003
First Quarter	$20.45	$18.55	$0.11	March 3, 2003
Second Quarter	26.45	20.05	0.12	June 2, 2003
Third Quarter	30.96	25.36	0.14	September 2, 2003
Fourth Quarter	38.48	30.68	0.15	December 1, 2003

2004
First Quarter	$40.38	$35.81	$0.16	March 1, 2004
Second Quarter	38.38	31.39	0.17	June 1, 2004
Third Quarter	35.90	32.25	0.18	September 1, 2004
Fourth Quarter	41.00	34.79	0.19	December 1, 2004

2005
First Quarter (through ______)			$0.20	March 1, 2005

     On December 15, 2004, the business day immediately preceding the public announcement of the conversion, the closing price of our common stock, as reported on the Nasdaq National Market, was $40.16 per share. On _________, 2005, the closing price of our common stock was $  per share and there were approximately _________ holders of record of our common stock.

BANK REGULATORY CAPITAL COMPLIANCE

     At December 31, 2004, Hudson City Savings exceeded all regulatory capital requirements. Set forth below is a summary of Hudson City Savings’ capital computed under accounting principles generally accepted in the United States of America, referred to as GAAP, and its compliance with regulatory capital standards at December 31, 2004, on a historical and pro forma basis under Office of Thrift Supervision regulations. For purposes of the pro forma calculations, we have assumed that the indicated number of shares were sold as of December 31, 2004, that Hudson City Savings received $3.0 billion of the net proceeds from the offering and invested the proceeds in assets that carry a 0% risk-weighting and that Hudson City Savings funds the proposed stock incentive plan to allow the purchase of 8% of the common stock sold in the offering in the open market or through privately negotiated transactions, in each case at an assumed purchase price of $10.00 per share. See “Pro Forma Data.” For a discussion of the capital requirements applicable to Hudson City Savings, see “Regulation of Hudson City Savings Bank and Hudson City Bancorp—Federally Chartered Savings Bank Regulation—Capital Requirements.”

			Pro Forma at December 31, 2004 Based Upon the Sale at $10.00 Per Share
			361,250,000 Shares		425,000,000 Shares		488,750,000 Shares
	Historical at		(Minimum of the		(Midpoint of the		(Maximum of the
	December 31, 2004		Range)		Range)		Range)
		Percent		Percent		Percent		Percent
		of		of		of		of
	Amount	Assets(1)	Amount	Assets(1)	Amount	Assets(1)	Amount	Assets(1)
	(Dollars in Thousands)
Capital under generally accepted accounting principles	$1,273,453	6.32%	$3,985,253	17.44%	$3,908,753	17.14%	$3,832,253	16.84%

Tangible capital	1,282,665	6.36%	$3,994,465	17.47%	$3,917,965	17.17%	$3,841,465	16.88%
Requirement	302,325	1.50%	342,990	1.50%	342,225	1.50%	341,460	1.50%

Excess	980,340	4.86%	$3,651,475	15.97%	$3,575,740	15.67%	$3,500,005	15.38%

Core capital(2)	$1,282,665	6.36%	$3,994,465	17.47%	$3,917,965	17.17%	$3,841,465	16.88%
Requirement	806,200	4.00%	914,640	4.00%	912,600	4.00%	910,560	4.00%

Excess	$476,465	2.36%	$3,079,825	13.47%	$3,005,365	13.17%	$2,930,905	12.88%

Total risk-based capital	$1,309,984	17.49%	$4,021,784	53.70%	$3,945,284	52.67%	$3,868,784	51.65%
Requirement	599,199	8.00%	599,199	8.00%	599,199	8.00%	599,199	8.00%

Excess	$710,785	9.49%	$3,422,585	45.70%	$3,346,085	44.67%	$3,269,585	43.65%

(1)	Core capital levels are shown as a percentage of “total assets,” and risk-based capital levels are calculated on the basis of a percentage of “risk-weighted assets,” each as defined in the Office of Thrift Supervision regulations.

(2)	The current core capital requirement for savings banks is 3% of total adjusted assets for savings banks that receive the highest supervisory ratings for safety and soundness and that are not experiencing or anticipating significant growth. The current core capital ratio applicable to all other savings banks is 4%.

CAPITALIZATION

     The following table presents the historical deposits and consolidated capitalization of Hudson City Bancorp at December 31, 2004, and the pro forma consolidated capitalization of Hudson City Bancorp after giving effect to the conversion and offering, based upon the sale of the number of shares shown below and the other assumptions set forth under “Pro Forma Data.” A change in the number of shares sold in the offering may affect materially the capitalization.

		Pro Forma Capitalization at December 31, 2004
		361,250,000	425,000,000	488,750,000
		Shares	Shares	Shares
	Historical	(Minimum of Range)	(Midpoint of Range)	(Maximum of Range)
	(In thousands)
Deposits (1)	$11,477,300	$11,477,300	$11,477,300	$11,477,300
Borrowed funds	7,150,000	7,150,000	7,150,000	7,150,000

Total deposits and borrowed funds	$18,627,300	$18,627,300	$18,627,300	$18,627,300

Stockholders’ equity:
Common stock, $.01 par value, 4,000,000,000 shares authorized; to be issued as reflected (2)	2,313	5,486	6,454	7,422
Additional paid-in capital	570,505	4,071,710	4,682,742	5,293,774
Retained earnings(3)	1,588,792	1,588,792	1,588,792	1,588,792
Less: treasury stock	(696,812)	(696,812)	(696,812)	(696,812)
Accumulated other comprehensive income (loss) (4)	(9,095)	(9,095)	(9,095)	(9,095)
Add: MHC Capital Contribution (5)	0	145,300	145,300	145,300
Less: Existing plans
Common Stock acquired by Employee Stock Ownership Plan	(47,552)	(47,552)	(47,552)	(47,552)
Common Stock acquired by Stock Incentive Plan	(5,267)	(5,267)	(5,267)	(5,267)
Less:
Common stock acquired by Employee Stock Ownership Plan (6)	0	(144,500)	(170,000)	(195,500)
Common stock acquired by Stock Incentive Plan (7)	0	(289,000)	(340,000)	(391,000)

Total stockholders’ equity	$1,402,884	$4,619,062	$5,154,562	$5,690,062

Stockholders’ equity as a percentage of assets	6.96%	19.90%	21.70%	23.43%
Tangible stockholders’ equity as a percentage of assets	6.96%	19.90%	21.70%	23.43%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals from deposit accounts would reduce pro forma deposits by the amount of such withdrawals.

(2)	Reflects the total shares to be outstanding after the conversion and offering: 548,597,698 shares at the minimum of the estimated valuation range, 645,409,057 shares at the midpoint and 742,220,415 shares at the maximum. Does not reflect the impact of the stock split on treasury shares, which otherwise would result in an increase in stated capital and a corresponding decrease in additional paid-in capital.

(3)	The retained earnings of Hudson City Savings will be substantially restricted after the offering.

(4)	Represents the unrealized loss on securities classified as available-for-sale, net of related taxes.

(5)	Reflects contribution of Hudson City, MHC capital as a result of the merger of Hudson City, MHC into Hudson City Bancorp as part of the conversion.

(6)	Assumes that 4% of the shares sold in the offering will be purchased by the employee stock ownership plan at $10.00 per share and the funds used to acquire the employee stock ownership plan shares will be borrowed from Hudson City Bancorp. The common stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders’ equity.

(7)	Assumes that, subsequent to the offering, an amount equal to 8% of the offering is purchased by a stock incentive plan at $10.00 per share through open market purchases or in privately negotiated transactions and that no options are granted pursuant to this plan. The new stock incentive plan is expected to be adopted by our Board of Directors and presented for approval of stockholders no sooner than one year after completion of the offering. The common stock purchased by the stock incentive plan is reflected as a reduction of stockholders’ equity.

PRO FORMA DATA

     We cannot determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $3.5 billion and $4.7 billion. The following tables set forth Hudson City Bancorp’s historical net income and stockholders’ equity prior to the offering and pro forma net income and stockholders’ equity giving effect to the offering. In preparing these tables and in calculating net proceeds and pro forma data, we have made the following assumptions:

•	For purposes of calculating the expenses of the offering, we assumed that we will sell approximately 150 million shares of common stock in the subscription offering and between 211 million and 339 million shares in the syndicated offering. We estimated that expenses of the offering, including the fees and selling commissions of Ryan Beck, Lehman Brothers and the other syndicate members in the syndicated offering, would be approximately $108.1 million at the minimum and $159.1 million at the maximum of the offering range.

•	We assumed that we will loan an amount equal to the cost of purchasing 4% of the shares sold in the offering to our employee stock ownership plan to fund its purchase of our common stock in the open market upon the completion of the offering at an assumed purchase price of $10.00 per share. We assumed that Hudson City Savings would make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. We have assumed a 40-year amortization period for the loan. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders’ equity.

•	We assumed that a stock incentive plan, expected to be adopted by us no sooner than one year following the offering, had been approved by stockholders of Hudson City Bancorp and that the stock incentive plan had acquired an amount of stock equal to 8% of the common stock sold in the offering at the beginning of the periods presented through open market purchases or privately negotiated transactions at a price of $10.00 per share using funds contributed to the stock incentive plan by Hudson City Savings. We assumed that all the shares held by the plan were granted to plan participants at the beginning of the period, that the shares would vest at a rate of 10% per year and that compensation expense will be recognized on a straight-line basis over the 10-year vesting period. We assumed that no options were granted pursuant to the stock incentive plan.

•	Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 3.08% for the year ended December 31, 2004, which approximates the yield on a two-year U.S. Treasury bill on December, 31, 2004. The yield on a two-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because we believe that the two-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering. The pro forma after-tax yield on the net proceeds is assumed to be 1.92% for the year ended December 31, 2004.

•	We used a tax rate of 37.60% in calculating the pro forma net income.

•	We did not give effect to any withdrawals from deposit accounts to purchase shares in the offering.

•	Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

•	Pro forma stockholders’ equity amounts have been calculated as if the stock had been sold on December 31, 2004, and no effect has been given to the assumed earnings effect of the transaction.

     The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if Hudson City Bancorp were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

At or for the Year December 31, 2004
Minimum	Midpoint	Maximum
361,250,000 Shares	425,000,000 Shares	488,750,000 Shares
Sold at $10.00 Per	Sold at $10.00 Per	Sold at $10.00 Per
Share	Share	Share
(Dollars in thousands, except per share amounts)
Gross proceeds	$3,612,500	$4,250,000	$4,887,500
Less: Expenses	108,122	133,622	159,122

Estimated net proceeds	$3,504,378	$4,116,378	$4,728,378
Less: Common stock purchased by the employee stock ownership plan (1)	(144,500)	(170,000)	(195,000)
Less: Common stock purchased by the stock incentive plan (2)	(289,000)	(340,000)	(391,000)
Plus: MHC Capital Contribution (3)	145,300	145,300	145,300

Estimated net proceeds, as adjusted	$3,216,178	$3,751,678	$4,287,178

Net income:
Historical	$239,266	$239,266	$239,266
Plus: Pro forma income on net proceeds	61,812	72,104	82,396
Less: Pro forma employee stock ownership plan adjustment (1)	(2,254)	(2,652)	(3,050)
Less: Pro forma stock incentive plan adjustment (2)	(18,034)	(21,216)	(24,398)

Pro forma net income	$280,790	$287,502	$294,214

Per share net income (3)(4):
Historical	$0.47	$0.40	$0.34
Plus: Pro forma income on net proceeds, as adjusted	0.12	0.12	0.12
Less: Pro forma employee stock ownership plan adjustment (1)	0.00	0.00	0.00
Less: Pro forma stock incentive plan adjustment (2)	(0.04)	(0.04)	(0.04)

Pro forma net income per share	$0.55	$0.48	$0.42

Offering Price as a multiple of pro forma net income per share	18.18	x	20.83	x	23.81	x
Number of shares outstanding for pro forma net income per share calculations (1)	513,398,545	603,998,289	694,598,031

Stockholders’ equity:
Historical	$1,402,884	$1,402,884	$1,402,884
Estimated net proceeds	3,504,378	4,116,378	4,728,378
Plus: MHC Capital Contribution (3)	145,300	145,300	145,300
Less: Common stock acquired by employee stock ownership plan (1)	(144,500)	(170,000)	(195,500)
Less: Common stock acquired by stock incentive plan (2)	(289,000)	(340,000)	(391,000)

Pro forma stockholders’ equity (5)	$4,619,062	$5,154,562	$5,690,062

Stockholders’ equity per share (4):
Historical	$2.56	$2.17	$1.89
Estimated net proceeds	6.39	6.38	6.37
Plus: MHC Capital Contribution (3)	0.26	0.23	0.20
Less: Common stock acquired by employee stock ownership plan (1)	(0.26)	(0.26)	(0.26)
Less: Common stock acquired by stock incentive plan (2)	(0.53)	(0.53)	(0.53)

Pro forma stockholders’ equity per share (4)(5)	$8.42	$7.99	$7.67

Offering price as a percentage of pro forma stockholders’ equity per share (4)	118.76%	125.16%	130.38%
Number of shares used in book value per share calculations	548,597,698	645,409,057	742,220,415

(See footnotes on next page)

(1)	It is assumed that 4% of the shares of common stock issued in connection with the offering will be purchased by our employee stock ownership plan. For purposes of this table, it is assumed that the funds used to acquire such shares have been borrowed by the employee stock ownership plan from Hudson City Bancorp. The amount to be borrowed is reflected as a reduction of stockholders’ equity. Employee stock ownership plan expense is based upon generally accepted accounting principles as described in accounting Statement of Position 93-6. Generally accepted accounting principles require that as and when shares pledged as security for an employee stock ownership plan loan are committed to be released from the loan (i.e., as the loan is repaid), employee stock ownership plan expense is recorded based upon the fair value of the shares at the time. Hudson City Savings intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. The pro forma net income assumes: (i) that Hudson City Savings’ contribution to the employee stock ownership plan is equivalent to the debt service requirement for the year ended December 31, 2004, and was made at the end of the period; (ii) that 361,250 shares at the minimum of the offering range, 425,000 shares at the midpoint of the offering range, and 488,750 shares at the maximum of the offering range were committed to be released during the year ended December 31, 2004 at an average fair value of $10.00 per share in accordance with Statement of Position 93-6; and (iii) the employee stock ownership plan shares committed to be released were considered outstanding for the entire period for purposes of the net income per share calculations.

(2)	Gives effect to the stock incentive plan expected to be adopted by Hudson City Bancorp no sooner than one year following the offering and thereafter presented for approval at a meeting of stockholders. The stock incentive plan intends to acquire an amount of common stock equal to 8% of the shares of common stock sold in the offering, or 28,900,000 shares at the minimum of the offering range, 34,000,000 shares at the midpoint of the offering range, and 39,100,000 shares of the maximum of the offering range through open market purchases or privately negotiated transactions. In calculating the pro forma effect of the stock incentive plan, it is assumed that the shares were acquired by the stock incentive plan at the beginning of the period presented in open market purchases at the purchase price and that 10% of the amount contributed was an amortized expense during such period.

(3)	Reflects contribution of Hudson City, MHC’s capital as a result of the merger of Hudson City, MHC into Hudson City Bancorp as part of the conversion.

(4)	Per share figures include shares of Hudson City Bancorp common stock that will be issued in the stock split that is part of the conversion and offering. The additional shares reflect a split ratio of 2.9471, 3.4672 and 3.9873, at the minimum, midpoint and maximum of the offering range, respectively. The number of shares of common stock actually sold and the corresponding number of shares issued in the stock split may be more or less than the assumed amounts. Per share figures are not reduced by 7,101,733 shares beneficially owned by our employee stock ownership plan but have not been allocated to participants’ accounts as of December 31, 2004. If such shares were included as adjusted for the stock split, pro forma stockholders’ equity per share would be $9.00 at the minimum of the offering range, $8.53 at the midpoint of the offering range and $8.19 at the maximum of the offering range, and the offering price as a percentage of pro forma stockholders’ equity per share would be 111.11% at the minimum of the offering range, 117.23% at the midpoint of the offering range and 122.10% at the maximum of the offering range.

(5)	Pro forma stockholders’ equity and pro forma stockholders’ equity per share is equal to pro forma tangible stockholders’ equity and pro forma tangible stockholders’ equity per share, respectively, because at December 31, 2004 no goodwill was recorded on the balance sheet of Hudson City Bancorp.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis reflects Hudson City Bancorp’s financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Hudson City Bancorp’s Financial Statements and accompanying Notes to Financial Statements beginning on page F-1 of this prospectus, and the other statistical data provided elsewhere in this prospectus. Unless otherwise indicated, the financial information presented in this section reflects the consolidated financial condition and operations of Hudson City Bancorp.

Executive Summary

     Our results of operations depend primarily on net interest income, which, in part, is a direct result of the market interest rate environment. Our results of operations may also be affected significantly by general and local economic and competitive conditions, particularly those with respect to changes in market interest rates, government policies and actions of regulatory authorities. Our results are also affected by the price of our stock, as the expense of certain of our employee stock compensation plans is related to the current price of our common stock.

     Our net income for 2004 grew $31.9 million to $239.3 million. Basic and diluted earnings per share for 2004 were $1.33 and $1.29, respectively. The increase in net income was primarily the result of the growth of our assets to $20.15 billion at December 31, 2004 from $17.03 billion at December 31, 2003. Our return on average assets for 2004 was 1.29%. Our asset growth was funded from a $2.0 billion increase in borrowed funds and a $1.03 billion increase in total deposits. Stockholder’s equity grew $73.5 million during 2004, with repurchases of common stock partially offsetting growth due to net income. Our return on average stockholders equity for 2004 was 17.66%.

     During 2004, we continued to grow our balance sheet consistent with our traditional thrift business model and the growth initiatives we have employed during recent periods. Our balance sheet growth, primarily due to increases in residential first mortgage loans and callable government-sponsored agency securities classified as held to maturity, was funded principally by customer deposits and borrowed funds. The growth in our core investment of residential first mortgage loans was due to our continued strong levels of loan purchases that allows us to grow and geographically diversify our mortgage loan portfolio at a relatively low overhead cost while maintaining our traditional thrift business model.

     The growth in customer deposits was primarily due to the continued success of our interest-bearing High Value Checking account. Borrowed funds were increased to meet the goals of our growth initiatives and to take advantage of the still historically low interest rate environment. Our ability to grow our business with relatively low cost interest-bearing liabilities, notwithstanding the general increase in short-term interest rates, resulted in the increase in our net interest income during the year ended December 31, 2004.

     Short-term market interest rates generally increased during 2004, primarily during the last three quarters of the year. The Federal Open Market Committee (“FOMC”) of the Federal Reserve Bank increased the overnight lending rate 25 basis points at each of the five regularly scheduled meetings beginning in June 2004. The rates we paid on our deposit products, which are generally tied to short-term market rates, also increased during 2004. Overall, during 2004, long-term market interest rates generally decreased, notwithstanding an increase during the second quarter of 2004. The rates we earned on our mortgage loans, which are generally tied to long-term market rates, also decreased during 2004. This general increase in short-term interest rates, in conjunction with the slight decrease in long-term interest rates, has flattened the market yield curve. Despite the impact on our 2004 net interest income due to the increases in short-term interest rates, the flattening of the market yield, and the timing impact of placement of interest-sensitive assets and liabilities on the balance sheet, both our net interest rate spread and net interest margin increased during 2004 due to the proportionally larger growth of our first mortgage loans when compared to total interest-earning assets, as the interest rate earned on first mortgage loans is greater than the overall yield on our total interest-earning assets.

     We anticipate short-term market interest rates will continue to increase in 2005, and long-term market interest rates will begin to increase, but not as fast as short-term interest rates. The result of this potential market interest rate scenario would be a further flattening of the market yield curve, which would cause the spread between long-term interest rates and short-term interest rates to decrease.

     If this occurs, the resulting interest rate environment is expected to have a negative impact on our results of operations as our interest-bearing liabilities, both deposits and borrowed funds, generally price off short-term interest rates, while our interest-earning assets, both mortgage loans and securities, generally price off long-term interest rates. If both short- and long-term interest rates increase by the same amount, and the shape of the yield curve does not change, the resulting environment is also likely to have a negative impact on our results of operations, as our interest-bearing liabilities will reset to the current market interest rate faster than our interest-earning assets.

     Prepayment activity decreased on our mortgage-related assets during 2004 when compared to the prepayment activity experienced during 2003. This decrease in prepayment activity was due to the general stability of long-term interest rates during the second half of 2003 and 2004, notwithstanding the slight decreases in long-term interest rates during 2004. The decrease in prepayment rates was also due to the large volume of refinancing and modification activity that occurred during the declining interest rate environment of 2003. The mortgage-related assets that were purchased or originated with the cash flows from this prepayment activity will not tend to prepay as fast, as their contractual interest rate is relatively low. The slowing of the prepayment activity in turn decreased the amount of related premium amortized on these assets during 2004. The decrease in the prepayment activity and the slowing of the premium amortization generally had a positive impact on our net interest income, net interest rate spread and net interest margin for 2004 when compared to 2003.

     The low interest rate environment of 2004 afforded us the opportunity to realize gains on certain of our mortgage-backed securities prior to interest rate changes, such as the long-term interest rate increase seen in the second quarter of 2004, which would have adversely affected their fair market value. The low market interest rates caused increases in the fair market value of the fixed-rate mortgage-backed securities sold. The larger volume of sales and larger gain reported for 2003, when compared with the gain reported for 2004, resulted from the enhanced opportunities to realize gains on sales due to the declining interest rate environment experienced during 2003. We may continue to realize gains on the sale of securities if given the opportunity to sell these assets in a favorable interest rate environment and reinvest the proceeds advantageously.

     We expect to continue to grow our assets primarily through the origination and purchase of mortgage loans, while purchasing investment and mortgage-backed securities as a supplement to our mortgage loans. We plan that approximately half of these originations and purchases will be short-term or variable-rate in nature, in order to assist in the management of interest rate risk. The primary funding for our asset growth is expected to come from customer deposits and borrowed funds, also using borrowed funds as a means to extend the maturity of our liabilities. We plan that the funds borrowed will have initial reprice or maturity dates of three to five years in order to assist in the management of interest rate risk.

     We intend to grow customer deposits by continuing to offer desirable products at competitive rates and by opening new branch offices. We opened three additional branch offices in New Jersey and our first branch in Suffolk County, New York during 2004. We have received regulatory approval to open an additional three branch offices in New Jersey and four additional branch offices in Suffolk County. We also plan to open two branch offices in Staten Island, New York during the first half of 2005. We will continue to explore branch expansion opportunities in market areas that present significant opportunities for our traditional thrift business model and intend to open ten to fifteen branches per year. Although new branching activity results in additional expenses, overall we continue to maintain a low level of operating expenses.

     Effective January 1, 2004, Hudson City Savings converted to a federal savings bank charter and became subject to supervision and regulation by the OTS. Hudson City Bancorp and Hudson City, MHC, as savings and loan holding companies, are also subject to supervision and regulation by the OTS.

     On December 16, 2004, the Boards of Directors of Hudson City Bancorp, Hudson City Savings and Hudson City, MHC unanimously adopted a Plan of Conversion and Reorganization (the “Plan”). Under the terms of the Plan, Hudson City Savings will reorganize from the two-tier mutual holding company structure to a stock holding company structure and Hudson City Bancorp will undertake a “second-step” stock offering of new shares of common stock. Hudson City, MHC will be merged into Hudson City Bancorp as part of the reorganization. The transactions contemplated by the Plan are subject to the approval of Hudson City Savings’ depositors, Hudson City Bancorp’s stockholders (other than Hudson City, MHC) and regulatory agencies. We believe the transactions should be completed in the second quarter of 2005.

Comparison of Financial Condition at December 31, 2004 and December 31, 2003

     During 2004, our total assets increased $3.12 billion, or 18.3%, to $20.15 billion at December 31, 2004 from $17.03 billion at December 31, 2003. Loans increased $2.56 billion, or 29.1%, to $11.36 billion at December 31, 2004 from $8.80 billion at December 31, 2003. The increase in loans reflected our loan purchase activity, our continued focus on the origination of one- to four-family first mortgage loans, primarily in New Jersey and the New York metropolitan area, and a significant decline in loan prepayment activity during the period. For 2004, we purchased first mortgage loans of $3.12 billion and originated first mortgage loans of $1.38 billion, compared with purchases of $3.21 billion and originations of $2.17 billion for 2003. The larger volume of purchased mortgage loans, when compared to the amount of mortgage loans originated, allowed us to grow and geographically diversify our mortgage loan portfolio at a relatively low overhead cost while maintaining our traditional thrift business model.

     We will continue to purchase mortgage loans to grow and diversify our portfolio, as opportunities and funding are available. The lower volume of origination activity was primarily due to a decline in refinancing activity.

     Our first mortgage loan originations and purchases were exclusively in one-to four-family mortgage loans and were primarily fixed-rate loans. At December 31, 2004, fixed-rate mortgage loans accounted for 92.5% of our first mortgage loan portfolio compared with 90.9% at December 31, 2003. This percentage of fixed-rate loans to total loans may have an adverse impact on our earnings in a rising rate environment as the interest rate on these loans would not reprice, while our interest-bearing deposits and callable borrowed funds would reprice, from time to time, to the higher market interest rates.

     During 2004, $144.0 million of our loan originations were the result of refinancing of our existing mortgage loans compared with $530.4 million during 2003. The dollar amount of refinancing of existing mortgage loans was included in total loan originations. We allow customers with Hudson City originated loans to modify, for a fee, their existing mortgage loans with the intent of maintaining customer relationships in periods of extensive refinancing due to low long-term interest rates. In general, all terms and conditions of the existing mortgage loan remain the same except the adjustment of the interest rate to the currently offered fixed-rate product with a similar term to maturity or to a reduced term at the request of the borrower. Modifications of our existing mortgage loans during 2004 were approximately $220.1 million compared with $1.46 billion during 2003. These loan modifications were not reflected in loan origination totals. We feel loan refinancing and modification activity are inversely related to the level of interest rates. The decrease in the refinancing and modification activity, when comparing the 2004 activity to the 2003 activity, was due to the general stability of long-term interest rates during 2004 compared to the steeply declining interest rate environment during the first half of 2003 and prior periods. If long-term rates increase or remain relatively stable, we expect the amount of loan refinancings and modifications to remain at the 2004 levels or decrease.

     Investment securities held to maturity increased to $1.33 billion at December 31, 2004 from $1.4 million at December 31, 2003. During 2004, we began to classify certain of our government-sponsored agency security purchases as held to maturity. This increase in investment securities held to maturity reflected, in part, the subsequent reinvestment of part of the resulting cash flows from the $649.2 million decrease of investment securities available for sale due to calls of such securities during 2004. The increase in investment securities held to maturity also represented a strategy to shorten the overall final maturity of our interest-earning assets, while continuing to grow our balance sheet, by investing a portion of the cash flows from our mortgage-related assets into investment securities. Of the agency securities purchased and classified as held to maturity, $621.6 million have step-up features, where the interest rate is increased on scheduled future dates. These securities have call options that are generally effective prior to the initial rate increase but after an initial non-call period of three months to one year. The initial rate for the securities purchased was higher than interest rates on similar agency securities offered at the time of purchase without the step-up feature. The rate increases are at least one percent per adjustment and are fixed over the life of the security.

     Overall, the aggregate balance of the mortgage-backed securities portfolio remained relatively stable at $5.38 billion at December 31, 2004 compared with $5.42 billion at December 31, 2003. Payments received on mortgage-backed securities were primarily reinvested into fixed-rate mortgage-backed securities at the prevailing market interest rates. Accrued interest receivable increased $17.3 million, primarily due to increased balances in loans and investments. Fixed assets increased $5.0 million primarily due to our branch expansion.

     Total liabilities increased $3.04 billion, or 19.4%, to $18.74 billion at December 31, 2004 compared with $15.70 billion at December 31, 2003. Total deposits increased $1.03 billion, or 9.8%, to $11.48 billion at December 31, 2004 from $10.45 billion at December 31, 2003. The increase in total deposits was primarily used to fund our growth initiatives. Interest-bearing deposits increased $1.00 billion primarily due to an increase of $1.48 billion in our interest-bearing High Value Checking account product, partially offset by a $405.8 million decrease in time deposits. We believe the increase in interest-bearing deposits was due primarily to our consistent offering of competitive rates on our interest-bearing High Value Checking account product. The balance in the High Value Checking account at December 31, 2004 was $4.19 billion compared with $2.71 billion at December 31, 2003. We believe the decrease in time deposits was due, in part, to transfers to our High Value Checking account and significant competition for deposits in the New York metropolitan area.

     Borrowed funds increased $2.00 billion, or 38.8%, to $7.15 billion at December 31, 2004 from $5.15 billion at December 31, 2003. The additional borrowed funds were primarily used to fund our asset growth. Borrowed funds were comprised of $5.30 billion of securities sold under agreements to repurchase and $1.85 billion of FHLB advances. Securities pledged as collateral against our securities sold under agreements to repurchase had a market value at December 31, 2004 of approximately $5.63 billion. Advances from the FHLB utilize our mortgage portfolio as collateral. The $3.75 billion in new borrowings, which had initial call dates of predominately two to four years from the date of borrowing, were partially offset by calls and maturities of borrowed funds in an aggregate amount of $1.75 billion.

     Total stockholders’ equity increased $73.5 million, or 5.5%, to $1.40 billion at December 31, 2004 from $1.33 billion at December 31, 2003. The increase in stockholders’ equity was primarily due to net income of $239.3 million for 2004, a $6.5 million increase due to the exercise of 900,198 stock options, a $20.9 million permanent tax benefit due to the exercise of stock options and the vesting of employee stock benefit plans, and a $19.5 million increase due to the commitment of shares for our employee stock benefit plans.

     These increases to stockholders’ equity were partially offset by repurchases of 4,590,200 shares of our common stock at an aggregate cost of $161.7 million, purchases of 200,000 shares of common stock for our recognition and retention plan at an aggregate cost of $7.3 million, cash dividends declared and paid to common stockholders of $40.5 million and a $3.1 million increase in accumulated other comprehensive loss primarily due to a decrease in the fair value of our available for sale investment portfolio. As of December 31, 2004 there remained 3,076,221 shares authorized to be purchased under our current stock repurchase program. The decrease from prior years in the amount of the cash dividend paid to common stockholders reflects the waiver of receipt of the dividend by Hudson City, MHC, the majority stockholder of Hudson City Bancorp in accordance with the regulations and policies of the OTS. Prior to 2004, Hudson City, MHC was subject to the policies of the FDIC, which did not permit dividend waivers.

     At December 31, 2004, the ratio of total stockholders’ equity to total assets was 6.96% compared with 7.80% at December 31, 2003. For the year ended December 31, 2004, the ratio of average stockholders’ equity to average assets was 7.29% compared with 8.73% for the year ended December 31, 2003.

     The decrease in these ratios was primarily due to our capital management strategy of planned asset growth, and a slower percentage growth in stockholders’ equity as compared to the percentage growth in assets, due to payment of cash dividends and stock repurchases. Stockholders’ equity per common share was $7.85 at December 31, 2004 compared with $7.33 at December 31, 2003.

Analysis of Net Interest Income

     Net interest income represents the difference between the interest income we earn on our interest-earning assets, such as mortgage loans, mortgage-backed securities and investment securities, and the expense we pay on interest-bearing liabilities, such as time deposits and borrowed funds. Net interest income depends on our volume of interest-earning assets and interest-bearing liabilities and the interest rates we earned or paid on them.

     Average Balance Sheet. The following table presents certain information regarding our financial condition and net interest income for 2004, 2003, and 2002. The table presents the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the periods indicated. We derived the yields and costs by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown. We derived average balances from daily balances over the periods indicated. Interest income includes fees that we considered adjustments to yields. Yields on tax-exempt obligations were not computed on a tax equivalent basis.

	For the Year Ended December 31,
	2004				2003				2002
			Average				Average				Average
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
First mortgage loans, net (1)	$9,783,953	$539,966	5.52%		$6,989,907	$414,417	5.93%		$6,352,764	$440,073	6.93%
Consumer and other loans	144,621	8,650	5.98		129,087	8,379	6.49		139,432	10,027	7.19
Federal funds sold	124,755	1,580	1.27		170,302	1,794	1.05		153,773	2,427	1.58
Mortgage-backed securities, at amortized cost	5,379,439	242,335	4.50		5,948,336	268,235	4.51		5,461,673	307,743	5.63
Federal Home Loan Bank stock	150,104	3,213	2.14		156,721	4,424	2.82		101,591	5,002	4.92
Investment securities at amortized cost	2,671,263	119,314	4.47		1,733,236	80,079	4.62		315,153	18,945	6.01

Total interest-earning assets	18,254,135	915,058	5.01		15,127,589	777,328	5.14		12,524,386	784,217	6.26

Noninterest-earning assets	334,712				325,230				263,718

Total assets	$18,588,847				$15,452,819				$12,788,104

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Savings accounts	$942,486	9,359	0.99		$927,191	10,680	1.15		$869,823	17,212	1.98
Interest-bearing demand accounts	3,575,468	79,750	2.23		1,971,581	43,516	2.21		370,843	9,450	2.55
Money market accounts	593,426	5,681	0.96		623,442	6,889	1.10		593,021	11,697	1.97
Time deposits	5,482,554	120,023	2.19		5,970,416	148,254	2.48		6,311,562	217,416	3.44

Total deposits	10,593,934	214,813	2.03		9,492,630	209,339	2.21		8,145,249	255,775	3.14
Borrowed funds	6,098,282	215,253	3.53		4,090,459	167,015	4.08		2,854,658	139,999	4.90

Total interest-bearing liabilities	16,692,216	430,066	2.58		13,583,089	376,354	2.77		10,999,907	395,774	3.60

Noninterest-bearing liabilities:
Noninterest-bearing deposits	415,905				409,220				391,865
Other noninterest-bearing liabilities	125,929				111,706				102,001

Total noninterest-bearing liabilities	541,834				520,926				493,866

Total liabilities	17,234,050				14,104,015				11,493,773
Stockholders’ equity	1,354,797				1,348,804				1,294,331

Total liabilities and stockholders’ equity	$18,588,847				$15,452,819				$12,788,104

Net interest income		$484,992				$400,974				$388,443

Net interest rate spread (2)			2.43%				2.37%				2.66%
Net interest-earning assets	$1,561,919				$1,544,500				$1,524,479

Net interest margin (3)			2.66%				2.65%				3.10%
Ratio of interest-earning assets to interest-bearing liabilities			1.09	x			1.11	x			1.14	x

(1)	Amount is net of deferred loan fees and allowance for loan losses and includes non-performing loans.

(2)	Determined by subtracting the weighted average cost of average total interest-bearing liabilities from the weighted average yield on average total interest-earning assets.

(3)	Determined by dividing net interest income by average total interest-earning assets.

     Rate/Volume Analysis. The following table presents the extent to which the changes in interest rates and the changes in volume of our interest-earning assets and interest-bearing liabilities have affected our interest income and interest expense during the periods indicated. Information is provided in each category with respect to:

•	changes attributable to changes in volume (changes in volume multiplied by prior rate);

•	changes attributable to changes in rate (changes in rate multiplied by prior volume); and

•	the net change.

     The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

	2004 Compared to 2003			2003 Compared to 2002
	Increase (Decrease) Due To			Increase (Decrease) Due To
	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)
Interest-earning assets:
First mortgage loans, net	$155,901	$(30,352)	$125,549	$41,578	$(67,234)	$(25,656)
Consumer and other loans	960	(689)	271	(713)	(935)	(1,648)
Federal funds sold	(540)	326	(214)	242	(875)	(633)
Mortgage-backed securities	(25,313)	(587)	(25,900)	25,625	(65,133)	(39,508)
Federal Home Loan Bank stock	(181)	(1,030)	(1,211)	2,064	(2,642)	(578)
Investment securities	41,920	(2,685)	39,235	66,479	(5,345)	61,134

Total	172,747	(35,017)	137,730	135,275	(142,164)	(6,889)

Interest-bearing liabilities:
Savings accounts	175	(1,496)	(1,321)	1,075	(7,607)	(6,532)
Interest-bearing demand accounts	35,836	398	36,234	35,492	(1,426)	34,066
Money market accounts	(331)	(877)	(1,208)	573	(5,381)	(4,808)
Time deposits	(11,613)	(16,618)	(28,231)	(11,222)	(57,940)	(69,162)
Borrowed funds	73,146	(24,908)	48,238	53,248	(26,232)	27,016

Total	97,213	(43,501)	53,712	79,166	(98,586)	(19,420)

Net change in net interest income	$75,534	$8,484	$84,018	$56,109	$(43,578)	$12,531

Comparison of Operating Results for the Years Ended December 31, 2004 and 2003

     General. Net income was $239.3 million for the year ended December 31, 2004, an increase of $31.9 million, or 15.4%, compared with net income of $207.4 million for the year ended December 31, 2003. Basic and diluted earnings per common share were $1.33 and $1.29, respectively, for 2004 compared with basic and diluted earnings per share of $1.14 and $1.11, respectively, for 2003. For the year ended December 31, 2004 our return on average stockholders’ equity was 17.66% compared with 15.38% for 2003. The increase in the return on average stockholders’ equity was primarily due to the growth of our net income and a slower percentage growth of stockholders’ equity due to payment of cash dividends and stock repurchases. Our return on average assets for 2004 was 1.29% compared with 1.34% for 2003. The decrease in the return on average assets was primarily due to our overall balance sheet growth in the prevailing interest rate environments of 2003 and 2004.

     Interest and Dividend Income. Total interest and dividend income increased $137.8 million, or 17.7%, to $915.1 million for the year ended December 31, 2004 compared with $777.3 million for the year ended December 31, 2003. The increase in total interest and dividend income was primarily due to a $3.12 billion, or 20.6%, increase in the average balance of total interest-earning assets to $18.25 billion for the year ended December 31, 2004 compared with $15.13 billion for the year ended December 31, 2003. The growth in the average balance of total interest-earning assets was consistent with the growth initiatives employed by us during recent periods. The impact on interest and dividend income from the increase in the average balance of our total interest-earning assets was partially off-set by a 13 basis point decrease in the average yield on total interest-earning assets to 5.01% for 2004 from 5.14% for 2003, primarily reflecting the growth of our interest-earning assets during the prevailing interest rate environments of 2003 and 2004.

     The $125.6 million increase in interest and fee income on first mortgage loans was primarily due to a $2.79 billion increase in the average balance of first mortgage loans, which reflected our continued emphasis on balance sheet growth in our core business of first mortgage loans. The increase in mortgage loan income due to the increase in the average balance was partially offset by a 41 basis point decrease in the average yield, which reflected the large volume of loan origination and purchase activity during the prevailing long-term interest rate environments of 2003 and 2004.

     The $39.2 million increase in interest and dividends on total investment securities was primarily due to an increase in the average balance of investment securities of $938.0 million, which reflected the subsequent reinvestment of certain of the cash flows from the prepayment activity on our mortgage-related assets in 2003 and 2004 into investment securities, and was consistent with the decision to shorten the overall weighted-average life of our interest-earning assets by investing in callable securities with initial call dates of three months to one year and final maturity dates of five to seven years. The increase in income on total investment securities due to the increase in the average balance was partially offset by a 15 basis point decrease in the average yield on our investment securities, which reflected the large volume of purchases made during the prevailing interest rate environments of 2003 and 2004.

     The $25.9 million decrease in interest income on total mortgage-backed securities was primarily due to a $568.9 million decrease in the average balance of total mortgage-backed securities, which reflected the high volume of prepayment activity, the sales of mortgage-backed securities available for sale, and the subsequent reinvestment of certain of the resulting cash flows into investment securities or purchased mortgage loans. The decrease in interest income on total mortgage-backed securities also reflected a 1 basis point decrease in the average yield on mortgage-backed securities.

     The impact on mortgage-backed securities interest income of the decline in the average balance and weighted average yield was partially offset by the slowing of the net premium amortization due to the decline in prepayment activity during the second half of 2003 and 2004.

     Interest Expense. Total interest expense, comprised of interest on deposits and interest on borrowed funds, increased $53.7 million, or 14.3%, to $430.1 million for the year ended December 31, 2004 from $376.4 million for the year ended December 31, 2003. This increase was primarily due to a $3.11 billion, or 22.9%, increase in the average balance of total interest-bearing liabilities to $16.69 billion for the year ended December 31, 2004 compared with $13.58 billion for the year ended December 31, 2003. The impact of the increase in the average balance of total interest-bearing liabilities was offset, in part, by a 19 basis point decrease in the average cost of total interest-bearing liabilities to 2.58% for 2004 from 2.77% for 2003.

     Interest expense on borrowed funds increased $48.3 million primarily due to a $2.01 billion increase in the average balance of borrowed funds to $6.10 billion for 2004, the impact of which was partially offset by a 55 basis point decrease in the average cost of borrowed funds to 3.53% for 2004. The increase in the average balance of borrowed funds was used to fund asset growth. The decrease in the average cost of borrowed funds reflected the continued growth of our borrowed funds in the prevailing interest rate environments that existed during 2003 and

2004. We intend to continue to use borrowed funds as a funding source for our asset growth initiatives, with new borrowings primarily having periods to initial repricing of three to five years.

     Interest expense on interest-bearing deposits increased $5.5 million primarily due to a $1.10 billion increase in the average balance of interest-bearing deposits to $10.59 billion for 2004, the impact of which was partially offset by an 18 basis point decrease in the average cost to 2.03%. The increase in the average balance of interest-bearing deposits, primarily used to fund asset growth, reflected a $1.61 billion increase in the average balance of interest-bearing demand accounts due to the growth in our High Value Checking account product. We believe the increase in the average balance of interest-bearing deposits was primarily due to our consistent offering of competitive rates on our High Value Checking account product. We believe the $487.9 million decrease in the average balance of time deposits was due in part to transfers to our High Value Checking account and significant competition for deposits in the New York metropolitan area. We intend to continue to fund future asset growth using customer deposits as our primary source of funds, by continuing to pay competitive rates and by opening new branch offices, while supplementing the deposit growth with borrowed funds.

     The 18 basis point decrease in the average cost of interest-bearing deposits primarily reflected a 29 basis point decrease in the average cost of our time deposits, a 16 basis point decrease in the average cost of savings accounts and a 14 basis point decrease in the average cost of money market accounts. These decreases were partially offset by a 2 basis point increase in the average cost of interest-bearing demand deposits reflecting the increasing short-term interest rate environment of 2004. This decrease in the average cost of interest-bearing deposits reflected the prevailing interest rate environments experienced during 2003 and 2004.

     Net Interest Income. Net interest income increased $84.0 million, or 20.9%, to $485.0 million for the year ended December 31, 2004 compared with $401.0 million for the year ended December 31, 2003. This increase primarily reflected our growth initiatives, which resulted in increases in the average balance of both interest-earning assets and interest-bearing liabilities, and the net interest rate spread earned on this growth. Our net interest rate spread, determined by subtracting the weighted-average cost of total interest-bearing liabilities from the weighted-average yield on total interest-earning assets, increased 6 basis points to 2.43% for 2004 from 2.37% for 2003. Our net interest margin, determined by dividing net interest income by total average interest-earning assets, increased 1 basis point to 2.66% for 2004 from 2.65% for 2003. The increases in these ratios reflected the larger decrease in the cost of total interest-bearing liabilities compared with the decrease in the yield of total interest-earning assets primarily due to the decreased prepayment activity on our mortgage-related assets, and the resulting decrease in the amortization of the net premium on these assets. The increase in these ratios also reflected the overall shift in our asset mix towards first mortgage loans, which have a higher yield than our other interest-earning assets, the impact of which was partially offset by an overall shift in our liability mix toward borrowed funds, which have a higher average rate than our other interest-bearing liabilities.

     Provision for Loan Losses. Our provision for loan losses for the year ended December 31, 2004 was $790,000 compared with $900,000 for the year ended December 31, 2003. Net charge-offs for the year ended December 31, 2004 were $18,000 compared with net recoveries of $146,000 for the year ended December 31, 2003. The allowance for loan losses increased $772,000 to $27.3 million at December 31, 2004 from $26.5 million at December 31, 2003. The increase in the allowance for loan losses, through the provision for loan losses, reflected the overall growth of the loan portfolio, increases in non-performing loans and low levels of charge-offs.

     Non-performing loans, defined as non-accruing loans and accruing loans delinquent 90 days or more, increased $1.3 million to $21.6 million at December 31, 2004 from $20.3 million at December 31, 2003, primarily reflecting increases in non-accrual loans. The ratio of non-performing loans to total loans was 0.19% at December 31, 2004 compared with 0.23% at December 31, 2003. The ratio of the allowance for loan losses to non-performing loans was 126.44% at December 31, 2004 compared with 131.09% at December 31, 2003. The ratio of the allowance for loan losses to total loans was 0.24% at December 31, 2004 compared with 0.30% at December 31, 2003.

     During 2004 we lowered the loss factors used in our worksheet on our purchased mortgage loans to reflect the seasoning of the portfolio, and the charge-off and delinquency experience. Notwithstanding such decrease, we have maintained a minimal provision for loan losses during 2004 to reflect expected losses resulting from the actual growth in our loan portfolio. We consider the ratio of allowance for loan losses to total loans at December 31,2004, given our primary lending emphasis and current market conditions, to be at an acceptable level. Furthermore, the increase in the allowance for loan losses during 2004 reflected the growth in the loan portfolio, the low levels of loan charge-offs, the stability in the real estate market and the resulting stability in our overall loan quality.

     Although we believe that we have established and maintained the allowance for loan losses at adequate levels, additions may be necessary if future economic and other conditions differ substantially from the current operating environment. Although we use the best information available, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short-term change. See “—Critical Accounting Policies.”

     Non-Interest Income. Total non-interest income decreased $13.1 million to $16.6 million for the year ended December 31, 2004 from $29.7 million for the year ended December 31, 2003. The decrease in non-interest income primarily reflected a $12.9 million decrease in gains on securities transactions, net to $11.4 million for 2004 from $24.3 million for 2003, primarily due to decreases in sales of mortgage-backed securities. The $11.4 million gain on securities transactions during 2004 resulted from an opportunity to realize gains from the sale of certain available for sale mortgage-backed securities prior to interest rate changes, such as seen in the second quarter of 2004, which would have had an adverse impact on their fair market value. The historically low interest rate environment enabled us to realize these gains on the sales of securities, as the lower rates increased the fair value of the fixed-rate securities sold. The gains in 2003 resulted from the enhanced opportunities to realize gains due to the declining interest rate environment. The total cash flow from the sales of these securities during 2004 was $510.5 million, which was subsequently reinvested into mortgage loans and investment securities.

     Non-Interest Expense. Total non-interest expense increased $15.8 million, or 15.4%, to $118.3 million for the year ended December 31, 2004 from $102.5 million for the year ended December 31, 2003. The increase was primarily due to increases in compensation and employee benefit expense related to our employee stock benefit plans, compensation expense related to staff increases due to our branch expansion program, occupancy expenses due to our branch expansion program and expenses related to internal control evaluation and testing in order to comply with the new certification requirements imposed by the Sarbanes-Oxley Act and other regulatory costs. Our efficiency ratio was 23.60% for 2004 compared with 23.81% for 2003. Our ratio of non-interest expense to average total assets for 2004 was 0.64% compared with 0.66% for 2003. The relative stability of these ratios reflected our efforts to control costs, notwithstanding the actual increase in non-interest expense, as our average assets grew in excess of 20.0% when comparing 2004 to 2003.

     Income Taxes. Income tax expense increased $23.3 million, or 19.4%, to $143.1 million for the year ended December 31, 2004 from $119.8 million for the year ended December 31, 2003, primarily due to the 16.9% increase in income before income tax expense. Our effective tax rate increased for 2004 to 37.43% from 36.61% for 2003, primarily due to the expense of the employee stock ownership plan, which is not fully deductible for income tax purposes.

Comparison of Financial Condition at December 31, 2003 and December 31, 2002

     During 2003, our total assets increased $2.89 billion, or 20.4%, to $17.03 billion at December 31, 2003 from $14.14 billion at December 31, 2002. Loans increased $1.83 billion, or 26.3%, to $8.80 billion at December 31, 2003 from $6.97 billion at December 31, 2002. The increase in loans reflected a significant increase in our loan purchase activity as well as our continued focus on the origination of one- to four-family first mortgage loans, consistent with our growth strategies. For 2003, we originated first mortgage loans of $2.17 billion and purchased first mortgage loans of $3.21 billion, compared with originations of $1.84 billion and purchases of $1.72 billion for 2002. Loan purchases exceeded originations due to their availability in the high prepayment activity environment experienced during 2003 and the growth initiatives employed by us in recent periods. These first mortgage loan originations and purchases were exclusively in one-to four-family mortgage loans and were primarily fixed-rate loans. At December 31, 2003, fixed-rate mortgage loans accounted for 90.9% of our first mortgage loan portfolio compared with 86.5% at December 31, 2002. The strong levels of loan originations and purchases during 2003 reflected the continuation of the impact of the low interest rate environment.

     During 2003, due to the low long-term interest rate environment, $530.4 million of our loan originations were the result of refinancing of our existing mortgage loans. The dollar amount of refinancing of existing mortgage loans was included in total loan originations. We allow certain customers to modify, for a fee, their existing mortgage loans with the intent of maintaining customer relationships in periods of extensive refinancing due to low long-term interest rates. In general, all terms and conditions of the existing mortgage loan remain the same except the adjustment of the interest rate to the currently offered fixed-rate product with a similar term to maturity or to a reduced term at the request of the borrower. Modifications of our existing mortgage loans during the 2003 were approximately $1.46 billion. These loan modifications were not reflected in loan origination totals. We feel loan refinancing and modification activity are directly tied to the level of interest rates.

     The loan purchases were made pursuant to our wholesale loan purchase program established to supplement our retail loan originations. The purchasing agreements, as established with each seller/servicer, contain parameters as to the loans that can be included in each package. These parameters, such as maximum loan size and maximum loan-to-value ratio, conform to parameters generally utilized by us to originate mortgage loans. Purchased loan packages are subject to internal due diligence procedures that may include review of individual loan files. This review subjects the purchased loan file to substantially the same underwriting standards used in our own loan origination process. Loan packages purchased include mortgage loans secured by properties located primarily in the east coast corridor states between Massachusetts and North Carolina, and in Michigan and Illinois.

     Investment securities available for sale increased $1.68 billion to $2.24 billion at December 31, 2003 from $560.9 million at December 31, 2002. The increase in investment securities available for sale primarily reflected the investment of part of the cash flow from the high levels of prepayment activity on our mortgage-related assets into investment securities. The increase in investment securities also reflected our decision to shorten the overall weighted-average life of our assets by investing in callable government-sponsored agency securities with initial call dates of three months to one year and terms to maturity of generally less than ten years. Mortgage-backed securities decreased $703.5 million, or 11.5%, to $5.42 billion at December 31, 2003 from $6.13 billion at December 31, 2002. This decrease was primarily due to the high level of prepayment activity and sales of approximately $1.37 billion of our mortgage-backed securities during 2003.

     The $27.4 million increase in Federal Home Loan Bank (“FHLB”) stock to $164.9 million at December 31, 2003, was due to the amount of stock we were required by the FHLB to hold. The $24.5 million increase in other assets was primarily due to an increase in our deferred tax asset calculations as required by generally accepted accounting principles.

     Total liabilities increased $2.87 billion, or 22.4%, to $15.70 billion at December 31, 2003 compared with $12.83 billion at December 31, 2002. Total deposits increased $1.31 billion, or 14.3%, to $10.45 billion at December 31, 2003 from $9.14 billion at December 31, 2002. The increase in total deposits was primarily used to fund our growth initiatives. Interest-bearing deposits increased $1.31 billion primarily due to an increase of $1.77 billion in our interest-bearing High Value Checking account product. We believe the increase in interest-bearing deposits was due primarily to our consistent offering of competitive rates on our deposit products, primarily on our interest-bearing High Value Checking account product. The balance in the High Value Checking account at December 31, 2003 was $2.71 billion compared with $943.2 million at December 31, 2002. This growth in interest-bearing deposits was partially offset by a $508.9 million decrease in time deposits. Although our time deposit rates are competitive, we believe the decrease in time deposits was due, in part, to transfers to our High Value Checking account.

     Borrowed funds increased $1.55 billion, or 43.1%, to $5.15 billion at December 31, 2003 from $3.60 billion at December 31, 2002. The additional borrowed funds were primarily used to fund asset growth consistent with our capital management strategy. Borrowed funds were comprised of $3.20 billion of securities sold under agreements to repurchase and $1.95 billion of FHLB advances. Securities pledged as collateral against our securities sold under agreements to repurchase had a market value at December 31, 2003 of approximately $3.47 billion. Advances from the FHLB utilize our mortgage portfolio as collateral. The $2.03 billion in new borrowings had initial call dates of three months to three years from the date of borrowing. These short- and intermediate-term borrowed funds complement the $3.60 billion of previously existing long-term borrowings. During 2003 we also restructured certain of our borrowed funds, which resulted in the extension of the weighted-average maturity and lowered the contract interest rate.

     Total stockholders’ equity increased $13.3 million, or 1.0%, to $1.33 billion at December 31, 2003 from $1.32 billion at December 31, 2002. The increase was primarily the result of net income for 2003 of $207.4 million, an increase of $11.0 million due to the exercise of approximately 1.5 million stock options, and an increase of $14.2 million due to the commitment of shares for our stock-related employee benefit plans. Partially offsetting these increases in stockholders’ equity were repurchases of approximately 3.7 million shares of our common stock at an aggregate cost of $101.1 million, cash dividends declared and paid to common stockholders of $95.6 million and a $30.2 million decrease in accumulated other comprehensive income due to the decrease in the overall market value of our investment and mortgage-backed securities available for sale, reflecting a generally lower interest rate environment.

     At December 31, 2003, the ratio of total stockholders’ equity to total assets was 7.80% compared with 9.30% at December 31, 2002. For the year ended December 31, 2003, the ratio of average stockholders’ equity to average assets was 8.73% compared with 10.12% for the year ended December 31, 2002. The decrease in these ratios was primarily due to our capital management strategy of planned asset growth, and a slower percentage growth in stockholders’ equity as compared to the percentage growth in assets, due to payment of cash dividends and stock repurchases. Stockholders’ equity per common share was $7.33 at December 31, 2003 compared with $7.22 at December 31, 2002.

Comparison of Operating Results for the Years Ended December 31, 2003 and 2002

     General. Net income was $207.4 million for the year ended December 31, 2003, an increase of $15.4 million, or 8.0%, compared with net income of $192.0 million for the year ended December 31, 2002. Basic and diluted earnings per common share were $1.14 and $1.11, respectively, for 2003 compared with basic and diluted earnings per share of $1.04 and $1.01, respectively, for 2002. For the year ended December 31, 2003 our return on average stockholders’ equity was 15.38% compared with 14.84% for 2002. The increase in the return on average stockholders’ equity was primarily due to the growth of our net income and a slower percentage growth in stockholders’ equity as compared to the percentage growth in assets due to payment of cash dividends and stock repurchases. Our return on average assets for 2003 was 1.34% compared with 1.50% for 2002. The decrease in the return on average assets was primarily due to the lower net interest margin due to the low interest rate environment. The decline in the return on average assets also reflected our overall balance sheet growth.

     Interest and Dividend Income. Total interest and dividend income decreased $6.9 million, or 0.9%, to $777.3 million for the year ended December 31, 2003 compared with $784.2 million for the year ended December 31, 2002. The decrease in total interest and dividend income was primarily due to a 112 basis point decrease in the average yield on interest-earning assets to 5.14% for 2003 from 6.26% for 2002, reflecting yield declines to varying degrees in all asset categories. The impact on interest and dividend income from the decrease in the weighted-average yield on our interest-earning assets was partially off-set by an increase in the average balance of total interest-earning assets of $2.61 billion, or 20.8%, to $15.13 billion for the year ended December 31, 2003 compared with $12.52 billion for the year ended December 31, 2002.

     The $25.7 million decrease in interest and fee income on first mortgage loans was primarily due to a 100 basis point decrease in the average yield, which reflected the large volume of loan origination and purchase activity during the low long-term interest rate environment of 2003 and the acceleration of the amortization of the net premium on these assets due to the high levels of modification and refinancing activity. The decrease in mortgage loan income due to the decreases in yields was partially off-set by a $637.1 million increase in the average balance of first mortgage loans, which reflected internal growth that was consistent with our capital management strategy and growth initiatives.

     The $39.5 million decrease in interest income on mortgage-backed securities was primarily due to a 112 basis point decrease in the average yield on mortgage-backed securities, which reflected the significant turnover in the portfolio, the downward repricing of our adjustable-rate securities during the low interest rate environment of 2003 and the acceleration of the net premium on these assets. The decrease in income on mortgage-backed securities due to the decrease in yield was partially off-set by the impact of a $486.7 million increase in the average balance of mortgage-backed securities, which reflected our internal growth initiatives.

     The $61.1 million growth in interest and dividends on investment securities available for sale was primarily due to an increase in the average balance of $1.42 billion, which reflected the investment of certain of the cash flows from the high level of prepayment activity on our mortgage-related assets into investment securities, and the decision to shorten the overall weighted-average life of our assets by investing in callable securities with initial call dates of three months to one year. The increase in income on investment securities due to the increase in the average balance was partially off-set by a 139 basis point decrease in the average yield on our investment securities, which reflected the large volume of purchases made during the low interest rate environment of 2003.

     Interest Expense. Total interest expense, comprised of interest on deposits and interest on borrowed funds, decreased $19.4 million, or 4.9%, to $376.4 million for the year ended December 31, 2003 from $395.8 million for the year ended December 31, 2002. This decrease was primarily due to a decrease in the average cost of interest-bearing liabilities of 83 basis points to 2.77% for 2003 from 3.60% for 2002. The impact of the decline in the average cost of interest-bearing liabilities was offset, in part, by an increase in the average balance of total interest-bearing liabilities of $2.58 billion, or 23.5%, to $13.58 billion for 2003 from $11.00 billion for 2002.

     Interest expense on borrowed funds increased $27.0 million primarily due to an increase in the average balance of $1.24 billion, the impact of which was partially off-set by a decrease in the average cost of borrowed funds of 82 basis points. The increase in the average balance of borrowed funds was used to fund asset growth consistent with our capital management and growth strategies. The decrease in the average cost of borrowed funds reflected the continued growth of our borrowed funds in the low interest rate environment that existed during 2003. The decrease in the average cost of borrowed funds also reflected the restructuring of certain of our borrowed funds during 2003, which resulted in the extension of the weighted-average maturity and lowered the contract rates.

     Interest expense on deposits decreased $46.5 million primarily due to a decrease in the average cost of 93 basis points, the impact of which was partially off-set by an increase in the average balance of deposits of $1.34 billion. The decrease in the average cost of interest-bearing deposits reflected a 96 basis point decrease in the average cost of our time deposits, an 83 basis point decrease in the average cost of savings accounts, an 87 basis point decrease in the average cost of money market deposits, and a 34 basis point decrease in the average cost of interest-bearing demand deposits. These decreases in the average cost of interest-bearing deposits reflected the low interest rate environment experienced during 2003 and the growth of our High Value Checking account product, the rate for which was lower than our average cost of total deposits during 2003.

     The increase in the average balance of deposits, primarily used to fund asset growth, reflected a $1.60 billion increase in the average balance of interest-bearing demand accounts due to the growth in our High Value Checking account product, and an increase of $57.4 million in the average balance of our regular savings account. We believe the increase in the average balance of deposits was primarily due to our consistent offering of competitive rates on desirable customer deposit products. Although our time deposit rates are competitive, we believe the decrease of $341.1 million in the average balance of time deposits was primarily due to transfers to our High Value Checking account.

     Net Interest Income. Net interest income increased $12.6 million, or 3.2%, to $401.0 million for the year ended December 31, 2003 compared with $388.4 million for the year ended December 31, 2002. This increase primarily reflected our growth initiatives, which resulted in increases in the average balance of both interest-earning assets and interest-bearing liabilities, and the net interest rate spread earned on this growth. Our net interest rate spread, the difference between the average yield on total interest-earning assets and the average cost of total interest-bearing liabilities, decreased 29 basis points to 2.37% for 2003 from 2.66% for 2002. Our net interest margin, represented by net interest income divided by average total interest-earning assets, decreased 45 basis points to 2.65% for 2003 from 3.10% for 2002.

     These decreases reflected the larger decrease in the yield on interest-earning assets compared with the decrease in the cost of interest-bearing liabilities due to the continued decline in long-term market interest rates during the first six months of 2003 and the timing of the impact on earnings of the market rate changes. The decrease also reflected the increased amortization of the net premium on our mortgage loans and mortgage-backed securities due to the high level of prepayment activity on these mortgage-related assets. However, the stabilized rate environment and steeper yield curve which occurred in the second half of 2003 improved our net interest rate margin and net interest rate spread in the fourth quarter of 2003 when compared to the prior quarters reported in 2003.

     Provision for Loan Losses. Our provision for loan losses for the year ended December 31, 2003 was $900,000, a decrease of $600,000, compared with $1.5 million for the year ended December 31, 2002. Net recoveries were $146,000 for the year ended December 31, 2003 compared with net charge-offs of $9,000 for 2002. The decrease in the provision reflected our recent low charge-off history given the relative stability of the housing market. The allowance for loan losses increased $1.0 million, or 3.9%, to $26.5 million at December 31, 2003 from $25.5 million at December 31, 2002. The increase in the allowance for loan losses, through the provision for loan losses, reflected the overall growth of the loan portfolio and the level of delinquent and non-performing loans.

     Non-performing loans, defined as non-accruing loans and accruing loans delinquent 90 days or more, increased $100,000 to $20.3 million at December 31, 2003 from $20.2 million at December 31, 2002. The ratio of non-performing loans to total loans was 0.23% at December 31, 2003 compared with 0.29% at December 31, 2002. The ratio of the allowance for loan losses to non-performing loans was 131.09% at December 31, 2003 compared with 126.27% at December 31, 2002. The ratio of the allowance for loan losses to total loans was 0.30% at December 31, 2003 compared with 0.37% at December 31, 2002.

     Non-Interest Income. Total non-interest income increased $21.7 million to $29.7 million for the year ended December 31, 2003 from $8.0 million for the year ended December 31, 2002, primarily reflecting gains on securities transactions, net. Service charges and other income, which generally consist of service charges and fees on deposit accounts, decreased $600,000 to $5.3 million for 2003 compared with $5.9 million for 2002, due to a gain on the sale of a commercial property in 2002.

     The $24.3 million gain on securities transactions, net, during 2003, resulted from an opportunity to realize gains from the sale of certain available for sale mortgage-backed and investment securities prior to an interest rate change which would have had an adverse impact on their fair market value. The gain also reflected the disposition of certain of our held to maturity mortgage-backed securities whose amortized principal was less than fifteen percent of the purchased principal, as allowed under SFAS No. 115. The cash flow of $1.45 billion from the sale of the securities was reinvested into fixed-rate securities.

     Non-Interest Expense. Total non-interest expense increased $9.0 million, or 9.6%, to $102.5 million for the year ended December 31, 2003 from $93.5 million for the year ended December 31, 2002. The increase was primarily due to an increase of $8.1 million in compensation and employee benefits reflecting routine salary increases, increases in stock-related compensation expense and increases in pension expense. Stock-related compensation expense increased $4.5 million primarily due to increases in the current average market price of our common stock.

     Our efficiency ratio, determined by dividing total non-interest expense by the sum of net interest income and non-interest income was 23.81% for 2003 compared with 23.59% for 2002. Our ratio of non-interest expense to average total assets for 2003 was 0.66% compared with 0.73% for 2002. The relative stability of these ratios reflected our efforts to control costs, notwithstanding the actual increase in non-interest expense, as our assets grew in excess of 20%.

     Income Taxes. Income tax expense increased $10.4 million, or 9.5%, to $119.8 million for the year ended December 31, 2003 from $109.4 million for the year ended December 31, 2002, primarily due to the 8.6% increase in income before income tax expense. Our effective tax rate for the 2003 was 36.61% compared with 36.29% for 2002.

Liquidity and Capital Resources

     The term “liquidity” refers to our ability to generate adequate amounts of cash to fund loan originations, loan purchases, deposit withdrawals and operating expenses. Our primary sources of funds are scheduled amortization and prepayments of loan and mortgage-backed securities principal, new deposits, borrowed funds, maturities and calls of investment securities and funds provided by our operations. Our membership in the FHLB provides us access to additional sources of borrowed funds, which is generally limited to twenty times the amount of FHLB stock owned.

     Deposit flows, calls of investment securities and borrowed funds, and prepayments of loans and mortgage-backed securities are strongly influenced by interest rates, general and local economic conditions and competition in the marketplace. These factors reduce the predictability of the timing of these sources of funds. As mortgage interest rates decline, customer-prepayment activity tends to accelerate causing an increase in cash flow from both our mortgage loan and mortgage-backed security portfolios. If our pricing is competitive, the demand for mortgage originations also accelerates. When mortgage rates increase, the opposite effect on prepayment activity tends to occur and our loan origination and purchase activity becomes increasingly dependent on the strength of the residential real estate markets and the volume of home purchases and new construction activity in the markets we serve.

     Principal repayments on loans were $2.02 billion during the year ended December 31, 2004 compared with $3.63 billion for the year ended December 31, 2003. Principal payments received on mortgage-backed securities totaled $1.73 billion during 2004 compared with $3.80 billion during 2003. The decrease in payments on loans and mortgage-backed securities reflected the high levels of prepayment activity in 2003, due to the declining interest rate environment during that year. The aggregate amount of maturities and calls of investment securities during 2004 was $1.42 billion compared with maturities and calls of $1.33 billion during 2003.

     Total deposits increased $1.02 billion during the year ended December 31, 2004 compared with a $1.32 billion increase during year ended December 31, 2003. Deposit flows are affected by the level of market interest rates, the interest rates and products offered by competitors, the volatility of equity markets, and other factors.

     We believe the increase in interest-bearing deposits during 2004 was due primarily to our consistent offering of competitive rates on our interest-bearing High Value Checking account. Time deposit accounts scheduled to mature within one year were $3.71 billion at December 31, 2004. We anticipate that we will have sufficient resources to meet this current funding commitment. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of these time deposits will remain with us as renewed time deposits or transfers to our High Value Checking account product. We are committed to maintaining a strong liquidity position; therefore we monitor our liquidity position on a daily basis.

     For the year ended December 31, 2004 we borrowed $3.75 billion compared with new borrowings of $2.03 billion for the year ended December 31, 2003. Principal payments on borrowed funds during 2004 were $1.75 billion compared with $475.0 million in 2003. The increase in principal payments reflected the increase in calls and maturities on borrowed funds during this generally increasing short-term interest rate environment and the use of borrowed funds during 2004 with maturities of less than one year. The increase in new borrowings reflected the increase in call activity and maturities of short-term borrowings and the subsequent origination of new borrowed funds to support our balance sheet growth initiatives. The funds borrowed during 2004 had initial call dates of one month to four years from the date of borrowing and final maturities of one month to ten years. At December 31, 2004, there were no borrowed funds scheduled to mature within one year, however, $2.03 billion of borrowed funds have the potential to be called within one year. We anticipate we will have sufficient resources to meet this funding commitment by borrowing new funds at the prevailing market interest rate, or paying-off the borrowed funds, as they mature or are called.

     Our primary investing activities are the origination and purchase of one- to four-family real estate loans and consumer and other loans, the purchase of mortgage-backed securities, and the purchase of investment securities. We originated total loans of $1.46 billion during the year ended December 31, 2004 compared with $2.27 billion during the year ended December 31, 2003. The decrease in originations reflected the high volume of refinancing and prepayment activity in 2003 due to the declining interest rate environment. During 2004 we purchased total loans of $3.12 billion compared with $3.21 billion during 2003. The continued larger volume of purchased mortgage loans in 2004, when compared to originated loans, allowed us to grow and geographically diversify our mortgage loan portfolio at a relatively low overhead cost while maintaining our traditional thrift business model. The increase in loan purchases also reflected the asset growth strategies we have employed during recent periods, using customer deposits and borrowed funds as our funding sources. We will continue to purchase mortgage loans to grow and diversify our portfolio, as opportunities and funding are available.

     Purchases of mortgage-backed securities during the year ended December 31, 2004 were $2.20 billion compared with $4.53 billion during the year ended December 31, 2003. The decrease in purchases of mortgage-backed securities reflected the decline in prepayment activity that resulted in a decrease in funds to reinvest, and a shift of reinvestment of cash flows to purchases to government-sponsored agency investment securities and mortgage loans.

     During the year ended December 31, 2004, we purchased $2.11 billion of investment securities compared with purchases of $3.09 billion during the year ended December 31, 2003. This decrease in purchases was primarily due to the lower amount of investable cash flows in 2004 caused by lower prepayment activity on our mortgage-related assets. Of the investment securities purchased during 2004, $1.77 billion were classified as held to maturity. Of these securities, $621.6 million have step-up features, where the interest rate is increased on scheduled future dates. These securities have call options that are generally effective prior to the initial rate increase but after an initial non-call period of three months to one year.

     The initial rate for the securities purchased was higher than interest rates on similar agency securities offered at the time of purchase without the step-up feature. The rate increases are at least one percent per adjustment and are fixed over the life of the security.

     As part of the membership requirements of the FHLB, we are required to hold a certain dollar amount of FHLB common stock based on our asset size or our borrowings from the FHLB. During 2004, we redeemed $24.9 million of FHLB common stock due to calls of funds borrowed from the FHLB. During 2003, we purchased $27.4 million of FHLB stock. The redemptions made during 2004 brought our total investment in FHLB stock to $140.0 million, the amount we are currently required to hold.

     Under our stock repurchase programs, shares of Hudson City Bancorp common stock may be purchased in the open market and through other privately negotiated transactions, from time-to-time, depending on market conditions. The repurchased shares are held as treasury stock for general corporate use. During the year ended

December 31, 2004, we purchased 4,590,200 shares of our common stock at an aggregate cost of $161.7 million compared with purchases of 3,677,375 shares during the year ended December 31, 2003 at an aggregate cost of $101.1 million. At December 31, 2004, there were 3,076,221 shares remaining to be repurchased under the existing stock repurchase program. During 2004, the trustee of our recognition and retention plan purchased 200,000 shares of common stock for our recognition and retention plan at an aggregate cost of $7.3 million due to awards to employees made during the year.

     Cash dividends declared and paid during 2004 were $40.5 million compared with $95.6 million during 2003. In the first quarter of 2004, Hudson City, MHC applied for and was granted approval from the OTS to waive receipt of dividends declared by Hudson City Bancorp during 2004. This dividend waiver provided additional operating capital and liquidity at Hudson City Bancorp. The decrease in the dividend payment reflected the waiver by Hudson City, MHC. The dividend pay-out ratio, using amount per share information that does not reflect the dividend waiver by Hudson City, MHC, was 52.63% for 2004 compared with 45.61% for 2003. On January 18, 2005, the Board of Directors declared a quarterly cash dividend of twenty cents ($0.20) per common share. The dividend is payable on March 1, 2005 to stockholders of record at the close of business on February 4, 2005.

     At December 31, 2004, Hudson City Savings exceeded all regulatory capital requirements. Hudson City Savings’ tangible capital ratio, leverage (core) capital ratio and total risk-based capital ratio were 6.36%, 6.36% and 17.49%, respectively.

     The primary source of liquidity for Hudson City Bancorp, the holding company of Hudson City Savings, is capital distributions from the banking subsidiary. During 2004, Hudson City Bancorp received $226.6 million in dividend payments from Hudson City Savings, which amounted to 95.7% of Hudson City Savings’ net income for that period. The primary use of these funds is the payment of dividends to our shareholders and the repurchase of our common stock. Hudson City Bancorp’s ability to continue these activities is solely dependent upon capital distributions from Hudson City Savings. Applicable federal law may limit the amount of capital distributions Hudson City Savings may make. See “Regulation of Hudson City Savings Bank and Hudson City Bancorp.”

Management of Interest Rate Risk

     As a financial institution, our primary component of market risk is interest rate volatility. Net interest income is the primary component of our net income, and fluctuations in interest rates will ultimately impact the level of both income and expense recorded on a large portion of our assets and liabilities. Fluctuations in interest rates will also affect the market value of all interest-earning assets, other than those that possess a short term to maturity. During 2004, short-term interest rates generally increased and long-term interest rates slightly decreased causing a flattening of the market yield curve. This interest rate environment had an adverse impact on our net interest income as our interest-bearing liabilities generally price off short-term interest rates, while our interest-earning assets, a majority of which have initial terms to maturity or repricing greater than one year, generally price off long-term rates.

     The timing of the placement of interest-earning assets and interest-bearing liabilities on our balance sheet, particularly during this rising short-term interest rate environment, also had an adverse impact on our net interest income. The impact of interest rate changes on our interest income is generally felt in later periods than the impact on our interest expense due to the timing of the recording on the balance sheet of our interest-earning assets and interest-bearing liabilities. The recording of interest-earning assets on the balance sheet generally lags the current market due to normal delays of up to three months between the time we commit to originate or purchase a mortgage loan and the time we fund the loan, while the recording of interest-bearing liabilities on the balance sheet generally reflects the current market rates.

     Also impacting our net interest income and net interest rate spread is the level of prepayment activity on our mortgage-related assets. The actual amount of time before mortgage loans and mortgage-backed securities are repaid can be significantly impacted by changes in market interest rates and mortgage prepayment rates. Mortgage prepayment rates will vary due to a number of factors, including the regional economy in the area where the underlying mortgages were originated, seasonal factors, demographic variables and the assumability of the underlying mortgages. However, the major factors affecting prepayment rates are prevailing interest rates, related mortgage refinancing opportunities and competition. Generally, the level of prepayment activity directly affects the yield earned on those assets, as the payments received on the interest-earning assets will be reinvested at the prevailing market interest rate. Prepayment rates are generally inversely related to the prevailing market interest rate, thus, as market interest rates increase, prepayment rates tend to decrease.

     Prepayment activity decreased on our mortgage-related assets during 2004 when compared to the prepayment activity experienced during 2003. This decrease in prepayment activity was due to the general stability of long-term interest rates during the second half of 2003 and 2004, compared to the first half of 2003 and earlier periods.

     The mortgage-related assets resulting from this prepayment activity will not tend to prepay as fast, as their contractual interest rate is relatively low. The slowing of the prepayment activity in turn decreased the amount of related premium amortized on these assets during 2004. The decrease in the prepayment activity and the slowing of the premium amortization generally had a positive impact on our net interest income, net interest rate spread and net interest margin for 2004 when compared to 2003.

The primary objectives of our interest rate risk management strategy are to:

•	evaluate the interest rate risk inherent in our balance sheet accounts;

•	determine the appropriate level of interest rate risk given our business plan, the current business environment and our capital and liquidity requirements; and

•	manage interest rate risk in a manner consistent with the approved guidelines and policies set by our Board of Directors.

     We seek to manage our asset and liability mix to help minimize the impact that interest rate fluctuations may have on our earnings.

     To achieve the objectives of managing interest rate risk, our Asset/Liability Committee meets weekly to discuss and monitor the market interest rate environment compared to interest rates that are offered on our products. This committee consists of the Chief Executive Officer, the Chief Operating Officer, the Investment Officer and other senior officers of the institution as required. The Asset/Liability Committee presents periodic reports to the Board of Directors at its regular meetings and, on a quarterly basis, presents a comprehensive report addressing the results of activities and strategies and the effect that changes in interest rates will have on our results of operations and the present value of our equity.

     Historically, our lending activities have emphasized one- to four-family fixed-rate first and second mortgage loans. Our planned growth in adjustable-rate assets is expected to help reduce our exposure to interest rate fluctuations and benefit our long-term profitability. However, the prevailing interest rate environment has resulted in increased demand for fixed-rate first mortgage loans. This may have an adverse impact on our net interest income, particularly in a rising interest rate environment.

     The purchase of U.S. government-sponsored agency securities to supplement our purchases of adjustable-rate mortgage-backed securities has given us additional interest rate risk protection. The securities purchased have final maturity dates between five and seven years, which, when compared to mortgage loans or mortgage-backed securities, limits extension risk of principal repayment. Approximately $621.6 million of the agency securities purchased and classified as held to maturity have step-up features, where the interest rate is increased on scheduled future dates. These securities have call options that are generally effective prior to the initial rate increase but after an initial non-call period of three months to one year. The initial rate for the securities purchased was higher than interest rates on similar agency securities offered at the time of purchase without the step-up feature. The rate increases are at least one percent per adjustment and are fixed over the life of the security.

     Our primary source of funds has been deposits, consisting primarily of time deposits and the interest-bearing High Value Checking demand account, which have substantially shorter terms to maturity than our mortgage loan portfolio. We use securities sold under agreements to repurchase and FHLB advances as additional sources of funds. These borrowings are generally long-term to maturity, in an effort to offset our short-term deposit liabilities and assist in managing our interest rate risk. Certain of these borrowings have call options that could shorten their maturities in a changing interest rate environment. We intend to continue to grow our borrowed funds as part of our interest rate risk management strategy with new borrowings having maturities of ten years and initial non-call periods of at least three years to five years.

     Due to the nature of our operations, we are not subject to foreign currency exchange or commodity price risk. Instead, our mortgage loan portfolio, the majority of which is located in New Jersey, is subject to risks associated with the local economy. The purchases of mortgage loans have allowed us to geographically diversify our mortgage loan portfolio in order to attempt to mitigate this concentration risk. We do not own any trading assets. We did not engage in any hedging transactions that use derivative instruments (such as interest rate swaps and caps) during 2004 and did not have any such hedging transactions in place at December 31, 2004. In the future, we may, with approval of our Board of Directors, engage in hedging transactions utilizing derivative instruments, but we have no current plans to do so.

     Gap Analysis. The matching of the repricing characteristics of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate-sensitive” and by monitoring a financial institution’s interest rate sensitivity “gap.” An asset or liability is said to be “interest rate-sensitive” within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period.

     A gap is considered negative when the amount of interest-bearing liabilities maturing or repricing within a specific time period exceeds the amount of interest-earning assets maturing or repricing within that same period. A gap is considered positive when the amount of interest-earning assets maturing or repricing within a specific time period exceeds the amount of interest-bearing liabilities maturing or repricing within that same time period. During a period of rising interest rates, a financial institution with a negative gap position would be expected, absent the effects of other factors, to experience a greater increase in the costs of its interest-bearing liabilities relative to the yields of its interest-earning assets and thus a decrease in the institution’s net interest income. An institution with a positive gap position would be expected, absent the effect of other factors, to experience the opposite result. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to reduce net interest income.

     The following table, referred to as the gap table, presents the amounts of our interest-earning assets and interest-bearing liabilities outstanding at December 31, 2004, which we anticipate to reprice or mature in each of the future time periods shown. Except as stated below, we determined the amounts of assets and liabilities shown which reprice or mature during a particular period in accordance with the earlier of the term to repricing or the contractual maturity of the asset or liability.

The information presented in the gap table is also based on the following assumptions:

•	we assumed an annual prepayment rate of 15.0% for mortgage loans repricing or maturing after one year;

•	we assumed an annual prepayment rate of 20.0% for mortgage-backed securities repricing or maturing after one year;

•	we reported savings accounts that had no stated maturity using decay rates (the assumed rate at which the balance of existing accounts would decline) of: 2.5% in less than six months, 2.5% in six months to one year, 5.0% in one year to two years, 5.0% in two years to three years, 10.0% in three years to five years, and 75.0% in over five years;

•	we reported interest-bearing demand accounts that had no stated maturity using decay rates of: 2.5% in less than six months, 2.5% in six months to one year, 10.0% in one to two years, 10.0% in two to three years, 20.0% in three years to five years, and 55.0% in over five years;

•	we reported money market accounts that had no stated maturity using decay rates of: 2.5% in less than six months, 2.5% in six months to one year, 10.0% in one to two years, 10.0% in two to three years, 20.0% in three years to five years, and 55.0% in over five years;

•	we assumed $875.0 million of borrowed funds, which are reported at maturity date, will be called in less than one year.

     At December 31, 2003, the prepayment assumptions for both mortgage loans and mortgage-backed securities were 30.0%. The decrease in the assumed prepayment activity on our mortgage-related assets was due to the decline in prepayment activity experienced during 2004 and the general stability of long-term interest rates during the second half of 2003 and 2004, notwithstanding the slight decrease of long-term interest rates during 2004. We believe the 15% prepayment assumption for mortgage loans and 20% prepayment assumption for mortgage-backed securities is appropriate, notwithstanding the anticipated long-term interest rate increases, due to recent prepayment history. The prepayment assumption for mortgage loans is also supported by the fact that a significant portion of our mortgage loan portfolio is in the active New Jersey and metropolitan New York real estate market and is over the conforming loan limit. We believe these loans will tend to prepay at higher levels than other types of loans.

     Our determination of deposit decay rates is based on historical experience with the varying non-maturity deposit types and an analysis of the current deposit base. The deposit decay rate assumptions are examined by a third-party for reasonableness. Deposit decay rates, prepayment rates and anticipated calls of investment securities or borrowed funds can have a significant impact on the estimated interest sensitivity gap. While we believe that our assumptions are reasonable, actual future deposit decay activity, mortgage and mortgage-backed securities prepayments, and the timing of calls of federal agency bonds and borrowings may vary materially from our estimates and assumptions. Significant increases in market interest rates may tend to reduce prepayment speeds on our mortgage-related assets, as fewer borrowers refinance their loans. At the same time, deposit decay rates may tend to increase in the shorter-term periods, as depositors seek higher yielding investments elsewhere. If these trends occur, the effect would be to make our interest sensitivity gap more negative. We have excluded non-accrual mortgage loans totaling $6,057,000 from the table.

	At December 31, 2004
		More than six	More than one year	More than two years	More than three
	Six months or less	months to one year	to two years	to three years	years to five years	More than five years	Total
				(Dollars in thousands)
Interest-earning assets:
First mortgage loans	$883,388	$892,184	$1,423,202	$1,222,270	$1,317,564	$5,461,124	$11,199,732

Consumer and other loans	28,989	301	1,386	2,281	16,843	107,450	157,250
Federal funds sold	45,700	—	—	—	—	—	45,700
Mortgage-backed securities	810,663	999,416	713,610	571,933	520,569	1,760,438	5,376,629
FHLB stock	140,000	—	—	—	—	—	140,000
Investment securities	10,246	—	8	60	1,084,032	1,834,542	2,928,888

Total interest-earning assets	1,918,986	1,891,901	2,138,206	1,796,544	2,939,008	9,163,554	19,848,199

Interest-bearing liabilities:
Savings accounts	23,980	24,532	46,488	46,488	92,976	697,319	931,783
Interest-bearing demand accounts	107,252	107,252	429,010	429,010	858,020	2,359,555	4,290,099
Money market accounts	14,118	14,118	56,470	56,470	112,940	310,584	564,700
Time deposits	2,458,701	1,248,415	911,789	341,139	313,172	—	5,273,216
Borrowed funds	100,000	775,000	—	—	—	6,275,000	7,150,000

Total interest-bearing liabilities	2,704,051	2,169,317	1,443,757	873,107	1,377,108	9,642,458	18,209,798

Interest rate sensitivity gap	$(785,065)	$(277,416)	$694,449	$923,437	$1,561,900	$(478,904)	$1,638,401

Cumulative interest rate sensitivity gap	$(785,065)	$(1,062,481)	$(368,032)	$555,405	$2,117,305	$1,638,401

Cumulative interest rate sensitivity gap as a percent of total assets	(3.90)%	(5.27)%	(1.83)%	2.76%	10.51%	8.13%

Cumulative interest-earning assets as a percent of interest-bearing liabilities	70.97%	78.20%	94.17%	107.72%	124.71%	109.00%

     As indicated in the gap table at December 31, 2004, our interest-bearing liabilities maturing or repricing within one year exceeded our interest-earning assets maturing or repricing within the same period by $1.06 billion compared with our interest-bearing assets exceeding our interest-earning liabilities by $434.3 million at December 31, 2003. This represented a cumulative one-year interest rate sensitivity gap as a percent of total assets of negative 5.3% at December 31, 2004 compared with positive 2.6% at December 31, 2003. The ratio of interest-earning assets maturing or repricing within one year to interest-bearing liabilities maturing or repricing within one year was 78.2% at December 31, 2004 compared with 108.9% at December 31, 2003. This negative gap position is expected to have an adverse impact on our net interest income in a rising interest rate environment.

     The change in these ratios, year-to-year, was partially due to the decrease of the assumed prepayment rate on our mortgage-related assets and the continued growth of our primarily fixed-rate long-term mortgage loan portfolio. The change also reflects the anticipated calls of borrowed funds in the current year due to the rising interest rate environment. The impact of these items was partially offset by a shift of time deposit maturities to over one year due to internal pricing strategies, and the growth of our High Value Checking account, which we have estimated to have a decay rate in excess of one year of 95%. Had the mortgage-related prepayment assumptions used at December 31, 2003 been applied to our December 31, 2004 gap analysis, and all other assumptions used at December 31, 2004 were not changed, the cumulative one-year gap as a percent of total assets would have been a positive 5.19%.

     The methods used in the gap table are inherently imprecise. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Certain assets, such as adjustable-rate loans and mortgage-backed securities, have features that limit changes in interest rates on a short-term basis and over the life of the loan. If interest rates change, prepayment and early withdrawal levels would likely deviate from those assumed in calculating the table. Finally, the ability of borrowers to make payments on their adjustable-rate loans may decrease if interest rates increase.

     Present Value of Equity. In addition to the gap analysis, we also use a simulation model to monitor interest rate risk. This model reports the present value of equity in different interest rate environments, assuming an instantaneous and permanent interest rate shock to all interest rate-sensitive assets and liabilities. The present value of equity is the difference between the estimated fair value of interest rate-sensitive assets and liabilities. The changes in market value of assets and liabilities due to changes in interest rates reflect the interest sensitivity of those assets and liabilities as their values are derived from the characteristics of the asset or liability (i.e., fixed-rate, adjustable-rate, caps, floors) relative to the current interest rate environment. For example, in a rising interest rate environment the fair market value of a fixed-rate asset will decline, whereas the fair market value of an adjustable-rate asset, depending on its repricing characteristics, may not decline. Increases in the market value of assets will increase the present value of equity whereas decreases in the market value of assets will decrease the present value of equity. Conversely, increases in the market value of liabilities will decrease the present value of equity whereas decreases in the market value of liabilities will increase the present value of equity.

     The following table presents the estimated present value of equity over a range of interest rate change scenarios at December 31, 2004. The present value ratio shown in the table is the present value of equity as a percent of the present value of total assets in each of the different rate environments. For purposes of this table, we have made assumptions such as prepayment rates and decay rates similar to those used for the gap analysis table.

     Our current policy sets a minimum ratio of the present value of equity to the fair value of assets in the current interest rate environment (no rate shock) of 7.50% and in the plus 200 basis point interest rate shock scenario of 5.50%. The policy in effect at December 31, 2003 set a maximum percentage change in the present value of equity of 55% in the plus and minus 200 basis points shock tests. The internal policy change from prior periods, regarding the minimum present value ratio, was due to the change in our primary regulatory agency and that agency’s interest rate risk policy requirements. We believe the 200 basis point decrease scenario may not be meaningful given the prevailing low market interest rate environment and it is not presented in the table.

				Present Value of Equity
				As Percent of Present
	Present Value of Equity			Value of Assets
Change in	Dollar	Dollar	Percent	Present	Percent
Interest Rates	Amount	Change	Change	Value Ratio	Change
(Basis points)		(Dollars in thousands)
200	$1,752,586	$(782,548)	(30.87)%	9.44%	(24.54)%
100	2,186,949	(348,185)	(13.73)	11.25	(10.07)
50	2,387,254	(147,880)	(5.83)	12.02	(3.92)
0	2,535,134	—	—	12.51	—
(50)	2,467,662	(67,472)	(2.66)	12.04	(3.76)
(100)	2,271,184	(263,950)	(10.41)	11.02	(11.91)

     At December 31, 2003, the percent change in the present value of equity in the 200 basis point increase scenario was negative 34.95% and in the 100 basis point decrease scenario it was negative 8.26% compared with the table above. The decreases in the present value of equity and the percent change in the present value of equity in the increasing rate scenarios in the December 31, 2004 analysis were primarily due to the high percentage of fixed-rate mortgage loans, mortgage-backed securities and investment securities in our portfolio. At December 31, 2004, fixed-rate interest earning-assets were 85.2% of total interest-earning assets. This percentage of fixed-rate interest-earning assets to total interest-earning assets may have an adverse impact on our earnings in a rising rate environment, as these assets will not reprice in a rising rate environment. The decrease of the percent change in the present value of equity to negative 30.87% at December 31, 2004 from negative 34.95% at December 31, 2003 reflected the growth of our borrowed funds with ten year maturities and the growth of our High Value Checking product. The decreases in the present value of equity and the percent change in the present value of equity in the decreasing rate scenarios in the December 31, 2004 analysis were primarily due to the growth of our fixed-rate borrowed funds with long terms to maturity and the growth in our interest-bearing demand accounts. Fixed-rate borrowed funds, even those with call options, generally do not reprice in a decreasing rate environment.

     As in the case of the gap table, the methods we used in the previous table are also inherently imprecise. This type of modeling requires that we make assumptions that may not reflect the manner in which actual yields and costs respond to changes in market interest rates. For example, we assume the composition of the interest rate-sensitive assets and liabilities will remain constant over the period being measured and that all interest rate shocks will be uniformly reflected across the yield curve, regardless of the duration to maturity or repricing. The table assumes that we will take no action in response to the changes in interest rates. In addition, prepayment estimates and other assumptions within the model are subjective in nature, involve uncertainties, and, therefore, cannot be determined with precision. Accordingly, although the present value of equity model may provide an estimate of our interest rate risk at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in interest rates on our present value of equity.

     Net Interest Income. As a primary means of managing interest rate risk, we monitor the impact of interest rate changes on our net interest income over the next twelve-month period. This model does not purport to provide estimates of net interest income over the next twelve-month period, but attempts to assess the impact of a simultaneous and parallel interest rate change on our net interest income. Assumptions for this model are the same as those used for our present value of equity analysis.

Change in	Percent Change in
Interest Rates	Net Interest Income
(Basis points)
200	(6.80)%
100	(2.21)
50	(0.54)
0	—
(50)	(1.86)
(100)	(5.81)

Off-Balance Sheet Arrangements and Contractual Obligations

     We are a party to certain off-balance sheet arrangements, which occur in the normal course of our business, to meet the credit needs of our customers and the growth initiatives of Hudson City Savings. These arrangements are primarily commitments to originate and purchase mortgage loans, and to purchase mortgage-backed securities. We did not engage in any hedging transactions that use derivative instruments (such as interest rate swaps and caps) during 2004 and did not have any such hedging transactions in place at December 31, 2004, which would create other off-balance sheet arrangements.

     The following table reports the amounts of our contractual obligations as of December 31, 2004.

	Payments Due By Period
		Less Than	1 Year to	3 Years to	More Than
Contractual Obligation	Total	1 Year	3 Years	5 Years	5 Years
	(In thousands)
First mortgage loan originations	$192,191	$192,191	$—	$—	$—
Mortgage loan purchases	298,396	298,396	—	—	—
Mortgage-backed security purchases	317,250	317,250	—	—	—
Operating leases	73,753	4,449	9,522	9,131	50,651

Total	$881,590	$812,286	$9,522	$9,131	$50,651

     Commitments to extend credit are agreements to lend money to a customer as long as there is no violation of any condition established in the contract. Commitments to fund first mortgage loans generally have fixed expiration dates of approximately 90 days and other termination clauses. Since some commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Hudson City Savings evaluates each customer’s credit-worthiness on a case-by-case basis. Additionally, we have available home equity and overdraft lines of credit, which do not have fixed expiration dates, of approximately $80.4 million. We are not obligated to advance further amounts on credit lines if the customer is delinquent, or otherwise in violation of the agreement. The commitments to purchase first mortgage loans and mortgage-backed securities had a normal period from trade date to settlement date of approximately 60 days.

Recent Accounting Pronouncements

     On January 12, 2004, the FASB issued Staff Position No. 106-1 “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” which allows companies to recognize or defer recognizing the effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003, or Medicare Act, for annual financial statements of fiscal years ending after December 7, 2003. The Medicare Act introduced both a Medicare prescription-drug benefit and a federal subsidy to sponsors of retiree health-care plans that provide a benefit at least “actuarially equivalent” to the Medicare benefit. These provisions of the Medicare Act affect accounting measurements. We adopted Staff Position No. 106-1 in the third quarter of 2004. Our disclosure in Note 11 of the Consolidated Financial Statements incorporates the requirements of Staff Position No. 106-1.

     On September 30, 2004, the FASB issued Staff Position Emerging Issues Task Force (“EITF”) Issue No. 03-01, “Effective Date of Paragraphs 10-20 of EITF Issue No. 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” which delays the effective date for the measurement and recognition guidance contained in EITF Issue No. 03-01. EITF Issue No. 03-01 provides guidance for evaluating whether an investment is other-than-temporarily impaired and was originally effective for other-than-temporarily impairment evaluations made in reporting periods beginning after June 15, 2004. The delay in the effective date for the measurement and recognition guidance contained in paragraphs 10 through 20 of EITF Issue No. 03-01 does not suspend the requirement to recognize other-than-temporary impairments as required by existing authoritative literature. The disclosure guidance in paragraphs 21 and 22 of EITF Issue No. 03-01 remains effective. The delay will be superseded concurrent with the final issuance of EITF Issue No. 03-01a, which is expected to provide implementation guidance on matters such as impairment evaluations for declines in value caused by increases in interest rates and/or sector spreads.

     In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets,” which amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” SFAS No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. We do not expect the adoption of SFAS No. 153 will have a material impact on our financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related guidance. SFAS No. 123 (revised 2004) established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees, except for equity instruments held by employee share ownership plans. This Statement is effective for public entities that do not file as small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. We do not expect the adoption of SFAS No. 123 (revised 2004) will have a material impact on our financial condition or results of operations.

Impact of Inflation and Changing Prices

     Our consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America, commonly referred as GAAP. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than do the effects of inflation.

Critical Accounting Policies

     Note 1 to our consolidated financial statements contains a summary of our significant accounting policies. We believe our policies with respect to the methodology for our determination of the allowance for loan losses and asset impairment judgments, including other than temporary declines in the value of our securities, involve a higher degree of complexity and require management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. These critical policies and their application are continually reviewed by management, and are periodically reviewed with the Audit Committee and our Board of Directors.

     Allowance for Loan Losses. The allowance for loan losses has been determined in accordance with accounting principles generally accepted in the United States of America, under which we are required to maintain adequate allowances for loan losses. We are responsible for the timely and periodic determination of the amount of the allowance required. We believe that our allowance for loan losses is adequate to cover specifically identifiable loan losses, as well as estimated losses inherent in our portfolio for which certain losses are probable but not specifically identifiable.

     Our primary lending emphasis is the origination and purchase of one- to four-family first mortgage loans on residential properties and, to a lesser extent, second mortgage loans on one- to four-family residential properties resulting in a loan concentration in residential first mortgage loans at December 31, 2004. As a result of our lending practices, we also have a concentration of loans secured by real property located in New Jersey. Based on the composition of our loan portfolio and the growth in our loan portfolio, we believe the primary risks inherent in our portfolio are increases in interest rates, a decline in the economy, generally, and a decline in real estate market values. Any one or a combination of these events may adversely affect our loan portfolio resulting in increased delinquencies, loan losses and future levels of provisions. We consider it important to maintain the ratio of our allowance for loan losses to total loans at an acceptable level given current economic conditions, interest rates and the composition of our portfolio.

     Due to the nature of our loan portfolio, our evaluation of the adequacy of our allowance for loan losses is performed on a “pooled” basis. Each month we prepare a worksheet which categorizes the entire loan portfolio by certain risk characteristics such as loan type (one- to four-family, multi-family, etc.), loan source (originated or purchased) and payment status (i.e., current or number of days delinquent). Loans with known potential losses are categorized separately. We assign potential loss factors to the payment status categories on the basis of our assessment of the potential risk inherent in each loan type. These factors are periodically reviewed for appropriateness giving consideration to charge-off history and delinquency trends. We use this worksheet, as a tool, together with principal balances and delinquency reports, to evaluate the adequacy of the allowance for loan losses. Other key factors we consider in this process are current real estate market conditions in geographic areas where our loans are located, changes in the trend of non-performing loans, the current state of the local and national economy and loan portfolio growth.

     We maintain the allowance for loan losses through provisions for loan losses that we charge to income. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. We establish the provision for loan losses after considering the results of our review of delinquency and charge-off trends, the allowance for loan loss worksheet, the amount of the allowance for loan losses in relation to the total loan balance, loan portfolio growth, accounting principles generally accepted in the United States of America and regulatory guidance. We have applied this process consistently and we have made minimal changes in the estimation methods and assumptions that we have used.

     During 2004, we lowered the loss factors used in our worksheet on our purchased mortgage loans to reflect the seasoning of the portfolio and the charge-off and delinquency experience. Notwithstanding such decrease, we have maintained a minimal provision for loan losses during 2004 to reflect expected losses resulting from the actual growth in our loan portfolio. We consider the ratio of allowance for loan losses to total loans at December 31, 2004, given the primary emphasis and current market conditions, to be an acceptable level. Furthermore, the increase in the allowance for loan losses during 2004 reflected the growth in the loan portfolio, the low levels of loan charge-offs, the stability in the real estate market and the resulting stability in our overall loan quality.

     Although we believe that we have established and maintained the allowance for loan losses at adequate levels, additions may be necessary if future economic and other conditions differ substantially from the current operating environment. Although management uses the best information available, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short-term change.

     Asset Impairment Judgments. Certain of our assets are carried in our consolidated statements of financial condition at fair value or at the lower of cost or fair value. Valuation allowances are established when necessary to recognize impairment of such assets. We periodically perform analyses to test for impairment of various assets. In addition to our impairment analyses related to loans discussed above, another significant impairment analysis relates to the value of other than temporary declines in the value of our securities.

     Our available for sale portfolio is carried at estimated fair value, with any unrealized gains and losses, net of taxes, reported as accumulated other comprehensive income in stockholders’ equity. The securities which we have the positive intent and ability to hold to maturity are classified as held to maturity and are carried at amortized cost. We conduct a periodic review and evaluation of the securities portfolio to determine if the value of any security has declined below its carrying value and whether such decline is other than temporary. If such decline is deemed other than temporary, we would adjust the carrying amount of the security by writing down the security to fair market value through a charge to current period operations. The market values of our securities are significantly affected by changes in interest rates. In general, as interest rates rise, the market value of fixed-rate securities will decrease; as interest rates fall, the market value of fixed-rate securities will increase. With significant changes in interest rates, we evaluate our intent and ability to hold the security to maturity or for a sufficient time to recover the recorded principal balance. Estimated fair values for securities are based on published or securities dealers’ market values.

BUSINESS OF HUDSON CITY BANCORP

     Hudson City Bancorp is a Delaware corporation organized in 1999 and serves as the holding company of its only subsidiary, Hudson City Savings Bank. A majority of the outstanding shares of Hudson City Bancorp’s common stock are owned by Hudson City, MHC. Hudson City Bancorp’s executive offices are located at West 80 Century Road, Paramus, New Jersey 07652 and our telephone number is (201) 967-1900.

     In 1999, Hudson City Savings converted and reorganized from a New Jersey chartered mutual savings bank into a two-tiered mutual savings bank holding company structure and became a wholly owned subsidiary of Hudson City Bancorp. Hudson City Bancorp sold 47% of the then outstanding shares of its common stock to the public at $10.00 per share and received net proceeds of $527.6 million. Hudson City Bancorp contributed 50% of the net proceeds from the initial public offering to Hudson City Savings. Hudson City Bancorp issued 53% of the then outstanding shares of its common stock to Hudson City, MHC. At December 31, 2004, as a result of stock repurchases, Hudson City, MHC owned 65.85% of Hudson City Bancorp.

     As part of our reorganization in structure, Hudson City Savings organized Hudson City, MHC as a bank holding company whose principal assets are the shares of common stock of Hudson City Bancorp it received in the reorganization and the cash dividends it received on the shares of Hudson City Bancorp common stock it owns. Hudson City, MHC does not engage in any business activity other than its investment in a majority of the common stock of Hudson City Bancorp and the management of any cash dividends received from Hudson City Bancorp. Federal and state laws and regulations require that as long as Hudson City, MHC is in existence it must own a majority of Hudson City Bancorp’s common stock.

     Hudson City Savings is a federally chartered stock savings bank subject to supervision and examination by the Office of Thrift Supervision (“OTS”). Hudson City Bancorp and Hudson City, MHC, as savings and loan holding companies, are also subject to supervision and examination by the OTS. Our deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). Hudson City Savings Bank has served the customers of New Jersey since 1868 and now, through de novo branching, serves the customers of Suffolk County, New York. We have further expansion plans in Suffolk County and plans to expand into Richmond County (Staten Island), New York. We are a community and customer-oriented retail savings bank offering traditional deposit products, residential real estate mortgage loans and consumer loans.

     In addition, we purchase mortgages, mortgage-backed securities, securities issued by the U.S. government and government-sponsored agencies and other investments permitted by applicable laws and regulations. Except for community-related investments, we have not recently originated or invested in commercial real estate loans, loans secured by multi-family residences or commercial/industrial business loans, although we have the legal authority to make such loans. We retain in our portfolio substantially all of the loans we originate.

     Our revenues are derived principally from interest on our mortgage loans and mortgage-backed securities and interest and dividends on our investment securities. Our primary sources of funds are customer deposits, borrowings, scheduled amortization and prepayments of mortgage loan principal and mortgage-backed securities, maturities and calls of investment securities and funds provided by operations. We are the largest savings bank by asset size headquartered in New Jersey.

Available Information

     Our periodic and current reports, proxy and information statements, and other information that we file with the Securities and Exchange Commission are made available free of charge through our website, www.hcbk.com, as soon as reasonably practicable after such reports are electronically filed with, or furnished to the Securities and Exchange Commission. Except for these reports, the information on our website is not part of this prospectus. Such reports are also available on the Securities and Exchange Commission’s website at www.sec.gov, or at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, NW, Washington, DC, 20549.

Information may be obtained on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Market Area

     We conduct our operations out of our corporate offices in Paramus, Bergen County, New Jersey, and 84 branches located in 15 counties throughout the State of New Jersey and one branch office located in Suffolk County, New York. We operate in three primary markets: northern New Jersey (Bergen, Essex, Hudson, Mercer, Middlesex, Morris, Passaic, Union and Warren Counties), the New Jersey shore (Atlantic, Monmouth and Ocean Counties), and southwestern New Jersey (Burlington, Camden and Gloucester Counties) in the suburbs of Philadelphia.

     New Jersey is one of the most attractive banking markets in the United States with a total population of nearly 8.7 million and a median 2004 household income of $61,779, ranking first among the states and well above the U.S. median 2004 household income of $46,475. Over 70% of the population of New Jersey resides in the counties in which we operate. We believe that New Jersey’s highly diversified economy reduces our potential exposure to a downturn in one or a handful of economic sectors. We had a 5.56% deposit market share in the State of New Jersey as of June 30, 2004, ranking fifth in total deposits as of that date as reported by SNL Financial LC. Our deposit growth rate from 2001 to 2004 in all but one of the counties we serve has exceeded the overall deposit growth rate in those counties over that period.

     We have received regulatory approval to open three additional branch offices in New Jersey. We have begun to increase our market area by opening new branch offices outside of New Jersey. In 2004, we opened our first branch in Suffolk County, New York and received regulatory approval to open an additional four branch offices in that county. We also have received regulatory approval to open two new branch offices to be located in Richmond County (Staten Island), New York. We plan to open all of these offices in 2005 while continually evaluating new locations in areas that present the greatest opportunity to promote our deposit and mortgage products.

     Our market areas provide distinct differences in demographics and economic characteristics. The northern New Jersey market represents the greatest concentration of population, deposits and income in New Jersey. The combination of these counties represents more than half of the entire New Jersey population and more than half of New Jersey households. The northern New Jersey market also represents the greatest concentration of Hudson City Savings retail operations – both lending and deposit gathering – and based on its high level of economic activity, we believe that the northern New Jersey market provides significant opportunities for future growth. The New Jersey shore market represents a strong concentration of population and income, and is an increasingly popular resort and retirement community – providing healthy opportunities for deposit growth and residential lending. The southwestern New Jersey market consists of communities adjacent to the Philadelphia metropolitan area and represents the smallest concentration of deposits for Hudson City Savings. We believe the Suffolk County and Staten Island market areas have similar demographic and economic characteristics to the northern New Jersey market area.

     Our future growth opportunities will be influenced by the growth and stability of the statewide and regional economies, other demographic population trends and the competitive environment within and around the State of New Jersey and the New York metropolitan area. We expect to continue to grow through internal expansion primarily through the origination and purchase of mortgage loans, while purchasing mortgage-backed securities and investment securities as a supplement to our mortgage loans. We believe that we have developed lending products and marketing strategies to address the diverse credit-related needs of the residents in our market area. We intend the primary funding for our growth to be customer deposits, using borrowed funds to supplement our deposit initiatives as a funding source. We intend to grow customer deposits by continuing to offer desirable products at competitive rates and by opening new branch offices.

     Our business model and product offerings allow us to serve a broad range of customers with varying demographic characteristics. Our traditional thrift products such as conforming one- to four- family residential mortgages, certificates of deposit, and passbook savings accounts appeal to a broad customer base. Additionally, our jumbo mortgage lending proficiency and our High Value Checking product allow us to target higher-income customers successfully.

Competition

     We face intense competition both in making loans and attracting deposits in the market areas we serve. New Jersey and the New York metropolitan area have a high concentration of financial institutions, many of which are branches of large money center and regional banks, which have resulted from the consolidation of the banking industry in New Jersey, New York and surrounding states. Some of these competitors have greater resources than we do and may offer services that we do not provide such as trust services or investment services. Customers who seek “one stop shopping” may be drawn to these institutions.

     In the fourth quarter of 2004 we opened our first of several planned branch locations in New York, providing further resources for our retail operations and allowing for additional geographic diversification. We believe we will compete favorably in these new markets for the same reasons we have been successful in New Jersey. Areas being considered for expansion have similar demographic and economic characteristics as those in which we already have proven our ability to garner significant market share.

     Our competition for loans comes principally from commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms. Our most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. We face additional competition for deposits from short-term money market funds and other corporate and government securities funds and from brokerage firms and insurance companies.

Lending Activities

     Loan Portfolio Composition. Our loan portfolio primarily consists of one- to four-family residential first mortgage loans. To a lesser degree, the loan portfolio includes consumer and other loans, which primarily consist of fixed-rate second mortgage loans and home equity credit lines. We do not originate commercial real estate loans, loans secured by multi-family residences, construction loans or commercial/industrial business loans although we have the legal authority to make such loans. From time to time we purchase participation interests in multi-family and commercial first mortgage loans and commercial loans through community-based organizations. These loans amounted to $3.1 million at December 31, 2004.

     At December 31, 2004, we had total loans of $11.36 billion, of which $11.21 billion, or 98.6%, were first mortgage loans. Of residential mortgage loans outstanding at that date, 92.5% were fixed-rate mortgage loans and 7.5% were adjustable-rate, or ARM, loans. At December 31, 2004, consumer and other loans, primarily fixed-rate second mortgage loans and home equity credit lines, amounted to $157.3 million, or 1.4%, of total loans. We also offer guaranteed student loans through the Student Loan Marketing Association, commonly known as SallieMae, “Loan Referral Program.”

     Our loans are subject to federal and state laws and regulations. The interest rates we charge on loans are affected principally by the demand for loans, the supply of money available for lending purposes and the interest rates offered by our competitors. These factors are, in turn, affected by general and local economic conditions, monetary policies of the federal government, including the Federal Reserve Board (“FRB”), legislative tax policies and governmental budgetary matters.

     The following table presents the composition of our loan portfolio in dollar amounts and in percentages of the total portfolio at the dates indicated.

	At December 31,
	2004		2003		2002		2001		2000
		Percent		Percent		Percent		Percent		Percent
	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total
					(Dollars in thousands)
First mortgage loans:
One- to four-family	$11,120,874	97.87%	$8,597,442	97.32%	$6,708,806	96.25%	$5,664,973	94.93%	$4,607,891	94.56%
FHA/VA	81,915	0.72	98,502	1.12	131,209	1.88	151,203	2.53	112,937	2.32
Multi-family and Commercial	3,000	0.03	2,843	0.03	2,668	0.04	2,548	0.04	2,380	0.05

Total first mortgage Loans	11,205,789	98.62	8,668,787	98.47	6,842,683	98.17	5,818,724	97.50	4,723,208	96.93

Consumer and other loans:
Fixed-rate second mortgages	127,737	1.12	105,361	1.20	93,691	1.34	115,244	1.93	118,319	2.43
Home equity credit lines	28,929	0.25	28,217	0.32	33,543	0.48	32,715	0.55	29,119	0.60
Other	584	0.01	701	0.01	983	0.01	1,488	0.02	2,094	0.04

Total consumer and other loans	157,250	1.38	134,279	1.53	128,217	1.83	149,447	2.50	149,532	3.07

Total loans	11,363,039	100.00%	8,803,066	100.00%	6,970,900	100.00%	5,968,171	100.00%	4,872,740	100.00%

Less:
Deferred loan fees	8,073		10,255		13,508		12,060		9,555
Allowance for loan losses	27,319		26,547		25,501		24,010		22,144

Net loans	$11,327,647		$8,766,264		$6,931,891		$5,932,101		$4,841,041

     Loan Maturity. The following table presents the contractual maturity of our loans at December 31, 2004. The table does not include the effect of prepayments or scheduled principal amortization. Prepayments and scheduled principal amortization on first mortgage loans totaled $1.96 billion for 2004, $3.53 billion for 2003 and $2.53 billion for 2002.

	At December 31, 2004
	First Mortgage	Consumer and
	Loans	Other Loans	Total
	(In thousands)
Amounts Due:
One year or less	$410	$381	$791

After one year:
One to three years	12,077	4,047	16,124
Three to five years	54,591	16,616	71,207
Five to ten years	239,865	36,801	276,666
Ten to twenty years	2,078,546	99,405	2,177,951
Over twenty years	8,820,300	—	8,820,300

Total due after one year	11,205,379	156,869	11,362,248

Total loans	$11,205,789	$157,250	11,363,039

Less:
Deferred loan fees			8,073
Allowance for loan losses			27,319

Net loans			$11,327,647

     The following table presents, as of December 31, 2004, the dollar amount of all loans due after December 31, 2005, and whether these loans have fixed interest rates or adjustable interest rates.

	Due After December 31, 2005
	Fixed	Adjustable	Total
	(In thousands)
First mortgage loans	$10,368,257	$837,122	$11,205,379
Consumer and other loans	127,517	29,352	156,869

Total loans due after one year	$10,495,774	$866,474	$11,362,248

     The following table presents our loan originations, purchases, sales and principal payments for the periods indicated.

	For the Year Ended December 31,
	2004	2003	2002
	(In thousands)
Total loans:
Balance outstanding at beginning of period	$8,803,066	$6,970,900	$5,968,171

Originations:
First mortgage loans	1,378,709	2,168,148	1,840,857
Consumer and other loans	85,932	103,000	66,441

Total originations	1,464,641	2,271,148	1,907,298

Purchases:
One- to four-family first mortgage loans	3,099,759	3,168,892	1,684,368
FHA/VA first mortgage loans	22,334	36,064	32,819
Other first mortgage loans	316	293	219

Total purchases	3,122,409	3,205,249	1,717,406

Less:
Principal payments:
First mortgage loans	1,956,395	3,530,205	2,531,976
Consumer and other loans	62,960	96,938	87,671

Total principal payments	2,019,355	3,627,143	2,619,647

Premium amortization and discount accretion, net	5,374	14,094	1,071
Transfers to foreclosed real estate	2,348	2,994	1,257

Balance outstanding at end of period	$11,363,039	$8,803,066	$6,970,900

     Residential Mortgage Lending. Our primary lending emphasis is the origination and purchase of first mortgage loans secured by one- to four-family properties that serve as the primary or secondary residence of the owner. We do not offer loans secured by cooperative apartment units or interests therein. Since the early 1980’s, we have originated and purchased substantially all of our one- to four-family first mortgage loans for retention in our portfolio. We have developed a core competency in residential mortgage loans with principal balances in excess of the Fannie Mae single-family limit of $359,600 (“non-conforming” or “jumbo” loans). We are one of the largest jumbo residential mortgage lenders in New Jersey and one of the largest buyers of jumbo mortgages nationally. We believe that our retention and servicing of the residential mortgage loans that we originate allows us to maintain higher levels of customer service and satisfaction than originators who sell loans to third parties.

     Our wholesale loan purchase program is an important component of our strategy to grow our residential loan portfolio, and complements our retail loan origination production by enabling us to diversify assets outside our local market area, thus providing a safeguard against economic trends that might affect one particular area of the nation. Through this program, we have obtained assets with a relatively low overhead cost and minimized related servicing costs. We have developed written standard operating guidelines relating to the purchase of these assets. These guidelines include the evaluation and approval process of the various sellers, primarily large national mortgage loan seller/servicers, from whom we choose to buy whole loans, the types of whole loans, acceptable property locations and maximum interest rate variances. At December 31, 2004 $5.63 billion or 50.2% of our first mortgage loans were purchased loans.

     The purchasing agreements, as established with each seller/servicer, contain parameters of the loan characteristics that can be included in each package. These parameters, such as maximum loan size and maximum loan-to-value ratio, generally conform to parameters utilized by us to originate mortgage loans. All loans are reviewed for compliance with the agreed upon parameters. All purchased loan packages are subject to internal due diligence procedures including review of a sampling of individual loan files. It is our policy to perform full credit reviews of at least 10% of all loans purchased. Our loan review includes review of the legal documents, including the note, the mortgage and the title policy, review of the credit file, evaluating debt service ratios, review of the appraisal and verifying loan-to-value ratios and evaluating the completeness of the loan package. This review subjects the loan file to substantially the same underwriting standards used in our own loan origination process.

     The loan purchase agreements recognize that the time frame to complete our due diligence reviews may not be sufficient prior to the completion of the purchase and afford us a limited period of time after closing to complete our review and return, or request substitution of, any loan for any legitimate underwriting concern. After the review period, we are still provided recourse to the seller for any breach of a representation or warranty with respect to the loans purchased. Among these representations and warranties are attestations of the legality and enforceability of the legal documentation, adequacy of insurance on the collateral real estate, compliance with regulations and certifications that all loans are current as to principal and interest at the time of purchase. At December 31, 2004, approximately 58% of the mortgage loan portfolio was secured by real estate located in the State of New Jersey. Additionally, the states of Virginia, New York, Illinois, Massachusetts and Maryland each account for approximately 4% to 7% of the total mortgage loan portfolio. The remainder of the loan portfolio is secured by real estate in 32 other states.

     In general, the seller of a purchased loan continues to service the loan following our purchase of it. The servicing of purchased loans is governed by the servicing agreement entered into with each servicer. Oversight of the servicer is maintained by us through review of all reports, remittances and non-performing loan ratios with appropriate further action, such as contacting the servicers by phone or in writing to clarify or correct our concerns, taken as required. We also require that all servicers provide end-of-year financial statements to confirm company soundness. These servicers must also deliver industry certifications substantiating that they have in place all appropriate controls to ensure their mode of administration is in accordance with standards set by the Mortgage Bankers Association of America. These operating guidelines provide a means of evaluating and monitoring the quality of mortgage loan purchases and the servicing abilities of the loan servicers. We typically purchase loans from eight to ten of the largest nationwide mortgage producers. We purchased first mortgage loans of $3.12 billion in 2004, $3.21 billion in 2003 and $1.72 billion in 2002. The average size of our one-to-four family mortgage loans purchased during 2004 was approximately $476,000.

     Most of our retail loan originations are from existing or past customers, members of our local communities or referrals from local real estate agents, attorneys and builders. We believe that our extensive branch network is a significant source of new loan generation. We also employ a small staff of representatives who call on real estate professionals to disseminate information regarding our loan programs and take applications directly from their clients. These representatives are paid for each origination. In addition, we employ the services of licensed mortgage bankers and brokers to supplement our mortgage loan production capabilities.

     We currently offer loans that conform to underwriting standards that are based on standards specified by FannieMae (“conforming loans”), non-conforming loans, loans processed as limited documentation loans and, to a limited extent, no income or asset verification loans, as described below. These loans may be fixed-rate one- to four-family mortgage loans or adjustable-rate one- to four-family mortgage loans with maturities of up to 40 years. The non-conforming loans generally follow FannieMae guidelines, except for the loan amount. FannieMae guidelines limit the principal amount of single-family loans to $359,600; our non-conforming loans generally exceed such limits. The average size of our one- to four-family mortgage loans originated in 2004 was approximately $320,000. The overall average size of our one- to four-family first mortgage loans was approximately $290,000 at December 31, 2004. We are an approved seller/servicer for FannieMae and an approved servicer for FreddieMac. We generally hold loans for our portfolio but have, from time to time, sold loans in the secondary market. We did not sell any loans in 2004.

     Our originations of first mortgage loans amounted to $1.38 billion in 2004, $2.17 billion in 2003 and $1.84 billion in 2002. During 2003 and 2002, a significant number of our first mortgage loan originations were the result of refinancing of existing loans due to declining interest rates.

     Total refinancing of our existing first mortgage loans were as follows:

		Percent of
		First Mortgage
	Amount	Loan Originations
	(In thousands)
2004	$143,959	10.4%
2003	530,408	24.5
2002	496,772	27.0

     In 2001, we began to allow existing customers to modify their mortgage loans with the intent of maintaining customer relationships in periods of extensive refinancing due to a low interest rate environment. The modification allows adjustment of the existing interest rate to the currently offered fixed interest rate product with a similar or reduced term, for a fee, after past payment performance is reviewed. In general, all other terms and conditions of the existing mortgage remain the same. Modifications of existing mortgage loans were as follows:

Mortgage Loans
Modified
(In thousands)
2004	$220,059
2003	1,458,836
2002	866,298

     We offer a variety of adjustable-rate and fixed-rate one- to four-family mortgage loans with maximum loan-to-value ratios that depend on the type of property and the size of loan involved. The loan-to-value ratio is the loan amount divided by the appraised value of the property. The loan-to-value ratio is a measure commonly used by financial institutions to determine exposure to risk. Except for loans to low- and moderate-income home mortgage applicants, described below, loans on owner-occupied one- to four-family homes of up to $750,000 are subject to a maximum loan-to-value ratio of 80%. However, we make loans in amounts up to $400,000 with a 95% loan-to-value ratio and loans in excess of $400,000 and less than $500,000 with a 90% loan-to-value ratio if the borrower obtains private mortgage insurance. Under certain circumstances, where the Bank deems appropriate, we will originate a first and second mortgage, up to a combined loan amount of $500,000, where the combined loan-to-value ratio is 90%. Under these circumstances, we will waive the private mortgage insurance requirements and receive a higher interest rate on the second mortgage loan than we would receive on a regular second mortgage loan. Loans in excess of $750,000 and up to $1.0 million are subject to a maximum 70% loan-to-value ratio. Loan-to-value ratios of 65% or less are required for one- to four-family loans in excess of $1.0 million and less than $1.5 million. Loans in excess of $1.5 million and less than $2.0 million are subject to a maximum loan-to-value ratio of 60%. Loans in excess of $2.0 million and up to $2.5 million are subject to a maximum loan-to-value ratio of 55%. Loans in excess of $2.5 million and up to $3.0 million are subject to a maximum loan-to-value ratio of 50%. During 2004 we raised our internal lending limit to $3.0 million from $1.5 million. At December 31, 2004, we had 267 originated mortgage loans with principal balances in excess of $750,000 with an aggregate balance of $251.0 million.

     We currently offer fixed-rate mortgage loans in amounts generally up to $3.0 million with a maximum term of 40 years secured by one- to four-family residences. We price our interest rates on fixed-rate loans to be competitive in light of market conditions.

     We currently offer a variety of ARM loans secured by one- to four-family residential properties that initially adjust after three years, five years or ten years, in amounts generally up to $3.0 million. After the initial adjustment period, ARM loans adjust on an annual basis. The ARM loans that we currently originate have a maximum 40 year amortization period and are subject to the same loan-to-value ratios applicable to fixed-rate mortgage loans described above. The interest rates on ARM loans fluctuate based upon a fixed spread above the monthly average yield on United States treasury securities, adjusted to a constant maturity of one year (“constant treasury maturity index”) and generally are subject to a maximum increase of 2% per adjustment period and a limitation on the aggregate adjustment of 5% over the life of the loan. In the current rate environment, where the yield curve is relatively flat, the ARM loans we offer have initial interest rates below the fully indexed rate. As of December 31, 2004, the initial offered rate on these loans was 13 to 100 basis points below the current fully indexed rate. We originated $286.9 million of one- to four-family ARM loans in 2004. At December 31, 2004, 7.5% of our one- to four-family mortgage loans consisted of ARM loans.

     The origination and retention of ARM loans helps reduce exposure to increases in interest rates. However, ARM loans can pose credit risks different from the risks inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower may rise, which increases the potential for default. The marketability of the underlying property also may be adversely affected. In order to minimize risks, we evaluate borrowers of ARM loans based on their ability to repay the loans at the higher of the initial interest rate or the fully indexed rate. In an effort to further reduce interest rate risk, we have not in the past, nor do we currently, originate ARM loans that provide for negative amortization of principal.

     In addition to our full documentation loan program, we process some loans as limited documentation loans. We have originated these types of loans for over 15 years. Loans eligible for limited documentation processing are ARM loans and 10-, 15-, 20-, 30- and 40-year fixed-rate loans to owner-occupied primary and second home applicants. These loans are available in amounts up to 75% of the lower of the appraised value or purchase price of the property. The maximum loan amount for limited documentation loans is $600,000. We do not charge borrowers additional fees for limited documentation loans. We require applicants for limited documentation loans to complete a FreddieMac/FannieMae loan application and request income, assets and credit history information from the borrower. Additionally, we obtain credit reports from outside vendors on all borrowers. We also look at other information to ascertain the credit history of the borrower. Applicants with delinquent credit histories usually do not qualify for the limited documentation processing, although relatively minor delinquencies that are adequately explained will not prohibit processing as a limited documentation loan. We reserve the right to verify income, asset information and other information where we believe circumstances warrant. We recently began to allow certain borrowers to obtain mortgage loans without verification of income or assets. These loans are subject to somewhat higher interest rates than our regular products, and are limited to a maximum loan-to-value ratio of 65% on purchases and 60% on refinancing transactions.

     Limited documentation and no verification loans may involve higher risks compared to loans with full documentation, as there is a greater opportunity for borrowers to falsify their income and ability to service their debt. We believe these programs have not had a material adverse effect on our asset quality. See “—Asset Quality.” Unseasoned limited documentation and no verification loans are not as readily salable in the secondary market as whole loans. We do not believe that an inability to sell such loans will have a material adverse impact on our liquidity needs, because internally generated sources of liquidity are expected to be sufficient to meet our liquidity needs. We recently introduced an interest-only mortgage product which has a maximum loan-to-value ratio of 80%. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “—Sources of Funds.”

     In addition to our standard mortgage and consumer credit products, since 1992, we have developed mortgage programs designed to address the credit needs of low- and moderate-income home mortgage applicants, first-time home buyers and low- and moderate-income home improvement loan applicants. We define low- and moderate-income applicants as borrowers residing in low- and moderate-income census tracts or households with income not greater than 80% of the median income of the Metropolitan Statistical Area in the county where the subject property is located. Our low- and moderate-income home improvement loans are discussed under “—Consumer Loans.” Among the features of the low- and moderate-income home mortgage and first-time home buyer’s programs are reduced rates, lower down payments, reduced fees and closing costs, and generally less restrictive requirements for qualification compared with our traditional one- to four-family mortgage loans. For instance, certain of these programs currently provide for loans with up to 95% loan-to-value ratios and rates which are 25 to 50 basis points lower than our traditional mortgage loans. In 2004, we provided $31.1 million in mortgage loans to home buyers under these programs.

     Consumer Loans. At December 31, 2004, $157.3 million, or 1.4%, of our total loans consisted of consumer and other loans, primarily fixed-rate second mortgage loans and home equity credit lines. Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. Consumer loans generally carry higher rates of interest than do one- to four-family residential mortgage loans. In addition, we believe that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

     We offer fixed-rate second mortgage loans in amounts up to $200,000 secured by owner-occupied one- to four-family residences located in the State of New Jersey, and the portions of New York State served by our first mortgage loan products, for terms of up to 20 years. At December 31, 2004 these loans totaled $127.7 million, or 1.1% of total loans. Interest rates on fixed-rate second mortgage loans are periodically set by our Consumer Loan Department based on market conditions. The underwriting standards applicable to these loans generally are the same as one- to four-family first mortgage loans, except that the combined loan-to-value ratio, including the balance of the first mortgage, cannot exceed 80% of the appraised value of the property.

     We also offer discounted fixed-rate second mortgage loans to low- and moderate-income borrowers in amounts up to $20,000. The borrower must use a portion of the loan proceeds for home improvements or the satisfaction of an existing obligation. The underwriting standards under this program are similar to those for standard second mortgage loans, except that the combined maximum loan-to-value ratio is 90%.

     Our home equity credit line loans, which totaled $28.9 million, or 0.3% of total loans at December 31, 2004, are adjustable-rate loans secured by a second mortgage on owner-occupied one- to four-family residences located in the State of New Jersey and the portions of New York State served by our first mortgage loan products. Current interest rates on home equity credit lines are based on the “prime rate” as published in the “Money Rates” section of The Wall Street Journal (the “Index”) subject to certain interest rate limitations. Interest rates on home equity credit lines are adjusted monthly based upon changes in the Index. Minimum monthly principal payments on currently offered home equity lines of credit are based on 1/240th of the outstanding principal balance or $100 whichever is greater. The maximum credit line available is $200,000. The underwriting terms and procedures applicable to these loans are substantially the same as for our fixed-rate second mortgage loans.

     Other loans totaled $584,000 at December 31, 2004 and consisted of collateralized passbook loans, overdraft protection loans, automobile loans, unsecured personal loans and commercial loans made to community-based organizations. We no longer originate student loans, but offer guaranteed student loans through the SallieMae “Loan Referral Program.”

     Loan Approval Procedures and Authority. Our lending policies provide that loans up to $600,000 can be approved by two officers of the Mortgage Origination Department, one of whom must have the title of at least Vice President. Loans in excess of $600,000 require the approval of two officers, one of whom must have the title of at least Vice President, as well as either our Senior Vice President-Lending, Chief Executive Officer or Chief Operating Officer. Home equity credit lines and fixed-rate second mortgage loans in principal amounts of $25,000 or less are approved by one of our designated loan underwriters. Home equity loans in excess of $25,000, up to the $200,000 maximum, are approved by an underwriter and either our Consumer Loan Officer, Senior Vice President-Lending, Chief Executive Officer or Chief Operating Officer.

     The following describes our current lending procedures. Upon receipt of a completed loan application from a prospective borrower, we order a credit report and, except for loans originated as limited documentation or no income/no asset verification loans, we verify certain other information. If necessary, we obtain additional financial or credit-related information. We require an appraisal for all mortgage loans, except for some loans made to refinance existing mortgage loans. Appraisals may be performed by our in-house Appraisal Department or by licensed or certified third-party appraisal firms. Currently most appraisals are performed by third-party appraisers and are reviewed by our in-house Appraisal Department. We require title insurance on all mortgage loans, except for home equity credit lines and fixed-rate second mortgage loans. For these loans, we require a property search detailing the current chain of title. We require borrowers to obtain hazard insurance and we may require borrowers to obtain flood insurance prior to closing. We require most borrowers to advance funds on a monthly basis together with each payment of principal and interest to a mortgage escrow account from which we make disbursements for items such as real estate taxes, flood insurance and private mortgage insurance premiums, if required. In a limited number of instances, at the discretion of the Bank, we will waive the real estate tax escrow for the borrower, subject to an interest rate somewhat higher than our regular offered rate. Presently, we do not escrow for real estate taxes on properties located in the State of New York.

Asset Quality

     One of our key operating objectives has been, and continues to be, to maintain a high level of asset quality. Through a variety of strategies, including, but not limited to, borrower workout arrangements and aggressive marketing of owned properties, we have been proactive in addressing problem and non-performing assets. These strategies, as well as our concentration on one- to four-family mortgage lending, our maintenance of sound credit standards for new loan originations and favorable real estate market conditions have resulted in relatively low delinquency ratios. This, in turn, has helped strengthen our financial condition.

     Delinquent Loans and Foreclosed Assets. When a borrower fails to make required payments on a loan, we take a number of steps to induce the borrower to cure the delinquency and restore the loan to a current status. In the case of originated mortgage loans, our mortgage servicing department is responsible for collection procedures from the 15th day up to the 90th day of delinquency. Specific procedures include a late charge notice being sent at the time a payment is over 15 days past due. Telephone contact is attempted on approximately the 20th day of the month to avoid a 30-day delinquency. A second written notice is sent at the time the payment becomes 30 days past due.

     We send additional letters if no contact is established by approximately the 45th day of delinquency. On the 60th day of delinquency, we send another letter followed by continued telephone contact. Between the 30th and the 60th day of delinquency, if telephone contact has not been established, an independent contractor makes a physical inspection of the property. When contact is made with the borrower at any time prior to foreclosure, we attempt to obtain full payment or work out a repayment schedule with the borrower in order to avoid foreclosure. It has been our experience that most loan delinquencies are cured within 90 days and no legal action is taken.

     We send foreclosure notices when a loan is 90 days delinquent and we transfer the loan to the foreclosure/bankruptcy section for referral to legal counsel. The accrual of income on loans that do not carry private mortgage insurance or are not guaranteed by a federal agency is generally discontinued when interest or principal payments are 90 days in arrears. We commence foreclosure proceedings if the loan is not brought current between the 90th and 120th day of delinquency unless specific limited circumstances warrant an exception. We hold property foreclosed upon as foreclosed real estate. We carry foreclosed real estate at the lower of fair market value less estimated selling costs, or at cost. If a foreclosure action is commenced and the loan is not brought current, paid in full or refinanced before the foreclosure sale, we either sell the real property securing the loan by a foreclosure sale, or sell the property as soon thereafter as practicable. The collection procedures for Federal Housing Administration (FHA) and Veterans’ Administration (VA) one- to four-family mortgage loans follow the collection guidelines outlined by those agencies.

     We monitor delinquencies on our serviced loan portfolio, in aggregate, from reports sent to us by the servicers. Once all past due reports are received, we examine the delinquencies and contact appropriate servicer personnel to determine the collectability of the loans. We also use these reports to prepare our own monthly reports for management review. These summaries break down, by servicer, total principal and interest due, length of delinquency, as well as accounts in foreclosure and bankruptcy. We control, on a case-by-case basis, all accounts in foreclosure and bankruptcy to confirm that the servicer has taken all proper steps to foreclose promptly if there is no other recourse. We also monitor that mortgagors who filed bankruptcy are meeting their obligation to pay the mortgage debt in accordance with the terms of the bankruptcy petition.

     The collection procedures for consumer and other loans include our sending periodic late notices to a borrower once a loan is past due. We attempt to make direct contact with a borrower once a loan becomes 30 days past due. Supervisory personnel in our Consumer Loan Collection Department review loans 60 days or more delinquent on a regular basis. If collection activity is unsuccessful after 90 days, we may refer the matter to our legal counsel for further collection effort or charge-off the loan. Loans we deem to be uncollectible are proposed for charge-off by our Collection Department. Charge-offs of consumer loans require the approval of our Consumer Loan Officer and either the Senior Vice President-Lending, our Chief Executive Officer or Chief Operating Officer.

     Our policies require that management continuously monitor the status of the loan portfolio and report to the Board of Directors on a monthly basis. These reports include information on delinquent loans and foreclosed real estate.

     At December 31, 2004, 2003 and 2002, loans delinquent 60 days to 89 days and 90 days or more were as follows:

	2004				2003				2002
	60-89 Days		90 Days or More		60-89 Days		90 Days or More		60-89 Days		90 Days or More
		Principal		Principal		Principal		Principal		Principal		Principal
	No. of	Balance	No. of	Balance	No. of	Balance	No. of	Balance	No. of	Balance	No. of	Balance
	Loans	of Loans	Loans	of Loans	Loans	of Loans	Loans	of Loans	Loans	of Loans	Loans	of Loans
						(Dollars in thousands)
One- to four-family first mortgages	43	$9,819	64	$15,232	52	$8,974	58	$9,690	46	$6,701	62	$10,670
FHA/VA first mortgages	8	773	53	6,375	15	1,493	85	10,459	27	2,591	77	9,506
Multi-family and Commercial mortgages	1	76	—	—	—	—	—	—	—	—	—	—
Consumer and other loans	—	—	—	—	1	4	3	102	3	10	2	19

Total delinquent loans (60 days and over)	52	$10,668	117	$21,607	68	$10,471	146	$20,251	76	$9,302	141	$20,195

Delinquent loans (60 days and over) to total loans.		0.09%		0.19%		0.12%		0.23%		0.13%		0.29%

     Non-performing assets, which include foreclosed real estate, net, non-accrual loans and accruing loans delinquent 90 days or more, were $22.5 million at December 31, 2004 compared with $21.3 million at December 31, 2003. Our $21.6 million in loans delinquent 90 days or more at December 31, 2004 were comprised primarily of 117 one- to four-family first mortgage loans (including FHA/VA first mortgage loans). At December 31, 2004, our largest loan delinquent 90 days or more had a balance of $759,000.

     With the exception of first mortgage loans insured or guaranteed by a federal agency, for which the borrower has obtained private mortgage insurance, or loans serviced by others, we stop accruing income on loans when interest or principal payments are 90 days in arrears or earlier when the timely collectibility of such interest or principal is doubtful. We designate loans on which we stop accruing income as non-accrual loans and we reverse outstanding interest that we previously credited to income. We recognize income in the period that we collect it or when the ultimate collectibility of principal is no longer in doubt. We return a non-accrual loan to accrual status when factors indicating doubtful collection no longer exist. The accrual of income on FHA/VA loans is generally not discontinued as they are guaranteed by a federal agency. Serviced loans delinquent 90 days or more continue to accrue interest through settlement.

     Foreclosed real estate consists of property we acquired through foreclosure or deed in lieu of foreclosure. After foreclosure, foreclosed properties held for sale are carried at the lower of fair value minus estimated cost to sell, or at cost. A valuation allowance account is established through provisions charged to income, which results from the ongoing periodic valuations of foreclosed real estate properties. Fair market value is generally based on recent appraisals.

     The following table presents information regarding non-accrual mortgage and consumer and other loans, accruing loans delinquent 90 days or more, and foreclosed real estate as of the dates indicated.

	At December 31,
	2004	2003	2002	2001	2000
		(Dollars in thousands)
Non-accrual first mortgage loans	$6,057	$4,401	$6,053	$8,177	$10,422
Non-accrual consumer and other loans	—	102	19	85	30
Accruing loans delinquent 90 days or more	15,550	15,748	14,123	7,386	2,523

Total non-performing loans	21,607	20,251	20,195	15,648	12,975

Foreclosed real estate, net	878	1,002	1,276	250	438

Total non-performing assets	$22,485	$21,253	$21,471	$15,898	$13,413

Non-performing loans to total loans	0.19%	0.23%	0.29%	0.26%	0.27%
Non-performing assets to total assets	0.11	0.12	0.15	0.14	0.14

     The total amount of interest income received during the year on non-accrual loans outstanding and additional interest income on non-accrual loans that would have been recognized if interest on all such loans had been recorded based upon original contract terms is immaterial. We are not committed to lend additional funds to borrowers on non-accrual status.

     We define the population of impaired loans to be all non-accrual commercial real estate and multi-family loans. Impaired loans are individually assessed to determine whether a loan’s carrying value is not in excess of the fair value of the collateral or the present value of the loan’s cash flows. Smaller balance homogeneous loans that are collectively evaluated for impairment, such as residential mortgage loans and consumer loans, are specifically excluded from the impaired loan portfolio. We had no loans classified as impaired at December 31, 2004 and 2003. In addition, at December 31, 2004 and 2003, we had no loans classified as troubled debt restructurings, as defined in SFAS No. 15.

     Allowance for Loan Losses. The following table presents the activity in our allowance for loan losses at or for the periods indicated.

	At or for the Year Ended December 31,
	2004	2003	2002	2001	2000
		(Dollars in thousands)
Balance at beginning of period	$26,547	$25,501	$24,010	$22,144	$20,010

Provision for loan losses	790	900	1,500	1,875	2,130

Charge-offs:
First mortgage loans	(11)	(92)	(3)	(6)	(18)
Consumer and other loans	(9)	(4)	(10)	(14)	—

Total charge-offs	(20)	(96)	(13)	(20)	(18)

Recoveries	2	242	4	11	22

Net recoveries (charge-offs)	(18)	146	(9)	(9)	4

Balance at end of period	$27,319	$26,547	$25,501	$24,010	$22,144

Allowance for loan losses to total loans	0.24%	0.30%	0.37%	0.40%	0.45%
Allowance for loan losses to non-performing loans	126.44	131.09	126.27	153.44	170.67

     The allowance for loan losses has been determined in accordance with accounting principles generally accepted in the United States of America, under which we are required to maintain adequate allowances for loan losses. We are responsible for the timely and periodic determination of the amount of the allowance required. We believe that our allowance for loan losses is adequate to cover specifically identifiable loan losses, as well as estimated losses inherent in our portfolio for which certain losses are probable but not specifically identifiable.

     Our primary lending emphasis is the origination and purchase of one- to four-family first mortgage loans on residential properties and, to a lesser extent, second mortgage loans on one- to four-family residential properties resulting in a loan concentration in residential first mortgage loans at December 31, 2004. As a result of our lending practices, we also have a concentration of loans secured by real property located in New Jersey. Based on the composition of our loan portfolio and the growth in our loan portfolio, we believe the primary risks inherent in our portfolio are increases in interest rates, a decline in the economy generally, and a decline in real estate market values. Any one or a combination of these events may adversely affect our loan portfolio resulting in increased delinquencies, loan losses and future levels of provisions. We consider it important to maintain the ratio of our allowance for loan losses to total loans at an acceptable level given current economic conditions, interest rates and the composition of our portfolio.

     Due to the nature of our loan portfolio, our evaluation of the adequacy of our allowance for loan losses is performed on a “pooled” basis. Each month we prepare a worksheet which categorizes the entire loan portfolio by certain risk characteristics such as loan type (one- to four-family, multi-family, etc.), loan source (originated or purchased) and payment status (i.e., current or number of days delinquent). Loans with known potential losses are categorized separately. We assign potential loss factors to the payment status categories on the basis of our assessment of the potential risk inherent in each loan type. These factors are periodically reviewed for appropriateness giving consideration to charge-off history and delinquency trends. We use this worksheet, as a tool, together with principal balances and delinquency reports, to evaluate the adequacy of the allowance for loan losses. Other key factors we consider in this process are current real estate market conditions in geographic areas where our loans are located, changes in the trend of non-performing loans, the current state of the local and national economy and loan portfolio growth.

     We maintain the allowance for loan losses through provisions for loan losses that we charge to income. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. We establish the provision for loan losses after considering the results of our review of delinquency and charge-off trends, the allowance for loan loss worksheet, the amount of the allowance for loan losses in relation to the total loan balance, loan portfolio growth, accounting principles generally accepted in the United States of America and regulatory guidance. We have applied this process consistently and we have made minimal changes in the estimation methods and assumptions that we have used.

     During 2004, we lowered the loss factors used in our worksheet on our purchased mortgage loans to reflect the seasoning of the portfolio, and the charge-off and delinquency experience. Notwithstanding such decrease, we have maintained a minimal provision for loan losses during 2004 to reflect expected losses resulting from the actual growth in our loan portfolio. At December 31, 2004, the allowance for loan losses as a percentage of total loans was 0.24%, which, given the primary emphasis of our lending practices and the current market conditions, we consider to be an acceptable level. Furthermore, the increase in the allowance for loan losses during 2004 reflected the growth in the loan portfolio, the low levels of loan charge-offs, the stability in the real estate market and the resulting stability in our overall loan quality.

     Although we believe that we have established and maintained the allowance for loan losses at adequate levels, additions may be necessary if future economic and other conditions differ substantially from the current operating environment. Although management uses the best information available, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short-term change.

     See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Comparison of Operating Results for the Years Ended December 31, 2004 and 2003—Provision for Loan Losses.”

     The following table presents our allocation of the allowance for loan losses by loan category and the percentage of loans in each category to total loans at December 31, 2004, 2003, 2002, 2001 and 2000.

	At December 31,
	2004		2003		2002		2001		2000
		Percentage		Percentage		Percentage		Percentage		Percentage
		of Loans in		of Loans in		of Loans in		of Loans in		of Loans in
		Category		Category		Category		Category		Category
		to Total		to Total		to Total		to Total		to Total
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans
					(Dollars in thousands)
First mortgage loans:
One- to four-family conventional	$25,524	97.87%	$24,690	97.32%	$23,040	96.25%	$18,114	94.93%	$13,628	94.56%
Other first mortgages	35	0.75	28	1.15	26	1.92	28	2.57	24	2.37

Total first mortgage loans	25,559	98.62	24,718	98.47	23,066	98.17	18,142	97.50	13,652	96.93

Consumer and other loans	1,305	1.38	1,152	1.53	1,097	1.83	1,247	2.50	1,233	3.07

Unallocated	455	—	677	—	1,338	—	4,621	—	7,259	—

Total allowance for loan losses	$27,319	100.00%	$26,547	100.00%	$25,501	100.00%	$24,010	100.00%	$22,144	100.00%

Investment Activities

     Investment Securities. The Board of Directors reviews and approves our investment policy on an annual basis. The Chief Executive Officer, Chief Operating Officer and Investment Officer, as authorized by the Board of Directors, implement this policy. The Board of Directors reviews our investment activity on a monthly basis.

     Our investment policy is designed primarily to manage the interest rate sensitivity of our assets and liabilities, to generate a favorable return without incurring undue interest rate and credit risk, to complement our lending activities and to provide and maintain liquidity within established guidelines. In establishing our investment strategies, we consider our interest rate sensitivity position, the types of securities to be held, liquidity and other factors. We have authority to invest in various types of assets, including U.S. Treasury obligations, securities of various federal agencies, mortgage-backed securities, certain time deposits of insured banks and savings institutions, certain bankers’ acceptances, repurchase agreements, loans of federal funds, and, subject to certain limits, corporate debt and equity securities, commercial paper and mutual funds.

     During 2004 we purchased $2.11 billion of investment securities compared with $3.09 billion during 2003. Of these investment security purchases, $1.77 billion were classified as held to maturity. Of these agency securities purchased and classified as held to maturity, $621.6 million have step-up features where the interest rate is increased on scheduled future dates. These securities have call options that are generally effective prior to the initial rate increase but after an initial non-call period of three months to one year. The initial rate for the securities purchased was higher than interest rates on similar agency securities offered at the time of purchase without the step-up feature. The rate increases are at least one percent per adjustment and are fixed over the life of the security.

     Our investment policy currently does not authorize participation in hedging programs, options or futures transactions or interest rate swaps, and also prohibits the purchase of non-investment grade bonds. In the future we may amend our policy to allow us to engage in hedging transactions. Our investment policy also provides that we will not engage in any practice that the Federal Financial Institutions Examination Council considers to be an unsuitable investment practice. In addition, the policy provides that we shall maintain a primary liquidity ratio, which consists of investments in cash, cash in banks, Federal funds sold, securities with remaining maturities of less than five years and adjustable-rate mortgage-backed securities repricing within one year, in an amount equal to at least 4% of total deposits and short-term borrowings. At December 31, 2004, our primary liquidity ratio was 14.3%. For information regarding the carrying values, yields and maturities of our investment securities and mortgage-backed securities, see “—Carrying Values, Rates and Maturities.”

     We classify securities as held to maturity or available for sale at the date of purchase. Held to maturity securities are reported at cost, adjusted for amortization of premium and accretion of discount. We have both the ability and positive intent to hold these securities to maturity. Available for sale securities are reported at fair market value. We currently have no securities classified as trading.

     Mortgage-backed Securities. All of our mortgage-backed securities are directly or indirectly insured or guaranteed by GNMA, FannieMae or FreddieMac. We classify mortgage-backed securities as held to maturity or available for sale at the date of purchase based on our assessment of our internal liquidity requirements. Held to maturity mortgage-backed securities are reported at cost, adjusted for amortization of premium and accretion of discount. We have both the ability and positive intent to hold these investments to maturity. Available for sale mortgage-backed securities are reported at fair market value. We currently have no mortgage-backed securities classified as trading.

     At December 31, 2004, mortgage-backed securities classified as held to maturity totaled $3.76 billion, or 18.7% of total assets, while $1.62 billion, or 8.0% of total assets, were classified as available for sale. At December 31, 2004, the mortgage-backed securities portfolio had a weighted average rate of 4.82% and a market value of approximately $5.34 billion. Of the mortgage-backed securities we held at December 31, 2004, $4.12 billion, or 76.6% of total mortgage-backed securities, had fixed rates and $1.26 billion, or 23.4% of total mortgage-backed securities, had adjustable rates. Our mortgage-backed securities portfolio includes real estate mortgage investment conduits (“REMICs”), which are securities derived by reallocating cash flows from mortgage pass-through securities or from pools of mortgage loans held by a trust. REMICs are a form of, and are often referred to as, collateralized mortgage obligations. At December 31, 2004, we held $761.0 million of REMICs, which constituted 14.2% of our mortgage-backed securities portfolio. Mortgage-backed security purchases totaled $2.20 billion during 2004 compared with $4.53 billion during 2003. Purchases of mortgage-backed securities may decline in the future to offset any significant increase in demand for one- to four-family mortgage loans.

     Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees or credit enhancements that reduce credit risk. However, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize certain borrowings. In general, mortgage-backed securities issued or guaranteed by GNMA, FannieMae and FreddieMac are weighted at no more than 20% for risk-based capital purposes, compared to the 50% risk-weighting assigned to most non-securitized residential mortgage loans.

     While mortgage-backed securities carry a reduced credit risk as compared to whole loans, they remain subject to the risk of a fluctuating interest rate environment. Along with other factors, such as the geographic distribution of the underlying mortgage loans, changes in interest rates may alter the prepayment rate of those mortgage loans and affect both the prepayment rates and value of mortgage-backed securities. At December 31, 2004, we did not own any interest-only, principal-only, REMIC residuals or other higher risk securities.

     The following table presents our investment securities activity for the periods indicated.

	For the Year Ended December 31,
	2004	2003	2002
	(In thousands)
Investment securities:
Carrying value at beginning of period	$2,245,178	$562,338	$168,868

Purchases:
Held to maturity	1,769,643	—	—
Available for sale	337,306	3,089,474	598,358
Equity securities	—	—	189
Calls:
Held to maturity	(436,670)	(40)	(35)
Available for sale	(986,343)	(1,332,072)	(202,687)
Maturities:
Held to maturity	(100)	—	—
Available for sale	—	(150)	(651)
Sales:
Available for sale	—	(50,000)	(9,919)
Equity securities	—	(20)	—
Premium amortization and discount accretion, net	32	(2,047)	(346)
Change in unrealized gain or loss	(158)	(22,305)	8,561

Net increase in investment securities	683,710	1,682,840	393,470

Carrying value at end of period	$2,928,888	$2,245,178	$562,338

     The following table presents our mortgage-backed securities activity for the periods indicated.

	For the Year Ended December 31,
	2004	2003	2002
	(In thousands)
Mortgage-backed securities:
Carrying value at beginning of period	$5,422,701	$6,126,161	$5,009,178

Purchases:
Held to maturity	921,765	3,038,153	2,400,445
Available for sale	1,278,921	1,489,154	1,168,106
Principal payments:
Held to maturity	(1,445,507)	(3,387,605)	(2,133,902)
Available for sale	(282,901)	(410,316)	(250,244)
Sales:
Held to maturity	—	(64,590)	—
Available for sale	(499,067)	(1,310,004)	(76,683)
Premium amortization and discount accretion, net	(14,138)	(31,307)	(13,542)
Change in unrealized gain or loss	(5,145)	(26,945)	22,803

Net (decrease)increase in mortgage-backed securities	(46,072)	(703,460)	1,116,983

Carrying value at end of period	$5,376,629	$5,422,701	$6,126,161

     The following table presents the composition of our money market investments, investment securities and mortgage-backed securities portfolios in dollar amount and in percentage of each investment type at the dates indicated. It also presents the coupon type for the mortgage-backed securities portfolio.

	At December 31,
	2004			2003			2002
	Carrying	Percent of	Fair	Carrying	Percent of	Fair	Carrying	Percent of	Fair
	Value	Total (1)	Value	Value	Total (1)	Value	Value	Total (1)	Value
	(Dollars in thousands)
Money market investments:
Federal funds sold	$45,700	100.00%	$45,700	$63,600	100.00%	$63,600	$87,700	100.00%	$87,700

Investment securities:
Held to maturity:
United States government- sponsored agencies	$1,333,018	45.51%	$1,325,054	$—	—%	$—	$—	—%	$—
Municipal bonds	1,231	0.04	1,282	1,366	0.06	1,443	1,406	0.25	1,497

Total held to maturity	1,334,249	45.55	1,326,336	1,366	0.06	1,443	1,406	0.25	1,497

Available for sale:
United States government- sponsored agencies	1,584,384	54.10	1,584,384	2,233,035	99.46	2,233,035	549,505	97.72	549,505
Corporate bonds	74	—	74	81	—	81	334	0.06	334
Equity securities	10,181	0.35	10,181	10,696	0.48	10,696	11,093	1.97	11,093

Total available for sale	1,594,639	54.45	1,594,639	2,243,812	99.94	2,243,812	560,932	99.75	560,932

Total investment securities	$2,928,888	100.00%	$2,920,975	$2,245,178	100.00%	$2,245,255	$562,338	100.00%	$562,429

Mortgage-backed securities:
By issuer:
Held to maturity:
GNMA pass-through certificates	$416,665	7.75%	$422,032	$616,618	11.37%	$626,239	$1,059,848	17.30%	$1,088,541
FNMA pass-through certificates	2,017,165	37.51	2,017,791	1,650,544	30.44	1,652,854	1,186,247	19.36	1,221,835
FHLMC pass-through certificates	561,095	10.44	554,341	439,793	8.11	433,097	213,686	3.49	219,564
FHLMC and FNMA REMICs	760,996	14.15	726,865	1,585,489	29.24	1,538,498	2,274,485	37.13	2,298,999

Total held to maturity	3,755,921	69.85	3,721,029	4,292,444	79.16	4,250,688	4,734,266	77.28	4,828,939

Available for sale:
GNMA pass-through certificates	503,839	9.37	503,839	336,458	6.20	336,458	1,391,895	22.72	1,391,895
FNMA pass-through certificates	743,380	13.83	743,380	493,383	9.10	493,383	—	—	—
FHLMC pass-through certificates	373,489	6.95	373,489	300,416	5.54	300,416	—	—	—

Available for sale	1,620,708	30.15	1,620,708	1,130,257	20.84	1,130,257	1,391,895	22.72	1,391,895

Total mortgage-backed securities	$5,376,629	100.00%	$5,341,737	$5,422,701	100.00%	$5,380,945	$6,126,161	100.00%	$6,220,834

By coupon type:
Adjustable-rate	$1,258,859	23.41%	$1,262,923	$959,445	17.69	$967,477	$2,409,746	39.34%	$2,433,191
Fixed-rate	4,117,770	76.59	4,078,814	4,463,256	82.31	4,413,468	3,716,415	60.66	3,787,643

Total mortgage-backed securities	$5,376,629	100.00%	$5,341,737	$5,422,701	100.00%	$5,380,945	$6,126,161	100.00%	$6,220,834

Total investment portfolio	$8,351,217		$8,308,412	$7,731,479		$7,689,800	$6,776,199		$6,870,963

(1)	Based on carrying value for each investment type.

     Carrying Values, Rates and Maturities. The table below presents information regarding the carrying values, weighted average rates and contractual maturities of our money market investments, investment securities and mortgage-backed securities at December 31, 2004. Mortgage-backed securities are presented by issuer and by coupon type. Equity securities have been excluded from this table.

	At December 31, 2004
			More Than One Year		More Than Five Years
	One Year or Less		to Five Years		to Ten Years		More Than Ten Years		Total
		Weighted		Weighted		Weighted		Weighted		Weighted
	Carrying	Average	Carrying	Average	Carrying	Average	Carrying	Average	Carrying	Average
	Value	Rate	Value	Rate	Value	Rate	Value	Rate	Value	Rate
					(Dollars in thousands)
Money market investments:
Federal funds sold	$45,700	2.00%	$—	—%	$—	—%	$—	—%	$45,700	2.00%

Investment securities:
Held to maturity:
United States government-sponsored agencies	$—	—	$—	—	$711,504	4.74	$621,514	5.02	$1,333,018	4.87
Municipal bonds	65	6.70	10	5.25	905	6.43	251	6.02	1,231	6.35

Total held to maturity	65	6.70	10	5.25	712,409	4.74	621,765	5.02	1,334,249	4.87

Available for sale:
United States government-sponsored agencies	—	—	662,392	3.67	921,992	4.50	—	—	1,584,384	4.15

Corporate bonds	—	—	74	5.58	—	—	—	—	74	5.58

Total available for sale	—	—	662,466	3.67	921,992	4.50	—	—	1,584,458	4.15

Total investment securities	$65	6.70	$662,476	3.67	$1,634,401	4.60	$621,765	5.02	$2,918,707	4.48

Mortgage-backed securities:
By issuer:
Held to maturity:
GNMA pass-through certificates	$18	8.21	$3,374	8.51	$342	11.18	$412,931	3.63	$416,665	3.68
FNMA pass-through certificates	13	3.92	15,183	6.70	51,136	5.07	1,950,833	5.18	2,017,165	5.19
FHLMC pass-through certificates	134	9.48	688	9.05	5,446	6.94	554,827	4.75	561,095	4.78
FHLMC, FNMA and REMICs	—	—	—	—	—	—	760,996	4.72	760,996	4.72

Total held to maturity	165	8.90	19,245	7.10	56,924	5.29	3,679,587	4.85	3,755,921	4.87

Available for sale:
GNMA pass-through certificates	—	—	—	—	—	—	503,839	3.68	503,839	3.68
FNMA pass-through certificates	—	—	—	—	—	—	743,380	5.06	743,380	5.06
FHLMC pass-through certificates	—	—	—	—	—	—	373,489	5.39	373,489	5.39

Total available for sale	—	—	—	—	—	—	1,620,708	4.71	1,620,708	4.71

Total mortgage-backed securities	$165	8.90	$19,245	7.10	$56,924	5.29	$5,300,295	4.81	$5,376,629	4.82

By coupon type:
Adjustable-rate	$13	3.92	$—	—	$50,746	5.02	$1,208,100	3.92	$1,258,859	3.96
Fixed-rate	152	9.33	19,245	7.10	6,178	7.43	4,092,195	5.07	4,117,770	5.08

Total mortgage-backed securities	$165	8.90	$19,245	7.10	$56,924	5.29	$5,300,295	4.81	$5,376,629	4.82

Total investment portfolio	$45,930	2.03	$681,721	3.77	$1,691,325	4.62	$5,922,060	4.83	$8,341,036	4.69

Sources of Funds

     General. Customer deposits, borrowings, scheduled amortization and prepayments of mortgage loan principal and mortgage-backed securities, maturities and calls of investment securities and funds provided by operations are our primary sources of funds for use in lending, investing and for other general purposes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

     Deposits. We offer a variety of deposit accounts having a range of interest rates and terms. We currently offer passbook and statement savings accounts, NOW accounts, checking accounts, money market accounts and time deposits. We also offer IRA accounts and qualified retirement plans.

     Retail deposits generated through our branch network and longer-term wholesale borrowings are our primary means of funding growth. We have increased our share of total deposit funding provided by core deposits (which excludes our time deposits) to over 50% at December 31, 2004 from approximately 25% at December 31, 1999. A key driver of this growth is our High Value Checking product, which was introduced in April, 2002. We view our interest-bearing High Value Checking account as an attractive alternative to cash management accounts offered by brokerage firms. This account offers unlimited check writing, no-charge on line banking, no-charge bill payment and debit card availability as part of the product, and pays an interest rate generally above competitive market rates. The balance in the High Value Checking account at December 31, 2004 was $4.19 billion compared with $2.71 billion at December 31, 2003 and $943.2 million at December 31, 2002. We recently introduced a business money-market account that offers similar features and benefits as our High Value Checking account. This product, in conjunction with our regular business checking account, should provide small business customers in our market area competitive returns and operating flexibility.

     Deposit flows are influenced significantly by general and local economic conditions, changes in prevailing interest rates, pricing of deposits and competition. Our deposits are primarily obtained from market areas surrounding our offices. We rely primarily on paying competitive rates, providing strong customer service and maintaining long-standing relationships with customers to attract and retain these deposits. We do not use brokers to obtain deposits. We believe the increase in the interest-bearing deposits in 2004 was due primarily to our consistent offering of competitive rates on our deposit products and the continued success of our interest-bearing High Value Checking account.

     In determining our deposit rates, we consider local competition, U.S. Treasury securities offerings and the rates charged on other sources of funds. Core deposits (defined as non-time deposit accounts) represented 54.1% of total deposits on December 31, 2004. At December 31, 2004, time deposits with remaining terms to maturity of less than one year amounted to $3.71 billion. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Net Interest Income” for information relating to the average balances and costs of our deposit accounts for the years ended December 31, 2004, 2003 and 2002.

     The following table presents our deposit activity for the periods indicated:

	For the Year Ended December 31,
	2004	2003	2002
	(Dollars in thousands)
Total deposits at beginning of period	$10,453,780	$9,138,629	$7,912,762
Net increase in deposits	808,707	1,105,812	970,092
Interest credited, net penalties	214,813	209,339	255,775

Total deposits at end of period	$11,477,300	$10,453,780	$9,138,629

Net increase	$1,023,520	$1,315,151	$1,225,867

Percent increase	9.79%	14.39%	15.49%

     At December 31, 2004, we had $886.1 million in time deposits with balances of $100,000 and over maturing as follows:

Maturity Period	Amount
(In thousands)
Three months or less	$231,035
Over three months through six months	156,554
Over six months through 12 months	187,300
Over 12 months	311,190

Total	$886,079

     The following table presents the distribution of our deposit accounts at the dates indicated by dollar amount and percent of portfolio, and the weighted average nominal interest rate on each category of deposits.

	At December 31,
	2004			2003			2002
			Weighted			Weighted			Weighted
		Percent	average		Percent	average		Percent	average
		of total	nominal		of total	nominal		of total	nominal
	Amount	deposits	rate	Amount	deposits	rate	Amount	deposits	rate
	(Dollars in thousands)
Savings	$931,783	8.12%	0.98%	$945,595	9.05%	0.98%	$892,678	9.77%	1.61%
Interest-bearing demand	4,290,099	37.38	2.46	2,808,901	26.87	2.09	1,040,614	11.39	2.80
Money market	564,700	4.92	0.96	623,811	5.97	0.96	629,042	6.88	1.56
Noninterest-bearing demand	417,502	3.64	—	396,495	3.79	—	388,465	4.25	—

Total	6,204,084	54.06	1.94	4,774,802	45.68	1.55	2,950,799	32.29	1.81

Time deposits:
Time deposits $100,000 and over	886,079	7.72	2.45	914,639	8.75	2.19	967,983	10.59	2.83

Time deposits less than $100,000 with original maturities of:

Three months or less	339,354	2.96	1.37	483,460	4.62	1.37	619,953	6.78	2.10
Over three months to twelve months	864,250	7.53	1.64	1,166,713	11.16	1.52	1,668,926	18.26	2.54
Over twelve months to twenty-four months	1,368,900	11.93	2.07	1,634,702	15.64	2.18	1,723,400	18.86	3.03
Over twenty-four months to thirty-six months	650,289	5.67	2.81	562,678	5.38	2.94	456,832	5.00	3.79
Over thirty-six months to forty-eight months	283,747	2.47	3.40	149,801	1.43	3.48	73,431	0.80	4.16
Over forty-eight months to sixty months	48,692	0.42	3.76	27,594	0.26	3.70	15,419	0.17	4.19
Over sixty months	135,160	1.18	3.87	70,850	0.68	3.79	37,018	0.41	4.33
IRA and Keogh accounts	696,745	6.06	2.65	668,541	6.40	2.57	624,868	6.84	3.28

Total time deposits	5,273,216	45.94	2.32	5,678,978	54.32	2.16	6,187,830	67.71	2.88

Total deposits	$11,477,300	100.00%	2.11	$10,453,780	100.00%	1.88	$9,138,629	100.00%	2.53

     The following table presents, by rate category, the amount of our time deposit accounts outstanding at December 31, 2004, 2003 and 2002.

	At December 31,
	2004	2003	2002
		(In thousands)
Time deposit accounts:
1.50% or less	$942,685	$1,917,721	$—
1.51% to 2.00%	1,375,593	1,107,584	205,817
2.01% to 2.50%	1,345,286	968,757	1,767,200
2.51% to 3.00%	511,037	813,199	2,185,898
3.01% to 3.50%	557,706	501,926	1,236,782
3.51% and over	540,909	369,791	792,133

Total	$5,273,216	$5,678,978	$6,187,830

     The following table presents, by rate category, the remaining period to maturity of time deposit accounts outstanding as of December 31, 2004.

	Period to Maturity from December 31, 2004
	Within	Over three	Over six	Over one	Over two	Over
	three	to six	months to	to two	to three	three
	months	months	one year	years	years	years	Total
	(In thousands)
Time deposit accounts:
1.50% or less	$829,542	$86,340	$26,803	$—	$—	$—	$942,685
1.51% to 2.00%	391,617	554,641	425,671	3,637	20	7	1,375,593
2.01% to 2.50%	140,201	265,461	685,349	254,171	18	86	1,345,286
2.51% to 3.00%	63,359	81,041	65,770	278,600	22,203	64	511,037
3.01% to 3.50%	22,575	1,208	25,937	353,784	88,962	65,240	557,706
3.51% and over	10,981	9,129	20,201	22,887	229,937	247,774	540,909

Total	$1,458,275	$997,820	$1,249,731	$913,079	$341,140	$313,171	$5,273,216

     Borrowings. Hudson City enters into sales of securities under agreements to repurchase with selected brokers and the Federal Home Loan Bank of New York (“FHLB”). These agreements are recorded as financing transactions as Hudson City maintains effective control over the transferred securities. The dollar amount of the securities underlying the agreements continues to be carried in Hudson City’s securities portfolio. The obligations to repurchase the securities are reported as a liability in the consolidated statements of financial condition. The securities underlying the agreements are delivered to the party with whom each transaction is executed. They agree to resell to Hudson City the same securities at the maturity or call of the agreement. Hudson City retains the right of substitution of the underlying securities throughout the terms of the agreements.

     Hudson City has also obtained advances from the FHLB, which are generally secured by a blanket lien against our mortgage portfolio. Borrowings with the FHLB are generally limited to twenty times the amount of FHLB stock owned.

     Borrowed funds at December 31 are summarized as follows:

	2004		2003
		Weighted		Weighted
		Average		Average
	Principal	Rate	Principal	Rate
	(Dollars in thousands)
Securities sold under agreements to repurchase:
FHLB	$950,000	4.73%	$1,250,000	4.00%
Other brokers	4,350,000	3.11	1,950,000	3.14

Total securities sold under agreements to repurchase	5,300,000	3.40	3,200,000	3.48

Advances from the FHLB	1,850,000	3.81	1,950,000	3.69

Total borrowed funds	$7,150,000	3.51	$5,150,000	3.56

     At December 31, 2004, borrowed funds had scheduled maturities and potential call dates as indicated below. Substantially all of our borrowed funds are callable at the discretion of the issuer. These call features are generally quarterly, after an initial non-call period of three months to five years from the date of borrowing.

	Borrowings by Scheduled		Borrowings by Next
	Maturity Date		Potential Call Date
		Weighted		Weighted
		Average		Average
Year	Principal	Rate	Principal	Rate
	(Dollars in thousands)
2005	$—	—%	$2,025,000	3.93%
2006	—	—	2,275,000	3.26
2007	—	—	2,500,000	3.27
2008	—	—	50,000	3.80
2009	—	—	100,000	3.63
2010	300,000	5.68	50,000	5.27
2011	950,000	4.65	150,000	4.76
2012	1,500,000	4.06	—	—
2013	1,550,000	3.08	—	—
2014	2,850,000	2.84	—	—

Total	$7,150,000	3.51	$7,150,000	3.51

     The amortized cost and fair value of the underlying securities used as collateral for securities sold under agreements to repurchase, the average balances and the maximum outstanding at any month-end at or for the years ended December 31, 2004 and 2003 are as follows:

	At or for the year ended
	December 31,
	2004	2003
	(In thousands)
Amortized cost of collateral:
United States government-sponsored agency securities	$2,030,978	$615,806
Mortgage-backed securities	3,198,768	2,369,058
REMICs	455,598	495,074

Total amortized cost of collateral	$5,685,344	$3,479,938

Fair value of collateral:
United States government-sponsored agency securities	$2,008,710	$604,397
Mortgage-backed securities	3,188,386	2,387,457
REMICs	434,249	478,192

Total fair value of collateral	$5,631,345	$3,470,046

Average balance of outstanding repurchase agreements during the year	$4,182,197	$2,253,025

Maximum balance of outstanding repurchase agreements at any month-end during the year	$5,300,000	$3,200,000

Average cost of securities sold under agreements to repurchase	3.41%	4.26%

     The average balances of our advances from the FHLB during 2004 and 2003 were $1.92 billion and $1.84 billion, respectively, and the maximum FHLB advances outstanding during 2004 and 2003 were $1.95 billion and $2.05 billion, respectively.

Subsidiaries

     Hudson City Savings has two wholly owned and consolidated subsidiaries: HudCiti Service Corporation and HC Value Broker Services, Inc. HudCiti Service Corporation, which qualifies as a New Jersey investment company, has one wholly owned and consolidated subsidiary: Hudson City Preferred Funding Corporation. Hudson City Preferred Funding qualifies as a real estate investment trust, pursuant to the Internal Revenue Code of 1986, as amended, and had $6.02 billion of residential mortgage loans outstanding at December 31, 2004.

     HC Value Broker Services, Inc., whose primary operating activity is the referral of insurance applications, formed a strategic alliance that jointly markets insurance products with Savings Bank Life Insurance of Massachusetts. HC Value Broker Services offers customers access to a variety of life insurance products.

Personnel

     As of December 31, 2004, we had 1,000 full-time employees and 115 part-time employees. Employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.

REGULATION OF HUDSON CITY SAVINGS BANK AND HUDSON CITY BANCORP

General

     Hudson City Savings has been a federally chartered savings bank since January 1, 2004 when it converted from a New Jersey chartered savings bank. Its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”) under the Bank Insurance Fund (“BIF”). Under its charter, Hudson City Savings is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision as its chartering agency, and by the FDIC as the deposit insurer. Hudson City, MHC and Hudson City Bancorp are unitary savings and loan holding companies regulated, examined and supervised by the Office of Thrift Supervision. Hudson City, MHC, as a New Jersey chartered mutual holding company, is also regulated by the New Jersey Department of Banking and Insurance (the “Department”) and is subject to the provisions of the New Jersey Banking Act of 1948 (the “New Jersey Banking Act”) and the regulations of the Department under the New Jersey Banking Act applicable to mutual holding companies. Each of Hudson City, MHC, Hudson City Bancorp and Hudson City Savings must file reports with the Office of Thrift Supervision concerning its activities and financial condition, and must obtain regulatory approval from the Office of Thrift Supervision prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions. The Office of Thrift Supervision will conduct periodic examinations to assess Hudson City, MHC, Hudson City Bancorp and Hudson City Savings Bank’s compliance with various regulatory requirements. The Office of Thrift Supervision has primary enforcement responsibility over federally chartered savings banks and has substantial discretion to impose enforcement action on an institution that fails to comply with applicable regulatory requirements, particularly with respect to its capital requirements. In addition, the FDIC has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular federally chartered savings bank and, if action is not taken by the Director, the FDIC has authority to take such action under certain circumstances.

     This regulation and supervision establishes a comprehensive framework of activities in which a federal savings bank can engage and is intended primarily for the protection of the deposit insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such laws and regulations, whether by the Office of Thrift Supervision, the FDIC or through legislation, could have a material adverse impact on Hudson City, MHC, Hudson City Bancorp and Hudson City Savings and their operations and stockholders.

Federally Chartered Savings Bank Regulation

     Activity Powers. Hudson City Savings derives its lending, investment and other activity powers primarily from the Home Owners’ Loan Act, as amended, commonly referred to as HOLA, and the regulations of the Office of Thrift Supervision thereunder. Under these laws and regulations, federal savings banks, including Hudson City Savings, generally may invest in:

•	real estate mortgages;

•	consumer and commercial loans;

•	certain types of debt securities; and

•	certain other assets.

     Hudson City Savings may also establish service corporations that may engage in activities not otherwise permissible for Hudson City Savings, including certain real estate equity investments and securities and insurance brokerage activities. These investment powers are subject to various limitations, including (1) a prohibition against the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, (2) a limit of 400% of an association’s capital on the aggregate amount of loans secured by non-residential real estate property, (3) a limit of 20% of an association’s assets on commercial loans, with the amount of commercial loans in excess of 10% of assets being limited to small business loans, (4) a limit of 35% of an association’s assets on the aggregate amount of consumer loans and acquisitions of certain debt securities, (5) a limit of 5% of assets on non-conforming loans (loans in excess of the specific limitations of HOLA), and (6) a limit of the greater of 5% of assets or an association’s capital on certain construction loans made for the purpose of financing what is or is expected to become residential property.

     Capital Requirements. The Office of Thrift Supervision capital regulations require federally chartered savings banks to meet three minimum capital ratios: a 1.5% tangible capital ratio, a 4% (3% if the savings bank received the highest rating on its most recent examination) leverage (core capital) ratio and an 8% total risk-based capital ratio. In assessing an institution’s capital adequacy, the Office of Thrift Supervision takes into consideration not only these numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where necessary. Hudson City Savings, as a matter of prudent management, targets as its goal the maintenance of capital ratios which exceed these minimum requirements and that are consistent with Hudson City Savings’ risk profile. At December 31, 2004, Hudson City Savings exceeded each of its capital requirements as shown in the following table:

			Office of Thrift Supervision Requirements
			Minimum Capital		For Classification as
	Bank Actual		Adequacy		Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
December 31, 2004
Tangible capital	$1,282,665	6.36%	$302,325	1.50%	n/a	n/a
Leverage (core) capital	1,282,665	6.36	806,200	4.00	$1,007,750	5.00%
Total-risk-based capital	1,309,984	17.49	599,199	8.00	748,998	10.00

     The Federal Deposit Insurance Corporation Improvement Act, or FDICIA, requires that the Office of Thrift Supervision and other federal banking agencies revise their risk-based capital standards, with appropriate transition rules, to ensure that they take into account interest rate risk, or IRR, concentration of risk and the risks of non-traditional activities. The Office of Thrift Supervision adopted regulations, effective January 1, 1994, that set forth the methodology for calculating an IRR component to be incorporated into the Office of Thrift Supervision risk-based capital regulations. On May 10, 2002, the Office of Thrift Supervision adopted an amendment to its capital regulations which eliminated the IRR component of the risk-based capital requirement. Pursuant to the amendment, the Office of Thrift Supervision will continue to monitor the IRR of individual institutions through the Office of Thrift Supervision requirements for IRR management, the ability of the Office of Thrift Supervision to impose individual minimum capital requirements on institutions that exhibit a high degree of IRR, and the requirements of Thrift Bulletin 13a, which provides guidance on the management of IRR and the responsibility of boards of directors in that area.

     The Office of Thrift Supervision continues to monitor the IRR of individual institutions through analysis of the change in net portfolio value, or NPV. NPV is defined as the net present value of the expected future cash flows of an entity’s assets and liabilities and, therefore, hypothetically represents the value of an institution’s net worth. The Office of Thrift Supervision has also used this NPV analysis as part of its evaluation of certain applications or notices submitted by thrift institutions. The Office of Thrift Supervision, through its general oversight of the safety and soundness of savings associations, retains the right to impose minimum capital requirements on individual institutions to the extent the institution is not in compliance with certain written guidelines established by the Office of Thrift Supervision regarding NPV analysis. The Office of Thrift Supervision has not imposed any such requirements on Hudson City Savings.

     Safety and Soundness Standards. Pursuant to the requirements of FDICIA, as amended by the Riegle Community Development and Regulatory Improvement Act of 1994, each federal banking agency, including the Office of Thrift Supervision, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal stockholder.

     In addition, the Office of Thrift Supervision adopted regulations to require a savings bank that is given notice by the Office of Thrift Supervision that it is not satisfying any of such safety and soundness standards to submit a compliance plan to the Office of Thrift Supervision. If, after being so notified, a savings bank fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the Office of Thrift Supervision may issue an order directing corrective and other actions of the types to which a significantly undercapitalized institution is subject under the “prompt corrective action” provisions of FDICIA. If a savings bank fails to comply with such an order, the Office of Thrift Supervision may seek to enforce such an order in judicial proceedings and to impose civil monetary penalties.

     Prompt Corrective Action. FDICIA also established a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the bank regulators are required to take certain, and authorized to take other, supervisory actions against undercapitalized institutions, based upon five categories of capitalization which FDICIA created: “well-capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically capitalized.” The severity of the action authorized or required to be taken under the prompt corrective action regulations increases as a bank’s capital decreases within the three undercapitalized categories. All banks are prohibited from paying dividends or other capital distributions or paying management fees to any controlling person if, following such distribution, the bank would be undercapitalized. The Office of Thrift Supervision is required to monitor closely the condition of an undercapitalized bank and to restrict the growth of its assets. An undercapitalized bank is required to file a capital restoration plan within 45 days of the date the bank receives notices that it is within any of the three undercapitalized categories, and the plan must be guaranteed by any parent holding company. The aggregate liability of a parent holding company is limited to the lesser of:

(1)	an amount equal to five percent of the bank’s total assets at the time it became “undercapitalized; and

(2)	the amount that is necessary (or would have been necessary) to bring the bank into compliance with all capital standards applicable with respect to such bank as of the time it fails to comply with the plan.

     If a bank fails to submit an acceptable plan, it is treated as if it were “significantly undercapitalized.” Banks that are significantly or critically undercapitalized are subject to a wider range of regulatory requirements and restrictions. Under the Office of Thrift Supervision regulations, generally, a federally chartered savings bank is treated as well capitalized if its total risk-based capital ratio is 10% or greater, its Tier 1 risk-based capital ratio is 6% or greater, and its leverage ratio is 5% or greater, and it is not subject to any order or directive by the Office of Thrift Supervision to meet a specific capital level. As of December 31, 2004, Hudson City Savings was considered “well capitalized” by the Office of Thrift Supervision.

     Insurance Activities. Hudson City Savings is generally permitted to engage in certain activities through its subsidiaries. However, the federal banking agencies have adopted regulations prohibiting depository institutions from conditioning the extension of credit to individuals upon either the purchase of an insurance product or annuity or an agreement by the consumer not to purchase an insurance product or annuity from an entity that is not affiliated with the depository institution. The regulations also require prior disclosure of this prohibition to potential insurance product or annuity customers.

     Deposit Insurance. Pursuant to FDICIA, the FDIC established a system for setting deposit insurance premiums based upon the risks a particular bank or savings association posed to its deposit insurance funds. Under the risk-based deposit insurance assessment system, the FDIC assigns an institution to one of three capital categories based on the institution’s financial information as of its most recent quarterly financial report filed with the applicable bank regulatory agency prior to the commencement of the assessment period. The three capital categories are (1) well-capitalized, (2) adequately capitalized and (3) undercapitalized. The FDIC also assigns an institution to one of three supervisory subcategories within each capital group. The FDIC also assigns an institution to a supervisory subgroup based on a supervisory evaluation provided to the FDIC by the institution’s primary federal regulator and information that the FDIC determines to be relevant to the institution’s financial condition and the risk posed to the deposit insurance funds.

     An institution’s assessment rate depends on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for deposit insurance currently range from 0 basis points to 27 basis points. The capital and supervisory subgroup to which an institution is assigned by the FDIC is confidential and may not be disclosed. The assessment rates for our BIF assessable deposits are zero basis points. If the FDIC determines that assessment rates should be increased, institutions in all risk categories could be affected. The FDIC has exercised this authority several times in the past and could raise insurance assessment rates in the future.

     Under the Deposit Insurance Funds Act of 1996 (“Funds Act”), the assessment base for the payments on the bonds (“FICO bonds”) issued in the late 1980’s by the Financing Corporation to recapitalize the now defunct Federal Savings and Loan Insurance Corporation was expanded to include, beginning January 1, 1997, the deposits of BIF-insured institutions, such as Hudson City Savings. Our total expense in 2004 for the assessment for deposit insurance and the FICO payments was $1.6 million.

     Under the FDIA, the FDIC may terminate the insurance of an institution’s deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of Hudson City Savings does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Transactions with Affiliates of Hudson City Savings. Hudson City Savings is subject to the affiliate and insider transaction rules set forth in Sections 23A, 23B, 22(g) and 22(h) of the Federal Reserve Act (“FRA”), Regulation W issued by the Federal Reserve Board (“FRB”), as well as additional limitations as adopted by the Director of the Office of Thrift Supervision. Office of Thrift Supervision regulations regarding transactions with affiliates conform to Regulation W. These provisions, among other things, prohibit or limit a savings bank from extending credit to, or entering into certain transactions with, its affiliates (which for Hudson City Savings would include Hudson City Bancorp and Hudson City, MHC) and principal stockholders, directors and executive officers of Hudson City Savings.

     In addition, the Office of Thrift Supervision regulations include additional restrictions on savings banks under Section 11 of HOLA, including provisions prohibiting a savings bank from making a loan to an affiliate that is engaged in non-bank holding company activities and provisions prohibiting a savings association from purchasing or investing in securities issued by an affiliate that is not a subsidiary. Office of Thrift Supervision regulations also include certain specific exemptions from these prohibitions. The FRB and the Office of Thrift Supervision require each depository institution that is subject to Sections 23A and 23B to implement policies and procedures to ensure compliance with Regulation W and the Office of Thrift Supervision regulations regarding transactions with affiliates.

     Section 402 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) prohibits the extension of personal loans to directors and executive officers of issuers (as defined in Sarbanes-Oxley). The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as Hudson City Savings, that are subject to the insider lending restrictions of Section 22(h) of the FRA.

     Privacy Standards. Hudson City Savings is subject to Office of Thrift Supervision regulations implementing the privacy protection provisions of the Gramm-Leach-Bliley Act. These regulations require Hudson City Savings to disclose its privacy policy, including identifying with whom it shares “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter.

     The regulations also require Hudson City Savings to provide its customers with initial and annual notices that accurately reflect its privacy policies and practices. In addition, Hudson City Savings is required to provide its customers with the ability to “opt-out” of having Hudson City Savings share their non-public personal information with unaffiliated third parties before they can disclose such information, subject to certain exceptions. The implementation of these regulations did not have a material adverse effect on Hudson City Savings.

     Hudson City Savings is subject to regulatory guidelines establishing standards for safeguarding customer information. These regulations implement certain provisions of Gramm-Leach. The guidelines describe the agencies’ expectations for the creation, implementation and maintenance of an information security program, which would include administrative, technical and physical safeguards appropriate to the size and complexity of the institution and the nature and scope of its activities. The standards set forth in the guidelines are intended to ensure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records and protect against unauthorized access to or use of such records or information that could result in substantial harm or inconvenience to any customer.

     Community Reinvestment Act. Under the Community Reinvestment Act (“CRA”), as implemented by the Office of Thrift Supervision regulations, any federally chartered savings bank, including Hudson City Savings, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA requires the Office of Thrift Supervision, in connection with its examination of a federally chartered savings bank, to assess the depository institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

     Current CRA regulations rate an institution based on its actual performance in meeting community needs. In particular, the evaluation system focuses on three tests:

•	a lending test, to evaluate the institution’s record of making loans in its service areas;

•	an investment test, to evaluate the institution’s record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and

•	a service test, to evaluate the institution’s delivery of services through its branches, ATMs and other offices.

     The CRA also requires all institutions to make public disclosure of their CRA ratings. Hudson City Savings has received a “satisfactory” rating in its most recent CRA examination. The federal banking agencies adopted regulations implementing the requirements under Gramm-Leach that insured depository institutions publicly disclose certain agreements that are in fulfillment of the CRA. Hudson City Savings has no such agreements in place at this time.

     Loans to One Borrower. Under the HOLA, savings banks are generally subject to the national bank limits on loans to one borrower. Generally, savings banks may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of the institution’s unimpaired capital and unimpaired surplus. Additional amounts may be loaned, not in excess of 10% of unimpaired capital and unimpaired surplus, if such loans or extensions of credit are secured by readily-marketable collateral. Hudson City Savings is in compliance with applicable loans to one borrower limitations. At December 31, 2004, Hudson City Savings’ largest aggregate amount of loans to one borrower totaled $2.9 million. All of the loans for the largest borrower were performing in accordance with their terms and the borrower had no affiliation with Hudson City Savings.

     Qualified Thrift Lender (“QTL”) Test. The HOLA requires federal savings banks to meet a QTL test. Under the QTL test, a savings bank is required to maintain at least 65% of its “portfolio assets” (total assets less (1) specified liquid assets up to 20% of total assets, (2) intangibles, including goodwill, and (3) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities, credit card loans, student loans, and small business loans) on a monthly basis during at least 9 out of every 12 months. As of December 31, 2004, Hudson City Savings held 84.7% of its portfolio assets in qualified thrift investments and had more than 80% of its portfolio assets in qualified thrift investments for each of the 12 months ending December 31, 2004. Therefore, Hudson City Savings qualified under the QTL test.

     A savings bank that fails the QTL test and does not convert to a bank charter generally will be prohibited from: (1) engaging in any new activity not permissible for a national bank, (2) paying dividends not permissible under national bank regulations, and (3) establishing any new branch office in a location not permissible for a national bank in the institution’s home state. In addition, if the institution does not requalify under the QTL test within three years after failing the test, the institution would be prohibited from engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from the FHLB as promptly as possible.

     Limitation on Capital Distributions. The Office of Thrift Supervision regulations impose limitations upon certain capital distributions by federal savings banks, such as certain cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash out merger and other distributions charged against capital.

     The Office of Thrift Supervision regulates all capital distributions by Hudson City Savings directly or indirectly to Hudson City Bancorp, including dividend payments. As the subsidiary of a savings and loan holding company, Hudson City Savings currently must file a notice with the Office of Thrift Supervision at least 30 days prior to each capital distribution. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income for that year to date plus the retained net income for the preceding two years, then Hudson City Savings must file an application to receive the approval of the Office of Thrift Supervision for a proposed capital distribution.

     Hudson City Savings may not pay dividends to Hudson City Bancorp if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements or the Office of Thrift Supervision notified Hudson City Savings Bank that it was in need of more than normal supervision. Under the Federal Deposit Insurance Act, or FDIA, an insured depository institution such as Hudson City Savings is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the FDIA). Payment of dividends by Hudson City Savings also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice.

     In addition, Hudson City Savings may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders’ equity to be reduced below the amounts required for the liquidation account which was established as a result of Hudson City Savings’ conversion to mutual holding company form.

     Liquidity. Hudson City Savings maintains sufficient liquidity to ensure its safe and sound operation, in accordance with Office of Thrift Supervision regulations.

     Assessments. The Office of Thrift Supervision charges assessments to recover the cost of examining federal savings banks and their affiliates. These assessments are based on three components: the size of the institution, on which the basic assessment is based; the institution’s supervisory condition, which results in an additional assessment based on a percentage of the basic assessment for any savings institution with a composite rating of 3, 4 or 5 in its most recent safety and soundness examination; and the complexity of the institution’s operations, which results in an additional assessment based on a percentage of the basic assessment for any savings institution that managed over $1.00 billion in trust assets, serviced for others loans aggregating more than $1.00 billion, or had certain off-balance sheet assets aggregating more than $1.00 billion. Effective July 1, 2004, the Office of Thrift Supervision adopted a final rule replacing examination fees for savings and loan holding companies with semi-annual assessments. The Office of Thrift Supervision is phasing in the assessments at a rate of 25% of the first semiannual assessment on July 1, 2004, 50% of the second semiannual assessment on January 1, 2005 and 100% of the third semiannual assessment on July 1, 2005. Hudson City Savings paid an assessment of $2.3 million in 2004.

     Branching. The Office of Thrift Supervision regulations authorize federally chartered savings banks to branch nationwide to the extent allowed by federal statute. This permits federal savings and loan associations with interstate networks to more easily diversify their loan portfolios and lines of business geographically. Office of Thrift Supervision authority preempts any state law purporting to regulate branching by federal savings associations.

Anti-Money Laundering and Customer Identification

     Hudson City Savings is subject to Office of Thrift Supervision regulations implementing the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act. The USA PATRIOT Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

     Title III of the USA PATRIOT Act and the related Office of Thrift Supervision regulations impose the following requirements with respect to financial institutions:

•	Establishment of anti-money laundering programs.

•	Establishment of a program specifying procedures for obtaining identifying information from customers seeking to open new accounts, including verifying the identity of customers within a reasonable period of time.

•	Establishment of enhanced due diligence policies, procedures and controls designed to detect and report money laundering.

•	Prohibitions on correspondent accounts for foreign shell banks and compliance with record keeping obligations with respect to correspondent accounts of foreign banks.

•	Bank regulators are directed to consider a holding company’s effectiveness in combating money laundering when ruling on Federal Reserve Act and Bank Merger Act applications.

Federal Home Loan Bank System

     Hudson City Savings is a member of the FHLB system, which consists of twelve regional FHLBs, each subject to supervision and regulation by the Federal Housing Finance Board, or FHFB. The FHLB provides a central credit facility primarily for member thrift institutions as well as other entities involved in home mortgage lending. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLBs. It makes loans to members (i.e., advances) in accordance with policies and procedures, including collateral requirements, established by the respective boards of directors of the FHLBs. These policies and procedures are subject to the regulation and oversight of the FHFB. All long-term advances are required to provide funds for residential home financing. The FHFB has also established standards of community or investment service that members must meet to maintain access to such long-term advances. Hudson City Savings, as a member of the FHLB of New York, is currently required to purchase and hold shares of capital stock in the FHLB of New York in an amount at least equal to the greater of (i) 1% of the aggregate principal amount of its unpaid mortgage loans, home purchase contracts and similar obligations at the beginning of each year; or (ii) 5% (or such greater fraction as established by the FHLB) of its outstanding advances from the FHLB. Hudson City Savings is in compliance with these requirements.

Federal Reserve System

     FRB regulations require federally chartered savings banks to maintain non-interest-earning cash reserves against their transaction accounts (primarily NOW and demand deposit accounts). A reserve of 3% is to be maintained against aggregate transaction accounts between $7 million and $47.6 million (subject to adjustment by the FRB) plus a reserve of 10% (subject to adjustment by the FRB between 8% and 14%) against that portion of total transaction accounts in excess of $47.6 million. The first $7 million of otherwise reservable balances (subject to adjustment by the FRB) is exempt from the reserve requirements. Hudson City Savings is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the FRB, the effect of this reserve requirement is to reduce Hudson City Savings’ interest-earning assets. FHLB system members are also authorized to borrow from the Federal Reserve “discount window,” but FRB regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

Federal Holding Company Regulation

     Hudson City, MHC and Hudson City Bancorp are unitary savings and loan holding companies within the meaning of the HOLA. As such, Hudson City, MHC and Hudson City Bancorp are registered with the Office of Thrift Supervision and are subject to the Office of Thrift Supervision regulation, examination, supervision and reporting requirements. In addition, the Office of Thrift Supervision has enforcement authority over Hudson City, MHC, Hudson City Bancorp and their savings bank subsidiary. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings bank.

     Restrictions Applicable to New Savings and Loan Holding Companies. Gramm-Leach also restricts the powers of new unitary savings and loan holding companies. Under Gramm-Leach, all unitary savings and loan holding companies formed after May 4, 1999, such as Hudson City, MHC and Hudson City Bancorp, are limited to financially related activities permissible for bank holding companies, as defined under Gramm-Leach. Accordingly, Hudson City Bancorp’s activities are restricted to:

•	furnishing or performing management services for a savings institution subsidiary of such holding company;

•	conducting an insurance agency or escrow business;

•	holding, managing, or liquidating assets owned or acquired from a savings institution subsidiary of such company;

•	holding or managing properties used or occupied by a savings institution subsidiary of such company;

•	acting as trustee under a deed of trust;

•	any other activity (i) that the FRB, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956 (the “BHC Act”), unless the Director of the Office of Thrift Supervision, by regulation, prohibits or limits any such activity for savings and loan holding companies, or (ii) in which multiple savings and loan holding companies were authorized by regulation to directly engage in on March 5, 1987;

•	purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such holding company is approved by the Director of the Office of Thrift Supervision; and

•	any activity permissible for financial holding companies under section 4(k) of the BHC Act.

     Permissible activities which are deemed to be financial in nature or incidental thereto under section 4(k) of the BHC Act include:

•	lending, exchanging, transferring, investing for others, or safeguarding money or securities;

•	insurance activities or providing and issuing annuities, and acting as principal, agent, or broker;

•	financial, investment, or economic advisory services;

•	issuing or selling instruments representing interests in pools of assets that a bank is permitted to hold directly;

•	underwriting, dealing in, or making a market in securities;

•	activities previously determined by the FRB to be closely related to banking;

•	activities that bank holding companies are permitted to engage in outside of the U.S.; and

•	portfolio investments made by an insurance company.

     In addition, Hudson City Bancorp cannot be acquired or acquire a company unless the acquirer or target, as applicable, is engaged solely in financial activities.

     Restrictions Applicable to All Savings and Loan Holding Companies. Federal law prohibits a savings and loan holding company, including Hudson City Bancorp and Hudson City, MHC, directly or indirectly, from acquiring:

•	control (as defined under HOLA) of another savings institution (or a holding company parent) without prior Office of Thrift Supervision approval;

•	through merger, consolidation, or purchase of assets, another savings institution or a holding company thereof, or acquiring all or substantially all of the assets of such institution (or a holding company) without prior Office of Thrift Supervision approval; or

•	control of any depository institution not insured by the FDIC (except through a merger with and into the holding company’s savings institution subsidiary that is approved by the Office of Thrift Supervision).

     A savings and loan holding company may not acquire as a separate subsidiary an insured institution that has a principal office outside of the state where the principal office of its subsidiary institution is located, except:

•	in the case of certain emergency acquisitions approved by the FDIC;

•	if such holding company controls a savings institution subsidiary that operated a home or branch office in such additional state as of March 5, 1987; or

•	if the laws of the state in which the savings institution to be acquired is located specifically authorize a savings institution chartered by that state to be acquired by a savings institution chartered by the state where the acquiring savings institution or savings and loan holding company is located or by a holding company that controls such a state chartered association.

     If the savings institution subsidiary of a federal mutual holding company fails to meet the QTL test set forth in Section 10(m) of the HOLA and regulations of the Office of Thrift Supervision, the holding company must register with the FRB as a bank holding company under the BHC Act within one year of the savings institution’s failure to so qualify.

     The HOLA prohibits a savings and loan holding company (directly or indirectly, or through one or more subsidiaries) from acquiring another savings association or holding company thereof without prior written approval of the Office of Thrift Supervision; acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary savings association, a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA; or acquiring or retaining control of a depository institution that is not federally insured. In evaluating applications by holding companies to acquire savings associations, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

New Jersey Holding Company Regulation

     General. Under the New Jersey Banking Act, Hudson City, MHC is regulated as a mutual savings bank holding company. Mutual savings bank holding companies that are not also bank holding companies, such as Hudson City, MHC, are not subject to the reporting and examination requirements of the New Jersey Banking Act and the regulations of the Department promulgated thereunder. However, Hudson City, MHC is subject to the provisions of the New Jersey Banking Act and the regulations thereunder that apply specifically to mutual savings bank holding companies. These provisions include the requirement for mutual savings bank holding companies to obtain the approval of the Department to merge with or into another holding company, to incorporate a new subsidiary savings bank, to convert itself into a capital stock savings bank holding company, or to acquire or be acquired by another bank or holding company. In addition, Hudson City, MHC is subject to the corporate governance provisions of the New Jersey Banking Act.

Federal Securities Law

     Hudson City Bancorp’s securities are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. As such, Hudson City Bancorp is subject to the information, proxy solicitation, insider trading, and other requirements and restrictions of the Securities Exchange Act of 1934.

Delaware Corporation Law

     Hudson City Bancorp is incorporated under the laws of the State of Delaware, and is therefore subject to regulation by the State of Delaware. In addition, the rights of Hudson City Bancorp’s shareholders are governed by the Delaware General Corporation Law.

TAXATION

Federal

     General. The following discussion is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Hudson City Savings, Hudson City, MHC or Hudson City Bancorp. For federal income tax purposes, Hudson City Savings reports its income on the basis of a taxable year ending December 31, using the accrual method of accounting, and is generally subject to federal income taxation in the same manner as other corporations. Because Hudson City Savings and Hudson City Bancorp constitute an affiliated group of corporations, they are eligible to report their income on a consolidated basis. However, because Hudson City, MHC has owned less than 80% of the common stock of Hudson City Bancorp, it has not been a member of such affiliated group and has reported its income on a separate return. Hudson City Savings is not currently under audit by the Internal Revenue Service, or IRS, and has not been audited by the IRS during the past five years.

     Bad Debt Reserves. Pursuant to the Small Business Job Protection Act of 1996, Hudson City Savings is no longer permitted to use the reserve method of accounting for bad debts, and has recaptured (taking into income) over a multi-year period a portion of the balance of its tax bad debt reserve as of December 31, 1995. Because Hudson City Savings has already provided a deferred tax liability equal to the amount of such recapture, the recapture will not adversely impact Hudson City Savings’ financial condition or results of operations.

     Distributions. To the extent that Hudson City Savings makes “non-dividend distributions” to stockholders, such distributions will be considered to result in distributions from Hudson City Savings’ unrecaptured tax bad debt reserve “base year reserve,” i.e., its reserve as of December 31, 1987, to the extent thereof and then from its supplemental reserve for losses on loans, and an amount based on the amount distributed will be included in Hudson City Savings’ taxable income. Non-dividend distributions include distributions in excess of Hudson City Savings’ current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of Hudson City Savings’ current or accumulated earnings and profits, as calculated for federal income tax purposes, will not constitute non-dividend distributions and, therefore, will not be included in Hudson City Savings’ income.

     The amount of additional taxable income created from a non-dividend distribution is equal to the lesser of Hudson City Savings’ base year reserve and supplemental reserve for losses on loans or an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, in certain situations, approximately one and one-half times the non-dividend distribution would be included in gross income for federal income tax purposes, assuming a 35% federal corporate income tax rate. Hudson City Savings does not intend to pay dividends that would result in the recapture of any portion of its bad debt reserve.

     Corporate Alternative Minimum Tax. In addition to the regular corporate income tax, corporations generally are subject to an alternative minimum tax, or AMT, in an amount equal to 20% of alternative minimum taxable income, to the extent the AMT exceeds the corporation’s regular income tax. The AMT is available as a credit against future regular income tax. We do not expect to be subject to the AMT.

     Elimination of Dividends; Dividends Received Deduction. Hudson City Bancorp may exclude from its income 100% of dividends received from Hudson City Savings because Hudson City Savings is a member of the affiliated group of corporations of which Hudson City Bancorp is the parent. Because Hudson City, MHC has not been a member of such affiliated group, it has not qualified for such 100% dividends exclusion, but it has been entitled to deduct 80% of the dividends it has received from Hudson City Bancorp because it has owned more than 20% of the common stock of Hudson City Bancorp.

State

     New Jersey State Taxation. Hudson City Savings files New Jersey Corporate Business income tax returns. Generally, the income of savings institutions in New Jersey, which is calculated based on federal taxable income, subject to certain adjustments, is subject to New Jersey tax. In July of 2002, the State of New Jersey enacted legislation retroactive to January 1, 2002, which impacted Hudson City Savings as the tax rate was increased from 3% to 9%. The State also introduced a new tax, the Alternative Minimum Assessment (“AMA”), which for Hudson City Savings is based on New Jersey gross receipts. Hudson City Savings, under the new legislation, must calculate its corporate business tax and the AMA, then pay the higher amount. In future years, if the corporate business tax is greater than the AMA paid in prior years, Hudson City Savings may apply the prepaid AMA against its corporate business taxes (up to 50% of the corporate business tax, subject to certain limitations). Hudson City Savings is not currently under audit with respect to its New Jersey income tax returns and Hudson City Savings’ state tax returns have not been audited for the past five years.

     Hudson City Bancorp is required to file a New Jersey income tax return and will generally be subject to a state income tax at a 9% rate. However, if Hudson City Bancorp meets certain requirements, it may be eligible to elect to be taxed as a New Jersey Investment Company, which would allow it to be taxed at a rate of 3.6%. The new tax legislation increased the income tax rate for qualifying New Jersey investment companies from 2.25% to 3.6%. Further, investment companies are not subject to the AMA. If Hudson City Bancorp does not qualify as an investment company, it would be subject to taxation at the higher of the 9% corporate business rate on taxable income or the AMA.

     Delaware State Taxation. As a Delaware holding company not earning income in Delaware, Hudson City Bancorp is exempt from Delaware corporate income tax but is required to file annual returns and pay annual fees and a franchise tax to the State of Delaware.

PROPERTIES

     During 2004, we conducted our business through our executive office, located in Paramus, NJ, our operations center, located in Glen Rock, NJ, and 85 branch offices. At December 31, 2004, we owned 29 of our locations and leased the remaining 58. Our lease arrangements are typically long-term arrangements with third parties that generally contain several options to renew at the expiration date of the lease.

     For additional information regarding our lease obligations, see Note 7 of Notes to Consolidated Financial Statements.

LEGAL PROCEEDINGS

     We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. We believe that these routine legal proceedings, in the aggregate, are immaterial to our financial condition and results of operation.

MANAGEMENT

Directors

     Composition of Our Board. The Board of Directors of Hudson City Bancorp currently consists of 14 members. Each belongs to one of three classes with staggered three-year terms of office. At each of Hudson City Bancorp’s annual stockholder meetings, the stockholders elect directors to fill the seats of the directors whose terms are expiring in that year and any vacant seats. Hudson City Bancorp, as Hudson City Savings’ sole stockholder, elects Hudson City Savings’ directors.

     Who Our Directors Are. The following table states our directors’ names, their ages as of May 1, 2005, their positions and the years when they began serving as directors (including time spent on the Board of Managers of Hudson City Savings prior to the incorporation of Hudson City Bancorp on March 4, 1999):

	Age (1)	Director Since	Term Expires	Positions Held
Ronald E. Hermance, Jr.	57	1988	2005	Director, Chairman, President and Chief Executive Officer
Denis J. Salamone	52	2001	2007	Director, Senior Executive Vice President and Chief Operating Officer
Verne S. Atwater(2)	84	1983	2005	Director
Michael W. Azzara	58	2002	2006	Director
William G. Bardel	65	2003	2005	Director
Scott A. Belair	57	2004	2005	Director
John D. Birchby	59	1980	2006	Director
Victoria H. Bruni	63	1996	2006	Director
William J. Cosgrove	72	1995	2007	Director
Andrew J. Egner, Jr.(2)	80	1984	2006	Director
Leonard S. Gudelski	70	1971	2006	Director
John W. Klie(2)	79	1970	2005	Director
Donald O. Quest	65	1983	2007	Director
Joseph G. Sponholz	61	2002	2007	Director

(1)	As of May 1, 2005

(2)	Verne S. Atwater, John W. Klie and Andrew J. Egner, Jr. are expected to retire from the Board of Directors upon the completion of their respective terms.

     Our Directors’ Backgrounds. The business experience of each of our directors is as follows:

     Ronald E. Hermance, Jr. has been President and Chief Executive Officer of Hudson City Bancorp and Hudson City Savings since January 1, 2002 and Chairman of the Board since January 1, 2005. Prior to assuming such positions, Mr. Hermance had served as President and Chief Operating Officer of Hudson City Bancorp since its incorporation in 1999 and of Hudson City Savings since January 1997. Mr. Hermance previously was Senior Executive Vice President and Chief Operating Officer from the time he joined Hudson City Savings in 1988. He was elected to the Board of Managers of Hudson City Savings in 1988. Prior to joining Hudson City Savings, Mr. Hermance was Chief Financial Officer of Southold Savings Bank on Long Island, New York. In addition to his most recent service, Mr. Hermance served in various lending capacities in both a commercial bank and a thrift institution. In 2004, Mr. Hermance was elected to the board of directors of the Federal Home Loan Bank of New York.

     Denis J. Salamone has served as Senior Executive Vice President of Hudson City Bancorp and Hudson City Savings since October 2001 and succeeded Mr. Hermance as Chief Operating Officer on January 1, 2002. He was elected to the Board of Directors in October 2001. Prior to joining Hudson City, Mr. Salamone had a twenty-six year career with the independent accounting firm of PricewaterhouseCoopers LLP, where he had been a partner for sixteen years. Immediately prior to joining Hudson City Bancorp, Mr. Salamone was the Global Financial Services leader for Audit and Business Advisory Services, lead partner on a major investment banking client, and a member of the PricewaterhouseCoopers eighteen member board of partners. He also served as Chairman of the Partner Admissions Committee and a member of the firm’s Management Evaluation and Compensation Committee.

     Verne S. Atwater, Ph.D. served as Professor of Finance, Emeritus of the Lubin Graduate School of Business of Pace University from 1982 until 2001, and has been a Trustee of The James T. Lee Foundation, NY since 2000. He is a former director of the United States Life Insurance Company and Grolier Inc.

     Michael W. Azzara has been a part-time Senior Consultant with the executive search and consulting firm of Foley Proctor Yoskowitz since October of 2003. He is a retired President and Chief Executive Officer of Valley Health System, a regional health care provider comprised of the Valley Hospital in Ridgewood, NJ, Valley Home and Community Health Care and the Healthnet Medical Group, a position he held from 1997 to his retirement in 2003. Prior to assuming such position, Mr. Azzara served as President and Chief Executive Officer of Valley Hospital. Mr. Azzara serves on the Advisory Board of Princeton Insurance Company and the Advisory Board to the Dean of the College of Arts and Sciences, Rutgers University. He also served on the Board of Directors of Ridgewood Savings Bank until its purchase by another community bank. A graduate of Rutgers University, he has received a Masters degree from Cornell Graduate School of Business and Public Administration.

     William G. Bardel has been Chief Financial Officer of the Lawrenceville School, a preparatory high school in Lawrenceville, New Jersey, since 1994. Previously, from 1988 to 1994, he served as head of the Government Advisory Group of Lehman Brothers in New York and London, England, providing financial market guidance to developing nations in Africa, Asia, Eastern Europe, South America and the Middle East.

     Scott A. Belair is a co-founder of Urban Outfitters, Inc., a Nasdaq-listed retailer and wholesaler operating under the brand names Urban Outfitters, Anthropologie and Free People, and has served on its Board of Directors since 1970. Previously, Mr. Belair, a CPA, was a Principal at Morgan Stanley and Vice President and Chief Financial Officer of the international offices and subsidiaries at Goldman Sachs. In addition, Mr. Belair has been a Principal at The ZAC Group, performing financial advisory services, since 1989.

     John D. Birchby, Esq. has been a partner in the law firm of Dieffenbach, Witt & Birchby since 1975. He was a member of the Supreme Court District Ethics Committee for Bergen County of the State of New Jersey from 1990 to 1994.

     Victoria H. Bruni has been Vice President for Administration and Finance at Ramapo College of New Jersey since 1993. From 1964 to 1993 she served in various positions at New Jersey Bell Telephone Co., including attorney, Treasurer, and Assistant Secretary.

     William J. Cosgrove served at Citibank, N.A. from 1963 to 1991 when he retired as a Senior Banker, Senior Credit Officer. From 1993 to 2004, he served as Executive Vice President of Citadel Group Representatives, Inc. Since 1991, he has been a Trustee of the John Hancock Funds and an adjunct Professor at the Lubin Graduate School of Business of Pace University.

     Andrew J. Egner, Jr. is retired, having been employed in various capacities by Hudson City Savings from 1984 until his retirement in 1989.

     Leonard S. Gudelski served as Chief Executive Officer and as Chairman of the Board of Hudson City Bancorp from its incorporation in 1999 until he stepped down from the position of Chief Executive Officer effective January 1, 2002 and retired from the position of Chairman of the Board effective December 31, 2004. He joined Hudson City Savings as Vice President in 1969 after having been employed for 13 years at a savings bank in Connecticut. In 1971 he was elected Executive Vice President and a member of the Board of Managers. Subsequent promotions were to President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1989 and Chairman, President and Chief Executive Officer in 1996. He became Chairman and Chief Executive Officer of Hudson City Savings in 1997. He is a graduate of the University of Connecticut with a degree in economics and has completed various industry-related graduate level courses.

     John W. Klie is retired, having served as Vice President of Henry Klie, Inc., an insurance agency, from 1950 to 1989 and as consultant to the Otterstedt Agency, an insurance agency, from 1989 to 1996. Mr. Klie is a former President of the Hudson County Association of Independent Insurance Agents.

     Donald O. Quest, M.D. has been a neurological surgeon since 1976, a professor at Columbia University since 1989, Assistant Dean for Student Affairs at Columbia University, and an attending physician at Valley Hospital and Columbia-Presbyterian Medical Center since 1978. He is a member of the Neurosurgical Associates of New York and New Jersey. Dr. Quest currently serves as our lead independent director.

     Joseph G. Sponholz is a retired Vice Chairman of Chase Manhattan Bank, a position he held from 1997 to his retirement in 2000. Prior to assuming the position of Vice Chairman, Mr. Sponholz had served as Chief Administrative Officer of Chase Manhattan Bank. Serving as a member of Chase’s Executive Committee, Mr. Sponholz spearheaded the company’s Internet efforts as leader of Chase.com. Prior to its merger with Chase, he served as Chief Financial Officer and Chief Technology Officer at Chemical Bank. He is recognized as an industry leader in the areas of business strategy, technology and financial management. A graduate of Fordham University, Mr. Sponholz holds an MBA in Finance from New York University.

Executive Officers

     Hudson City’s executive officers are appointed annually by the respective Boards of Directors and serve at the Board’s discretion. However, some of our officers do have employment agreements, as further described on page [111]. In addition to Messrs. Hermance and Salamone, Hudson City Bancorp and Hudson City Savings have the following executive officers:

     John M. Tassillo, age 69, has served as Executive Vice President and Treasurer of Hudson City Bancorp since its incorporation in 1999, and served as Secretary of Hudson City Bancorp from 1999 to 2003. He has worked for Hudson City Savings since 1969 and has served as Executive Vice President and Treasurer of Hudson City Savings since 1989. Mr. Tassillo is responsible for data processing, checking, ATM control, and compliance areas of Hudson City Savings. Mr. Tassillo is a Certified Public Accountant. He is a graduate of St. Peter’s College in New Jersey and the Graduate School of Savings Banking at Brown University.

     Thomas W. Brydon, age 66, has been First Vice President of Hudson City Savings since January 2000 and Senior Vice President of Hudson City Bancorp since January 2005. He has worked for Hudson City Savings since 1984 and served as Vice President from 1984 to 2000. He is responsible for the administration of Information Services, which consists of five divisions: Systems, Operations, Application Programming, Customer Support and Desktop Technologies. Mr. Brydon is a graduate of N.J. Bankers Data Processing and Auditing Schools. He also graduated from the Graduate School of Savings Banking at Brown University and the National School of Management at the University of Massachusetts.

     Ronald J. Butkovich, age 55, has been Senior Vice President of Hudson City Savings Bank and Hudson City Bancorp since April 2004. He is responsible for the development of the Long Island Region. Mr. Butkovich joined Hudson City Savings in 2004. He formerly served as Operations/Retail Banking Officer of Southold Savings Bank on Long Island, New York for 16 years until 1988 and the Director of Real Estate, Branch Development, and Construction for North Fork Bank for 16 years until April 2004. Mr. Butkovich holds an undergraduate degree from Albany State University and is a graduate of the National School of Savings Banking and the Executive Development Program at Fairfield University. Mr. Butkovich has served on various industry, community, and civic associations including treasurer of the Southold Fire Department since 1978.

     V. Barry Corridon, age 55, has been Senior Vice President of Mortgage Servicing of Hudson City Savings since January 2000 and Senior Vice President of Hudson City Bancorp since January 2004. He previously served as First Vice President of Mortgage Servicing of Hudson City Savings from 1995 to 2000 and as a Vice President from 1982 to 1995. He is responsible for the administration of our mortgage portfolio, supervision of new loan set-up, post- closing, payoffs, mortgage accounting, collections and foreclosures. Mr. Corridon was President of the Mortgage Bankers Association of New Jersey in 1995. He is the past President of the Mortgage Bankers Association’s Educational Foundation. Mr. Corridon also serves on the board of WOODLEA/PATH Advisory Council of Children’s Aid and Family Services. He earned his undergraduate degree at Fairleigh Dickinson University and is also a graduate of the Graduate School of Savings Banking at Brown University. He joined Hudson City Savings in 1970.

     James A. Klarer, age 52, joined Hudson City Savings in 1976. He has served as Senior Vice President of Hudson City Savings and Hudson City Bancorp since January 2005. He previously served as First Vice President of Hudson City Bancorp in 2004 and of Hudson City Savings from 2002 to 2004, and as a Vice President of Hudson City Savings from 1992 to 2002. Mr. Klarer has also served as Secretary of Hudiciti Service Corp. since January 1993. He is responsible for real estate development, branch expansion, insurance, purchasing and general services. Mr. Klarer has been an active member of the Institute of Real Estate Management (IREM) since 1999. He is a graduate of William Paterson College.

     James C. Kranz, age 55, has been Senior Vice President and Investment Officer of Hudson City Savings since January 2000 and Senior Vice President of Hudson City Bancorp since January 2004. He previously served as First Vice President and Investment Officer from 1989 to 2000. He is responsible for investments, cash flow management and management of interest rate risk. Mr. Kranz joined Hudson City Savings in 1983. He formerly served as the Investment Officer of another New Jersey savings bank for 12 years. Mr. Kranz is a member of the New Jersey Bond Club and serves on the Asset and Liability Management Committee of the New Jersey League of Community and Savings Bankers. Mr. Kranz has an undergraduate degree and a MBA from Lehigh University. He is a graduate of the Graduate School of Savings Banking at Brown University.

     Thomas E. Laird, age 52, joined Hudson City Savings in 1974. He has served as Senior Vice President, Lending since January 2002 and as Senior Vice President of Hudson City Bancorp since January 2004. He previously served as Senior Vice President and Mortgage Officer from January 2000 to 2002. Prior to that, he served as First Vice President and Mortgage Officer from 1991 to 2000. His primary areas of responsibility are mortgage and consumer lending and loan production. Mr. Laird holds an undergraduate degree from St. Peter’s College and is a graduate of the National School of Banking at Fairfield University. Mr. Laird was actively involved from 1989 to 1999 on the Wanaque Board of Education, having served for two terms as Board President. He has also been active in the New Jersey League of Community and Savings Bankers and presently is a board member of the Dover Housing Development Corporation. He is a former member of the Board of Governors of the Mortgage Bankers Association of New Jersey.

     Michael B. Lee, age 54, has served as Senior Vice President of Hudson City Savings since January 2000 and as Senior Vice President of Hudson City Bancorp since January 2004. He previously served as First Vice President of Hudson City Savings from 1989 to 2000, and as Secretary from 1989 to 2003. He is responsible for branch administration, training and customer retirement programs. He has an undergraduate degree in management from St. Peter’s College and a Masters Degree from New Jersey Institute of Technology. He has also graduated from the National School of Finance and Management at Fairfield University. Mr. Lee is a Past President of the Bergen Chapter of the American Institute of Banking and has served on several committees of the New Jersey League of Community and Savings Bankers. Mr. Lee joined Hudson City Savings in 1971.

     Veronica A. Olszewski, age 44, has served as Senior Vice President and Corporate Secretary of Hudson City Bancorp and Hudson City Savings since January 2004. She previously served as Senior Vice President from January 2002 to December 2003, First Vice President from January 2000 to December 2001 and Vice President and Assistant Auditor from March 1997 to December 1999. Ms. Olszewski joined Hudson City Savings in 1980. She is responsible for the functions of Corporate Secretary, special projects and strategic planning. Ms. Olszewski is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, New Jersey Society of CPAs and the American Society of Corporate Secretaries. She is a graduate of Jersey City State College.

Meetings of the Board of Directors and Its Committees

     During 2004, Hudson City Bancorp’s Board of Directors held 11 meetings. No current director attended fewer than 75% of the total number of Board meetings held during the period for which such director has been a director and committee meetings of which such director was a member.

     While we do not have a specific policy regarding attendance at the Annual Meeting, all directors are expected to attend. All of the incumbent directors attended last year’s annual meeting.

     The Board of Directors of Hudson City Bancorp maintains the following four standing committees:

     The Compensation Committee consists of Messrs. Azzara, Bardel, and Belair, and Ms. Bruni with Mr. Azzara serving as Chairman. All members of the Compensation Committee have been determined by the Board to be independent of Hudson City Bancorp and meet the definition of independence in Rule 4200 (a)(15) of the Nasdaq National Market’s listing standards. The Compensation Committee acts under a written charter adopted by Hudson City Bancorp’s board of directors, which is available on Hudson City Bancorp’s website at www.hcbk.com. This committee oversees Hudson City Bancorp’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans. The Compensation Committee also annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee met 7 times during 2004.

     The Nominating and Governance Committee consists of Ms. Bruni, who is Chairwoman, and Messrs. Azzara, Cosgrove and Sponholz. All members of the Nominating and Governance Committee have been determined by the Board to be independent of Hudson City Bancorp and meet the definition of independence in Rule 4200 (a)(15) of the Nasdaq National Market’s listing standards. The Nominating and Governance Committee acts under a written charter adopted by Hudson City Bancorp’s board of directors, a copy of which is available on Hudson City Bancorp’s website at www.hcbk.com. This committee is responsible for developing and implementing policies and practices relating to corporate governance, including developing and monitoring implementation of Hudson City Bancorp’s Corporate Governance Guidelines. In addition, the Nominating and Governance Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors and senior management. It met 3 times during 2004.

     The Audit Committee consists of Messrs. Bardel, Belair, Cosgrove, Klie and Sponholz, each of whom have been determined by the Board to be independent of Hudson City Bancorp and meet the definition of independence in Rule 4200 (a)(15) of the Nasdaq National Market’s listing standards. Mr. Cosgrove serves as Chairman of the Audit Committee. Hudson City Bancorp’s Board of Directors has determined that Mr. Sponholz is an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission.

     The Audit Committee acts under a written charter adopted by Hudson City Bancorp’s board of directors, a copy of which is available on Hudson City Bancorp’s website at www.hcbk.com. The Audit Committee is primarily responsible for: monitoring the integrity of Hudson City Bancorp’s financial reporting process and systems of internal controls regarding finance, accounting, legal compliance and public disclosure of financial information; monitoring the independence and performance of Hudson City Bancorp’s independent auditors and internal auditing department; and maintaining free and open communication between the Audit Committee, the independent auditors, management, the internal auditing department, and the Board of Directors. The Audit Committee met 9 times during 2004.

     The Executive Committee consists of Messrs. Atwater, Birchby, Gudelski, Hermance, Klie and Salamone. Mr. Hermance serves as Chairman. The Executive Committee exercises certain powers of the Board of Directors in the management of the business and affairs of Hudson City Bancorp, if necessary, between meetings of the Board of Directors. The Executive Committee did not meet during 2004.

Director Compensation

     Fee Arrangements. To date, Hudson City Savings has compensated its directors and executive officers for their services. Hudson City Bancorp does not pay any additional compensation. We expect to continue this practice until we have a business reason to establish separate compensation programs. Until then, we expect Hudson City Bancorp to reimburse Hudson City Savings for a part of the compensation paid to each director and executive officer that is proportionate to the amount of time which he or she devotes to performing services for Hudson City Bancorp. Hudson City Savings pays a fee to each of its non-management directors for attendance at each board meeting of Hudson City Bancorp or Hudson City Savings and each meeting of a committee of which they are members. A single fee is paid when Hudson City Bancorp and Hudson City Savings hold joint board or committee meetings. The following table sets forth the meeting fees currently in effect. Each board member receives, in addition to the per meeting attendance fees listed below, an annual retainer of $30,000 in 2005. The Chair of the Audit Committee receives an additional retainer payment of $5,000 and the Chairs of each other Committee of the Board each receive an additional retainer payment of $2,500. The lead independent director also receives a special retainer payment in the amount of $25,000.

     The following fee schedule is in effect for 2005:

	Position	Meeting Fee
Board of Hudson City Bancorp and Hudson City Savings	Member	$1,000

Audit Committee of Hudson City Bancorp and Hudson City Savings	Member	1,000

Compensation Committee of Hudson City Bancorp	Member	1,000

Human Resources Committee of Hudson City Savings	Member	1,000

Nominating and Governance Committee of Hudson City Bancorp and Hudson City Savings	Member	1,000

Executive Committee of Hudson City Bancorp and Hudson City Savings	Member	1,000

     Outside Directors Consultation Plan. The Outside Directors Consultation Plan provides continued compensation following termination of service as a director to eligible outside directors who agree to serve as consultants to Hudson City Savings. A director is eligible if he or she became a director before January 1, 2005 and retires after attaining age 65 and completing 10 years of service as an outside director. The monthly consulting fee is equal to the sum of (a) 5% of one-twelfth of the annual board retainer fee in effective at the date of termination of service plus (b) 5% of the fee for attendance at a meeting of the board of directors in effect at the date of termination of service as a director, multiplied by the number of full years of service as an outside director, to a maximum of 20 years of service. A director’s consulting arrangement will continue for 120 months or until an earlier date when the director withdraws from the performance of consulting services. If a change of control of Hudson City Bancorp or Hudson City Savings occurs, this plan will terminate and all of its obligations will be settled by lump sum payment to all participants. In computing these obligations, each eligible non-employee director will be presumed to have attained age 65 and completed 20 years of service. This plan has been suspended for individuals who become non-employee directors after December 31, 2005.

     2000 Stock Option Plan and 2000 Recognition and Retention Plan. The 2000 Stock Option Plan and 2000 Recognition and Retention Plan were adopted by our Board of Directors and subsequently approved by Hudson City Bancorp’s stockholders at the special meeting held on January 13, 2000. Each of our non-officer directors who held that position on January 13, 2000 was granted an option to purchase 200,000 shares of our common stock that vested at the rate of 20% per year over a five-year period ended January 13, 2005. Messrs. Azzara and Sponholz were each granted an option to purchase 120,000 shares of our common stock that vested at the rate of 40,000 shares per year over a three-year period ended January 13, 2005. Mr. Bardel was granted an option to purchase 80,000 shares of our common stock that vested at the rate of 40,000 shares per year over a two-year period ended January 13, 2005. Mr. Belair was granted an option to purchase 40,000 shares of our common stock that vested on January 13, 2005. Each of our non-officer directors who held that position on January 13, 2000 was also granted restricted stock awards of 110,000 shares of our common stock that are scheduled to vest in 20% increments over a five-year period ending April 20, 2005. Messrs. Azzara and Sponholz were granted restricted stock awards of 33,000 shares each, which are scheduled to vest in equal increments over a three-year period ending April 20, 2005. Mr. Bardel was granted restricted stock awards of 16,500 shares, which are scheduled to vest in 50% increments over a two-year period ending April 20, 2005. Mr. Belair was granted restricted stock awards of 8,200 shares, which are scheduled to vest on April 20, 2005.

     Other Director Benefits. Directors are covered by an accident insurance policy.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2004, Mr. Azzara, Ms. Bruni and Dr. Quest served on the Compensation Committee. There were no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between members of the Compensation Committee or executive officers of Hudson City Bancorp and corporations with which such persons are affiliated.

Executive Officer Compensation

     Summary Compensation Table. The following table provides information about the compensation paid for services rendered in all capacities during 2004, 2003 and 2002 to our Chief Executive Officer and to the four other most highly compensated executive officers whose total annual salary and bonus for 2004 was at least $100,000.

					Long-Term Compensation
		Annual Compensation			Awards	Payouts
				Other Annual	Restricted		All Other
Name and				Compensation	Stock Awards	Options	Compensation
Principal Positions	Year	Salary ($)	Bonus ($)(2)	($) (3)	($) (4)	(#)	($) (5)
Ronald E. Hermance, Jr.	2004	858,654	954,843	—	1,176,000	200,000	320,522
Chairman of the Board,	2003	728,846	854,567	—	—	—	306,962
President and Chief Executive Officer	2002	623,077	765,000	—	—	—	145,037

Leonard S. Gudelski (1)	2004	908,654	45,433	—	—	—	339,499
Former Chairman of the Board	2003	875,000	43,750	—	—	—	380,397
	2002	875,000	0	—	—	—	198,386

Denis J. Salamone	2004	539,423	476,570	—	588,000	100,000	202,217
Senior Executive Vice	2003	461,539	456,202	—	—	—	202,861
President and Chief Operating Officer	2002	411,539	420,000	—	—	—	13,627

John M. Tassillo	2004	363,846	277,772	—	392,000	75,000	136,708
Executive Vice President,	2003	320,769	275,913	—	—	—	146,206
Treasurer and Secretary	2002	291,923	270,000	—	404,850	50,000	70,381

James C. Kranz	2004	236,746	131,769	—	196,000	40,000	88,955
Senior Vice President and	2003	204,815	120,351	—	—	—	97,767
Investment Officer of Hudson City Savings	2002	193,508	114,900	—	—	—	45,208

(1)	Effective December 31, 2004, Mr. Gudelski retired from his positions as the Chairman of the Board of Directors of Hudson City Bancorp and Hudson City Savings and Mr. Hermance became Chairman of the Board of Directors of both entities.

(2)	All figures include bonuses earned under the Hudson City Savings Bank Annual Incentive Plan that were earned during the year indicated and paid in the subsequent year. The figures for 2003 and 2004 also include discretionary employer contributions to the Hudson City Savings Bank Profit Incentive Bonus Plan and the Hudson City Savings Bank Supplemental Savings Plan, which the executive officer could have elected to receive as a cash payment in respect of services rendered during the year indicated. The figures for 2002 do not include employer contributions to the Hudson City Savings Bank Profit Incentive Bonus Plan and the Hudson City Savings Bank Supplemental Savings Plan made in respect of services rendered during 2002 because such contributions were required by the terms of the plans. Accordingly, such amounts are disclosed under “All Other Compensation.” Prior reports filed by Hudson City Bancorp include amounts earned under the Hudson City Savings Bank Profit Incentive Bonus Plan under “Bonus” in the year in which such amounts were paid and include amounts earned under the Hudson City Savings Bank Supplemental Savings Plan under “All Other Compensation” in the year in which such amounts were paid.

(3)	Management of Hudson City Savings believes that the aggregate value of the non-cash benefits and perquisites provided to its executive officers did not, for any year included in the table, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for any of them in the Summary Compensation Table. Hudson City Savings provides each of its named executive officers with the use of an automobile. In addition, as part of its business expense reimbursement program, Hudson City Savings pays the cost of certain country club memberships for the named executive officers and certain expenses for the named executive officers’ spouses to accompany them on certain business travel.

(4)	On February 19, 2004, Messrs. Hermance, Salamone, Tassillo and Kranz were granted 30,000, 15,000, 10,000 and 5,000 shares, respectively, pursuant to the Recognition and Retention Plan, which vest at a rate of 20% per year over a five-year period beginning on April 20, 2006, with accelerated vesting in cases of death, disability, retirement or change in control. The dollar amounts shown in the table in respect of these grants are based on the closing price of Hudson City Bancorp’s common stock on February 19, 2004, as reported on the Nasdaq Stock Market, which was $39.20. On January 10, 2002, Mr. Tassillo was granted 30,000 shares pursuant to the Recognition and Retention Plan, which vest at a rate of 20% per year over a five-year period beginning on April 20, 2002, with accelerated vesting in cases of his death, disability or retirement or a change of control. The dollar amount shown in the table for Mr. Tassillo’s award for the year ended December 31, 2002 is based on the closing price of the Common Stock on January 10, 2002, as reported on the Nasdaq Stock Market, which was $13.495. Dividends on unvested shares are distributed as and when declared and paid. The aggregate number of unvested restricted shares held by the named executive officers at December 31, 2004 was 341,280. The aggregate value of such shares at December 31, 2004 was $12,565,930, based on the closing price of the Common Stock on December 31, 2004, which was $36.82, as reported on the Nasdaq Stock Market.

(5)	Includes the following components for 2004: (1) the premium cost for life insurance coverage under the Hudson City Savings Bank Supplemental Death Benefit Plan for Senior Officers—Mr. Hermance, $1,445; Mr. Gudelski, $1,842; Mr. Salamone, $1,767; Mr. Tassillo, $1,503; and Mr. Kranz, $980; (2) amounts allocated under the ESOP, based upon the closing price of $36.82 of Hudson City Bancorp stock on December 31, 2004—Mr. Hermance, $81,524; Mr. Gudelski, $81,524; Mr. Salamone, $81,524; Mr. Tassillo, $81,524; and Mr. Kranz, $81,524; and (3) amounts allocated under the ESOP Restoration Plan, based upon the closing price of $36.82 of Hudson City Bancorp Stock on December 31, 2004—Mr. Hermance, $237,553; Mr. Gudelski, $256,133; Mr. Salamone, $118,926; Mr. Tasillo, $53,681; and Mr. Kranz, $6,451. The amount included for life insurance coverage under the Hudson City Savings Bank Supplemental Death Benefit Plan for Senior Officers represents the entire amount of the premium paid, but Hudson City Savings owns 100% of the cash value of the policies.

     Employment Agreements. Hudson City Bancorp and Hudson City Savings have jointly entered into employment agreements with Messrs. Hermance, Salamone and Tassillo to secure their services as officers. The employment agreements with Messrs. Hermance and Tassillo became effective on July 13, 1999. The employment agreement with Mr. Salamone became effective on October 29, 2001. The employment agreements with Messrs. Hermance, Salamone and Tassillo have rolling three-year terms, until the executive or Hudson City Bancorp give notice of non-extension, at which time the terms are fixed for three years. The executives’ current annual salary rate payable pursuant to these agreements are $950,000 for Mr. Hermance, $575,000 for Mr. Salamone and $380,000 for Mr. Tassillo. The agreements also provide for discretionary cash bonuses, participation on generally applicable terms and conditions in other compensation and fringe benefit plans (including cash incentive compensation under the existing Annual Incentive Plan), to the extent that Hudson City Savings continues those plans in the future and customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination.

     Pursuant to the terms of the employment agreements, Hudson City Bancorp and Hudson City Savings may discharge each executive, and each executive may resign, at any time with or without cause. In the event of discharge without cause, the following severance benefits and payments are payable to each of Messrs. Hermance, Salamone and Tassillo: (1) continued insurance benefits for the remaining employment term; (2) a lump sum payment equal to the estimated present value of the executive’s salary and bonus for the remaining employment term at the highest annual salary paid during the three year period prior to the date of termination; (3) a lump sum payment equal to the estimated present value of the executive’s long-term incentive compensation payments for the remaining employment term; (4) a supplemental pension payment computed as if the executive had continued employment for the remaining employment term; and (5) at the election of Hudson City Bancorp, a lump sum payment in an amount equal to the spread of any options held by the executive or the value of any restricted stock held by the executive in exchange for such options or restricted stock.

     The same severance benefits are payable if any of the executives resigns during the term within 90 days following: loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities which is not cured within 30 days following notice; involuntary relocation of the executive’s principal place of employment to a location that is not the principal executive office of Hudson City Savings or that is over 25 miles in distance from Hudson City Savings’ principal office in Paramus, New Jersey and over 25 miles from the executive’s principal residence; reduction in base salary; change in the terms and conditions of any compensation or benefit program that alone, or in conjunction with other changes, has a material adverse effect on the executive’s total compensation package which is not cured within 30 days following notice; or other material breach of contract by Hudson City Bancorp or Hudson City Savings (which includes a failure to obtain express written assignment of the agreement at least 60 days prior to any succession) which is not cured within 30 days following notice. For 60 days after a change of control, each executive may resign for any reason and collect severance benefits as if he had been discharged without cause.

     If Hudson City Bancorp or Hudson City Savings experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, Hudson City Bancorp would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive would retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20% excise tax. The effect of this provision is that Hudson City Bancorp, rather than the executive, bears the financial cost of the excise tax. Neither Hudson City Savings nor Hudson City Bancorp could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

     Hudson City Bancorp and Hudson City Savings also jointly entered into an employment agreement with Mr. Gudelski, which became effective on September 13, 2001 and expired in accordance with its terms on December 31, 2004.

     Change of Control Agreements. Hudson City Bancorp and Hudson City Savings have jointly entered into two-year change of control agreements with Messrs. Brydon, Butkovitch, Corridon, Klarer, Kranz, Laird and Lee and Ms. Olszewski. The term of these agreements is perpetual until Hudson City Savings gives notice of non-extension, at which time the term is fixed for the greater of (a) one year or (b) two years following the most recent change of control or pending change of control that occurs within one year following notice of non-extension.

     Generally, Hudson City Savings may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if Hudson City Bancorp or Hudson City Savings signs a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it can not terminate an officer’s employment without cause without liability for severance benefits. The severance payments and benefits generally include (1) continued insurance benefits for two years; (2) a lump sum payment equal to the estimated present value of the executive’s salary and bonus for two years at the highest annual salary paid during the three-year period immediately prior to the date of termination; (3) a lump sum payment equal to the estimated present value of the executive’s long-term incentive compensation payments for two years; (4) a supplemental pension payment computed as if the executive had continued employment for an additional two years; and (5) at the election of Hudson City Savings, a lump sum payment in an amount equal to the spread of any options held by the executive or the value of any restricted stock held by the executive in exchange for such options or restricted shares, as applicable.

     Hudson City Savings must pay the same severance benefits if the officer resigns after a change of control following: loss of title, office or membership on the Board of Directors; material reduction in duties, functions or responsibilities which is not cured within 30 days following notice; involuntary relocation of his or her principal place of employment to a location that is not the principal executive office of Hudson City Savings or that is over 25 miles from Hudson City Savings’ principal office on the day before the change of control and over 25 miles from the officer’s principal residence; reduction in base salary; change in the terms and conditions of any compensation or benefit program that alone, or with other changes, has a material adverse effect on total compensation package which is not cured within 30 days following notice; or other material breach of contract which is not cured within 30 days following notice.

     If Hudson City Savings or Hudson City Bancorp experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by Hudson City Savings and Hudson City Bancorp for federal income tax purposes. The change of control agreements do not provide a tax indemnity.

     Similar change of control agreements providing the severance payments and benefits described above, but only with respect to one year’s compensation and benefits are in effect for ten First Vice Presidents and 24 Vice Presidents of Hudson City Savings. Such agreements have a perpetual term until Hudson City Savings gives notice of non-extension, at which time the term is fixed for the greater of one year from the date of such notice of non-extension or one year following a change of control or pending change of control that occurs prior to one year following such notice of non-extension.

     Benefit Plans. Hudson City Bancorp and Hudson City Savings provide the following benefit plans for their executive officers.

     Annual Incentive Plan. This plan permits officers with titles of Vice President and above to earn cash bonuses each year provided they are employed on the date of distribution (unless their employment terminates earlier on account of retirement, death or disability). The bonuses are a percentage of each officer’s annual rate of base salary. The percentage varies based on the officer’s position and Hudson City Savings’ net operating income (before taxes and extraordinary items, but after interest expense) relative to a target which the Board of Directors establishes during the first quarter of the year. Hudson City Savings typically pays these bonuses shortly after the end of the year, but payment may be deferred to a later date at the election of the participant. Deferred amounts bear interest at prescribed rates. Deferred amounts plus accrued interest are general, unsecured obligations of Hudson City Savings and are not separately funded.

     Pension Plans. The Hudson City Savings Bank Employees’ Retirement Plan is a tax-qualified plan that covers substantially all salaried employees who are age 21 and have at least one year of service. The Supplemental Executive Retirement Plan covers selected executive officers and covered Messrs. Hermance, Gudelski, Salamone and Tassillo as of December 31, 2004.

     The Supplemental Executive Retirement Plan provides for the payment of certain benefits that would otherwise be payable under the Employees’ Retirement Plan, but for certain limitations imposed by the Internal Revenue Code of 1986. Under the Employees’ Retirement Plan, upon attaining age 65, participants receive an annual retirement benefit equal to two percent of their average compensation for the highest three consecutive years out of the final ten years of employment, multiplied by their years of service, up to a maximum of 30 years of service. The Supplemental Executive Retirement Plan provides that participants, upon attaining age 65, will receive an annual retirement benefit equal to two percent of their average compensation for the highest three consecutive years out of the final ten years of employment, multiplied by their years of service, up to a maximum of 30 years of service, minus the amount of their accrued benefits under the Employee’s Retirement Plan. Both the Employees’ Retirement Plan and the

Supplemental Executive Retirement Plan also provide for reduced benefits for participants who retire either after age sixty with at least five years of service or after 30 years of service.

     The following table shows the estimated aggregate benefits payable under the Employees’ Retirement Plan and the Supplemental Executive Retirement Plan upon retirement at age 65 in 2004 with various years of service and average final compensation combinations.

Average Final	Years of Service
Compensation(1)	15	20	25	30	35(2)
$100,000	$30,000	$40,000	$50,000	$60,000	$60,000
125,000	37,500	50,000	62,500	75,000	75,000
150,000	45,000	60,000	75,000	90,000	90,000
160,000	48,000	64,000	80,000	96,000	96,000
175,000	52,500	70,000	87,500	105,000	105,000
200,000	60,000	80,000	100,000	120,000	120,000
300,000	90,000	120,000	150,000	180,000	180,000
400,000	120,000	160,000	200,000	240,000	240,000
500,000	150,000	200,000	250,000	300,000	300,000
750,000	225,000	300,000	375,000	450,000	450,000
1,000,000	300,000	400,000	500,000	600,000	600,000
1,100,000	330,000	440,000	550,000	660,000	660,000
1,200,000	360,000	480,000	600,000	720,000	720,000

(1)	Average final compensation is average base salary, as reported in the “Salary” column of the Summary Compensation Table, for the highest three consecutive years during the final ten years of employment. Tax laws impose a limit ($205,000 for individuals retiring in 2004) on the average final compensation that may be counted in computing benefits under the Employees’ Retirement Plan and on the annual benefits ($165,000 in 2004) that may be paid. The Employees’ Retirement Plan may also pay benefits accrued as of January 1, 1994 based on tax law limits then in effect. For Messrs. Hermance, Gudelski, Salamone and Tassillo, benefits based on average final compensation in excess of this limit are payable under the Supplemental Executive Retirement Plan.

(2)	The Employees’ Retirement Plan and the Supplemental Executive Retirement Plan do not count service in excess of 30 years in the benefit formula.

     The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. At December 31, 2004, the average final compensation and estimated years of service of the executive officers named in the Summary Compensation Table were Mr. Hermance: $736,859, 16 years of service; Mr. Gudelski: $886,218, 35 years of service; Mr. Salamone, $470,834, 16 years of service; Mr. Tassillo: $325,513, 35 years of service; and Mr. Kranz: $211,690, 21 years of service. As part of his recruitment package, Mr. Salamone received credit for 13 years of service credit with a prior employer.

     Savings Plans. The Profit Incentive Bonus Plan of Hudson City Savings Bank is a tax-qualified defined contribution plan for substantially all salaried employees who have attained age 21 and have at least one year of service. Messrs. Hermance, Salamone and Tassillo no longer participate in this plan with respect to employer contributions. Hudson City Savings may make discretionary contributions to this plan as determined by the Board of Directors. Participants are able to receive up to 100% of any such contribution in cash.

     This plan has an individual account for each participant’s contributions and allows each participant to direct the investment of his or her account. One permitted investment is common stock of Hudson City Bancorp. Participants will direct the voting of shares purchased for their plan accounts.

     The Supplementary Savings Plan of Hudson City Savings Bank is a non-qualified plan that provides additional benefits to certain participants whose benefits under the Profit Incentive Bonus Plan are limited by tax law limitations applicable to tax-qualified plans. Messrs. Hermance, Salamone and Tassillo no longer participate in this plan.

     Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all salaried employees who have at least one year of service and have attained age 21.

     Hudson City Bancorp lent this plan enough money to purchase 8,696,000 of the shares of Hudson City Bancorp Common Stock issued to investors other than Hudson City, MHC (or 3.76% of the total number of shares issued in our 1999 reorganization). The plan has purchased all 8,696,000 shares.

     Although contributions to this plan are discretionary, Hudson City Savings intends to contribute enough money each year to make the required principal and interest payments on the loan from Hudson City Bancorp. Any additional contributions are discretionary. The loan is for a term of 30 years and calls for level annual payments of principal and interest. The plan has pledged the shares it purchased as collateral for the loan and holds them in a suspense account.

     The plan released 289,867 of the pledged shares during 2004. We expect that 289,867 of the shares will be released annually in the years 2005 through 2028, and that the remaining shares will be released in 2029. The plan will allocate the shares released each year among the accounts of participants in proportion to their base salary for the year. For example, if a participant’s base salary for a year represents 1% of the total base salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

     We expect that this plan will purchase up to 4% of the shares sold in the offering, either through the exercise of subscription rights or in open market transactions after the completion of the offering using funds borrowed from us.

     ESOP Restoration Plan. The ESOP Restoration Plan of Hudson City Savings is a non-qualified plan that provides supplemental benefits to certain executives who are prevented from receiving the full benefits contemplated by the Employee Stock Ownership Plan’s benefit formula. The supplemental payments consist of payments representing shares that cannot be allocated to participants under the Employee Stock Ownership Plan due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of the Employee Stock Ownership Plan’s loan, payments representing the shares that would have been allocated if employment had continued through the full term of the loan.

     Post-Retirement Death Benefit for Senior Officers. Hudson City Savings has entered into post-retirement death benefit agreements with 103 officers at the assistant vice president level and higher. These agreements provide a death benefit to each officer’s beneficiary if the officer’s employment continues until retirement and he or she dies after retirement. The amount of the death benefit ranges from $25,000 for assistant vice presidents to $50,000 for the President or the Chairman. To finance this benefit, Hudson City Savings has purchased whole life insurance policies on the lives of these officers. This death benefit is in addition to the benefits provided under the group life insurance plan generally applicable to all employees.

     2000 Stock Option Plan. The 2000 Stock Option Plan was adopted by our Board of Directors and approved by our stockholders on January 13, 2000. The Board of Directors adopted an amendment to the Option Plan, which was subsequently approved by the Company’s stockholders on July 13, 2000. Subject to the terms of the Option Plan, employees, directors and officers of Hudson City Bancorp, Hudson City Savings and its affiliates are eligible to participate in the Option Plan. Hudson City Bancorp reserved 10,870,000 shares of Common Stock for issuance upon the exercise of stock options granted under the Option Plan. At present, no additional shares are available for the grant of options under the Option Plan.

     The committee administering the Option Plan may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. As a general matter, subject to certain restrictions set forth in the Option Plan, the administrative committee sets the terms and conditions of the stock options that it grants, including the number of shares covered by the option, the exercise price and the period during which the option is exercisable. No options granted under the Option Plan are permitted to have an exercise price that is less than the fair market value of a share of common stock on the date of grant or a term that is longer than ten years. Vesting of outstanding options accelerates in the event of retirement or a change of control of Hudson City Bancorp.

     Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, or, if and to the extent permitted by the committee, in common stock of Hudson City Bancorp already owned by the option holder or shares to be acquired by the option holder upon exercise of the option. Options may be transferred prior to exercise only to certain family members, certain non-profit organizations, and on the death of the option holder.

     The number of shares available under the Option Plan, the maximum limits on option grants to individual officers and directors and to non-employee directors in the aggregate, and the number of shares subject to outstanding options will be adjusted to reflect any merger, consolidation or business reorganization in which Hudson City Bancorp is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Hudson City Bancorp is not the surviving entity, outstanding options may be exchanged for options to purchase shares of the surviving entity or canceled upon 30 days’ written notice to the option holder so long as the option holder receives payment determined by Hudson City Bancorp’s Board of Directors to be of a value equivalent to the value of the canceled options.

     The Option Plan will be in effect until January 12, 2010 unless the Board of Directors of Hudson City Bancorp suspends or terminates the plan before then. The Board of Directors may also amend the Option Plan in whole or in part at any time.

     It is intended that options granted under the Option Plan constitute qualified performance-based compensation under section 162(m) of the Code.

     The following table provides certain information with respect to the number of stock options granted to the named executive officers during the year ended December 31, 2004.

	Option/SAR Grants in Fiscal Year 2004
					Potential Realizable
	Individual Grants				Value At Assumed Annual
		Percent of Total			Rates of Stock Price
		Options Granted to			Appreciation for Stock
	Options	Employees in Fiscal	Exercise or Base		Option Term (3)
Name	Granted(1)	2004	Price (2)	Expiration Date	5%	10%
Ronald E. Hermance, Jr.	200,000	20.2	$39.20	2/18/2014	4,930,534	12,494,941

Leonard S. Gudelski	—	—	—	—	—	—

Denis J. Salamone	100,000	10.1	$39.20	2/18/2014	2,465,267	6,247,470

John M. Tassillo	75,000	7.6	$39.20	2/18/2014	1,848,950	4,685,603

James C. Kranz	40,000	4.0	$39.20	2/18/2014	986,107	2,498,988

(1)	All options vest at a rate of 20% per year commencing January 13, 2006.

(2)	The exercise price of the options is equal to the fair market value of the underlying shares on February 19, 2004, which is the date the awards were granted.

(3)	These amounts are based on assumed appreciation rates of 5% and 10%, as prescribed by the Securities and Exchange Commission’s rules, and are not intended to forecast possible future appreciation, if any, of our stock price. The amounts have been calculated using the fair market value on the date of grant, $39.20 and a 10-year term to maturity.

     The following table provides certain information with respect to options exercised by the named executive officers during 2004 and unexercised options held by the named executive officers as of December 31, 2004.

	Aggregated Option/SAR Exercises during 2004
	and 2004 Year-End Option/SAR Values
			Number of		Value of Unexercised
			Securities Underlying		In-the-Money Options at
			Unexercised Options at Fiscal		Fiscal Year-End 2004
	Shares Acquired on	Value Realized on	Year-End 2004 (#)		($)(1)
Name	Exercise (#)	Exercise ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald E. Hermance, Jr.	14,414	466,185	559,972	528,800	16,459,023	9,551,026

Leonard S. Gudelski	40,000	1,099,700	1,960,000	—	58,569,700	—

Denis J. Salamone	—	—	128,000	228,000	3,239,040	3,239,040

John M. Tassillo	72,000	2,328,660	20,000	177,000	466,500	2,851,290

James C. Kranz	—	—	30,000	70,000	896,475	896,475

(1)	The value of outstanding unexercised in-the-money options as of December 31, 2004 was determined based upon the difference between $36.82, the closing price of our common stock as reported on the Nasdaq Stock Market on December 31, 2004, and the $6.9375, $10.925, $11.515, or $13.495, as the case may be, the exercise price of the options. As of December 31, 2004, 200,000, 100,000, 75,000 and 40,000 unexercisable options held by Mr. Hermance, Mr. Salamone, Mr. Tassillo and Mr. Kranz, respectively, were out-of-the-money based upon the difference between $36.82, the closing price of our common stock as reported on the Nasdaq Stock Market on December 31, 2004, and the $39.20 exercise price of the options. Mr. Tasillo is currently retirement-eligible. All of his stock options shown as unexercisable would become exercisable immediately upon his retirement.

     2000 Recognition and Retention Plan. The 2000 Recognition and Retention Plan, or the RRP, was adopted by our Board of Directors and approved by our stockholders on January 13, 2000. The Board of Directors adopted an amendment to the RRP, which was subsequently approved by Hudson City Bancorp’s stockholders on July 13, 2000. The RRP provides for stock awards to eligible officers, employees, and directors of Hudson City Bancorp, Hudson City Savings and their affiliates.

     Hudson City Bancorp has established a custodial account to which it contributes certain amounts of money or property as determined in the discretion of our Board of Directors. No contributions by participants will be permitted. The assets of the trust are invested primarily in the shares of our common stock that will be used to make restricted stock awards. The trust is not authorized to purchase more than 4,348,000 shares of common stock of Hudson City Bancorp.

     The administrative committee will determine at the time of the grant the number of shares of common stock subject to an award and the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award, subject to certain restrictions set forth in the RRP. Unless an award notice provides otherwise, shares will vest at a rate of 20% per year, and will accelerate in the event of death, disability, retirement or a change of control.

     As a general rule, shares of our common stock that are subject to a restricted stock award are held in trust for the benefit of the award recipient until vested and, when vested, are transferred from the trust to the award recipient. While the shares are held in the trust, the award recipient receives dividends and exercises voting rights. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

     The number of shares available under the RRP, the maximum limits on restricted stock awards to individual officers and directors and to non-employee directors in the aggregate, and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which Hudson City Bancorp is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Hudson City Bancorp is not the surviving entity, the trustee will hold any money, stock, securities or other property received in the trust fund, and adjust any award by allocating such money, stock, securities or other property to the individual eligible for the award.

     The Board of Directors of Hudson City Bancorp has the authority to suspend or terminate the RRP in whole or in part at any time by giving written notice to the administrative committee, but the RRP may not be terminated while there are outstanding awards that will vest in the future. Upon the termination of the RRP, the trustee will make distributions from the trust as directed by the administrative committee and will return any remaining assets of the trust to Hudson City Bancorp. The Board of Directors of Hudson City Bancorp has the authority to amend or revise the RRP in whole or part at any time.

Future Stock Benefit Plans

Stock Incentive Plan. We are currently considering implementing a non-tax qualified stock incentive plan for our key employees, officers and directors following the first anniversary of the completion of our second step reorganization. We expect that implementation of this plan would be conditioned on approval by our shareholders. We anticipate that this plan would provide for a base pool of 4% of the stock sold in the offering for restricted stock awards, and a supplemental pool of an additional 4% of the stock sold in the offering for restricted stock awards. We expect that any shares required for restricted stock awards would be purchased on the open market or in privately negotiated transactions following stockholder approval of the plan. Funds for necessary stock purchases would be provided by Hudson City Bancorp. We anticipate that awards under this plan would vest over a 10-year period measured from the award date and that compensation expense would be recognized over the vesting period.

     As an alternative to the supplemental pool of restricted stock awards described above, we may decide to provide for the granting of stock options under this plan in an amount representing up to 10% of the shares sold in this offering. If we do so, we expect that the plan will provide that the supplemental pool for restricted stock awards will be reduced by 4 shares for every 10 stock options granted and that the shares authorized for stock options will be reduced by 10 shares for every 4 shares of restricted stock awarded from the supplemental pool. Any shares underlying stock option grants would be authorized but unissued shares or treasury shares. Option grants would have similar vesting periods as the restricted stock awards with compensation expense recognized over the vesting period.

     While it is not our current intention to do so, Office of Thrift Supervision regulations permit us to implement a non-tax-qualified stock incentive plan during the first year after completion of our second step reorganization, subject to certain limitations. If we were to do this, the following regulatory limits would apply: the plan could not be implemented until at least 6 months after our second-step reorganization; the plan would be subject to approval by the vote of the holders of a majority of the outstanding shares of our common stock; the plan could not provide for restricted stock awards representing more than the lesser of (i) 4% of the shares sold in the offering and (ii) 4% of the total shares of our common stock outstanding minus the number of shares (split-adjusted) granted as restricted stock awards under the 2000 Recognition and Retention Plan; the plan could not provide for stock option grants for more than the lesser of (i) 10% of the shares sold in the offering and (ii) 10% of our total shares of common stock outstanding minus the number of shares (split-adjusted) granted as stock options under the 2000 Stock Option Plan; the plan could not permit the vesting of awards at a rate greater than 20% per year beginning on the date of shareholder approval of the plan or provide for accelerated vesting for events other than death, disability or change in control; no more than 25% of the restricted stock and stock option awards could be made to any one officer; no more than 5% of the restricted stock and stock option awards could be made to any one non-employee director; and no more than 30% of the restricted stock and stock option awards could be made to all non-employee directors in the aggregate.

     Compensation trends that emerge following the implementation of new stock compensation accounting rules scheduled for June 2005 may affect the ultimate design and time of implementation of our management and directors stock benefit plans.

Certain Transactions with Members of Our Board of Directors and Executive Officers

     We do not currently make loans or extend credit to members of our Board of Directors or our executive officers. However, Hudson City Savings does make residential mortgage loans to our other employees. These loans bear interest at the same rate as loans offered to non-employee borrowers minus one-eighth or one-quarter percent, depending on the type of loan selected. The mortgage loans otherwise have the same underwriting terms that apply to non-employee borrowers. We have also made residential mortgage loans to members of the immediate families of certain of our officers and directors and to James A. Klarer prior to his becoming an executive officer. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

     We retain the law firm of Dieffenbach, Witt & Birchby. John D. Birchby, a director of Hudson City Bancorp, Hudson City Savings and Hudson City, MHC, has been a partner of Dieffenbach, Witt & Birchby since 1975. We incurred charges of $                 and paid a total of $160,789 for services rendered by this firm in 2004. We also paid a total of $1,100,711 in satisfaction of amounts owed for services rendered by this firm in years prior to 2004. The firm also received $403,375 in 2004 from borrowers of Hudson City Savings to review loan documentation. We also rented 2,450 square feet of office space to Dieffenbach Witt & Birchby in 2004. During 2004, we received lease payments of $65,652.

CORPORATE GOVERNANCE

     We aspire to the highest standards of ethical conduct. In that spirit, we are committed to being a leader in corporate governance reform. In addition to our ongoing compliance with the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq Stock Market and Delaware law, we continue to strive to follow high standards of corporate governance.

Independence of Directors

     A majority of the Board of Directors are independent, as affirmatively determined by the Board consistent with the criteria established by the Nasdaq Stock Market and as required by Hudson City Bancorp’s bylaws.

     The Board has conducted an annual review of director independence. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and Hudson City Bancorp and its subsidiaries, affiliates and equity investors, including those reported under “Certain Transactions with Members of our Board of Directors and Executive Officers” above. The Board also examined transactions and relationships between directors or their affiliates and members of the senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     As a result of this review, the Board affirmatively determined that the following directors meet Hudson City Bancorp’s standard of independence: Verne S. Atwater, Michael W. Azzara, William G. Bardel, Scott A. Belair, Victoria H. Bruni, William J. Cosgrove, Andrew J. Egner, Jr., John W. Klie, Donald O. Quest and Joseph G. Sponholz. The remaining directors were not determined to be independent for the following reasons: Leonard S. Gudelski has been employed by Hudson City Bancorp within the last three years; Ronald E. Hermance, Jr. and Denis J. Salamone are currently executive officers of Hudson City Bancorp; and John D. Birchby is a partner of, and receives compensation from, a firm that provides legal services to Hudson City Savings.

Lead Independent Director

     The Board of Directors has created the position of lead independent director, whose primary responsibility is to preside over periodic executive sessions of the independent members of the Board of Directors. The lead independent director also prepares the agenda for meetings of the independent directors, serves as a liaison between the independent directors and management and outside advisors, and makes periodic reports to the Board of Directors regarding the actions and recommendations of the independent directors. The independent members of the Board of Directors have designated Donald O. Quest to serve in this position for 2005.

Director Qualifications

     Hudson City Bancorp’s Corporate Governance Guidelines contain criteria considered by the Nominating and Governance Committee in evaluating nominees for a position on its Board. All nominees, including incumbent directors, board nominees and stockholder nominees, are evaluated in the same manner. Generally, the Nominating and Governance Committee believes that directors should possess the highest personal and professional ethics and integrity and should have broad experience in positions with a high degree of responsibility, corporate board experience and the ability to commit adequate time and effort to serve as a director. Other criteria that will be considered include expertise currently desired on the Board of Directors, geography, finance or financial service industry experience and involvement in the community. The Nominating and Governance Committee also evaluates potential nominees to determine if they meet Hudson City Bancorp’s standard of independence (to ensure that at least a majority of the directors will, at all times, be independent).

     Directors of Hudson City Bancorp may not serve on the board of more than three other public companies and may not serve on the board of another unaffiliated insured depository institution, bank holding company, financial holding company or thrift holding company, other than the Federal Home Loan Bank of New York, while serving as a director of Hudson City Bancorp.

Stock Ownership Policy

     In February of 2005, we instituted stock ownership targets for our directors and senior executive officers, which we believe align the interests of our directors and senior management with those of our stockholders. Pursuant to these stock ownership targets, each outside director is expected to own an amount of our common stock equal to ten times the annual cash retainer for such director’s service and each senior executive officer is expected to own an amount of our common stock equal to three times the senior executive officer’s base salary. The Nominating and Governance Committee is authorized to adopt stock ownership guidelines for our other officers as it deems necessary or appropriate. Our directors and senior executive officers have three years to bring their stock ownership up to the target levels.

Continuing Corporate Governance Efforts

     We will continue our effort to be a leader in corporate governance. Hudson City Bancorp’s bylaws, among others things, define who may be considered an “independent” director, establish a mandatory retirement age for all directors, require the independent directors to meet periodically in executive session, and require that the responsibilities of the committees of the Board of Directors conform with the requirements of the Sarbanes-Oxley Act and related rules and regulations. In addition, Hudson City Bancorp has Corporate Governance Guidelines, which are available on our website at www.hcbk.com, and a Code of Ethics, which is available free of charge by contacting Louis J. Beierle, Hudson City Bancorp’s Investor Relations Officer, at (201) 967-8290. Further actions to enhance our corporate governance mechanisms will be taken as required by law and the exchanges upon which our shares are listed, or as otherwise deemed necessary or appropriate by the Board of Directors, with a continuing focus on high standards of corporate governance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

     The following table sets forth, as of February 28, 2005, certain information as to our common stock beneficially owned by persons owning in excess of 5% of the outstanding shares of our common stock. We know of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of our common stock as of February 28, 2005. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission and with Hudson City Bancorp pursuant to the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “–Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he has or shares, directly or indirectly, voting or investment power, or (2) of which he has the right to acquire beneficial ownership at any time within 60 days after February 28, 2005. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, each stockholder shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent (2)
Hudson City, MHC (1) West 80 Century Road Paramus, NJ 07652	122,576,600	65.85%

(1)	Based on the Schedule 13D filed by Hudson City, MHC with the Securities and Exchange Commission on August 2, 1999 and adjusted for the 100% stock dividend paid by Hudson City Bancorp on June 17, 2002.

(2)	Based on the ___total outstanding shares of Hudson City Bancorp as of February 28, 2005.

Security Ownership of Management

     The following table sets forth information about the shares of our common stock beneficially owned by each director of Hudson City Bancorp, by each named executive officer of Hudson City Bancorp identified in the Summary Compensation Table included elsewhere herein, and all directors and executive officers of Hudson City Bancorp or Hudson City Bancorp’s wholly owned subsidiary, Hudson City Savings, as a group as of February 28, 2005. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

Amount and Nature
		of Beneficial	Percent of
	Position with	Ownership	Common Stock
Name	the Company	(1)(2)(3)(4)	Outstanding (5)
Ronald E. Hermance, Jr.	Director, Chairman
of the Board,
President and Chief
	Executive Officer	1,690,552 (6)	*
Denis J. Salamone	Director, Senior
Executive Vice
President and Chief
	Operating Officer	485,546 (7)	*
Verne S. Atwater	Director	121,561	*

		Amount and Nature
		of Beneficial	Percent of
	Position with	Ownership	Common Stock
Name	the Company	(1)(2)(3)(4)	Outstanding (5)
Michael W. Azzara	Director	153,000	*
William G. Bardel	Director	96,500	*
Scott A. Belair	Director	64,200	*
John D. Birchby	Director	1,206,950 (8)	*
Victoria H. Bruni	Director	157,980	*
William J. Cosgrove	Director	160,000(9)	*
Andrew J. Egner, Jr.	Director	193,000 (10)	*
Leonard S. Gudelski	Director	2,921,279 (11)	1.53%
John W. Klie	Director	222,000 (12)	*
Donald O. Quest	Director	243,714 (13)	*
Joseph G. Sponholz	Director	158,000 (14)	*
John M. Tassillo	Executive Vice
	President and
	Treasurer	300,141	*
James C. Kranz	Senior Vice
	President and
	Investment Officer
	of Hudson City
	Savings	156,810	*
All directors and executive officers as a group (23 persons)		16,424,143	8.62%

*	Less than one percent

(1)	The figures shown include the following shares that have been allocated as of December 31, 2004 to individual accounts of participants in the Hudson City Bancorp, Inc. Employee Stock Ownership Plan (referred to as the ESOP): Mr. Hermance, 12,311 shares; Mr. Gudelski, 12,311 shares; Mr. Salamone, 4,546 shares; Mr. Tassillo, 12,311 shares; and Mr. Kranz, 12,311 shares; and all directors and executive officers as a group, 109,237 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown for each of the executive officers named in the table do not include 7,101,733 shares held in trust pursuant to the ESOP that have not been allocated as of December 31, 2004 to any individual’s account and as to which each of the executive officers named in the table share voting power with other ESOP participants. The figure shown for all directors and executive officers as a group includes such 7,101,733 shares as to which the members of Hudson City Bancorp’s Compensation Committee (as of January 1, 2005, consisting of Messrs. Azzara, Bardel and Belair and Ms. Bruni) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such committee member to be deemed a beneficial owner of such shares. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually. See “Management—Executive Officer Compensation—Employee Stock Ownership Plan.”

(2)	The figures shown include the following shares held as of December 31, 2004 in individual accounts of participants in the Profit Incentive Bonus Plan of Hudson City Savings Bank: Mr. Hermance, 107,071 shares; Mr. Kranz, 28,497 shares; and all directors and executive officers as a group, 245,438 shares. Such persons have sole voting power and sole investment power as to such shares. See “Management—Executive Officer Compensation—Savings Plans.”

(3)	The figures shown include unvested shares held in a custodial account pursuant to the RRP that have been awarded to individuals as follows: Mr. Hermance, 155,280 shares; Mr. Salamone, 95,000 shares; Mr. Azzara, 11,000 shares; Mr. Sponholz, 11,000 shares; Mr. Bardel, 8,250 shares; Mr. Belair, 8,200 shares; each other director, 22,000 shares; Mr. Tassillo, 70,000 shares; Mr. Kranz, 21,000 shares; and all directors and executive officers as a group, 719,810 shares. Such persons have sole voting power but no investment power, except in limited circumstances, as to such shares.

(4)	The figures shown include the following shares which may be acquired upon the exercise of stock options that are, or will become, exercisable within 60 days of February 28, 2005: Mr. Hermance, 839,958 shares; Mr. Gudelski, 1,927,930 shares; Mr. Salamone, 192,000 shares; Mr. Tassillo, 87,586 shares; Mr. Kranz, 60,000 shares; Mr. Atwater, 64,000 shares; Mr. Azzara, 120,000 shares; Mr. Bardel, 80,000 shares; Mr. Belair, 40,000 shares; Mr. Birchby, 40,000 shares; Ms. Bruni, 50,000 shares; Mr. Cosgrove, 40,000 shares; Mr. Egner, 20,000 shares; Mr. Klie, 80,000 shares; Dr. Quest, 88,000 shares; Mr. Sponholz, 120,000 shares; and all directors and executive officers as a group, 4,148,060 shares.

(5)	Based on the 186,364,593 total outstanding shares as of February 28, 2005 plus the number of shares which such person or group of persons has the right to acquire within 60 days after February 28, 2005.

(6)	Includes 15,000 shares as to which Mr. Hermance may be deemed to share voting and investment power.

(7)	Includes 40,000 shares as to which Mr. Salamone may be deemed to share voting and investment power.

(8)	Includes 1,143,000 shares as to which Mr. Birchby may be deemed to share voting and investment power.

(9)	Includes 50,000 shares as to which Mr. Cosgrove may be deemed to share voting and investment power.

(10)	Includes 84,000 shares as to which Mr. Egner may be deemed to share voting and investment power.

(11)	Includes 120,000 shares as to which Mr. Gudelski may be deemed to share voting and investment power.

(12)	Includes 60,000 shares as to which Mr. Klie may be deemed to share voting and investment power.

(13)	Includes 61,000 shares as to which Dr. Quest may be deemed to share voting and investment power.

(14)	Includes 2,000 shares as to which Mr. Sponholz may be deemed to share voting and investment power.

PROPOSED PURCHASES OF COMMON STOCK BY MANAGEMENT

     The following table presents, for each of our directors and executive officers: (i) the number of shares of our common stock to be received in the stock split pursuant to the split ratio at the midpoint of the offering, based upon each individual’s beneficial ownership of such shares as of February 28, 2005, (ii) the proposed purchases of shares of our common stock in the subscription offering, and (iii) the total number of shares of our common stock to be held upon consummation of the conversion and offering. We have assumed that a sufficient number of shares will be available to satisfy each individual’s subscription order. The amounts with respect to each director and executive officer include shares that may be purchased through individual retirement accounts and by associates of such individual. Collectively, our directors and executive officers and their associates are permitted by applicable regulations to purchase a total of 6,900,000 shares in the offering. Collectively, our directors and executive officers and their associates expect to purchase a total of 1,775,000 shares in the offering, representing approximately 0.42% of the total shares available for sale in the offering (assuming the midpoint of the offering range, which would result in the sale of 425,000,000 shares of our common stock being available for sale in the offering). The number of shares that our directors and executive officers expect to purchase in the offering does not include shares that may be awarded or issued in the future under any of our stock benefit plans.

		Additional			Total Shares of
		Number of Our	Proposed Purchase of		Our Common
		Shares To Be	Conversion Stock		Stock to be Held
		Received In The		Number of	Number
Name	Title	Stock Split (1)	Amount	Shares	of Shares (1)
Ronald E. Hermance, Jr.	Chairman of the
	Board, President and
	Chief Executive
	Officer	4,170,929	$6,000,000	600,000	6,461,481
Denis J. Salamone	Senior Executive
	Vice President,
	Chief Operating
	Officer and Director	1,197,939	2,000,000	200,000	1,883,485
Verne S. Atwater (2)	Director	299,915	—	—	421,476
Michael W. Azzara	Director	377,481	500,000	50,000	580,481
William G. Bardel	Director	238,084	500,000	50,000	384,584
Scott A. Belair	Director	158,394	2,000,000	200,000	422,594
John D. Birchby	Director	2,977,787	250,000	25,000	4,209,737
Victoria H. Bruni	Director	389,768	250,000	25,000	572,748
William J. Cosgrove	Director	394,752	300,000	30,000	584,752
Andrew J. Egner, Jr. (2)	Director	476,169	—	—	669,169
Leonard S. Gudelski	Director	7,207,379	1,000,000	100,000	10,228,658
John W. Klie (2)	Director	547,718	100,000	10,000	779,718
Donald O. Quest	Director	601,291	250,000	25,000	870,005
Joseph G. Sponholz	Director	389,817	1,000,000	100,000	647,817
John M. Tassillo	Executive Vice
	President and
	Treasurer	740,507	500,000	50,000	1,090,648
Thomas W. Brydon	Senior Vice President	256,512	200,000	20,000	380,481
Ronald J. Butkovich	Senior Vice President	246,720	500,000	50,000	396,720
V. Barry Corridon	Senior Vice President	539,571	500,000	50,000	808,269
James A. Klarer	Senior Vice President	205,127	200,000	20,000	308,269
James C. Kranz	Senior Vice President	386,881	500,000	50,000	593,691
Thomas E. Laird	Senior Vice President	502,608	500,000	50,000	756,324
Michael B. Lee	Senior Vice President	388,460	500,000	50,000	595,910
Veronica A. Olszewski	Senior Vice President and
	Secretary	306,431	200,000	20,000	450,633
All directors and executive officers as a group		23,000,240	$17,750,000	1,775,000	34,097,650

(1)	The number of additional shares to be received in the stock split is based on the split ratio at the midpoint of the offering. Includes stock options exercisable with 60 days of January 31, 2005 and shares allocated under the ESOP, but excludes stock options and awards that may be granted under the existing stock option plan and recognition and retention plan. The total shares of our common stock to be held upon completion of the conversion and offering include shares indicated as beneficially owned in the table under “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Management.”

(2)	Verne S. Atwater, John W. Klie and Andrew J. Egner, Jr. are expected to retire from the Board of Directors upon the completion of their respective terms.

THE CONVERSION AND STOCK OFFERING

     The Boards of Directors of each of Hudson City, MHC, Hudson City Bancorp and Hudson City Savings adopted the plan of conversion on December 16, 2004, and amended and restated the plan of conversion on February 22, 2005. The plan of conversion must also be approved by the depositors of Hudson City Savings, and by the stockholders of Hudson City Bancorp. A special meeting of the depositors will be called for this purpose, and the stockholders of Hudson City Bancorp will vote on the plan of conversion at Hudson City Bancorp’s annual meeting of stockholders. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

     Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization, which is 34.15% owned by public stockholders, to the fully stock form, which will be 100% owned by public stockholders. Hudson City, MHC, the mutual holding company parent of Hudson City Bancorp, will convert from a New Jersey state-chartered mutual holding company to a federally-chartered mutual holding company and immediately merge into Hudson City Bancorp, and Hudson City, MHC will no longer exist as a separate entity. As part of the conversion, shares of common stock of Hudson City Bancorp representing the 65.85% ownership interest of Hudson City, MHC will be offered for sale in the offering. When the conversion is completed, all of the capital stock of Hudson City Savings will continue to be owned by Hudson City Bancorp and all of the common stock of Hudson City Bancorp will be owned by public stockholders. A diagram of our corporate structure before and after the conversion is set forth in the Summary section of this prospectus.

     Under the plan of conversion, at the conclusion of the conversion and offering, a stock split of our common stock outstanding on that date will be effected and each holder of our common stock on that date, other than Hudson City, MHC, will receive additional shares of our common stock determined pursuant to a split ratio. See “—The Stock Split of Hudson City Bancorp Common Stock.”

     We intend to contribute $3.0 billion of the net proceeds of the offering to Hudson City Savings. We also intend to lend our employee stock ownership plan cash to enable the plan to buy up to 4% of the shares sold in the offering. We will retain the balance of the net proceeds. The conversion will be completed only upon completion of the issuance of at least the minimum number of shares of our common stock to be offered pursuant to the plan of conversion.

     The plan of conversion provides that we will offer shares of our common stock in the subscription offering in the order of priority listed below:

(1)	Depositors with accounts at Hudson City Savings with aggregate balances of at least $50 on June 30, 2003;

(2)	Our tax-qualified employee stock benefit plans; and

(3)	Depositors with accounts at Hudson City Savings with aggregate balances of at least $50 on [March 31, 2005].

     The shares of common stock not purchased in the subscription offering will be offered to the general public on a best efforts basis by Lehman Brothers, acting as global coordinator and sole bookrunner, and by Ryan Beck, as joint lead manager, in a syndicated offering through a syndicate of selected dealers.

     We have the right to accept or reject orders received in the syndicated offering at our sole discretion. The syndicated offering may begin concurrently with, at any time during or as soon as practicable following the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Syndicated Offering/Underwritten Public Offering.”

     We determined the number of shares of common stock to be offered in the offering based upon an independent appraisal of the estimated pro forma market value of our common stock, giving effect to the conversion, the purchase price per share and Hudson City, MHC’s 65.85% ownership interest in Hudson City Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. No commission will be charged to purchasers. The independent valuation will be updated and the final number of the shares to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of our common stock.

     The following is a brief summary of the conversion, which is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of Hudson City Savings and at the Northeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See “Where You Can Find Additional Information.”

Reasons for the Conversion

     After considering the advantages and risks of the conversion and offering, as well as applicable fiduciary duties, the Boards of Directors of Hudson City Savings, Hudson City Bancorp, and Hudson City, MHC unanimously approved the conversion and offering as being in the best interests of each such institution, their respective depositors or stockholders, as applicable, and the communities they serve.

     We believe that the conversion and offering, which will result in the raising of additional capital for us, will also result in a more active and liquid trading market for our common stock than currently exists.

     The conversion and offering are intended to provide us with substantially greater access to capital resources than is available to us under our mutual holding company structure. Funds raised in the offering will allow us to:

•	increase lending to support continued growth in our residential real estate loan portfolio;

•	open or acquire additional branch offices;

•	acquire other financial institutions or other businesses related to banking (although no specific mergers or acquisitions are currently planned); and

•	use the additional capital for other general business purposes.

     The Board of Directors of Hudson City Savings believed that, if a standard (full mutual to stock) conversion had been conducted in 1999, it would have been difficult to invest prudently the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the reorganization into the current mutual holding company structure with Hudson City, MHC. A standard conversion in 1999 also would have immediately eliminated all aspects of the mutual form of organization.

Approvals Required

     The affirmative vote of a majority of the total number of votes eligible to be cast by the depositors of Hudson City Savings at the special meeting of depositors is required to approve the plan of conversion. By their approval of the plan of conversion, the depositors of Hudson City Savings will also be approving the merger of Hudson City, MHC into Hudson City Bancorp. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at a meeting of stockholders of Hudson City Bancorp and the affirmative vote of a majority of the outstanding shares of our common stock held by the stockholders of Hudson City Bancorp, other than Hudson City, MHC, are also required to approve the plan of conversion. The plan of conversion also must be approved by the Office of Thrift Supervision.

The Stock Split of Hudson City Bancorp Common Stock

     Office of Thrift Supervision regulations provide that, in a conversion of a mutual holding company to fully stock form, the public stockholders may exchange their existing shares of common stock for shares issued in the conversion by the converted holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. In our conversion and offering, this “exchange” will be effected pursuant to a stock split of our common stock at the conclusion of the conversion. Each share of our common stock outstanding as of the date of completion of the conversion (other than shares held by Hudson City, MHC, which will be canceled as a result of the merger of Hudson City, MHC into Hudson City Bancorp) will be subject to the stock split, pursuant to which each stockholder will automatically be entitled to receive additional shares of our common stock. The number of additional shares of common stock will be determined pursuant to a split ratio which ensures that our public stockholders own the same percentage of our common stock after the conversion as they owned immediately prior to completion of the conversion, exclusive of their purchase of additional shares of our common stock in the offering and their receipt of cash in lieu of fractional shares. At December 31, 2004, there were 186,145,995 shares of our common stock outstanding, net of treasury stock, of which 63,569,395 shares were publicly held and the remaining 122,576,600 shares were held by Hudson City, MHC.

     The number of additional shares that a public stockholder will receive will be based on a split ratio which will be determined as of the date of completion of the conversion and offering and will be based on the percentage of our common stock held by the public prior to the conversion, the final independent appraisal of our common stock prepared by RP Financial and the number of shares sold in the offering. The split ratio is not dependent on the market price of our common stock. The split ratio is expected to range from approximately 2.9471 additional shares for each publicly-held share of our common stock at the minimum of the offering range to 3.9873 additional shares for each publicly-held share of our common stock at the maximum of the offering range.

     The following table shows how the split ratio and resulting number of additional shares to be issued in the stock split will adjust, assuming no option exercise, based on the number of shares issued in the offering.

Additional
					Total Shares		Shares of Our
					of Common		Common Stock
					Stock to be		that Would be
					Outstanding		Issued in Stock
	Shares to be Sold in this		Additional Shares to be		After the	Split	Split per 100
	Offering		Issued in Stock Split		Conversion(2)	Ratio	Shares
	Amount	Percent	Amount	Percent (1)
Minimum	361,250,000	65.85%	123,778,303	34.15%	548,597,698	2.9471	194
Midpoint	425,000,000	65.85%	156,839,662	34.15%	645,409,057	3.4672	246
Maximum	488,750,000	65.85%	189,901,020	34.15%	742,220,415	3.9873	298

(1)	Percent is calculated by adding 63,569,395 shares issued and outstanding to the public (excluding Hudson City, MHC) as of December 31, 2004 to the additional shares to be issued to such public stockholders in the stock split.

(2)	Includes 63,569,395 shares issued and outstanding to the public (excluding Hudson City, MHC) as of December 31, 2004.

     Options to purchase shares of our common stock which are outstanding immediately prior to the conversion will remain outstanding. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the split ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At December 31, 2004, there were outstanding options to purchase 6,994,758 shares of our common stock. If these options are exercised for authorized but unissued shares, stockholders would experience dilution of approximately 2.39% in their ownership interest in our common stock.

     Our treasury stock will also increase based on the final split ratio. In addition, our authorized common stock will further increase pursuant to the amendment to our Certificate of Incorporation that is attached as Annex B to the plan of conversion.

     The stock split will occur automatically on the date of completion of the conversion, without further action by stockholders. No fractional shares of our common stock will be issued in the stock split. For each fractional share that would otherwise be issued, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share purchase price. For example, at the midpoint shown in the preceding table a stockholder owning 100 shares of stock would receive 246 additional shares plus $7.20 in cash. There is no need for stockholders to submit their existing stock certificates. As soon as practicable after the completion of the conversion, stockholders who hold their shares in certificate form will be mailed new stock certificates representing their additional shares of our common stock and will received checks representing fractional share interests. The brokerage firm or trustee holding shares for beneficial owners will automatically adjust the holdings of those stockholders.

Effects of the Conversion

     Continuity. While the conversion is being accomplished, the normal business of Hudson City Savings of accepting deposits and making loans will continue without interruption. Hudson City Savings will continue to be a federally-chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, Hudson City Savings will continue to offer existing services to depositors, borrowers and other customers. In addition, Hudson City Bancorp will continue to be a Delaware corporation. The directors of Hudson City Bancorp and Hudson City Savings at the time of the conversion will continue to serve as directors of Hudson City Bancorp and Hudson City Savings after the conversion.

     Effect on Deposit Accounts. Under the plan of conversion, each depositor in Hudson City Savings at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No loan outstanding from Hudson City Savings will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

     Effect on Voting Rights of Members. At present, depositors of Hudson City Savings have no voting rights in Hudson City, MHC, except as provided in the plan of conversion. Upon completion of the conversion, Hudson City, MHC will cease to exist as a separate entity and depositors, in their capacity as such, will have no voting rights in Hudson City Bancorp or Hudson City Savings. Upon completion of the conversion, all voting rights in Hudson City Savings shall continue to be held and exercised exclusively by Hudson City Bancorp, as the sole stockholder of Hudson City Savings. The stockholders of Hudson City Bancorp will possess exclusive voting rights with respect to Hudson City Bancorp common stock.

     Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income taxation to the effect that the conversion will not be taxable for federal or state income tax purposes to Hudson City MHC, Hudson City Bancorp, the public stockholders of Hudson City Bancorp, members of Hudson City, MHC, eligible account holders, supplemental eligible account holders, or Hudson City Savings. See “—Tax Aspects” and “United States Federal Tax Considerations Applicable to Non-U.S. Holders of The Common Stock.”

     Effect on Liquidation Rights. Each qualifying depositor in Hudson City Savings has both a deposit account in Hudson City Savings and a pro rata ownership interest in the net worth of Hudson City, MHC based upon the balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be recognized in the unlikely event of a complete liquidation of Hudson City, MHC and Hudson City Savings. Any depositor who opens a qualifying deposit account in Hudson City Savings obtains a pro rata ownership interest in Hudson City, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Hudson City, MHC, which is lost to the extent that the balance in the account is reduced or closed.

     Consequently, depositors in a stock subsidiary savings bank of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Hudson City, MHC and Hudson City Savings are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Hudson City, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

     In the unlikely event that Hudson City Savings were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the “liquidation account” to depositors as of June 30, 2003 and March 31, 2005 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Hudson City Bancorp as the holder of Hudson City Savings’ capital stock. In connection with the establishment of the liquidation account for the benefit of depositors as of June 30, 2003 and March 31, 2005, we are terminating the liquidation account established in connection with our mutual holding company reorganization in 1999. Any depositors who continued to have an interest in our original liquidation account will have an interest in our new liquidation account on the same terms and conditions as our other depositors. See “—Liquidation Rights.”

     Effect on Existing Compensation Plans. Following the conversion, our existing 2000 Stock Option Plan and 2000 Recognition and Retention Plan will continue in accordance with their terms as then in effect. Upon completion of the conversion, the number of shares of common stock currently reserved for or held by these benefit plans will be increased based upon the split ratio. Our outstanding grants and awards will be adjusted pursuant to customary anti-dilution provisions.

Stock Pricing and Number of Shares to be Issued

     The plan of conversion requires that the purchase price of our common stock to be sold in the conversion and offering must be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We have retained RP Financial, LC, an appraisal firm experienced in appraisals of financial institutions, to make the independent valuation. RP Financial’s fees for its services in making this appraisal are estimated to be $900,000. We have agreed to indemnify RP Financial and its employees and affiliates against specified losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial’s liability results from its negligence or bad faith.

     Consistent with Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by RP Financial to be comparable to us, subject to valuation adjustments applied by RP Financial to account for differences between Hudson City Bancorp and the peer group. The peer group analysis conducted by RP Financial included a total of 12 publicly-traded financial institutions with assets of more than $1 billion and market capitalizations of at least $75 million. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.

     RP Financial prepared the independent valuation in reliance upon the information contained in this prospectus, including the consolidated financial statements. RP Financial also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions located in the northeast and other regions of the United States;

•	the aggregate size of the offering of the common stock;

•	the impact of the conversion and offering on our equity and earnings potential;

•	our proposed dividend policy; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

     RP Financial’s valuation also utilized certain assumptions as to our pro forma earnings after the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and post-offering purchases in the open market of 4% of the common stock issued in the offering by our employee stock ownership plan and of 8% of the common stock issued in the offering by a stock incentive plan to be adopted no sooner than one year following completion of the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

     Based on their valuation, RP Financial has advised us that, as of February 16, 2005, the estimated pro forma market value, of our common stock ranged from a minimum of $5.49 billion to a maximum of $7.42 billion, with a midpoint of $6.45 billion. The value of the shares to be offered in the offering is equal to the aggregate per share offering price multiplied by the 65.85% ownership interest that Hudson City, MHC has in Hudson City Bancorp. The number of shares offered will be equal to the aggregate value of the shares in the offering divided by the price per share. Our Board of Directors has decided to offer the shares for a price of $10.00 per share, which is the price per share most commonly used in offerings involving reorganizations of banking institutions and mutual holding companies. Based on the valuation range, the percentage of Hudson City Bancorp common stock owned by Hudson City, MHC and the $10.00 price per share, the minimum of the offering range is 361,250,000 shares, the midpoint of the offering range is 425,000,000 shares and the maximum of the offering range is 488,750,000 shares. RP Financial’s independent valuation will be updated before we complete our offering.

     The Board of Directors reviewed the independent valuation and, in particular, considered the following:

•	Hudson City Bancorp’s financial condition and results of operations;

•	comparison of financial performance ratios of Hudson City Bancorp to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions;

•	the historical trading price of the publicly held shares of Hudson City Bancorp common stock; and

•	comparison of Hudson City Bancorp’s pro forma pricing multiples to the pricing multiples of the peer group companies.

     All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and the Board of Directors believes that such assumptions are reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in our financial condition or the financial condition of Hudson City Savings or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of our common stock to less than $5.49 billion or more than $7.42 billion, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

     The following table presents a summary of selected pricing ratios for the peer group companies on a fully-converted basis and the resulting fully-converted pricing ratios for Hudson City Bancorp reflecting the pro forma impact of the offering. Compared to the median pricing ratios of the peer group, Hudson City Bancorp’s pro forma pricing ratios at the midpoint of the offering range indicated a premium of 44.29% on a price-to-earnings basis, a discount of 36.47% on a price-to-tangible book value basis. The estimated appraised value and the resulting premiums or discounts took into consideration the potential financial impact of the conversion and offering.

	Price to
			Tangible
		Book	Book
	Earnings	Value	Value
	Multiple[1]:	Ratio	Ratio
Hudson City Bancorp (pro forma)[2]:
Minimum	19.61x	118.76%	118.76%
Midpoint	22.22x	125.16%	125.16%
Maximum	25.00x	130.38%	130.38%
All publicly-traded thrifts as of February 16, 2005:
Average	23.62x	165.63%	183.26%
Median	18.50x	150.70%	164.80%
Valuation of peer group as of February 16, 2005[3]:
Average	14.93x	189.01%	205.91%
Median	15.40x	180.50%	197.00%

(1)	Multiples for Hudson City Bancorp are based on total pro forma outstanding shares of common stock, including all shares owned by our employee stock ownership plan whether or not allocated to participants.

(2)	Based on Hudson City Bancorp’s financial data as of and for the twelve months ended December 31, 2004.

(3)	Reflects earnings for the most recent 12-month period for which data was publicly available.

     The independent valuation prepared by RP Financial is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. RP Financial did not independently verify the consolidated financial statements and other information provided by Hudson City Bancorp, nor did RP Financial value independently the assets or liabilities of Hudson City Bancorp. The independent valuation considers Hudson City Savings as a going concern and should not be considered as an indication of the liquidation value of Hudson City Savings. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Hudson City Bancorp common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 purchase price.

     If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $7.42 billion and a corresponding increase in the offering range to more than 488,750,000 shares, or a decrease in the minimum of the valuation range to less than $5.49 billion and a corresponding decrease in the offering range to fewer than 361,250,000 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion, cancel all deposit account withdrawal authorizations and promptly return by check all funds received with interest at Hudson City Savings’ passbook savings rate of interest. Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion and offering. If a resolicitation is commenced, we will notify all subscribers, and subscribers will have the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded, all withdrawal orders will be cancelled and all funds received will be returned promptly with interest at Hudson City Savings’ passbook savings rate.

     An increase in the number of shares to be issued in the offering would decrease both a purchaser’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a purchaser’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

     We are also offering for sale to the general public in a syndicated offering through a syndicate of selected dealers any shares of our common stock not subscribed for by our depositors in the subscription offering. We may begin the syndicated offering concurrently with, or at any time following, the commencement of the subscription offering. See “—Syndicated Offering/Underwritten Public Offering.”

     Copies of the appraisal report of RP Financial, including any amendments thereto, and the detailed memorandum of RP Financial setting forth the method and assumptions for the appraisal are available for inspection at our administrative offices and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

     In accordance with the plan of conversion, non-transferable rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.” Orders will not be filled in the syndicated offering unless and until all properly submitted subscriptions are filled.

     Priority 1: Eligible Account Holders. Each Hudson City Savings depositor with aggregate deposit account balances of $50 or more on June 30, 2003 is an eligible account holder and will receive, without payment therefor, nontransferable subscription rights to purchase up to 300,000 shares of common stock, subject to the overall purchase limitations. See “– Limitations on Common Stock Purchases.”

     If there are not sufficient shares available to satisfy all subscriptions from eligible account holders, available shares will first be allocated so as to permit each subscribing eligible account holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each subscribing eligible account holder whose subscription remains unfilled in the proportion that the amount of his or her qualifying deposit bears to the total amount of qualifying deposits of all subscribing eligible account holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated among those eligible account holders whose subscriptions are not fully satisfied until all available shares have been allocated.

     To ensure proper allocation of stock, each eligible account holder must list on his or her order form all deposit accounts in which he or she had an ownership interest on June 30, 2003. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of eligible account holders who are also our directors or officers and their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in the twelve months preceding June 30, 2003.

     Priority 2: Tax-Qualified Employee Stock Benefit Plans. Our tax-qualified employee stock benefit plans, including our employee stock ownership plan, will receive, as a second priority and without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan, which is a tax-qualified employee stock benefit plan, expects to purchase up to 4% of the common stock we sell in the offering in the open market following the offering using funds borrowed from us, but may instead purchase all or a portion of the shares in the offering, pursuant to the subscription right granted to our tax-qualified employee stock benefit plan. Shares purchased by our employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the offering, including our officers, directors or employees or their associates.

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by eligible account holders and our tax-qualified employee stock benefit plans, each Hudson City Savings depositor with aggregate deposit account balances of $50 or more on [March 31, 2005], who is not an eligible account holder, will be deemed a supplemental eligible account holder and will receive, without payment therefor, nontransferable subscription rights to purchase up to 300,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” Our directors and executive officers who were first employed, appointed or elected to such position on or prior to June 30, 2003 will be deemed not to be supplemental eligible account holders.

     If there are not sufficient shares available to satisfy all subscriptions, available shares will first be allocated so as to permit each subscribing supplemental eligible account holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each subscribing supplemental eligible account holder whose subscription remains unfilled in the proportion that the amount of his or her qualifying deposit bears to the total amount of qualifying deposits of all subscribing supplemental eligible account holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more supplemental eligible account holders, the excess shall be reallocated among those supplemental eligible account holders whose subscriptions are not fully satisfied until all available shares have been allocated.

     To ensure proper allocation of common stock, each supplemental eligible account holder must list on his or her order form all deposit accounts in which he or she has an ownership interest on [March 31, 2005]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

     Persons in Non-qualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country.

Restrictions on Transfer of Subscription Rights and Shares of Common Stock

     Office of Thrift Supervision conversion regulations prohibit any person with subscription rights, including eligible account holders and supplemental eligible account holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise, prior to the completion of the conversion. These rights may be exercised only by the person to whom they are granted and only for his or her account. When entering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do. Each person placing an order in the subscription offering will be required to certify on the order form that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise.

     We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights. We will not honor orders that we believe involve the transfer of subscription rights. In addition, if you attempt to sell or otherwise transfer your subscription rights, you may be subject to criminal prosecution and/or other sanctions.

Deadline for Ordering Stock in the Subscription Offering

     The offering will expire at 11:00 a.m., Eastern Time, on ___, 2005, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. We may extend the expiration date without notice to you until ___, unless the Office of Thrift Supervision approves a later date, which will not be beyond ___. Subscription rights which have not been exercised prior to the expiration date will become void.

     We will not execute orders until at least the minimum number of shares of common stock have been issued. If at least 361,250,000 shares have not been issued within 45 days after the expiration date and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at Hudson City Savings’ passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the expiration date is granted by the Office of Thrift Supervision, we will notify each person who subscribed for common stock indicating that each person who subscribed for common stock may increase, decrease, or rescind their subscription within the time remaining in the extension period.

     The conversion must be completed by May 27, 2007, which is two years after the special meeting of depositors of Hudson City Savings to vote on the conversion.

     We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel all deposit account withdrawal orders and return all funds submitted, plus interest at Hudson City Savings’ passbook savings rate from the date of receipt.

Syndicated Offering/Underwritten Public Offering

     The plan of conversion provides that shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a syndicated offering through a syndicate of selected dealers. Lehman Brothers will act as global coordinator and sole bookrunner and Ryan Beck will act as joint lead manager for the syndicated offering, and each firm will assist us in selling our common stock in the syndicated offering on a best efforts basis. Alternatively, we may sell any remaining shares in an underwritten public offering. None of Lehman Brothers, Ryan Beck or any other member of the syndicate group is required to purchase any shares of the common stock in the syndicated offering. The syndicated offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision.

     The opportunity to purchase shares of common stock in the syndicated offering or underwritten public offering is subject to our right, in our sole discretion, to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

     Purchasers in the syndicated offering are eligible to purchase up to 300,000 shares of common stock, subject to the overall maximum purchase limitations. See “—Limitations on Common Stock Purchases.” We may begin the syndicated offering or underwritten public offering concurrently with, or at any time following the commencement of, the subscription offering.

     The syndicated offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts underwriting. Generally, under those rules, members of the syndicate group, will deposit any funds they receive from interested investors prior to closing into a separate non-interest bearing account. If and when all the conditions for the closing are met, funds for shares of common stock sold by the syndicate group in the syndicated offering, less fees and commissions payable by us, will be promptly delivered to us. If the offering closes, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing, without interest. If the offering does not close, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. Order forms will not be used.

Other Purchase Arrangements

     If we are unable to find purchasers from the general public for unsubscribed shares up to the minimum of the offering range, we may make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed purchases discussed under “Proposed Purchases of Common Stock by Management,” although no such additional purchases are currently planned. If other purchase arrangements cannot be made, we may do any of the following: terminate the offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Common Stock Purchases

     The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased during the offering:

•	You may not purchase fewer than 25 shares.

•	You may not purchase more than 300,000 shares of common stock. If you are purchasing shares in the subscription offering, this limit applies to you together with any persons with whom you are exercising subscription rights through a single qualifying deposit account held jointly.

•	Our tax-qualified employee stock benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares issued in the offering.

•	You, together with your associates or persons acting in concert with you, may not purchase more than 600,000 shares in all categories of the offering combined, including the syndicated offering. More information on the meaning of “associate” and “acting in concert” is provided below.

•	Current stockholders of Hudson City Bancorp are subject to an additional ownership limitation. As previously described, current stockholders will receive additional shares of our common stock in a stock split. The number of shares that a stockholder may purchase in the offering, individually and together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates and persons acting in concert with him or her will own after the stock split, may not exceed 5% of the total shares of our common stock to be issued and outstanding at the completion of the conversion and offering. However, current stockholders will not have to sell any of our common stock or be limited in receiving shares in the stock split even if their ownership of our common stock after the stock split would exceed an applicable purchase limitation.

•	The maximum number of shares of common stock that may be purchased in the offering by our officers and directors and their associates, in the aggregate, may not exceed 25% of the total number of shares sold in the offering.

     Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of the members of Hudson City, MHC, may decrease or increase the purchase and ownership limitations, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the total shares sold in the offering. If a purchase limitation is increased, we will resolicit subscribers in the subscription offering who ordered the maximum amount to determine if they wish to increase their subscriptions up to the then-applicable limit. If the maximum purchase limitation is increased to 5% of the total shares sold in the offering, we may, with the approval of the Office of Thrift Supervision, allow persons who have subscribed for or ordered 5% of the total shares sold in the offering to purchase between 5% and 10% of that total number of shares, as long as the aggregate amount that such persons purchase does not exceed 10% of the total shares sold in the offering. Requests to purchase additional shares of our common stock in the event the purchase limitation is so increased will be accepted by us in our sole discretion.

     Our employee stock ownership plan may elect to fill part or all of its stock order in the open market, after completion of the offering, whether or not its entire order could be filled in the subscription offering.

     You will not be allowed to purchase any stock if that purchase would be illegal under any federal or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers. We and/or our representatives may ask for an acceptable legal opinion from you regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

     We have the right to reject your order if we believe your representations are untrue or if we believe you are violating, circumventing or intend to violate, evade or circumvent the terms and conditions of the plan of conversion, either alone or acting in concert with others.

     The term “associate” means:

•	any corporation or organization, other than Hudson City, MHC, Hudson City Bancorp, Hudson City Savings or a majority-owned subsidiary of Hudson City Savings or Hudson City Bancorp, of which you are a senior officer or partner or are directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

•	any trust or other estate in which you have a substantial beneficial interest or serve as a trustee or in a similar fiduciary capacity, but excluding (1) any employee stock benefit plan in which you have a substantial beneficial interest or serve as trustee or in a similar fiduciary capacity, and (2) any other person who has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity for any such employee stock benefit plan, solely as a result of having such interest or serving in such capacity; and

•	your spouse or a relative of you or your spouse, who either has the same home as you or who is a director or officer of Hudson City Bancorp or Hudson City Savings or any of the subsidiaries of Hudson City Bancorp or Hudson City Savings.

     The term “acting in concert” means:

•	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

•	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     Any persons or companies having the same address on an account or order form are considered to be acting in concert. A person or company which acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated, and participants or beneficiaries of the employee stock benefit plan will not be deemed to be acting in concert solely as a result of their common interest as participants or beneficiaries. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights. We have the right, in our sole discretion, to determine whether prospective purchasers are associates or acting in concert. Our directors, officers and employees are not treated as associates of each other solely because of their capacity as such.

     Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Hudson City Bancorp or Hudson City Savings and except as described below. Any purchases made by any associate of Hudson City Bancorp or Hudson City Savings for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under NASD guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of the common stock in the offering. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Restrictions on Transfer of Subscription Rights and Shares of Common Stock” and “Restrictions on Acquisition of Hudson City Bancorp and Hudson City Savings.”

Procedure for Purchasing Shares in the Subscription Offering

     Delivery of Prospectus. To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Order forms will be distributed only if accompanied or preceded by a prospectus. We will make reasonable attempts to provide a prospectus and offering materials to all holders of subscription rights. The subscription offering and all subscription rights will expire at 11:00 a.m., Eastern Time on ___, 2005, however, whether or not we have been able to locate each person entitled to subscription rights.

     Use of Order Forms. In order to purchase shares of common stock in the subscription offering, you must complete an order form and remit payment. Incomplete order forms or order forms that are not signed are not required to be accepted. We will not be required to accept orders submitted on photocopied or facsimiled order forms. If an order form is not delivered to a subscriber and is returned to us by the U.S. Postal Service or we are unable to locate the addressee, or is not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified. All order forms must be received by our Stock Information Center (not postmarked) prior to 11:00 a.m., Eastern Time, on ___, 2005. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock Information Center, or by overnight delivery to the indicated address on the back of the order form. Order forms may not be delivered to branches or other offices of Hudson City Savings. Once tendered, an order form cannot be modified or revoked. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

     By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by Hudson City Savings or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

•	personal check, bank check or money order, made directly payable to Hudson City Bancorp, Inc.; or

•	authorization of withdrawal from the types of Hudson City Savings deposit accounts designated on the order form.

     Appropriate means for authorizing withdrawals from deposit accounts at Hudson City Savings are outlined in the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor for any reason. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificates of deposit will not apply to withdrawals authorized for the purchase of shares of common stock in the offering; however, if a withdrawal results in a certificate of deposit with a balance less than the applicable minimum balance requirement, the certificate will be cancelled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook savings rate subsequent to the withdrawal. In the case of payments made by check or money order, these funds must be available in the account(s) and will be cashed upon receipt and placed in a segregated escrow account at Hudson City Savings and interest will be paid at the passbook savings rate from the date payment is received until completion or termination of the offering. Cash, wire transfers and third party checks and Hudson City Savings line of credit checks may not be remitted as payment for your purchase. Once we receive your executed order form, it may not be modified, amended or rescinded unless the offering is not completed by the expiration date.

     Regulations prohibit Hudson City Savings from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

     Using IRA Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock in the offering, you must do so through a self-directed individual retirement account. Hudson City Savings, by law, cannot maintain self-directed individual retirement accounts. Therefore, if you wish to use some or all of the funds that are currently in a Hudson City Savings individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account before your order is placed. There will be no early withdrawal or Internal Revenue Service interest penalties for these properly executed transfers. Depositors interested in using funds in an individual retirement account or any other retirement account at Hudson City Savings or elsewhere to purchase common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on timing constraints and limitations imposed by the institutions where the funds are currently held. We cannot guarantee that you will be able to use retirement funds held with Hudson City Savings or elsewhere toward this purchase.

     Delivery of Stock Certificates. Certificates representing shares of common stock issued in the subscription offering and checks representing any applicable refund and/or interest paid on subscriptions made by check or money order or bank draft will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the new shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading. If you are currently a Hudson City Bancorp stockholder, see “—The Stock Split of Hudson City Bancorp Common Stock.”

     Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.

Stock Information Center

     If you have any questions regarding the offering or the conversion, please call our Stock Information Center, at ______, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is closed on weekends and bank holidays. The Stock Information Center is located at our executive offices, West 80 Century Road, Paramus, New Jersey. Our branch offices will not have offering material and cannot accept completed orders forms or proxy cards.

Plan of Distribution; Selling Agent Compensation

Subscription Offering

     Offering materials have been distributed by mail to those with subscription rights at the last known address on our records. Subscription rights expire whether or not eligible subscribers can be located.

     Under the terms of an agency agreement, which is filed as an exhibit to the registration statement relating to this prospectus, we have retained Ryan Beck to assist us with the subscription offering. The agency agreement provides that Ryan Beck will to assist us on a best efforts basis in the marketing of our common stock in the subscription offering, including by:

•	acting as our financial advisor for the subscription offering;

•	providing administrative services and managing the Stock Information Center; and

•	targeting our sales efforts, including assisting in the preparation of marketing materials and soliciting orders for common stock.

     For these services, Ryan Beck will receive a management fee of $200,000 and a marketing fee equal to the lesser of 1.0% of the dollar amount of common stock sold in the subscription offering and $15,000,000. No marketing fee will be payable to Ryan Beck with respect to shares purchased in the subscription offering by officers, directors and employees, the immediate families of such officers, directors or employees or employee benefit plans.

     The following table shows the estimated fees and commissions to be paid by us to Ryan Beck in the subscription offering, both on a per share basis and on an aggregate basis, assuming (1) that 150 million shares of common stock are sold in the subscription offering and between 211.25 million and 338.75 million shares are sold in the syndicated offering and (2) that our officers, directors, employees and their immediate families purchase 1.775 million shares in the subscription offering and our employee benefit plans do not purchase any shares in the subscription offering. We are unable to determine the exact fees and commissions because these amounts will depend on the allocation of the shares sold in the subscription offering and in the syndicated offering, among other factors. See “Pro Forma Data.”

	Per Share	Total
Management fee	NA	200,000

Marketing fee	$0.10	14,822,500

Solicitation by Directors, Officers and Employees

     Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other of our regular, full-time employees may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. These employees have been instructed not to solicit offers for purchases of common stock or provide advice regarding the purchase of common stock. No offers or sales may be made by tellers or at the teller counters. All sales activity will be apart from the area accessible to the general public. We will rely on Rule 3a4-1 under the Exchange Act, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Syndicated Offering

     General. The agency agreement provides that Lehman Brothers and Ryan Beck will assist us in the marketing of our common stock in the syndicated offering, including by managing a syndicate of selected dealers to offer the common stock in the syndicated offering. Lehman Brothers will serve as global coordinator and sole bookrunner, and Ryan Beck will act as joint lead manager, for the syndicated offering. The syndicated offering is being made on a “best efforts” basis, and accordingly none of Lehman Brothers, Ryan Beck or any other member of the syndicate group is required to purchase any shares of the common stock in the syndicated offering.

     In connection with the syndicated offering, we will pay Lehman Brothers and Ryan Beck an aggregate management fee equal to 1.0% of the dollar amount of the total shares sold in the syndicated offering. In addition, we will pay to the syndicate group, which will include Lehman Brothers and Ryan Beck, a sales concession equal to 3.0% of the aggregate dollar amount of the shares sold in the syndicated offering. The members of the syndicate group will allow a concession not in excess of $______ per share to other members of the syndicate group. The members of the syndicate group may allow, and the other dealers may reallow, a discount not in excess of $______ per share to other dealers.

     In the event that we sell common stock in an underwritten public offering, we have agreed that Lehman Brothers will serve as global coordinator and sole bookrunner and Ryan Beck will act as joint lead manager for the offering. We will pay “standby” underwriters (which would include Lehman Brothers and Ryan Beck) that sell shares of our common stock in such offering a “stand-by” fee, to be negotiated by us prior to such an offering, which shall not exceed 4.0% of the aggregate dollar amount of the shares sold in such an offering. If we determine to sell stock in an underwritten public offering, the terms of such offering, including the names of the underwriters participating in such offering, will be described in a supplement to this prospectus.

     The following table shows the estimated fees and commissions to be paid by us to Lehman Brothers, Ryan Beck and the other members of the syndicate group in the syndicated offering, both on a per share basis and on an aggregate basis, assuming that 150 million shares of common stock are sold in the subscription offering and between 211.25 million and 338.75 million shares are sold in the syndicated offering. We are unable to determine the exact fees and commissions because these amounts will depend on the allocation of the shares sold in the subscription offering and in the syndicated offering, among other factors. See “Pro Forma Data.”

	Total
			Midpoint of the	Maximum of the
		Minimum of the	Offering Range	Offering Range
		Offering Range	(275,000,000	(338,750,000
		(211,250,000 shares	shares sold in	shares sold in
		sold in syndicated	syndicated	syndicated
	Per Share	offering)	offering)	offering)
Management fee to Lehman Brothers	$0.10	21,125,000	27,500,000	33,875,000
and Ryan Beck

Sales concession to syndicate group	$0.30	63,375,000	82,500,000	101,625,000

     We estimate that the expenses of the offering, not including the fees and commissions described above or under “—Subscription Offering,” will be approximately $8.6 million. These expenses will be payable by us.

     Indemnification. We have agreed to indemnify Lehman Brothers and Ryan Beck, as well as the other members of the syndicate group, against liabilities and expenses relating to the offering, including liabilities under the Securities Act of 1933, or to contribute to payments that Lehman Brothers, Ryan Beck and such other members of the syndicate group may be required to make for these liabilities.

     Lock-up Agreements. We and our directors and officers will agree under lock-up agreements not to directly or indirectly offer, sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for our common stock without the prior written consent of Lehman Brothers and Ryan Beck for a period commencing on the date of this prospectus and continuing until 90 days after the completion of the offering.

     Electronic Distribution. A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Lehman Brothers, Ryan Beck or one or more other members of the syndicate group, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate group member, prospective investors may be allowed to place orders online. The members of the syndicate group may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

     Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate group is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Lehman Brothers, Ryan Beck or any other member of the syndicate group in its capacity as selling agent or syndicate group member and should not be relied upon by investors.

     Offers and Sales in Canada. This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of shares in Canada or any province or territory thereof. Any offer or sale of shares in Canada will be made only under an exemption from the requirements to file a prospectus with the relevant Canadian securities regulators and only by a dealer properly registered under applicable provincial securities laws or, alternatively, pursuant to an exemption from the dealer registration requirement in the relevant province or territory of Canada in which such offer or sale is made.

     Stamp Taxes. Purchasers of our common stock in the syndicated offering or any underwritten public offering may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover of this prospectus. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

     Relationships. Lehman Brothers, Ryan Beck, some of the other members of the syndicate group and their respective affiliates have performed investment banking and financial advisory services for us for which they have received customary fees and reimbursements of expenses and may in the future provide additional services for which it is anticipated they will receive compensation.

Certain Restrictions on Purchase or Transfer of Our Shares After Conversion

     All shares of common stock purchased in the offering by our directors or executive officers generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Shares purchased by these persons after the conversion will be free of this restriction. Each certificate for shares purchased by such persons in the offering will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the shares purchased by such persons in the offering will be similarly restricted. Our directors and executive officers also will be restricted by the insider trading rules promulgated pursuant to the Exchange Act.

     Purchases of shares of our common stock by our directors and executive officers and their associates during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock pursuant to our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any recognition and retention plans or restricted stock plans.

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be sold in the offering. This registration does not cover the resale of such shares. Shares of common stock purchased by persons who are not affiliates of Hudson City Bancorp may be resold without registration. Shares purchased by affiliates of Hudson City Bancorp will be subject to resale restrictions under Rule 144 of the Securities Act of 1933. If we meet the current public information requirements of Rule 144, each of our affiliates who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of

1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future to permit our affiliates to register their shares for sale under the Securities Act of 1933 under certain circumstances.

Liquidation Rights

     In the unlikely event of a complete liquidation of Hudson City, MHC in its present mutual form, each depositor of Hudson City Savings would receive a pro rata share of any assets of Hudson City, MHC remaining after payment of claims of all creditors. Each depositor’s pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in Hudson City Savings at the time of liquidation. After the conversion and offering, each depositor, in the event of a complete liquidation of Hudson City Savings, would have a claim as a creditor of the same general priority as the claims of all other general creditors of Hudson City Savings. However, except as described below, each claim would be solely in the amount of the balance in the deposit account(s) plus accrued interest. The depositor would not have an interest in the value or assets of Hudson City Savings or Hudson City Bancorp above that amount.

     The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to Hudson City Savings’ total stockholders’ equity as reflected in our latest statement of financial condition contained in this prospectus. The liquidation account will be established and maintained by Hudson City Bancorp. In the unlikely event of a complete liquidation of Hudson City Savings after the completion of the conversion at a time when Hudson City Savings has a positive net worth (and only in such event), each eligible account holder and supplemental eligible account holder, if he or she were to continue to maintain his or her deposit account at Hudson City Savings, would be entitled to an interest in the liquidation account prior to any payment to the stockholders of Hudson City Bancorp. Each eligible account holder and supplemental eligible account holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in Hudson City Savings at the close of business on June 30, 2003 or March 31, 2005, as the case may be. Each eligible account holder and supplemental eligible account holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on June 30, 2003, or March 31, 2005, as the case may be, bore to the balance of all deposit accounts in Hudson City Savings on such date.

     If, however, on any December 31 annual closing date of Hudson City Savings, commencing December 31, 2005, the amount in any deposit account is less than the amount that was in such deposit account on June 30, 2003 or March 31, 2005, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account.

     In the unlikely event of a complete liquidation of Hudson City Savings and Hudson City Bancorp does not have sufficient assets (other than the stock of Hudson City Savings) to fund the obligation under the liquidation account, Hudson City Savings will fund the remaining obligation as if Hudson City Savings had established the liquidation account rather than Hudson City Bancorp. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to us as the sole stockholder of Hudson City Savings.

     Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution, except to the extent otherwise approved by the Office of Thrift Supervision.

Accounting Consequences

     The conversion will be accounted for at historical cost in accordance with accounting principles generally accepted in the United States. Accordingly, the carrying value of the assets, liabilities, and capital will be unaffected by the conversion and offering and will be reflected in our consolidated financial statements based on their historical amounts.

Tax Aspects

     Completion of the conversion is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal income tax laws and New Jersey and New York income tax laws, to the effect that no gain or loss will be recognized by, and no amount will be income of, us or depositors receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued, as a result of the conversion. We believe that the tax opinions summarized below address all material federal and state income tax consequences that are generally applicable to the primary parties and the persons receiving subscription rights.

     Thacher Proffitt & Wood llp has issued an opinion to us to the effect that, for federal income tax purposes:

(1)	the conversion of Hudson City, MHC from a New Jersey chartered mutual holding company to a federally-chartered mutual holding company will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Hudson City Bancorp or Hudson City, MHC by reason of such conversion;

(2)	the merger of Hudson City, MHC into Hudson City Bancorp, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Hudson City Bancorp, Hudson City, MHC, or Hudson City Savings by reason of such merger;

(3)	no gain or loss will be recognized by the current stockholders of Hudson City Bancorp upon the receipt of shares of common stock of Hudson City Bancorp pursuant to the stock split, except to the extent of any cash received in lieu of a fractional share interest in Hudson City Bancorp;

(4)	the aggregate tax basis of the shares of Hudson City Bancorp common stock to be received by the current stockholders of Hudson City Bancorp in the stock split will be equal to the aggregate tax basis of Hudson City Bancorp common stock held immediately before the stock split, reduced by the basis allocable to a fractional share interest in Hudson City Bancorp for which cash is received;

(5)	the holding period of the shares of Hudson City Bancorp common stock to be received by the current stockholders of Hudson City Bancorp in the stock split will include the holding period of the shares of Hudson City Bancorp common stock held immediately before the stock split, provided that Hudson City Bancorp common stock was held as a capital asset on the date of the stock split;

(6)	a holder of shares of Hudson City Bancorp who receives cash in lieu of a fractional share of Hudson City Bancorp common stock in the stock split will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of Hudson City Bancorp allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the stock split, and will be long-term capital gain or loss if such holder’s holding period in the shares of Hudson City Bancorp common stock is more than one year on the date of the stock split;

     KPMG llp has issued an opinion to us to the effect that, for both New Jersey State and New York State income tax purposes, and assuming that the federal income tax consequences described above are correct in all material respects,:

(1)	the conversion of Hudson City, MHC from a New Jersey chartered mutual holding company to a federally-chartered mutual holding company should qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss should be recognized by Hudson City Bancorp or Hudson City, MHC by reason of such conversion;

(2)	the merger of Hudson City, MHC into Hudson City Bancorp, should qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss should be recognized by Hudson City Bancorp, Hudson City, MHC, or Hudson City Savings by reason of such merger;

(3)	no gain or loss should be recognized by the current stockholders of Hudson City Bancorp upon the receipt of shares of common stock of Hudson City Bancorp pursuant to the stock split, except to the extent of any cash received in lieu of a fractional share interest in Hudson City Bancorp;

(4)	the aggregate tax basis of the shares of Hudson City Bancorp common stock held by the current stockholders of Hudson City Bancorp after the stock split should be equal to the aggregate tax basis of Hudson City Bancorp common stock held immediately before the stock split, reduced by the basis allocable to a fractional share interest in Hudson City Bancorp for which cash is received;

(5)	the holding period of the shares of Hudson City Bancorp common stock to be received by the current stockholders of Hudson City Bancorp in the stock split should include the holding period of the shares of Hudson City Bancorp common stock held immediately before the stock split, provided that Hudson City Bancorp common stock was held as a capital asset on the date of the stock split;

(6)	a holder of shares of Hudson City Bancorp who receives cash in lieu of a fractional share of Hudson City Bancorp common stock in the stock split should recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of Hudson City Bancorp allocable to the fractional share; such gain or loss should be capital gain or loss if such shares were held as a capital asset as of the date of the stock split, and should be long-term capital gain or loss if such holder’s holding period in the shares of Hudson City Bancorp common stock is more than one year on the date of the stock split;

(7)	no gain or loss should be recognized by Hudson City Bancorp upon the sale of shares of common stock in the offering;

(8)	no gain or loss should be recognized by members of Hudson City, MHC upon the issuance to them of interests in the liquidation account in Hudson City Bancorp pursuant to the merger of Hudson City, MHC into Hudson City Bancorp;

(9)	it is more likely than not that the fair market value of the nontransferable subscription rights to purchase shares of common stock of Hudson City Bancorp to be issued to eligible account holders and supplemental eligible account holders is zero and accordingly, that no income will be recognized by eligible account holders and supplemental eligible account holders upon the issuance to them of subscription rights or upon the exercise of the subscription rights;

(10)	it is more likely than not that the tax basis to the holders of shares of Hudson City Bancorp common stock purchased in the offering pursuant to the exercise of subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of the completion of the offerings; and

(11)	the holding period for shares of common stock of Hudson City Bancorp purchased in the syndicated offering should begin on the day after the date of purchase.

     Unlike private rulings, an opinion is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding. If the IRS determines that the tax effects of the transactions contemplated by the plan of conversion are to be treated differently from those presented in the opinion, we may be subject to adverse tax consequences as a result of the conversion.

United States Federal Tax Considerations Applicable To Non-U.S. Holders Of The Common Stock

     The following discusses the material United States federal income and estate tax consequences of the ownership and disposition of common stock applicable to Non-U.S. Holders who are beneficial owners of Hudson City Bancorp common stock and who acquire and own such common stock as a capital asset within the meaning of section 1221 of the Code. A “Non-U.S. Holder” is a holder of common stock other than (i) an individual citizen or resident of the United States, (ii) a corporation, or an entity treated as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

     The following discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder’s tax position. For example, the discussion does not address United States federal income and estate tax rules applicable to any person who holds common stock through entities treated as partnerships for United States federal income tax purposes or who hold common stock through entities which are disregarded for United States federal income tax purposes. The discussion does not address any tax consequences arising under the laws of any state, local or tax jurisdiction outside the United States. Further, the discussion does not consider Non-U.S. Holders to whom special tax rules may apply (including controlled foreign corporations, passive foreign investment companies, banks or other financial institutions, insurance companies, dealers in securities or foreign currencies, common trust funds, holders who hold common stock as part of a “straddle,” “hedge,” or conversion transaction, tax-exempt organizations and United States expatriates).

     The following discussion is based on provisions of the Code, United State Treasury regulations, IRS rulings and pronouncements, and judicial interpretations as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any change could affect the continuing validity of this discussion. We have not sought any ruling from the IRS or an opinion of counsel with respect to the federal tax consequences discussed below and there can be no assurance that the IRS or a court will not take a position contrary to the federal tax consequences discussed herein or that any such contrary position taken by the IRS or a court would not be sustained.

     The description set forth below is included for general information only and may not be applicable to a prospective Non-U.S. Holder’s particular situation. Prospective Non-U.S. Holders are urged to consult their own tax advisor with respect to the United States Federal tax consequences of owning and disposing of common stock, as well as any tax consequences that may arise under the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

     For purposes of the following discussion, dividends and gain on the sale or other disposition of common stock will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct of a United States trade or business and (ii) in the case of a treaty resident, attributable to a permanent establishment in the United States.

Dividends

     Distributions on our common stock will constitute dividends for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes.

     In general, dividends paid to a Non-U.S. Holder that do not constitute U.S. trade or business income will be subject to withholding of United States federal income tax at a 30% rate unless such rate is reduced by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an income tax treaty, a Non-U.S. Holder generally will be required to provide a properly completed and executed IRS Form W-8BEN (or successor form) to us or our paying agent, or similar appropriate documentation or substitute form, certifying the Non-U.S. Holder’s entitlement to benefits under an applicable income tax treaty. A Non-U.S. Holder that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty generally may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

     Dividends that do constitute U.S. trade or business income generally will not be subject to withholding of United States federal income tax if the Non-U.S. Holder provides a properly completed and executed IRS Form W-8ECI (or successor form) to us or our paying agent, or similar appropriate documentation or substitute form, certifying that the dividends are U.S. trade or business income. Instead, dividends that are U.S. trade or business income generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates. Any dividends that constitute U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Sale or Other Disposition

     A Non-U.S. Holder generally will not be subject to United States federal income tax on the sale or other disposition of common stock unless:

(i)	such gain is U.S. trade or business income, in which case the Non-U.S. Holder would be taxed on the net gain derived from the sale or other disposition under the regular graduated United States federal income tax rates (in addition, a Non-U.S. Holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty);

(ii)	the Non-U.S. Holder is a non-resident alien individual who holds the common stock as a capital asset is present in the United States for 183 days or more during the taxable year of the disposition, and certain other conditions are present, in which case such Non-U.S. Holder generally will be subject to a flat 30% tax on the gain derived from the sale or other disposition of the common stock; or

(iii)	Hudson City Bancorp has been a “United States real property holding corporation” within the meaning of section 897(c) (2) of the Code.

     Hudson City Bancorp believes that it has not been, is not currently, and is not likely to become in the future, a “United States real property holding corporation” within the meaning of section 897(c) (2) of the Code.

Federal Estate Tax

     Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States for United States federal tax purposes at the time of death (or common stock previously held by such an individual who transferred such stock subject to certain retained rights or powers) will be included in such individual’s gross estate for United States federal estate tax purpose and may be subject to U.S. federal estate tax, unless otherwise provided by an applicable estate tax treaty.

Information Reporting and Backup Withholding

     In general, backup withholding will not apply to dividends on common stock paid by us or our paying agent, in its capacity as such, to a Non-U.S. Holder if the holder has provided the required certification that it is not a United States person and neither we nor our paying agent has actual knowledge or reason to know that the holder is a United States person. If a Non-U.S. Holder fails to provide the required certification, dividends on common stock may be subject to backup withholding in certain circumstances. Nevertheless, Hudson City Bancorp must report annually to the IRS and to each Non-U.S. Holder any dividend income that is subject to withholding, or that is exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

     In general, backup withholding and information reporting will not apply to the proceeds from the disposition of common stock paid to a Non-U.S. Holder if the holder has provided the required certification that it is not a United States person and neither the broker nor other paying agent has actual knowledge or reason to know that the holder is a United States person. lf a Non-U.S. Holder fails to provide the required certification proceeds from the disposition of common stock may be subject to backup withholding and information reporting in certain circumstances.

     The backup withholding rate is currently 28%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability provided the requisite procedures are followed.

Interpretation, Amendment And Termination

     All interpretations of the plan of conversion by our Board of Directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the Board of Directors, the plan of conversion may be substantively amended by a majority vote of the Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of definitive proxy materials to members of Hudson City, MHC and stockholders of Hudson City Bancorp. Amendment of the plan of conversion thereafter requires the concurrence of the Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the Board of Directors at any time prior to the date of the special meeting of members of Hudson City, MHC and the annual meeting of stockholders of Hudson City Bancorp, and may be terminated at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion shall be terminated if the conversion and offering is not completed within 24 months from the date on which the members of Hudson City, MHC approve the plan of conversion, and may not be further extended by us or the Office of Thrift Supervision.

RESTRICTIONS ON ACQUISITION OF HUDSON CITY BANCORP
AND HUDSON CITY SAVINGS

General

     The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Hudson City Bancorp, Hudson City Savings or shares of their respective capital stock are described below. Also discussed are certain provisions in our Certificate of Incorporation and Bylaws which may be deemed to affect the ability of a person, firm or entity to acquire us.

Hudson City Bancorp’s Certificate of Incorporation and Bylaws

     Our Certificate of Incorporation and Bylaws contain a number of provisions, relating to corporate governance and certain rights of stockholders, that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, such provisions will also render the removal of our Board of Directors or management more difficult.

     The following description is necessarily general and qualified by reference to our Certificate of Incorporation and Bylaws. See “Where You Can Find Additional Information” as to how to obtain a copy of these documents.

     Limitation on Voting Rights. Our Certificate of Incorporation provides that any person who beneficially owns more than 10% of the outstanding common stock shall be allowed only one one-hundredth (1/100) of a vote with respect to each share held in excess of such 10% limit. Beneficial ownership of shares includes shares beneficially owned by such person or any of its affiliates, shares which such person or its affiliates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and its affiliates have or share investment or voting power, but shall not include shares beneficially owned by our employee stock ownership plan or shares that are subject to a revocable proxy and that are not otherwise beneficially owned or deemed by us to be beneficially owned by such person and its affiliates. This restriction on voting may only be amended by approval of the Board of Directors and the affirmative vote of the holders of a majority of the outstanding shares of capital stock who are eligible to vote on such matters.

     Classified Board; Power of Directors to Fill Vacancies. Our Board of Directors is required by the Certificate of Incorporation and Bylaws to be divided into three classes which are as equal in size as is possible. One of the three classes of directors is required to be elected annually by our stockholders for a three-year term. A classified board promotes continuity and stability of our management but makes it more difficult for stockholders to change a majority of the Board of Directors because it generally takes at least two annual elections of directors for this to occur. In addition, any vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by the directors then in office.

     Removal of Directors. Our Certificate of Incorporation provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and upon the affirmative vote of at least 80% of the outstanding shares of voting stock. In the absence of these provisions, the vote of the holders of a majority of our shares could remove the entire Board of Directors, with or without cause, and replace it with persons of such holders’ choice.

     Votes of Stockholders. Our Certificate of Incorporation provides that there will not be cumulative voting of stockholders for the election of our directors. In addition, our Certificate of Incorporation also provides that any action required or permitted to be taken by our stockholders may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

     Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of preferred stock and common stock. Our board may authorize the issuance of one or more series of preferred stock without stockholder approval. See “Description of Capital Stock of Hudson City Bancorp.” These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

     Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. Our Certificate of Incorporation requires the approval of the holders of at least 80% of our outstanding shares of voting stock, together with the affirmative vote of at least 50% of the outstanding shares of voting stock not beneficially owned by an “Interested Stockholder” (defined below) to approve certain “Business Combinations” and related transactions. Under Delaware law, absent this provision, Business Combinations, which include mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of common stock and any other affected class of stock.

     The vote of the holders of at least 80% of our shares is required in connection with any transaction involving an Interested Stockholder except (1) in cases where the proposed transaction has been approved in advance by a majority of those members of our Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (2) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient.

     The term “Interested Stockholder” is defined to include any individual, corporation, partnership or other entity (other than us or our subsidiaries or any employee benefit plan maintained by us or our subsidiaries) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of our voting stock.

     A “Business Combination” means:

(1)	any merger or consolidation of us or any of our subsidiaries with or into any Interested Stockholder or its affiliate;

(2)	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or its affiliate of 5% or more of our assets or combined assets of us and our subsidiaries;

(3)	the issuance or transfer to any Interested Stockholder or its affiliate by us (or any subsidiary) of any of our securities other than on a pro rata basis to all stockholders;

(4)	the adoption of any plan for our liquidation or dissolution proposed by or on behalf of any Interested Stockholder or its affiliate;

(5)	any reclassification of securities, recapitalization, merger or consolidation of us which has the effect of increasing the proportionate share of common stock or any class of our equity or convertible securities owned directly or indirectly by an Interested Stockholder or its affiliate; and

(6)	the acquisition by or our subsidiaries of any securities of an Interested Stockholder or its affiliates or associates.

     Evaluation of Offers. Our Certificate of Incorporation provides that our Board of Directors, when evaluating any offer from another party to

•	make a tender or exchange offer for any outstanding equity security of ours;

•	merge or consolidate us with another corporation or entity; or

•	purchase or otherwise acquire all or substantially all of our properties and assets,

shall in connection with the exercise of its judgment in determining what is in the best interest of us and our stockholders, give due consideration, to the extent permitted by law, to all relevant factors, including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on our business and our subsidiaries and on our employees, customers, suppliers and creditors and our subsidiaries, and the effects on the communities in which our and our subsidiaries’ facilities are located.

     By including these standards in our Certificate of Incorporation, our Board of Directors may be in a stronger position to oppose such a transaction if it concludes that the transaction would not be in our best interests, even if the price offered is significantly greater than the then market price of our equity securities.

     Amendment of Certificate of Incorporation and Bylaws. Our Certificate of Incorporation provides that certain provisions of the Certificate of Incorporation may not be altered, amended, repealed or rescinded without the affirmative vote of either (1) not less than a majority of the authorized number of directors and, if one or more Interested Stockholders exist, by not less than a majority of the Disinterested Directors (as defined in the Certificate of Incorporation) or (2) the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of our capital stock entitled to vote thereon and, if the alteration, amendment, repeal, or rescission is proposed by or on behalf of an Interested Stockholder or a director who is an Affiliate or Associate (each as defined in the Certificate of Incorporation) of an Interested Stockholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares entitled to vote thereon not beneficially owned by an Interested Stockholder or an Affiliate or Associate thereof. Amendment of the provision of our Certificate of Incorporation relating to Business Combinations must also be approved by either (i) a majority of the Disinterested Directors, or (ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the voting stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the voting stock not beneficially owned by any Interested Stockholder or Affiliate or Associate thereof, voting together as a single class.

     Furthermore, our Certificate of Incorporation provides that provisions of our Bylaws that contain supermajority voting requirements may not be altered, amended, repealed or rescinded without a vote of the Board of Directors or holders of capital stock entitled to vote thereon that is not less than the super-majority specified in such provision. Absent these provisions, the DGCL provides that a corporation’s certificate of incorporation and bylaws may be amended by the holders of a majority of the corporation’s outstanding capital stock. Our Certificate of Incorporation also provides that the Board of Directors is authorized to make, alter, amend, rescind or repeal any of our Bylaws in accordance with the terms thereof, regardless of whether the Bylaw was initially adopted by the stockholders. However, this authorization neither divests the stockholders of their right, nor limits their power, to adopt, amend, rescind or repeal any Bylaw under the DGCL. These provisions could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through Bylaw amendments is an important element of the takeover strategy of the acquiror.

     Stockholder Nominations and Proposals. Our Bylaws require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting, to give approximately 90 days’ notice in advance of the anniversary of the prior year’s annual stockholders’ meeting to our Secretary. This advance notice provision requires a stockholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder who wishes to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

     The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our Board of Directors. The provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. Our Board of Directors believes these provisions are in the best interests of Hudson City Bancorp and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, our Board of Directors believes it is in the best interests of Hudson City Bancorp and its stockholders to encourage potential acquirors to negotiate directly with management and the Board of Directors and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors’ view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of Hudson City Bancorp and that otherwise is in the best interests of all stockholders.

Delaware Corporate Law

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the DGCL, is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, Section 203 provides that a “Person” who owns 15% or more of the outstanding voting stock of a Delaware corporation may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such “Person” acquired 15% of the outstanding voting stock. The term “business combination” is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of Section 203:

(1)	any business combination if, prior to the date a person acquired 15% of the outstanding voting stock, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder acquiring 15%;

(2)	any business combination involving a person who acquired at least 85% of the outstanding voting stock in the same transaction in which 15% of the outstanding voting stock was acquired (with the number of shares outstanding calculated without regard to those shares owned by the corporation’s directors who are also officers and by certain employee stock plans);

(3)	any business combination that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested party; and

(4)	certain business combinations that are proposed after the receipt by the corporation of certain other acquisition proposals which are approved or not opposed by a majority of certain continuing members of the board of directors.

A corporation may exempt itself from the requirement of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203 of the Delaware General Corporation Law. At the present time, the Board of Directors does not intend to propose any such amendment.

Regulatory Restrictions

     Conversion Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the conversion, no person may, directly or indirectly, acquire or offer to acquire the beneficial ownership of more than 10% of any class of our equity securities without the prior written approval of the Office of Thrift Supervision. If any person violates this prohibition, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     Change of Control Regulations. The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition.

     The Office of Thrift Supervision may prohibit an acquisition of control if::

•	it would result in a monopoly or substantially lessen competition;

•	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

•	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

     These restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

DESCRIPTION OF CAPITAL STOCK OF HUDSON CITY BANCORP

General

     Upon the filing of the Certificate of Amendment to the Certificate of Incorporation of Hudson City Bancorp (which is attached as Annex B to the plan of conversion), we will be authorized to issue four billion (4,000,000,000) shares of common stock having a par value of $.01 per share and eight hundred million (800,000,000) shares of preferred stock having a par value of $.01 per share. We currently expect to sell up to 488,750,000 shares of common stock in the offering. We will not issue any shares of preferred stock in the offering. Except as discussed above in “Restrictions on Acquisition of Hudson City Bancorp and Hudson City Savings,” each share of our common stock will have the same relative rights as, and will be identical in all respects with, every other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of conversion, all such stock will be duly authorized, fully paid and non-assessable.

     The shares of our common stock:

•	are not deposit accounts and are subject to investment risk;

•	are not insured or guaranteed by the FDIC, or any other government agency; and

•	are not guaranteed by Hudson City Bancorp or Hudson City Savings.

Common Stock

     Dividends. We can pay dividends out of statutory surplus or from net profits if, as and when declared by our Board of Directors. Our payment of dividends is subject to limitations which are imposed by law. See “Our Policy Regarding Dividends” and “Regulation of Hudson City Savings Bank and Hudson City Bancorp.” The holders of our common stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. Upon the effective date of the conversion and offering, the holders of our common stock will possess exclusive voting rights in us. They will elect our Board of Directors and act on such other matters as are required to be presented to them under Delaware law or our Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Also, our Board of Directors is divided into three classes which are as equal in size as is possible and only one class is required to be elected annually by our stockholders. Under certain circumstances, shares in excess of 10% of our common stock may be considered “Excess Shares” and the holders thereof may therefore be entitled to cast only one one-hundredth of one vote (1/100) per share for each Excess Share. See “Restrictions on Acquisition of Hudson City Bancorp and Hudson City Savings.” If we issue preferred stock, holders of the preferred stock may also possess voting rights. Certain matters, including the removal of directors, the approval of business combinations and amending the Certificate of Incorporation or Bylaws, may require an 80% or two-thirds stockholder vote. See “Restrictions on Acquisition of Hudson City Bancorp and Hudson City Savings.”

     Liquidation. In the event of any liquidation, dissolution or winding up of Hudson City Savings, we, as sole owner of Hudson City Savings’ capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Hudson City Savings (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders (see “The Conversion and Stock Offering—Effects of the Conversion—Effect on Liquidation Rights”), all assets of Hudson City Savings available for distribution. In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. If we issue preferred stock, the holders thereof may have a priority over the holders of our common stock in the event of our liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of our common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Our common stock is not subject to redemption.

Preferred Stock

     We will not issue any shares of our authorized preferred stock in the offering. We may issue preferred stock with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar for the common stock is Mellon Investor Services.

LEGAL AND TAX OPINIONS

     The legality of the issuance of the common stock being offered and certain matters relating to the conversion and offering and federal taxation will be passed upon for us by Thacher Proffitt & Wood llp, New York, New York. Certain matters relating to state taxation will be passed upon for us by KPMG LLP, Short Hills, New Jersey. Certain legal matters will be passed upon for Lehman Brothers, Ryan Beck and the other selected dealers by Simpson Thacher & Bartlett llp, New York, New York.

EXPERTS

     Our consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been included herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     RP Financial has consented to the publication in this document of a summary of its letter to us setting forth its opinion as to the estimated pro forma market value of our common stock after the conversion and offering and its letter with respect to the value of subscription rights and to the use of its name and statements with respect to it appearing in this document.

REGISTRATION REQUIREMENTS

     Our common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. We are subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934. We may not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the conversion and offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

(a)	Annual Report on Form 10-K for the year ended December 31, 2004;

(b)	Current Report on Form 8-K filed with the SEC on January 19, 2005; and

(c)	Registration Statement No. 000-24081 on Form 8-A filed with the SEC on May 7, 1999, in which there is described the terms, rights and provisions applicable to Hudson City Bancorp’s common stock.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by writing to Louis J. Beierle, First Vice President, Hudson City Bancorp, Inc., West 80 Century Road, Paramus, New Jersey 07652 or by calling (201) 967-8290. This information is also available on our website at www.HCBK.com. Except for these specified documents, none of the other information on our website is part of this prospectus. You may examine this information without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this material from the Securities and Exchange Commission at prescribed rates. You may obtain information on the operations of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants, including Hudson City Bancorp, that file electronically with the Securities and Exchange Commission. The address for this website is “http://www.sec.gov.”

     This document contains a description of the material features of certain exhibits to the Form S-3. The statements as to the contents of such exhibits, however, are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     Copies of our Certificate of Incorporation and Bylaws, as well as those of Hudson City Savings, are available from us without charge. A copy of the plan of conversion is also available from us without charge. A copy of the appraisal report of RP Financial, including any amendments made to it, and the detailed memorandum of RP Financial setting forth the method and assumptions for such appraisal are available for inspection at our administrative offices.

     We have filed an application with the Office of Thrift Supervision with respect to the conversion and offering. This prospectus omits certain information contained in that application. You may examine the application at the principal office of the Office of Thrift Supervision, 1700 G St., NW, Washington, D.C. 20006, and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center, Plaza Five, Suite 1600, Jersey City, NJ 07311.

HUDSON CITY BANCORP AND SUBSIDIARY
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

     All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Hudson City Bancorp, Inc.:

We have audited the accompanying consolidated statements of financial condition of Hudson City Bancorp, Inc. and subsidiary (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hudson City Bancorp, Inc. and subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Hudson City Bancorp, Inc. and subsidiary’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 22, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal controls over financial reporting.

/s/ KPMG LLP

Short Hills, New Jersey
February 22, 2005

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	December 31,	December 31,
	2004	2003
	(In thousands)
Assets:
Cash and due from banks	$122,483	$190,984
Federal funds sold	45,700	63,600

Total cash and cash equivalents	168,183	254,584

Investment securities held to maturity, market value of $1,326,336 at December 31, 2004 and $1,443 at December 31, 2003	1,334,249	1,366

Investment securities available for sale, at market value	1,594,639	2,243,812

Federal Home Loan Bank of New York stock	140,000	164,850

Mortgage-backed securities held to maturity, market value of $3,721,029 at December 31, 2004 and $4,250,688 at December 31, 2003	3,755,921	4,292,444

Mortgage-backed securities available for sale, at market value	1,620,708	1,130,257

Loans	11,363,039	8,803,066

Less:
Deferred loan fees	8,073	10,255
Allowance for loan losses	27,319	26,547

Net loans	11,327,647	8,766,264

Foreclosed real estate, net	878	1,002
Accrued interest receivable	97,490	80,220
Banking premises and equipment, net	36,399	31,354
Other assets	69,867	67,207

Total Assets	$20,145,981	$17,033,360

Liabilities and Stockholders’ Equity:
Deposits:
Interest-bearing	$11,059,798	$10,057,285
Noninterest-bearing	417,502	396,495

Total deposits	11,477,300	10,453,780
Borrowed funds	7,150,000	5,150,000
Accrued expenses and other liabilities	115,797	100,214

Total liabilities	18,743,097	15,703,994

Common stock, $0.01 par value, 800,000,000 shares authorized; 231,276,600 shares issued, 186,145,995 shares outstanding at December 31, 2004, 189,835,997 shares outstanding at December 31, 2003	2,313	2,313
Additional paid-in capital	570,505	543,589
Retained earnings	1,588,792	1,396,257
Treasury stock, at cost; 45,130,605 shares at December 31, 2004 and 41,440,603 shares at December 31, 2003	(696,812)	(547,859)
Unallocated common stock held by the employee stock ownership plan	(47,552)	(49,513)
Unearned common stock held by the recognition and retention plan	(5,267)	(9,463)
Accumulated other comprehensive loss, net of tax	(9,095)	(5,958)

Total stockholders’equity	1,402,884	1,329,366

Commitments and contingencies
Total Liabilities and Stockholders’ Equity	$20,145,981	$17,033,360

See accompanying notes to consolidated financial statements.

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

	Year Ended December 31,
	2004	2003	2002
	(In thousands, except per share data)
Interest and Dividend Income:
Interest and fees on first mortgage loans	$539,966	$414,417	$440,073
Interest and fees on consumer and other loans	8,650	8,379	10,027
Interest on mortgage-backed securities held to maturity	174,596	217,962	265,144
Interest on mortgage-backed securities available for sale	67,739	50,273	42,599
Interest on investment securities held to maturity	41,435	87	89
Interest and dividends on investment securities available for sale	77,879	79,992	18,856
Dividends on Federal Home Loan Bank of New York stock	3,213	4,424	5,002
Interest on federal funds sold	1,580	1,794	2,427

Total interest and dividend income	915,058	777,328	784,217

Interest Expense:
Interest on deposits	214,813	209,339	255,775
Interest on borrowed funds	215,253	167,015	139,999

Total interest expense	430,066	376,354	395,774

Net interest income	484,992	400,974	388,443

Provision for Loan Losses	790	900	1,500

Net interest income after provision for loan losses	484,202	400,074	386,943

Non-interest Income:
Service charges and other income	5,128	5,338	5,947
Gains on securities transactions, net	11,429	24,326	2,066

Total non-interest income	16,557	29,664	8,013

Non-interest Expense:
Compensation and employee benefits	79,195	68,776	60,731
Net occupancy expense	16,035	14,981	13,888
Federal deposit insurance assessment	1,644	1,564	1,415
Computer and related services	2,041	1,714	1,213
Other expense	19,433	15,492	16,294

Total non-interest expense	118,348	102,527	93,541

Income before income tax expense	382,411	327,211	301,415
Income Tax Expense	143,145	119,801	109,382

Net income	$239,266	$207,410	$192,033

Basic earnings per share	$1.33	$1.14	$1.04

Diluted earnings per share	$1.29	$1.11	$1.01

See accompanying notes to consolidated financial statements.

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

					Unallocated	Unearned	Accumulated
		Additional			Common	Common	Other	Total
	Common	Paid-In	Retained	Treasury	Stock Held	Stock Held	Comprehensive	Stockholders’
	Stock	Capital	Earnings	Stock	by the ESOP	by the RRP	Income (Loss)	Equity
				(In thousands)
Balance at December 31, 2001	$2,313	$527,724	$1,170,138	$(340,716)	$(53,435)	$(22,132)	$4,844	$1,288,736

Comprehensive income:
Net income	—	—	192,033	—	—	—	—	192,033
Other comprehensive income:
Unrealized holding gains arising during period (net of tax of $11,918)	—	—	—	—			19,446	19,446

Total comprehensive income								211,479

Declaration of dividends ($0.345 per share)	—	—	(64,504)		—	—	—	(64,504)
Allocation of ESOP stock	—	3,144	—		1,961	—	—	5,105
Purchase of RRP stock	—	—	—	—	—	(1,854)	—	(1,854)
Vesting of RRP stock	—	(372)	—	—	—	7,733	—	7,361
Purchase of treasury stock	—	—	—	(140,173)	—	—	—	(140,173)
Exercise of stock options	—	—	(5,707)	15,640	—	—	—	9,933

Balance at December 31, 2002	2,313	530,496	1,291,960	(465,249)	(51,474)	(16,253)	24,290	1,316,083

Comprehensive income:
Net income	—	—	207,410	—	—	—	—	207,410
Other comprehensive income :
Unrealized holding losses arising during period (net of tax of $9,065)	—	—	—	—	—	—	(15,859)	(15,859)
Reclassification adjustment for gains in net income (net of tax of $9,937)	—	—	—	—	—	—	(14,389)	(14,389)

Total comprehensive income								177,162

Declaration of dividends ($0.52 per share)	—	—	(95,627)	—	—	—	—	(95,627)
Tax benefit from stock plans	—	7,686	—	—	—	—	—	7,686
Allocation of ESOP stock	—	5,724	—	—	1,961	—	—	7,685
Vesting of RRP stock	—	(317)	—	—	—	6,790	—	6,473
Purchase of treasury stock	—	—	—	(101,057)	—	—	—	(101,057)
Exercise of stock options	—	—	(7,486)	18,447	—	—	—	10,961

Balance at December 31, 2003	2,313	543,589	1,396,257	(547,859)	(49,513)	(9,463)	(5,958)	1,329,366

Comprehensive income:
Net income	—	—	239,266	—	—	—	—	239,266
Other comprehensive income :
Unrealized holding gains arising during period (net of tax of $2,503)	—	—	—	—	—	—	3,623	3,623
Reclassification adjustment for gains in net income (net of tax of $4,669)	—	—	—	—	—	—	(6,760)	(6,760)

Total comprehensive income								236,129

Declaration of dividends ($0.70 per share)	—	—	(40,482)	—	—	—	—	(40,482)
Tax benefit from stock plans	—	20,880	—	—	—	—	—	20,880
Allocation of ESOP stock	—	8,544	—	—	1,961	—	—	10,505
Purchase of RRP stock	—	—	—	—	—	(7,299)	—	(7,299)
Vesting of RRP stock	—	(2,508)	—	—	—	11,495	—	8,987
Purchase of treasury stock	—	—	—	(161,662)	—	—	—	(161,662)
Exercise of stock options	—	—	(6,249)	12,709	—	—	—	6,460

Balance at December 31, 2004	$2,313	$570,505	$1,588,792	$(696,812)	$(47,552)	$(5,267)	$(9,095)	$1,402,884

See accompanying notes to consolidated financial statements.

Hudson City Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2004	2003	2002
		(In thousands)
Cash Flows from Operating Activities:
Net income	$239,266	$207,410	$192,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion and amortization expense	24,129	44,497	14,269
Provision for loan losses	790	900	1,500
Gains on net securities transactions	(11,429)	(24,326)	(2,066)
Allocation of stock for employee benefit plans	19,492	14,158	12,466
Deferred tax benefit	(6,912)	(6,392)	(4,756)
Net proceeds from sale of foreclosed real estate	2,509	3,144	231
Increase in accrued interest receivable	(17,270)	(10,972)	(7,440)
Decrease(increase)in other assets	6,418	2,606	(9,587)
Increase in accrued expenses and other liabilities	15,583	8,565	14,622
Tax benefit from stock plans	20,880	7,686	—

Net Cash Provided by Operating Activities	293,456	247,276	211,272

Cash Flows from Investing Activities:
Originations of loans	(1,464,641)	(2,271,148)	(1,907,298)
Purchases of loans	(3,122,409)	(3,205,249)	(1,717,406)
Payments on loans	2,016,447	3,630,638	2,625,551
Principal collection of mortgage-backed securities held to maturity	1,445,507	3,387,605	2,133,902
Proceeds from sales of mortgage-backed securities held to maturity	—	68,652	—
Purchases of mortgage-backed securities held to maturity	(921,765)	(3,038,153)	(2,400,445)
Principal collection of mortgage-backed securities available for sale	282,901	410,316	250,244
Proceeds from sales of mortgage-backed securities available for sale	510,496	1,329,731	78,164
Purchases of mortgage-backed securities available for sale	(1,278,921)	(1,489,154)	(1,168,106)
Proceeds from maturities and calls of investment securities held to maturity	436,770	40	35
Proceeds from maturities and calls of investment securities available for sale	986,343	1,332,222	203,338
Purchases of investment securities held to maturity	(1,769,643)	—	—
Proceeds from sales of investment securities available for sale	—	50,557	10,504
Purchases of investment securities available for sale	(337,306)	(3,089,474)	(598,547)
Purchases of Federal Home Loan Bank of New York stock	—	(27,350)	(56,351)
Redemption of Federal Home Loan Bank of New York stock	24,850	—	—
Purchases of premises and equipment, net	(9,023)	(2,149)	(5,144)

Net Cash Used in Investment Activities	(3,200,394)	(2,912,916)	(2,551,559)

Cash Flows from Financing Activities:
Net increase in deposits	1,023,520	1,315,151	1,225,867
Proceeds from borrowed funds	3,750,000	2,025,000	1,450,000
Principal payments on borrowed funds	(1,750,000)	(475,000)	—
Dividends paid	(40,482)	(95,627)	(64,504)
Purchases of stock by the RRP	(7,299)	—	(1,854)
Purchases of treasury stock	(161,662)	(101,057)	(140,173)
Exercise of stock options	6,460	10,961	9,933

Net Cash Provided by Financing Activities	2,820,537	2,679,428	2,479,269

Net (Decrease) Increase in Cash and Cash Equivalents	(86,401)	13,788	138,982

Cash and Cash Equivalents at Beginning of Year	254,584	240,796	101,814

Cash and Cash Equivalents at End of Year	$168,183	$254,584	$240,796

Supplemental Disclosures:
Interest paid	$422,862	$373,234	$390,038

Income taxes paid	$133,800	$122,535	$111,219

See accompanying notes to consolidated financial statements.

1. Summary of Significant Accounting Policies

     a) Basis of Presentation

The following are the significant accounting and reporting policies applied by Hudson City Bancorp, Inc. (“Hudson City Bancorp”) and its wholly-owned subsidiary, Hudson City Savings Bank (“Hudson City Savings”), in the preparation of the accompanying consolidated financial statements. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated in consolidation. As used in these consolidated financial statements, “Hudson City” refers to Hudson City Bancorp, Inc. and its consolidated subsidiary, depending on the context.

Hudson City Bancorp is a Delaware corporation organized in March 1999 by Hudson City Savings in connection with the conversion and reorganization of Hudson City Savings from a New Jersey mutual savings bank into a two-tiered mutual savings bank holding company structure, referred to as the Reorganization.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and income for the period. Actual results could differ from these estimates.

     b) Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income includes items such as unrealized gains and losses on securities available for sale, net of tax. Comprehensive income is presented in the consolidated statements of changes in stockholders’ equity.

     c) Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Transfers of loans to foreclosed real estate of $2,348,000, $2,994,000 and $1,257,000 for the years ended December 31, 2004, 2003 and 2002, respectively, did not result in cash receipts or cash payments.

     d) Investment Securities

Investment securities are classified as either held to maturity or available for sale. Investment securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Such amortization and accretion is reflected in interest income over the life of the security as an adjustment to yield. Hudson City has both the ability and the positive intent to hold these investment securities to maturity. Securities available for sale are carried at fair value, with unrealized gains and losses, net of tax, reported as a component of other comprehensive income, which is included in stockholders’ equity.

Realized gains and losses are recognized when securities are sold or called using the specific identification method. The estimated fair market value of all investment securities is determined by use of quoted market prices.

     e) Mortgage-Backed Securities

Mortgage-backed securities include pass-through certificates, which represent participating interests in pools of long-term first mortgage loans originated and serviced by third-party issuers of the securities, and real estate mortgage investment conduits (“REMICs”), which are debt securities that are secured by mortgage loans or other mortgage-backed securities.

Mortgage-backed securities are classified as either held to maturity or available for sale. Mortgage-backed securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Such amortization and accretion is reflected in interest income over the life of the security as an adjustment to yield. Hudson City has both the ability and the positive intent to hold these investment securities to maturity. Mortgage-backed securities available for sale are carried at fair value, with unrealized gains and losses, net of tax, reported as a component of other comprehensive income, which is included in stockholders’ equity. Realized gains and losses are recognized when securities are sold using the specific identification method. The estimated fair market value of these securities is determined by use of quoted market prices.

     f) Security Impairment

We periodically perform analyses to test for impairment of various assets. A significant impairment analysis relates to the other than temporary declines in the value of our securities. We conduct periodic reviews and evaluations of our securities portfolio to determine if the value of any security has declined below its carrying value and whether such decline is other than temporary. If such decline is deemed other than temporary, we would adjust the amount of the security by writing it down to fair market value through a charge to current period operations.

     g) Loans

Loans are stated at their principal amounts outstanding. Interest income on loans is accrued and credited to income as earned. Net loan origination fees and broker costs are deferred and amortized to interest income over the life of the loan as an adjustment to the yield. Purchased loans are stated at their principal amounts outstanding, adjusted for amortization of premiums and accretion of discounts. Such amortization and accretion is reflected in interest income over the life of the security as an adjustment to yield.

The accrual of income on loans that do not carry private mortgage insurance, are not guaranteed by a federal agency or are serviced by others is generally discontinued when interest or principal payments are 90 days in arrears or when the timely collection of such income is doubtful. Loans on which the accrual of income has been discontinued are designated as non-accrual loans and outstanding interest previously credited is reversed. It is recognized subsequently in the period collected only when the ultimate collection of principal is no longer in doubt. A non-accrual loan is returned to accrual status when factors indicating doubtful collection no longer exist. Accruing serviced loans delinquent 90 days or more continue to accrue interest through settlement.

Hudson City defines the population of impaired loans to be all non-accrual commercial real estate and multi-family loans. Impaired loans are individually assessed to determine that the loan’s carrying value is not in excess of the fair value of the collateral or the present value of the loan’s expected future cash flows. Smaller balance homogeneous loans that are collectively evaluated for impairment, such as residential mortgage loans and consumer loans, are specifically excluded from the impaired loan portfolio.

     h) Allowance for Loan Losses

The allowance for loan losses has been determined in accordance with accounting principles generally accepted in the United States of America, under which we are required to maintain adequate allowances for loan losses. We are responsible for the timely and periodic determination of the amount of the allowance required. We believe that our allowance for loan losses is adequate to cover specifically identifiable loan losses, as well as estimated losses inherent in our portfolio for which certain losses are probable but not specifically identifiable.

Our primary lending emphasis is the origination and purchase of one- to four-family first mortgage loans on residential properties and, to a lesser extent, second mortgage loans on one- to four-family residential properties resulting in a loan concentration in residential first mortgage loans at December 31, 2004. As a result of our lending practices, we also have a concentration of loans secured by real property located in New Jersey. Based on the composition of our loan portfolio and the growth in our loan portfolio, we believe the primary risks inherent in our portfolio are increases in interest rates, a decline in the economy, generally, and a decline in real estate market values. Any one or a combination of these events may adversely affect our loan portfolio resulting in increased delinquencies, loan losses and future levels of provisions. We consider it important to maintain the ratio of our allowance for loan losses to total loans at an acceptable level given current economic conditions, interest rates and the composition of our portfolio.

Due to the nature of our loan portfolio, our evaluation of the adequacy of our allowance for loan losses is performed on a “pooled” basis. Each month we prepare a worksheet which categorizes the entire loan portfolio by certain risk characteristics such as loan type (one- to four-family, multi-family, etc.), loan source (originated or purchased) and payment status (i.e., current or number of days delinquent). Loans with known potential losses are categorized separately. We assign potential loss factors to the payment status categories on the basis of our assessment of the potential risk inherent in each loan type. These factors are periodically reviewed for appropriateness giving consideration to charge-off history and delinquency trends. We use this worksheet, as a tool, together with principal balances and delinquency reports, to evaluate the adequacy of the allowance for loan losses. Other key factors we consider in this process are current real estate market conditions in geographic areas where our loans are located, changes in the trend of non-performing loans, the current state of the local and national economy and loan portfolio growth.

We maintain the allowance for loan losses through provisions for loan losses that we charge to income. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. We establish the provision for loan losses after considering the results of our review of delinquency and charge-off trends, the allowance for loan loss worksheet, the amount of the allowance for loan losses in relation to the total loan balance, loan portfolio growth, accounting principles generally accepted in the United States of America and regulatory guidance. We have applied this process consistently and we have made minimal changes in the estimation methods and assumptions that we have used.

     i) Foreclosed Real Estate

Foreclosed real estate is property acquired through foreclosure or deed in lieu of foreclosure. After foreclosure, foreclosed properties held for sale are carried at the lower of fair value minus estimated cost to sell, or at cost. Fair market value is generally based on recent appraisals. Subsequent provisions, which may result from the ongoing periodic valuations of these properties, are charged to income in the period in which they are identified and credited to a valuation allowance account. Foreclosed real estate is reported net of the valuation allowance. Carrying costs, such as maintenance and taxes, are charged to operating expenses as incurred.

     j) Banking Premises and Equipment

Land is carried at cost. Buildings, leasehold improvements and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and leasehold amortization. Buildings are depreciated over their estimated useful lives using the straight-line method. Furniture, fixtures and equipment are depreciated over their estimated useful lives using the double-declining balance method. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the respective leases. The costs for major improvements and renovations are capitalized, while maintenance, repairs and minor improvements are charged to operating expenses as incurred. Gains and losses on dispositions are reflected currently as other non-interest income or expense.

     k) Income Taxes

We utilize the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     l) Employee Benefit Plans

Hudson City maintains certain noncontributory benefit plans, which cover all employees who have met the eligibility requirements of the plans. Certain health care and life insurance benefits are provided for retired employees. The expected cost of benefits provided for retired employees is actuarially determined and accrued ratably from the date of hire to the date the employee is fully eligible to receive the benefits.

The employee stock ownership plan (“ESOP”) is accounted for in accordance with the provisions of Statement of Position 93-6, “Employer Accounting for Employee Stock Ownership Plans.”

The funds borrowed by the ESOP from Hudson City Bancorp to purchase Hudson City Bancorp common stock are being repaid from Hudson City Savings’ contributions and dividends paid on unallocated ESOP shares over a period of up to 30 years. Hudson City common stock not allocated to participants is recorded as a reduction of stockholders’ equity at cost. Compensation expense for the ESOP is based on the average price of our stock during each quarter.

The Hudson City stock option plans and the recognition and retention plans (“RRP”) are accounted for in accordance with the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations. Accordingly, no compensation expense has been recognized for the stock option plans. The fair value pro forma disclosures required by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” are presented below. Expense for the RRP in the amount of the fair value of the common stock at the date of grant is recognized ratably over the vesting period. Unvested and unallocated RRP shares are recorded as a reduction of stockholders’ equity at cost.

Had expense for Hudson City’s stock option plans been determined based on the fair value at the grant date for our stock options consistent with the method of SFAS No. 123, our net income and earnings per share for all expenses related to stock options and stocks granted in our recognition and retention plans would have been reduced to the pro forma amounts that follow:

	2004	2003	2002
	(In thousands, except per share data)
Net income, as reported	$239,266	$207,410	$192,033
Add: expense recognized for the recognition and retention plans, net of related tax effect	5,623	4,103	4,690
Less: total stock option and recognition and retention plans expense, determined under the fair value method, net of related tax effect	(8,939)	(6,529)	(7,038)

Pro forma net income	$235,950	$204,984	$189,685

Basic earnings per share: As reported	$1.33	$1.14	$1.04
Pro forma	1.31	1.12	1.03

Diluted earnings per share: As reported	$1.29	$1.11	$1.01
Pro forma	1.27	1.09	1.00

The fair value of the option grants was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	For the Year Ended December 31,
	2004	2003	2002
Expected dividend yield	1.69%	2.24%	1.34%
Expected volatility	19.66	24.71	17.94
Risk-free interest rate	3.05	2.98	4.40
Expected option life	5 years	5 years	5 years

     m) Borrowed Funds

Hudson City enters into sales of securities under agreements to repurchase with selected brokers and the Federal Home Loan Bank (“FHLB”). These agreements are recorded as financing transactions as Hudson City maintains effective control over the transferred securities. The dollar amount of the securities underlying the agreements continues to be carried in Hudson City’s securities portfolio. The obligations to repurchase the securities are reported as a liability in the consolidated statements of financial condition.

The securities underlying the agreements are delivered to the party with whom each transaction is executed. They agree to resell to Hudson City the same securities at the maturity or call of the agreement. Hudson City retains the right of substitution of the underlying securities throughout the terms of the agreements.

Hudson City has also obtained advances from the FHLB, which are generally secured by a blanket lien against our mortgage portfolio. Total borrowings with the FHLB are generally limited to twenty times the amount of FHLB stock owned or the fair value of our mortgage portfolio, whichever is greater.

     n) Earnings Per Share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as stock options) were exercised or resulted in the issuance of common stock. These potentially dilutive shares would then be included in the weighted average number of shares outstanding for the period using the treasury stock method. Shares issued and shares reacquired during any period are weighted for the portion of the period that they were outstanding.

In computing both basic and diluted earnings per share, the weighted average number of common shares outstanding includes all 122,576,600 shares issued to Hudson City, MHC. Also included are the ESOP shares previously allocated to participants and shares committed to be released for allocation to participants and the RRP shares which have vested or have been allocated to participants. ESOP and RRP shares that have been purchased but have not been committed to be released have not been considered in computing basic and diluted earnings per share.

2. Plan of Conversion and Reorganization

On December 16, 2004 the Boards of Directors of Hudson City Bancorp, Hudson City Savings and Hudson City, MHC unanimously adopted a Plan of Conversion and Reorganization (the “Plan”). Under the terms of the Plan, Hudson City Savings will reorganize from the two-tier mutual holding company structure to a stock holding company structure and Hudson City Bancorp will undertake a “second-step” stock offering of new shares of common stock. Hudson City, MHC, which owns approximately 65.9% of the outstanding common stock of Hudson City Bancorp, will be merged into Hudson City Bancorp as part of the reorganization.

Pursuant to the Plan, shareholders other than Hudson City, MHC will receive new shares of common stock of Hudson City Bancorp pursuant to a “split ratio” designed to preserve their aggregate percentage of ownership interest. The split ratio will be determined based upon an appraisal of Hudson City Bancorp, which is to be performed by an independent appraiser. Additionally, the shares held by Hudson City, MHC will be retired and Hudson City Bancorp will offer and sell shares of common stock in an amount representing the percentage ownership interest currently held by Hudson City, MHC, also to be based on the appraisal of Hudson City Bancorp. The shares will be offered and sold in a subscription offering to depositors and, if necessary, a syndicated offering, subject to the priorities set forth in the Plan. Depositors of Hudson City Savings as of June 30, 2003 will receive first priority.

The transactions contemplated by the Plan are subject to the approval of Hudson City Savings’ depositors, Hudson City Bancorp’s shareholders (other than Hudson City, MHC) and regulatory agencies.

3. Stockholders’ Equity

As part of the conversion and reorganization to the mutual holding company structure in 1999, a “liquidation account” was established in an amount equal to the total equity of Hudson City Savings as of the latest practicable date prior to the Reorganization. The liquidation account was established to provide a limited priority claim to the assets of Hudson City Savings to “eligible account holders” and “supplemental eligible account holders”, as defined, who continue to maintain deposits in Hudson City Savings after the Reorganization. In the unlikely event of a complete liquidation of Hudson City Savings, and only in such event, each eligible account holder and supplemental eligible account holder would receive a liquidation distribution, prior to any payment to the holder of the Bank’s common stock. This distribution would be based upon each eligible account holder’s and supplemental account holder’s proportionate share of the then total remaining qualifying deposits.

Hudson City Savings is not permitted to declare or pay dividends on its capital stock or repurchase any of its outstanding stock if it would cause Hudson City Savings’ stockholder’s equity to be reduced below the amounts required for the liquidation accounts or applicable regulatory capital requirements.

Under our stock repurchase programs shares of Hudson City Bancorp may be purchased in the open market or through other privately negotiated transactions, from time-to-time, depending on market conditions. The repurchased shares are held as treasury stock for general corporate use. During the years ended December 31, 2004 and 2003, we purchased 4,590,200 and 3,667,375 shares of our common stock at an aggregate cost of $161.7 and $101.1 million, respectively. At December 31, 2004, there were 3,076,221 shares remaining to be repurchased under our existing stock repurchase programs.

4. Restrictions on Cash and Due From Banks

Cash reserves are required to be maintained on deposit with the Federal Reserve Bank based on deposits. The average amount of the reserves on deposit for the years ended December 31, 2004 and 2003 was approximately $26,281,000 and $18,642,000, respectively.

5. Investment Securities

The amortized cost and estimated fair market value of investment securities at December 31 are as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair Market
	Cost	Gains	Losses	Value
	(In thousands)
2004
Held to Maturity:
United States government-sponsored agencies	$1,333,018	$1,144	$(9,108)	$1,325,054
Municipal bonds	1,231	51	—	1,282

	$1,334,249	$1,195	$(9,108)	$1,326,336

Available for Sale:
United States government-sponsored agencies	$1,597,351	$919	$(13,886)	$1,584,384
Corporate bonds	74	1	(1)	74
Equity securities	10,168	63	(50)	10,181

Total available for sale	$1,607,593	$983	$(13,937)	$1,594,639

2003
Held to Maturity:
Municipal bonds	$1,366	$77	$—	$1,443

Available for Sale:
United States government-sponsored agencies	$2,246,358	$3,074	$(16,397)	$2,233,035
Corporate bonds	82	—	(1)	81
Equity securities	10,168	528	—	10,696

Total available for sale	$2,256,608	$3,602	$(16,398)	$2,243,812

The following tables summarize the fair value and unrealized losses of those investment securities which reported an unrealized loss at December 31, 2004 and 2003, and if the unrealized loss position was continuous for the twelve months prior to December 31, 2004 and 2003.

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
	(In thousands)
2004
United States government-sponsored agencies	$1,543,473	$18,231	$216,626	$4,763	$1,760,099	$22,994
Corporate bonds	66	1	—	—	66	1
Equity securities	9,950	50	—	—	9,950	50

Total	$1,553,489	$18,282	$216,626	$4,763	$1,770,115	$23,045

2003
United States government-sponsored agencies	$1,237,930	$16,397	$—	$—	$1,237,930	$16,397
Corporate bonds	—	—	49	1	49	1

Total	$1,237,930	$16,397	$49	$1	$1,237,979	$16,398

The unrealized losses are primarily due to the changes in interest rates. We have not classified these items as impaired as the scheduled coupon payments have been made, we anticipate collecting the entire principal balance as scheduled, we believe the price variation is temporary in nature and we have the intent and ability to hold these securities to maturity or for a sufficient amount of time to recover the recorded principal.

The amortized cost and estimated fair market value of investment securities held to maturity and available for sale at December 31, 2004, by contractual maturity, are shown below. The expected maturity may differ from the contractual maturity because issuers may have the right to call or prepay obligations. Equity securities have been excluded from this table.

		Estimated
	Amortized	Fair Market
	Cost	Value
	(In thousands)
Held to Maturity
Due in one year or less	$65	$66
Due after one year through five years	10	11
Due after five years through ten years	712,409	713,308
Due after ten years	621,765	612,951

Total held to maturity	$1,334,249	$1,326,336

Available for Sale
Due after one year through five years	$669,109	$662,466
Due after five years through ten years	928,316	921,992

Total available for sale	$1,597,425	$1,584,458

Interest and dividend income for the years ended December 31, 2004, 2003 and 2002 consists of the following:

	2004	2003	2002
	(In thousands)
United States government-sponsored agencies	$118,653	$79,411	$18,258
Municipal bonds	83	87	89
Corporate bonds	4	7	30
Equity securities	574	574	568

Total interest and dividend income	$119,314	$80,079	$18,945

There were no gains or losses from investment securities transactions during 2004. Gross realized gains on sales of investment securities available for sale during 2003 and 2002 were $537,000 and $585,000, respectively. The carrying value of securities pledged as required security for deposits and for other purposes required by law amounted to $15,509,000 and $10,838,000 at December 31, 2004 and 2003, respectively.

6. Mortgage-Backed Securities

The amortized cost and estimated fair market value of mortgage-backed securities at December 31 are as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair Market
	Cost	Gains	Losses	Value
	(In thousands)
2004
Held to Maturity:
GNMA pass-through certificates	$416,665	$5,453	$(86)	$422,032
FNMA pass-through certificates	2,017,165	9,923	(9,297)	2,017,791
FHLMC pass-through certificates	561,095	1,296	(8,050)	554,341
FHLMC and FNMA - REMICs	760,996	132	(34,263)	726,865

Total held to maturity	$3,755,921	$16,804	$(51,696)	$3,721,029

Available for Sale:
GNMA pass-through certificates	$504,812	$1,196	$(2,169)	$503,839
FNMA pass-through certificates	747,252	812	(4,684)	743,380
FHLMC pass-through certificates	371,066	2,852	(429)	373,489

Total available for sale	$1,623,130	$4,860	$(7,282)	$1,620,708

2003
Held to Maturity:
GNMA pass-through certificates	$616,618	$11,270	$(1,649)	$626,239
FNMA pass-through certificates	1,650,544	7,206	(4,896)	1,652,854
FHLMC pass-through certificates	439,793	3,764	(10,460)	433,097
FHLMC, FNMA and GNMA-REMICs	1,585,489	3,744	(50,735)	1,538,498

Total held to maturity	$4,292,444	$25,984	$(67,740)	$4,250,688

Available for Sale:
GNMA pass-through certificates	$336,364	$126	$(32)	$336,458
FNMA pass-through certificates	493,870	—	(487)	493,383
FHLMC pass-through certificates	297,300	3,277	(161)	300,416

Total available for sale	$1,127,534	$3,403	$(680)	$1,130,257

The following tables summarize the fair value and unrealized losses of those mortgage-backed securities which reported an unrealized loss at December 31, 2004 and 2003, and if the unrealized loss position was continuous for the twelve months prior to December 31, 2004 and 2003.

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
			(In thousands)
2004
GNMA pass-through certificates	$320,069	$2,255	$—	$—	$320,069	$2,255
FNMA pass-through certificates	1,575,778	9,462	196,579	4,519	1,772,357	13,981
FHLMC pass-through certificates	223,234	1,597	244,757	6,882	467,991	8,479
FHLMC and FNMA - REMIC’s	23,720	174	699,272	34,089	722,992	34,263

Total	$2,142,801	$13,488	$1,140,608	$45,490	$3,283,409	$58,978

2003
GNMA pass-through certificates	$43,881	$1,681	$—	$—	$43,881	$1,681
FNMA pass-through certificates	226,747	5,383	—	—	226,747	5,383
FHLMC pass-through certificates	267,997	10,621	—	—	267,997	10,621
FHLMC, FNMA and GNMA- REMIC’s	992,887	50,735	—	—	992,887	50,735

Total	$1,531,512	$68,420	$—	$—	$1,531,512	$68,420

The unrealized losses are primarily due to the changes in interest rates. We have not classified these items as impaired as the scheduled principal and interest payments have been made, we anticipate collecting the entire principal balance as scheduled, we believe the price variation is temporary in nature and we have the intent and ability to hold these securities to maturity or for a sufficient amount of time to recover the recorded principal.

The amortized cost and estimated fair market value of mortgage-backed securities held to maturity and available for sale at December 31, 2004, by contractual maturity, are shown below.

		Estimated
	Amortized	Fair Market
	Cost	Value
	(In thousands)
Held to Maturity
Due in one year or less	$164	$167
Due after one year through five years	19,245	20,256
Due after five years through ten years	56,924	56,832
Due after ten years	3,679,588	3,643,774

Total held to maturity	$3,755,921	$3,721,029

Available for Sale
Due after ten years	$1,623,130	$1,620,708

Gross realized gains on sales of mortgage-backed securities available for sale during 2004 were $11,429,000. Gross realized gains on sales of mortgage-backed securities available for sale and mortgage-backed securities held to maturity during 2003 were $19,727,000 and $4,062,000, respectively. Gross realized gains on sales of mortgage-backed securities available for sale during 2002 were $1,481,000.

7. Loans and Allowance for Loan Losses

Loans at December 31 are summarized as follows:

	2004	2003
	(In thousands)
First mortgage loans:
One- to four-family	$11,120,874	$8,567,442
FHA/VA	81,915	98,502
Multi-family and commercial	3,000	2,843

Total first mortgage loans	11,205,789	8,668,787

Consumer and other loans:
Fixed–rate second mortgages	127,737	105,361
Home equity credit lines	28,929	28,217
Other	584	701

Total consumer and other loans	157,250	134,279

Total loans	$11,363,039	$8,803,066

Substantially all of Hudson City’s loans are secured by first or second liens on real estate property, the majority of which are located in the State of New Jersey. The ultimate ability to collect the loan portfolio and realize the carrying value of real estate is subject to changes in the real estate market and future economic conditions. There are no loans classified as impaired at December 31, 2004.

The following is a comparative summary of loans on which the accrual of income has been discontinued and loans that are contractually past due 90 days or more but have not been classified non- accrual at December 31:

	2004	2003
	(In thousands)
Non-accrual loans	$6,057	$4,503
Accruing loans delinquent 90 days or more	15,550	15,748

Total non-performing loans	$21,607	$20,251

The total amount of interest income received during the year on non-accrual loans outstanding and additional interest income on non-accrual loans that would have been recognized if interest on all such loans had been recorded based upon original contract terms is immaterial. Hudson City is not committed to lend additional funds to borrowers on non-accrual status.

An analysis of the allowance for loan losses at December 31 follows:

	2004	2003	2002
		(In thousands)
Balance at beginning of year	$26,547	$25,501	$24,010

Charge-offs	(20)	(96)	(13)
Recoveries	2	242	4

Net (charge-offs) recoveries	(18)	146	(9)

Provision for loan losses	790	900	1,500

Balance at end of year	$27,319	$26,547	$25,501

8. Banking Premises and Equipment, net

A summary of the net carrying value of banking premises and equipment at December 31 is as follows:

	2004	2003
	(In thousands)
Land	$5,215	$5,215
Buildings	32,378	30,334
Leasehold improvements	15,493	12,776
Furniture, fixtures and equipment	44,955	40,693

Total acquisition value	98,041	89,018

Accumulated depreciation and amortization	(61,642)	(57,664)

Total banking premises and equipment, net	$36,399	$31,354

Amounts charged to net occupancy expense for depreciation and amortization of banking premises and equipment amounted to $3,978,000, $3,520,000 and $3,775,000 in 2004, 2003 and 2002, respectively.

Hudson City has entered into non-cancelable operating lease agreements with respect to banking premises and equipment. It is expected that many agreements will be renewed at expiration in the normal course of business.

Future minimum rental commitments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Year	Amount
(In thousands)
2005	$4,449
2006	4,785
2007	4,737
2008	4,605
2009	4,526
Thereafter	50,651

Total	$73,753

Net occupancy expense included gross rental expense for certain bank premises of $4,279,000 in 2004, $3,810,000 in 2003 and $3,531,000 in 2002, and rental income of $358,000, $603,000 and $861,000 for the respective years.

9. Deposits

Deposits at December 31 are summarized as follows:

	2004		2003
	Balance	Percent	Balance	Percent
		(Dollars in thousands)
Savings	$931,783	8.12%	$945,595	9.05%
Noninterest-bearing demand	417,502	3.64	396,495	3.79
Interest-bearing demand	4,290,099	37.38	2,808,901	26.87
Money market	564,700	4.92	623,811	5.97
Time deposits	5,273,216	45.94	5,678,978	54.32

Total deposits	$11,477,300	100.00%	$10,453,780	100.00%

Time deposits of $100,000 and over amounted to $886,079,000 and $914,639,000 at December 31, 2004 and 2003, respectively. Interest expense on time deposits of $100,000 and over for the years ended December 31, 2004, 2003 and 2002 was $18,182,000, $20,078,000 and $27,399,000, respectively. Included in noninterest-bearing demand accounts are mortgage escrow deposits of $54,115,000 and $49,756,000 at December 31, 2004 and 2003, respectively.

Scheduled maturities of time deposits are as follows:

Year	Amount
(In thousands)
2005	$3,705,826
2006	913,079
2007	341,140
2008	124,251
2009	188,920

Total	$5,273,216

10. Borrowed Funds

Borrowed funds at December 31 are summarized as follows:

	2004		2003
		Weighted		Weighted
		Average		Average
	Principal	Rate	Principal	Rate
		(Dollars in thousands)
Securities sold under agreements to repurchase:
FHLB	$950,000	4.73%	$1,250,000	4.00%
Other brokers	4,350,000	3.11	1,950,000	3.14

Total securities sold under agreements to repurchase	5,300,000	3.40	3,200,000	3.48

Advances from the FHLB	1,850,000	3.81	1,950,000	3.69

Total borrowed funds	$7,150,000	3.51	$5,150,000	3.56

At December 31, 2004, borrowed funds had scheduled maturities and potential call dates as follows:

	Borrowings by Scheduled		Borrowings by Next
	Maturity Date as of		Potential Call Date as of
	December 31, 2004		December 31, 2004
		Weighted		Weighted
		Average		Average
Year	Principal	Rate	Principal	Rate
		(Dollars in thousands)
2005	$—	—%	$2,025,000	3.93%
2006	—	—	2,275,000	3.26
2007	—	—	2,500,000	3.27
2008	—	—	50,000	3.80
2009	—	—	100,000	3.63
2010	300,000	5.68	50,000	5.27
2011	950,000	4.65	150,000	4.76
2012	1,500,000	4.06	—	—
2013	1,550,000	3.08	—	—
2014	2,850,000	2.84	—	—

Total	$7,150,000	3.51	$7,150,000	3.51

The amortized cost and fair value of the underlying securities used as collateral for securities sold under agreements to repurchase, the average balances and the maximum outstanding at any month-end at or for the years ended December 31, 2004 and 2003 are as follows:

	2004	2003
	(In thousands)
Amortized cost of collateral:
United States government-sponsored agency securities	$2,030,978	$615,806
Mortgage-backed securities	3,198,768	2,369,058
REMICs	455,598	495,074

Total amortized cost of collateral	$5,685,344	$3,479,938

Fair value of collateral:
United States government-sponsored agency securities	$2,008,710	$604,397
Mortgage-backed securities	3,188,386	2,387,457
REMICs	434,249	478,192
Total fair value of collateral	$5,631,345	$3,470,046

Average balance of outstanding repurchase agreements during the year	$4,182,197	$2,253,025

Maximum balance of outstanding repurchase agreements at any month-end during the year	$5,300,000	$3,200,000

Average cost of securities sold under agreements to repurchase	3.41%	4.26%

The average balances of our advances from the FHLB during 2004 and 2003 were $1.92 billion and $1.84 billion, respectively, and the maximum FHLB advances outstanding during 2004 and 2003 were $1.95 billion and $2.05 billion, respectively.

11. Employee Benefit Plans

     a) Retirement and Other Postretirement Benefits

Non-contributory retirement and postretirement plans are maintained to cover all employees, including retired employees, who have met the eligibility requirements of the plans. Benefits under the qualified and non-qualified defined benefit retirement plans are based primarily on years of service and compensation. Funding of the qualified retirement plan is actuarially determined on an annual basis. It is our policy to fund the qualified retirement plan sufficiently to meet the minimum requirements set forth in the Employee Retirement Income Security Act of 1974. The non-qualified retirement plan, for certain executive officers, is unfunded and had a benefit obligation of $6,396,000 at December 31, 2004 and $5,373,000 at December 31, 2003. Certain health care and life insurance benefits are provided to eligible retired employees (“other benefits”). Participants generally become eligible for retiree health care and life insurance benefits after ten years of service. The measurement date for year-end disclosure information is December 31 and the measurement date for net periodic benefit cost is January 1.

The following table shows the change in benefit obligation, the change in plan assets, and the funded status for the retirement plans and other benefits at December 31:

	Retirement Plans		Other Benefits
	2004	2003	2004	2003
		(In thousands)
Change in Benefit Obligation:
Benefit obligation at beginning of year	$73,753	$67,134	$41,464	$30,035
Service cost	2,945	2,709	2,120	1,643
Interest cost	4,527	4,270	2,318	1,958
Participant contributions	—	—	25	20
Reduction due to Medicare Prescription Plan	—	—	(5,399)	—
Actuarial loss	4,185	1,535	7,415	8,807
Benefits paid	(2,142)	(1,895)	(1,547)	(999)

Benefit obligation at end of year	83,268	73,753	46,396	41,464

Change in Plan Assets:
Fair value of plan assets at beginning of year	76,066	59,102	—	—
Actual return on plan assets	4,974	12,856	—	—
Employer contribution	3	6,003	1,522	979
Participant contributions	—	—	25	20
Benefits paid	(2,142)	(1,895)	(1,547)	(999)

Fair value of plan assets at end of year	78,901	76,066	—	—

Funded Status	(4,367)	2,313	(46,396)	(41,464)
Unrecognized prior service cost	15	—	—	—
Unrecognized net actuarial loss (gain)	13,098	7,414	1,232	(825)

Prepaid (accrued) benefit cost	$8,746	$9,727	$(45,164)	$(42,289)

In 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“Medicare Act”). Effective July 1, 2004, Hudson City adopted FASB Staff Position 106-2, which requires companies to recognize the effects of the Medicare Act. The effect of the Medicare Act reduced the accumulated postretirement benefit obligation by $5,399,000 as of January 1, 2004. In addition, the Medicare Act reduced the net periodic benefit cost by $684,000 for the year ended December 31, 2004, which included reductions in service cost, interest cost and amortization of net gain as a result of a reduction of the benefit obligation of $326,000, $337,000 and $21,000, respectively.

Amounts recognized in the consolidated statements of financial condition consist of:

	Retirement Plans		Other Benefits
	2004	2003	2004	2003
		(In thousands)
Prepaid benefit cost	$13,763	$14,189	$—	$—
Accrued benefit cost	(5,017)	(4,462)	(45,164)	(42,289)

Net amount recognized	$8,746	$9,727	$(45,164)	$(42,289)

The accumulated benefit obligation for all defined benefit retirement plans was $71,137,000 and $61,558,000 at December 31, 2004 and 2003, respectively.

Net periodic benefit cost (income) for the year ended December 31 included the following components:

	Retirement Plans			Other Benefits
	2004	2003	2002	2004	2003	2002
			(In thousands)
Service cost	$2,945	$2,709	$2,351	$2,120	$1,643	$1,393
Interest cost	4,527	4,270	4,187	2,318	1,958	1,883
Expected return on assets	(6,532)	(5,286)	(5,950)	—	—	—
Amortization of:
Net loss (gain)	59	528	33	(40)	(368)	(499)
Unrecognized prior service cost	(16)	(16)	(16)	—	—	—
Unrecognized remaining net assets	—	—	—	—	—	—

Net periodic benefit cost	$983	$2,205	$605	$4,398	$3,233	$2,777

The following are the weighted average assumptions used to determine net periodic benefit cost for the period ended December 31:

	Retirement Plans			Other Benefits
	2004	2003	2002	2004	2003	2002
Discount rate	6.25%	6.50%	7.25%	6.25%	6.50%	7.25%
Expected return on assets	8.75	8.75	9.00	—	—	—
Rate of compensation increase	4.75	5.00	6.00	—	—	—

The following are the weighted-average assumptions used to determine benefit obligations at December 31:

	Retirement Plans		Other Benefits
	2004	2003	2004	2003
Discount rate	5.75%	6.25%	5.75%	6.25%
Rate of compensation increase	4.25	4.75	—	—

The overall expected return on assets assumption is based on the historical performance of the pension fund. The average return over the past ten years was determined for the market value of assets, which is the value used in the calculation of annual net periodic benefit cost.

The assumed health care cost trend rate used to measure the expected cost of other benefits for 2005 was 10.00%. The rate was assumed to decrease gradually to 4.75% for 2012 and remain at that level thereafter.

Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A 1% change in the assumed health care cost trend rate would have the following effects on other benefits:

	1% Increase	1% Decrease
	(In thousands)
Effect on total service cost and interest cost	$1,056	$(843)
Effect on other benefit obligations	9,156	(7,579)

The retirement plan’s weighted-average asset allocations at December 31, 2004 and 2003, by asset category were as follows:

	Plan Assets
	at December 31,
Asset Category	2004	2003
Equity securities	59.0%	63.0%
Fixed Income	37.0	34.0
Cash	4.0	3.0

Total	100.0%	100.0%

Equity securities include Hudson City Bancorp, Inc. common stock in the amount of $8.0 million (10.1% of total plan assets) at December 31, 2004. At December 31, 2003, equity securities included Hudson City Bancorp, Inc. common stock in the amount of $8.4 million (11.0% of total plan assets).

Funds in Hudson City’s qualified retirement plan are invested in a commingled asset allocation fund (the “Fund”) of a well-established asset management company and in Hudson City Bancorp, Inc. common stock. The purpose of the Fund is to provide a diversified portfolio of equities, fixed income instruments and cash. Its trustee, in the trustee’s absolute discretion, manages the Fund.

The Fund is maintained with the objective of providing investment results that outperform a static mix of 55% equity, 35% bond and 10% cash, as well as the median manager of balanced funds. In order to achieve the Fund’s return objective, the Fund will combine fundamental analysis and a quantitative proprietary model to allocate and reallocate assets among the three broad investment categories of equities, money market instruments and other fixed income obligations. As market and economic conditions change, these ratios will be adjusted in moderate increments of about five percentage points. It is intended that the equity portion will represent approximately 40% to 70%, the bond portion approximately 25% to 55% and the money market portion 0% to 25%. Performance results are reviewed at least annually with the asset management company of the Fund.

During 2003, the Retirement Committee of the Board of Directors determined that it was appropriate to establish a segregated asset account whereby funds transferred or contributed into the account would be used for the purchase of Hudson City Bancorp, Inc. common stock. In July 2003, approximately $6.0 million was contributed into the segregated asset account of the defined benefit retirement plan. At that time, the funds contributed were invested in Hudson City Bancorp, Inc. common stock.

Due to the funded status of its qualified retirement plan, Hudson City did not make a contribution for 2004 and does not intend to make a contribution in 2005.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	Retirement	Other
	Plans	Benefits
	(In thousands)
2005	$3,467	$1,449
2006	3,540	1,567
2007	3,686	1,711
2008	3,841	1,891
2009	4,122	2,144
2010 through 2014	23,932	14,052

     b) Employee Stock Ownership Plan

The ESOP is a tax-qualified plan designed to invest primarily in Hudson City common stock that provides employees with the opportunity to receive a Hudson City-funded retirement benefit based primarily on the value of Hudson City common stock. The ESOP was authorized to purchase, and did purchase, 8,696,000 shares of Hudson City common stock at an average price of $6.74 per share with a loan from Hudson City Bancorp. The outstanding loan principal at December 31, 2004 was $52.7 million. Those shares were pledged as collateral for the loan and are released from the pledge for allocation to participants as loan payments are made.

At December 31, 2004, shares allocated to participants were 1,594,267. For the plan year ending December 31, 2005, there are 289,867 shares that are committed to be released and will be allocated to participants at the end of the plan year. Unallocated ESOP shares held in suspense totaled 7,101,733 at December 31, 2004 and had a fair market value of $261.5 million. ESOP compensation expense for the years ended December 31, 2004, 2003 and 2002 was $10,505,000, $7,685,000 and $5,105,000, respectively.

The ESOP restoration plan is a non-qualified plan that provides supplemental benefits to certain executives who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula. The supplemental payments consist of payments representing shares that cannot be allocated to participants under the ESOP due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of the ESOP’s loan, payments representing the shares that would have been allocated if employment had continued through the full term of the loan. Compensation expense related to this plan amounted to $4,173,000 in 2004, $5,018,000 in 2003 and $2,250,000 in 2002.

     c) Recognition and Retention Plans

The purpose of the RRP is to promote the growth and profitability of Hudson City Bancorp by providing directors, officers and employees with an equity interest in Hudson City Bancorp as an incentive to achieve corporate goals. The RRP have invested money primarily in shares of Hudson City common stock that were used to make restricted stock awards.

The RRP were authorized, in the aggregate, to purchase not more than 4,648,000 shares of common stock, and have purchased 4,607,616 shares on the open market at an average price of $9.11 per share.

As a general rule, restricted stock grants are held in escrow for the benefit of the award recipient until vested. Awards outstanding generally vest in five annual installments commencing one year from the date of the award. As of December 31, 2004, common stock that had not been awarded totaled 51,250 shares. Expense attributable to the RRP amounted to $8,987,000 for the year 2004, $6,473,000 for 2003 and $7,362,000 for 2002.

A summary of the status of the granted, but unvested shares under the RRP as of December 31, and changes during those years, is presented below:

	Restricted Stock Awards
	2004	2003	2002
Outstanding at beginning of year	1,747,120	2,561,520	3,341,560
Granted	237,950	16,500	167,900
Vested	(1,057,500)	(830,900)	(947,940)

Outstanding at end of year	927,570	1,747,120	2,561,520

     d) Stock Option Plans

Each stock option granted entitles the holder to purchase one share of Hudson City’s common stock at an exercise price not less than the fair market value of a share of common stock at the date of grant. Options granted generally vest over a five year period from the date of grant and will expire no later than 10 years following the grant date. Under the Hudson City stock option plans, 11,330,000 shares of Hudson City Bancorp, Inc. common stock have been reserved for issuance. Directors and employees have been granted 11,231,000 stock options.

A summary of the status of the granted, but unexercised stock options as of December 31, and changes during those years, is presented below:

	2004		2003		2002
		Weighted		Weighted		Weighted
	Number of	Average	Number of	Average	Number of	Average
	Stock Options	Exercise Price	Stock Options	Exercise Price	Stock Options	Exercise Price
Outstanding at beginning of year	6,865,156	$8.103	8,230,070	$7.685	9,214,400	$7.208
Granted	1,031,000	38.263	174,000	19.694	426,000	15.887
Exercised	(900,198)	7.176	(1,530,114)	7.164	(1,410,330)	7.043
Forfeited	(1,200)	9.938	(8,800)	9.787	—	—

Outstanding at end of year	6,994,758	12.668	6,865,156	8.103	8,230,070	7.685

The following table summarizes information about our stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number	Remaining	Average	Number	Average
Exercise	Of Options	Contractual	Exercise	Of Options	Exercise
Price	Outstanding	Life	Price	Exercisable	Price
$6.938	4,909,458	5 years	$6.938	3,678,658	$6.938
9.938	87,200	6 years	9.938	44,000	9.938
10.925	137,600	6 years	10.925	68,800	10.925
11.515	256,000	6 years	11.515	128,000	11.515
13.495	169,200	7 years	13.495	59,400	13.495
17.740	240,000	7 years	17.740	160,000	17.740
19.110	84,300	8 years	19.110	13,100	19.110
20.380	80,000	8 years	20.380	40,000	20.380
33.130	140,000	9 years	33.130	—	33.130
38.200	116,000	9 years	38.200	—	38.200
39.200	775,000	9 years	39.200	—	39.200

12.668	6,994,758		12.668	4,191,958	7.846

     e) Incentive Plans

A tax-deferred profit incentive bonus savings plan is maintained based on Hudson City’s profitability. All employees are eligible after one year of employment and the attainment of age 21. The expense was $1,380,000, $1,320,000 and $1,230,000 in 2004, 2003 and 2002, respectively.

Certain incentive plans are maintained to recognize key executives who are able to make substantial contributions to the long-term success and financial strength of Hudson City. At the end of each performance period, the value of the award is determined in accordance with established criteria. Participants can elect cash payment or elect to defer the award until retirement. The expense related to these plans was $2,988,000 in 2004, $2,482,000 in 2003 and $2,462,000 in 2002.

12. Income Taxes

Income tax expense (benefit) for each of the years in the three-year period ended December 31, 2003 is summarized as follows:

	2004	2003	2002
		(In thousands)
Federal:
Current	$139,839	$120,498	$108,916
Deferred	(4,838)	(4,564)	(3,007)

Total federal	135,001	115,934	105,909

State:
Current	10,218	5,695	5,222
Deferred	(2,074)	(1,828)	(1,749)

Total state	8,144	3,867	3,473

Total income tax expense	$143,145	$119,801	$109,382

Not included in the above table are deferred income tax benefits of $2,166,000 and $19,002,000 for 2004 and 2003, respectively, and a deferred income tax expense of $11,918,000 for 2002, which represent the deferred income tax (benefit)expense on the net unrealized (losses)gains of securities available for sale.

The amounts reported as income tax expense vary from the amounts that would be reported by applying the statutory federal income tax rate to income before income taxes due to the following:

	2004	2003	2002
	(Dollars in thousands)
Income before income tax expense	$382,411	$327,211	$301,415
Statutory income tax rate	35%	35%	35%

Computed expected income tax expense	133,844	114,524	105,495
State income taxes, net of federal income tax benefit	5,294	2,514	2,257
Tax-exempt interest	(71)	(84)	(106)
ESOP fair market value adjustment	2,990	2,003	1,100
Other, net	1,088	844	636

Income tax expense	$143,145	$119,801	$109,382

The net deferred tax asset at December 31 consists of the following:

	2004	2003
	(In thousands)
Deferred tax asset:
Discount accretion	$—	$92
Deferred loan origination fees	1,425	—
Postretirement benefits	18,667	17,413
Book loan loss reserve	10,116	9,829
Mortgage premium amortization	5,417	5,207
Non-accrual interest income	105	46
Non-qualified benefit plans	12,358	7,436
Net unrealized loss on securities available for sale	6,281	4,115
Other	6,954	8,969

	61,323	53,107

Deferred tax liability:
Discount accretion	239	—
Retirement plan	5,622	5,796
Deferred loan origination fees	—	1,282
Other	2,702	2,347

	8,563	9,425

Net deferred tax asset	$52,760	$43,682

The net deferred tax asset represents the anticipated federal and state tax benefits expected to be realized in future years upon the utilization of the underlying tax attributes comprising this balance. In management’s opinion, in view of Hudson City’s previous, current and projected future earnings trends, such net deferred tax asset will more likely than not be fully realized. Accordingly, no valuation allowance was deemed to be required at December 31, 2004 and 2003.

Retained earnings at December 31, 2004 included approximately $49,000,000 for which no deferred income taxes have been provided. This amount represents the base year allocation of income to bad debt deduction for tax purposes. Under SFAS No. 109, this amount is treated as a permanent difference and deferred taxes are not recognized unless it appears that it will be reduced and result in taxable income in the foreseeable future. Events that would result in taxation of these reserves include failure to qualify as a bank for tax purposes or distributions in complete or partial liquidation.

13. Fair Value of Financial Instruments

The fair value of financial instruments represents the estimated amounts at which the asset or liability could be exchanged in a current transaction between willing parties, other than in a forced liquidation sale. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Further, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into any of the estimates.

Carrying amounts of cash, due from banks and federal funds sold are considered to approximate fair value. The fair value of one- to four-family mortgages and home equity loans are generally estimated using the present value of expected future cash flows. For time deposits and borrowed funds, the fair value is estimated by discounting estimated future cash flows using currently offered rates. For deposit liabilities payable on demand, the fair value is the carrying value at the reporting date. There is no material difference between the fair value and the committed amounts of our off-balance commitments.

Other important elements that are not deemed to be financial assets or liabilities and, therefore, not considered in these estimates include the value of Hudson City’s retail branch delivery system, its existing core deposit base and banking premises and equipment.

The estimated fair value of Hudson City’s financial instruments at December 31 are summarized as follows:

	2004		2003
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
		(In thousands)
Assets:
Cash and due from banks	$122,483	$122,483	$190,984	$190,984
Federal funds sold	45,700	45,700	63,600	63,600
Investment securities held to maturity	1,334,249	1,326,336	1,366	1,443
Investment securities available for sale	1,594,639	1,594,639	2,243,812	2,243,812
Federal Home Loan Bank of New York stock	140,000	140,000	164,850	164,850
Mortgage-backed securities held to maturity	3,755,921	3,721,029	4,292,444	4,250,688
Mortgage-backed securities available for sale	1,620,708	1,620,708	1,130,257	1,130,257
Loans, net	11,327,647	11,486,022	8,766,264	8,943,991

Liabilities:
Deposits	11,477,300	11,475,827	10,453,780	10,474,126
Borrowed funds	7,150,000	7,238,626	5,150,000	5,326,182

14. Regulatory Capital

Deposits at Hudson City Savings are insured up to standard limits of coverage provided by the Bank Insurance Fund (“BIF”) of the Federal Deposit Insurance Corporation (“FDIC”). Effective January 1, 2004, Hudson City Savings converted from a New Jersey state-chartered savings bank to a federally chartered savings bank and is now subject to comprehensive regulation, supervision and periodic examination by the Office of Thrift Supervision (“OTS”).

The OTS capital regulations require federally chartered savings banks to meet three minimum capital ratios: a 1.5% tangible capital ratio, a 4% leverage (core capital) ratio and an 8% total risk-based capital ratio. In assessing an institution’s capital adequacy, the OTS takes into consideration not only these numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where necessary. Hudson City Savings, as a matter of prudent management, targets as its goal the maintenance of capital ratios which exceed these minimum requirements and that are consistent with Hudson City Savings’ risk profile.

The OTS may take certain supervisory actions under the prompt corrective action regulations of FDICIA with respect to an undercapitalized institution. Such actions could have a direct material effect on the institution’s financial statements. The regulations establish a framework for the classification of savings institutions into five categories: well-capitalized, adequately-capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under the OTS regulations, an institution is considered well-capitalized if it has a leverage (Tier 1) capital ratio of at least 5.0% and a total risk-based capital ratio of at least 10.0%.

The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the OTS about capital components, risk-weightings and other factors. Management believes that, as of December 31, 2004, Hudson City Savings met all capital adequacy requirements to which it is subject and would have been categorized as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since December 31, 2004 that management believes have changed Hudson City Savings’ capital classification.

The following is a summary of Hudson City Savings’ actual capital amounts and ratios as of December 31, 2004 and 2003, compared to the OTS minimum capital adequacy requirements and the OTS requirements for classification as a well-capitalized institution:

			OTS Requirements
			Minimum Capital		For Classification as
	Bank Actual		Adequacy		Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
December 31, 2004
Tangible capital	$1,282,665	6.36%	$302,325	1.50%	n/a	n/a
Leverage (core) capital	1,282,665	6.36	806,200	4.00	$1,007,750	5.00%
Total-risk-based capital	1,309,984	17.49	599,199	8.00	748,998	10.00

December 31, 2003
Tangible capital	$1,234,212	7.24%	$255,588	1.50%	n/a	n/a
Leverage (core) capital	1,234,212	7.24	681,569	4.00	$851,961	5.00%
Total-risk-based capital	1,260,759	20.89	482,877	8.00	603,597	10.00

As a result of Hudson City Savings’ charter conversion, Hudson City Bancorp and Hudson City, MHC are also regulated, supervised and examined by the OTS as savings and loan holding companies and, as such, are no longer subject to regulatory capital requirements.

15. Off-Balance Sheet Risk and Contingencies

Hudson City Savings is a party to commitments to extend credit in the normal course of business to meet the financial needs of its customers and commitments to purchase loans and mortgage-backed securities to meet our growth initiatives. Commitments to extend credit are agreements to lend money to a customer as long as there is no violation of any condition established in the contract.

Commitments to fund first mortgage loans generally have fixed expiration dates or other termination clauses, whereas home equity lines of credit have no expiration date. Since some commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Hudson City Savings evaluates each customer’s credit-worthiness on a case-by-case basis.

At December 31, 2004, Hudson City Savings had fixed- and variable-rate first mortgage loan commitments to extend credit of approximately $116,908,000 and $75,283,000, respectively, commitments to purchase loans of $298,396,000, commitments to purchase mortgage-backed securities of $317,250,000 and unused home equity and overdraft lines of credit of approximately $80,350,000. No commitments are included in the accompanying financial statements. There is no exposure to credit loss in the event the other party to commitments to extend credit does not exercise its rights to borrow under the commitment.

In the normal course of business, there are various outstanding legal proceedings. In the opinion of management, the consolidated financial statements of Hudson City will not be materially affected as a result of such legal proceedings.

16. Parent Company Only Financial Statements

The following condensed financial statements for Hudson City Bancorp, Inc. (parent company only) reflect Hudson City Bancorp’s investment in its wholly-owned subsidiary, Hudson City Savings Bank, using the equity method of accounting.

Statements of Financial Condition

	December 31,	December 31,
	2004	2003
	(In thousands)
Assets:
Cash and due from bank	$76,761	$47,723
Investment in subsidiary	1,273,453	1,228,137
ESOP loan receivable	52,715	53,441
Other assets	81	95

Total Assets	$1,403,010	$1,329,396

Liabilities and Stockholders’ Equity:
Accrued expenses	$126	$30
Total stockholder’s equity	1,402,884	1,329,366

Total Liabilities and Stockholders’ Equity	$1,403,010	$1,329,396

Statements of Income

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002
		(In thousands)
Income:
Dividends received from subsidiary	$226,592	$203,149	$178,223
Interest on ESOP loan receivable	4,128	4,180	4,230
Interest on deposit with subsidiary	423	721	657

Total income	231,143	208,050	183,110

Expenses	673	749	844

Income before income tax expense and equity in undistributed earnings of subsidiary	230,470	207,301	182,266

Income tax expense	1,464	1,555	1,524

Income before equity in undistributed earnings of subsidiary	229,006	205,746	180,742

Equity in undistributed earnings of subsidiary	10,260	1,664	11,291

Net Income	$239,266	$207,410	$192,033

Statements of Cash Flows

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002
		(In thousands)
Cash Flows from Operating Activities:
Net income	$239,266	$207,410	$192,033
Adjustments to reconcile net income to cash provided by operating activities:
Equity in undistributed earnings	(10,260)	(1,664)	(11,291)
Decrease (increase) in other assets	14	(5)	(28)
Increase (decrease) in accrued expenses	96	(28)	30

Net Cash Provided by Operating Activities	229,116	205,713	180,744

Cash Flows from Investing Activities:
Principal collected on ESOP loan	726	674	626

Net Cash Provided by Investing Activities	726	674	626

Cash Flows from Financing Activities:
Purchase of treasury stock	(161,662)	(101,057)	(140,173)
Exercise of stock options	6,460	10,961	9,933
Cash dividends paid to unallocated ESOP shares	(5,120)	(3,978)	(2,741)
Cash dividends paid	(40,482)	(95,627)	(64,504)

Net Cash Used by Financing Activities	(200,804)	(189,701)	(197,485)

Net Increase (Decrease) in Cash Due from Bank	29,038	16,686	(16,115)

Cash Due from Bank at Beginning of Year	47,723	31,037	47,152

Cash Due from Bank at End of Year	$76,761	$47,723	$31,037

17. Selected Quarterly Financial Data (Unaudited)

The following tables are a summary of certain quarterly financial data for the years ended December 31, 2004 and 2003.

	2004 Quarter Ended
	March 31	June 30	September 30	December 31
	(In thousands, except per share data)
Interest income	$213,027	$220,791	$234,261	$246,979
Interest expense	97,488	101,831	110,293	120,454

Net interest income	115,539	118,960	123,968	126,525
Provision for loan losses	225	225	225	115

Net interest income after provision for loan losses	115,314	118,735	123,743	126,410

Non-interest income	3,631	3,916	4,899	4,111
Non-interest expense	29,053	29,184	28,888	31,223

Income before income tax expense	89,892	93,467	99,754	99,298
Income tax expense	33,663	35,049	37,734	36,699

Net income	$56,229	$58,418	$62,020	$62,599

Basic earnings per share	$0.31	$0.32	$0.35	$0.35

Diluted earnings per share	$0.30	$0.32	$0.34	$0.34

	2003 Quarter Ended
	March 31	June 30	September 30	December 31
	(In thousands, except per share data)
Interest income	$198,536	$192,656	$186,685	$199,451
Interest expense	95,954	94,592	91,996	93,812

Net interest income	102,582	98,064	94,689	105,639
Provision for loan losses	225	225	225	225

Net interest income after provision for loan losses	102,357	97,839	94,464	105,414

Non-interest income	5,473	9,937	9,431	4,823
Non-interest expense	25,522	24,912	25,611	26,482

Income before income tax expense	82,308	82,864	78,284	83,755
Income tax expense	30,107	30,318	28,021	31,355

Net income	$52,201	$52,546	$50,263	$52,400

Basic earnings per share	$0.29	$0.29	$0.28	$0.29

Diluted earnings per share	$0.28	$0.28	$0.27	$0.28

18. Earnings Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations.

	For the Year Ended December 31,
	2004			2003			2002
			Per			Per			Per
			Share			Share			Share
	Income	Shares	Amount	Income	Shares	Amount	Income	Shares	Amount
	(In thousands, except per share data)
Net income	$239,266			$207,410			$192,033

Basic earnings per share:
Income available to common stockholders	$239,266	179,857	$1.33	$207,410	182,569	$1.14	$192,033	184,928	$1.04

Effect of dilutive common stock equivalents	—	5,109		—	5,105		—	5,077

Diluted earnings per share:
Income available to common stockholders	$239,266	184,966	$1.29	$207,410	187,674	$1.11	$192,033	190,005	$1.01

19. Recent Accounting Pronouncements

On January 12, 2004, the FASB issued Staff Position No. 106-1 “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” which allows companies to recognize or defer recognizing the effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003, or Medicare Act, for annual financial statements of fiscal years ending after December 7, 2003. The Medicare Act introduced both a Medicare prescription-drug benefit and a federal subsidy to sponsors of retiree health-care plans that provide a benefit at least “actuarially equivalent” to the Medicare benefit. These provisions of the Medicare Act affect accounting measurements. We adopted Staff Position No. 106-1 in the third quarter of 2004. Our disclosure in Note 11 of the Consolidated Financial Statements incorporates the requirements of Staff Position No. 106-1.

On September 30, 2004, the FASB issued Staff Position Emerging Issues Task Force (“EITF”) Issue No. 03-01, “Effective Date of Paragraphs 10-20 of EITF Issue No. 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” which delays the effective date for the measurement and recognition guidance contained in EITF Issue No. 03-01. EITF Issue No. 03-01 provides guidance for evaluating whether an investment is other-than-temporarily impaired and was originally effective for other-than-temporarily impairment evaluations made in reporting periods beginning after June 15, 2004. The delay in the effective date for the measurement and recognition guidance contained in paragraphs 10 through 20 of EITF Issue No. 03-01 does not suspend the requirement to recognize other-than-temporary impairments as required by existing authoritative literature. The disclosure guidance in paragraphs 21 and 22 of EITF Issue No. 03-01 remains effective. The delay will be superseded concurrent with the final issuance of EITF Issue No. 03-01a, which is expected to provide implementation guidance on matters such as impairment evaluations for declines in value caused by increases in interest rates and/or sector spreads.

In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets,” which amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” SFAS

No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. We do not expect the adoption of SFAS No. 153 will have a material impact on our financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” This Statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related guidance. SFAS No. 123 (revised 2004) established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees, except for equity instruments held by employee share ownership plans. This Statement is effective for public entities that do not file as small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. We do not expect the adoption of SFAS No. 123 (revised 2004) will have a material impact on our financial condition or results of operations.

(Holding Company for Hudson City Savings)

Up to 488,750,000 Shares of Common Stock

PROSPECTUS

RYAN BECK & CO., INC.

__________, 2005

REVOCABLE PROXY

HUDSON CITY BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors of
Hudson City Bancorp, Inc.
for the Annual Meeting of Stockholders to be held on Friday, May 27, 2005

     The undersigned stockholder of Hudson City Bancorp, Inc. hereby appoints Michael Azzara, William Cosgrove and Joseph Sponholz, or any of them, with full powers of substitution, to attend and act as proxy for the undersigned and to vote all shares of common stock of Hudson City Bancorp, Inc., which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at the Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07675, on Friday, May 27, 2005, at 9:30 a.m., Eastern Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU DO NOT GIVE US ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, 3, 4, 5 AND 6.

(Continued on Reverse Side)

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

1.	Approval of the Amended and Restated Plan of Conversion and Reorganization	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of the Amended and Restated Certificate of Incorporation	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Election of three Directors for terms of three years each. Nominees: Ronald E. Hermance, Jr., William G. Bardel and Scott A. Belair	FOR All Nominees (Except as otherwise indicated) ☐	WITHHOLD for all nominees ☐

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:

4.	Approval of the Executive Officer Annual Incentive Plan of Hudson City Bancorp, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2005	FOR ☐ A	GAINST ☐	ABSTAIN ☐

6.	To adjourn the annual meting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.
I will attend the annual meeting. ☐
(Please mark box if you plan to attend the annual meeting.)
(Important: If your shares are not registered in your name, you will need an assignment of voting rights or a proxy from your stockholder of record to attend the annual meeting.)
The undersigned hereby acknowledges receipt of the Notice of the 2005 Annual Meeting of Stockholders and the Proxy Statement, dated April ___, 2005, for the annual meeting.

Signature(s)	Date:	, 2005

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as an attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy cards.

Internet http://www.proxyvoting.com/hcbk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

April __, 2005

To:	All Profit Incentive Bonus Plan (“PIB Plan”) Members

Re:	Annual Meeting of Stockholders to Be Held on May 27, 2005

Dear Members:

     As you know, the Profit Incentive Bonus Plan (“PIB Plan”) of Hudson City Savings Bank (“Bank”) includes an investment alternative to purchase the stock of the Bank’s parent company, Hudson City Bancorp, Inc. (the “Company”), using funds from your PIB Plan Account (the “Employer Stock Fund”). Fidelity Management Trust Company as trustee (“PIB Plan Trustee”) holds Company Common Stock in the Employer Stock Fund for the benefit of members who have chosen this investment.

     Because a portion of your PIB Plan Account is invested in the Employer Stock Fund, enclosed are the following documents in connection with the Annual Meeting of Stockholders of Hudson City Bancorp, Inc. to be held on May 27, 2005:

1.	Confidential Voting Instructions card for the PIB Plan;

2.	Proxy Statement dated April ___, 2005, including a Notice of the Annual Meeting of Stockholders and a Prospectus; and

3.	2004 Annual Report to Stockholders.

     You have the right to direct the PIB Plan Trustee how to vote the shares held by the PIB Plan and attributed to your Account as of April 8, 2005, the record date for the Annual Meeting (“Record Date”), on the proposals to be voted on by the Company’s stockholders. You, and not the PIB Plan Trustee, will be responsible for the consequences of the voting directions that you give.

     Your voting rights will vary depending on whether the matter being voted on is an “Anticipated Proposal” or an “Unanticipated Proposal.”

Anticipated Proposals.

     The PIB Plan Trustee will vote the number of shares of Company Common Stock attributed to your Account as you direct on each proposal specified on the Confidential Voting Instructions card. For purposes of the PIB Plan, if you do not return your

Confidential Voting Instructions card for the PIB Plan to the PIB Plan Trustee by May 18, 2005, or if you return it unsigned or without marking instructions, the PIB Plan Trustee will not vote shares attributed to your Account. The shares that are not voted will have the effect of a vote AGAINST proposals 1 and 2 specified on the Confidential Voting Instructions card and will have no effect on the outcome of the vote for the remaining proposals. If you ABSTAIN as to a proposal, the Plan Trustee will ABSTAIN as to the shares attributed to your interest in the Employer Stock Fund; however those shares will be counted as shares represented and entitled to vote and will be treated as votes AGAINST the proposal.

Unanticipated Proposals.

     It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instructions card will be presented for stockholder action at the Annual Meeting of Stockholders. If this should happen, the PIB Plan Trustee will vote on such matters in its discretion.

* * * * *

     Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instructions card or cards to signify your direction to the PIB Plan Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the PIB Plan Trustee using the postage-paid return envelope provided. The Confidential Voting Instructions card must be received by the PIB Plan Trustee no later than May 18, 2005.

     Please note that the voting instructions of individual members are to be kept confidential by the PIB Plan Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your voting rights or the terms of the PIB Plan, please call Chris Nettleton at (201) 967-1900.

Very truly yours,

The Compensation Committee of Hudson City Savings Bank

Enclosures

April __, 2005

To:	All Employee Stock Ownership Plan (“ESOP”) Members

Re:	Annual Meeting of Stockholders to Be Held on May 27, 2005

Dear Members:

     As you know, the Bank maintains the Employee Stock Ownership Plan (“ESOP”) for employees of the Bank. The ESOP holds shares of Hudson City Bancorp, Inc. (“the Company”) for the benefit of ESOP members. The shares in the ESOP are held by GreatBanc Trust Company as trustee (“ESOP Trustee”) of the ESOP. Shares purchased by the ESOP are being held by the ESOP Trustee to be allocated to ESOP members’ Share Investment Accounts over a period of years. The ESOP allows its members (including former members and beneficiaries) to have certain voting rights at the Company’s stockholder meetings.

     In connection with the Annual Meeting of Stockholders of Hudson City Bancorp, Inc. to be held on May 27, 2005, enclosed are the following documents:

1.	Confidential Voting Instructions card for the ESOP (white card);

2.	Proxy Statement dated April ___, 2005, including a Notice of the Annual Meeting of Stockholders and a Prospectus; and

3.	2004 Annual Report to Stockholders.

     As a member of the ESOP, you have the right to direct the ESOP Trustee how to vote the shares allocated to your ESOP Share Investment Account as of April 8, 2005, the record date for the Annual Meeting (“Record Date”), on the proposals to be voted on by the Company’s stockholders. You have this right because the ESOP deems you to be a “named fiduciary” of the shares of the Company allocated to your account for voting purposes. As a named fiduciary, the law gives you the right to direct the Trustee how to vote the shares allocated to your Share Investment Account, and requires the Trustee to follow your directions except in limited circumstances. As a named fiduciary, you, and not the Trustee, will be responsible for the consequences of the voting directions that you give.

     Your rights as a member of the ESOP will vary depending on whether the matter being voted on is an “Anticipated Proposal” or an “Unanticipated Proposal.”

Anticipated Proposals.

     Each ESOP member has the right to specify how the ESOP Trustee should vote the shares allocated to his or her ESOP Share Investment Account as of the Record Date. In general, the ESOP Trustee will vote the shares allocated to your ESOP Share Investment Account by casting votes FOR or AGAINST or ABSTAIN as to each proposal as you specify on the Confidential Voting Instructions card accompanying this letter. The number of shares allocated to your ESOP account is shown on the enclosed Confidential Voting Instructions card.

     The ESOP Trustee’s fiduciary duties require it to vote any shares for which it receives no voting instructions, as well as any shares not yet allocated to ESOP members’ Share Investment Accounts, in a manner determined to be prudent and solely in the interest of the members. If you do not direct the ESOP Trustee how to vote the shares allocated to your Share Investment Account, the ESOP Trustee will, to the extent consistent with its fiduciary duties, vote shares either FOR or AGAINST each proposal in a manner calculated to most accurately reflect the instructions received from other members in the ESOP. The same is true of shares not yet allocated to anyone’s Share Investment Account. The ESOP Trustee will vote unallocated shares and allocated shares for which no instructions were received according to the proportion of instructions received FOR and AGAINST. The ESOP Trustee will not take into consideration those instructions received that are marked ABSTAIN in determining how to vote these shares.

Unanticipated Proposals.

     It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instructions card will be presented for stockholder action at the Annual Meeting of Stockholders. If this should happen, the ESOP Trustee will vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

* * * * *

     Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instructions card or cards to signify your direction to the ESOP Trustee. You should then seal the completed card or cards in the enclosed envelope and return it directly to the ESOP Trustee using the postage-paid return envelope provided. The Confidential Voting Instructions card or cards must be received by the ESOP Trustee no later than May 23, 2005.

     Please note that the voting instructions of individual members are to be kept confidential by the ESOP Trustee, who has been instructed not to disclose them to anyone at the Bank or the Company. If you have any questions regarding your voting rights or the terms of the ESOP, please call Chris Nettleton at (201) 967-1900.

Very truly yours,

The Compensation Committee of Hudson City Savings Bank

Enclosures

HUDSON CITY BANCORP, INC.

CONFIDENTIAL VOTING INSTRUCTIONS

SOLICITED BY THE COMPENSATION COMMITTEE
OF HUDSON CITY BANCORP, INC.
FOR THE PROFIT INCENTIVE BONUS PLAN OF HUDSON CITY SAVINGS BANK

     The undersigned member, former member or beneficiary of a deceased former member in the Profit Incentive Bonus Plan of Hudson City Savings Bank (“PIB Plan”) acting as a named fiduciary, hereby provides the voting instructions specified to the Trustee of the PIB Plan (the “Trustee”), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Hudson City Bancorp, Inc. that are held by the Trustee, in its capacity as Trustee of the PIB Plan, as of April 8, 2005 at the Annual Meeting of Stockholders of Hudson City Bancorp, Inc. to be held on May 27, 2005 and at any adjournment or postponement thereof.

     As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated April ___, 2005, the Trustee will vote the common stock of Hudson City Bancorp, Inc. held by the PIB Plan Trust to reflect the voting instructions on this Confidential Voting Instructions card, in the manner described in the accompanying letter from the Compensation Committee dated April ___, 2005.

     (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope).

     The Board of Directors of Hudson City Bancorp, Inc. recommends a vote “FOR” the Proposals in Items 1, 2, 3, 4, 5 and 6. The directions, if any, given in this Confidential Voting Instructions card will be kept confidential from all directors, officers and employees of Hudson City Bancorp, Inc. or of Hudson City Savings Bank.

Please mark your instructions like this            ☑

1.	Approval of the Amended and Restated Plan of Conversion and Reorganization	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of the Amended and Restated Certificate of Incorporation	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Election of three Directors for terms of three years each. Nominees: Ronald E. Hermance, Jr., William G. Bardel and Scott A. Belair	FOR All Nominees (Except as otherwise indicated) ☐	WITHHOLD for all nominees ☐

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:

4.	Approval of the Executive Officer Annual Incentive Plan of Hudson City Bancorp, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	To adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

     For purposes of your PIB Plan account, as discussed in the Voting Instructions Letter dated April ___, 2005, a vote to abstain is treated as a vote against. Failing to timely return this Confidential Voting Instructions card will have the effect of a vote against the proposals in Items 1 and 2 and will have no effect on the outcome of the vote for the remaining proposals.

     In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

     All proposals listed above in this Confidential Voting Instructions card were proposed by Hudson City Bancorp, Inc.

     The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instructions card, of a Voting Instructions Letter, a Notice of the Annual Meeting of Stockholders of Hudson City Bancorp, Inc., a Proxy Statement dated April ___, 2005 for the Annual Meeting to be held May 27, 2005 and a 2004 Annual Report to Stockholders.

     Please sign and date below and return promptly in the enclosed postage-paid envelope. Your Confidential Voting Instructions card must be received no later than May 18, 2005.

Date

Signature

     Signature of member, former member or designated beneficiary of deceased former member. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

HUDSON CITY BANCORP, INC.

CONFIDENTIAL VOTING INSTRUCTIONS

SOLICITED BY THE COMPENSATION COMMITTEE
OF HUDSON CITY BANCORP, INC.
FOR THE EMPLOYEE STOCK OWNERSHIP PLAN OF HUDSON CITY SAVINGS BANK

     The undersigned member, former member or beneficiary of a deceased former member in the Employee Stock Ownership Plan of Hudson City Savings Bank (“ESOP”) acting as a named fiduciary, hereby provides the voting instructions specified to the Trustee of the ESOP (the “Trustee”), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Hudson City Bancorp, Inc. that are held by the Trustee, in its capacity as Trustee of the ESOP, as of April 8, 2005 at the Annual Meeting of Stockholders of Hudson City Bancorp, Inc. to be held on May 27, 2005 and at any adjournment or postponement thereof.

     As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated April ___, 2005, the Trustee will vote the common stock of Hudson City Bancorp, Inc. held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instructions card, in the manner described in the accompanying letter from the Compensation Committee dated April ___, 2005.

     (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope).

     The Board of Directors of Hudson City Bancorp, Inc. recommends a vote “FOR” the Proposals in Items 1, 2, 3, 4, 5 and 6. If this Confidential Voting Instructions card is signed but no direction is given, this voting instructions card will be deemed to Instruct votes “FOR” the Proposals in Items 1, 2, 3, 4, 5 and 6. The directions, if any, given in this Confidential Voting Instructions Card will be kept confidential from all directors, officers and employees of Hudson City Bancorp, Inc. or of Hudson City Savings Bank.

Please mark your instructions like this            ☑

1.	Approval of the Amended and Restated Plan of Conversion and Reorganization	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of the Amended and Restated Certificate of Incorporation	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Election of three Directors for terms of three years each. Nominees: Ronald E. Hermance, Jr., William G. Bardel and Scott A. Belair	FOR All Nominees (Except as otherwise indicated) ☐	WITHHOLD for all nominees ☐

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:

4.	Approval of the Executive Officer Annual Incentive Plan of Hudson City Bancorp, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	To adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

     In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

     All proposals listed above in this Confidential Voting Instructions card were proposed by Hudson City Bancorp, Inc.

     The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instructions card, of a Voting Instructions Letter, a Notice of the Annual Meeting of Stockholders of Hudson City Bancorp, Inc., a Proxy Statement dated April ___, 2005 for the Annual Meeting to be held May 27, 2005 and a 2004 Annual Report to Stockholders.

     Please sign and date below and return promptly in the enclosed postage-paid envelope. Your Confidential Voting Instructions card must be received no later than May 23, 2005.

Date

Signature

     Signature of member, former member or designated beneficiary of deceased former member. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.